As filed with the Securities and Exchange Commission on September 5, 2008

Registration No.    -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in governing instruments)

2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000

(Address, including zip code, and telephone number, including, area code of principal executive offices)

The Corporation Trust, Inc.
300 East Lombard Street
Baltimore, Maryland  21202
(410) 539-2837

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Robert H. Baum	Michael J. Choate, Esq.
Executive Vice President and	Shefsky & Froelich Ltd.
General Counsel	111 East Wacker Drive
The Inland Real Estate Group, Inc.	Suite 2800
2901 Butterfield Road	Chicago, Illinois 60601
Oak Brook, Illinois 60523	(312) 836-4066
(630) 218-8000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company”  in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.001 per Share	700,000,000	$10.00	$7,000,000,000	$275,100
Common Stock, par value $0.001 per Share (2)	50,000,000	$9.50	$475,000,000	$18,668

(1)           Calculated pursuant to Rule 457(o)

(2)           Represents shares issuable pursuant to the registrant’s distribution reinvestment plan

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell any of the securities described in this prospectus until the registration statement that we have filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy these securities, in any state where an offer or sale of the securities is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION,
DATED SEPTEMBER 5, 2008

[LOGO]
INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

750,000,000	shares of common stock – maximum offering
200,000	shares of common stock – minimum offering

We are a newly organized Maryland corporation sponsored by Inland Real Estate Investment Corporation, or IREIC, and formed to acquire and develop commercial real estate, located in the United States as well as internationally.  We also may invest in other real estate assets such as interests in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets as well as commercial mortgage debt. We are offering 700,000,000 shares of our common stock at a price of $10.00 per share on a “best efforts” basis through Inland Securities Corporation. “Best efforts” means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to 50,000,000 shares of our common stock at a price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan. In each case, the offering price was determined by our board of directors.  We intend to be taxed as a REIT commencing with the tax year ending December 31, 2009 and intend to continue to qualify as a REIT for tax purposes. We expect that shares of our common stock will be issued in book entry form only.

Investing in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 21. Material risks of an investment in our common stock include:

•      our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate

•      we do not have employees and will rely on our business manager and real estate managers to manage our business and assets

•      we will pay significant fees to our business manager, real estate managers and other affiliates of IREIC

•      our business manager could recommend investments in an attempt to increase its fees which are generally based on a   percentage of our invested assets and, in certain  cases, the  purchase price for these assets

•      the number and type of real estate assets we acquire will depend on the proceeds raised in this offering

•      our articles limit a person from owning more than 9.8% of our common stock without prior approval of our board

•      we may fail to qualify as a REIT

•      we may borrow up to 300% of our net assets, and principal and interest payments will reduce the funds available for distribution

•      our articles do not require our directors to seek stockholder approval to liquidate our assets by a specific date or to list our shares for trading by a specific date; there is no market for our shares and we do not expect to list our shares in the near future

•      we have no prior operating history

•      international investments will expose us to risks unique to the laws of the jurisdiction in which the asset is located

•      our organizational documents permit us to pay distributions from any source, including offering proceeds

•      employees of our business manager and two of our directors are also employed by IREIC or its affiliates and will face competing demands for their time and service and may have conflicts in allocating their time to our business and assets

Inland Securities, our dealer manager, is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and will offer the shares on a best efforts basis.  The minimum purchase requirement in this offering is 300 shares at a price of $10.00 per share ($3,000) for individuals and 100 shares at a price of $10.00 per share ($1,000) for tax-exempt entities.  We will not sell any shares unless we sell a minimum of 200,000 shares of our common stock by [          ], 2010, which is one year from the effective date of this offering. Prior to the time we sell at least 200,000 shares of our common stock, your subscription payments will be placed in an account held by Bank of America, N.A. as escrow agent.  If we are not able to sell at least 200,000 shares by [          ], 2010, we will terminate this offering and your funds in the escrow account, including any interest earned on your funds, will be returned to you within ten business days.  This offering will end no later than [          ], 2011, unless extended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or the future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

No one is authorized to make any statements about this offering different from those that appear in this prospectus. We will accept subscriptions only from people who meet the suitability standards described in this prospectus. The description of our company contained in this prospectus was accurate as of September 5, 2008.  We will amend or supplement this prospectus if there are any material changes in our affairs.

	Per Share	Minimum Offering	Maximum Offering
Public offering price, primary shares	$10.00	$2,000,000	$7,000,000,000
Public offering price, distribution reinvestment plan	$9.50		$475,000,000
Commissions(1)	$1.00	$200,000	$700,000,000
Proceeds, before expenses, to us(2)	$9.00	$1,800,000	$6,775,000,000

(1)  Commissions are paid only for primary shares offered on a “best efforts” basis and consist of a 7.5% selling commission and a 2.5% marketing contribution.  Discounts are available for certain categories of investors.

(2)  Organization and offering expenses, excluding commissions, may not exceed 5% of the gross offering proceeds. These expenses include registration and filing fees, possibly certain bona fide itemized and detailed due diligence expenses, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses. Total organization and offering expenses, including commissions, may not exceed 15% of the gross offering proceeds.

The date of this prospectus is [               ].

FOR RESIDENTS OF MICHIGAN ONLY

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE OFFICE OF FINANCIAL AND INSURANCE SERVICES, SECURITIES SECTION, MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED HEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE AS TO HOW MANY SHARES WE WILL SELL.

THE SECURITIES HEREBY OFFERED INVOLVE A HIGH DEGREE OF RISK. THE OFFERING PRICE HAS BEEN ARBITRARILY SELECTED BY US. NO MARKET EXISTS FOR THESE SECURITIES, AND UNLESS A MARKET IS ESTABLISHED, YOU MIGHT NOT BE ABLE TO SELL THEM.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE LANSING OFFICE OF THE DEPARTMENT AT 611 WEST OTTAWA, P.O. BOX 30701, LANSING, MICHIGAN 48909-8201, OR BY TELEPHONE AT (877) 999-6442.

FOR RESIDENTS OF NEW YORK ONLY

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.  SUBJECT TO THE CONDITIONS SPECIFIED IN THIS PROSPECTUS, THE COMPANY WILL PLACE INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE TIME THE COMPANY SELLS AT LEAST 200,000 SHARES OF ITS COMMON STOCK.

FOR RESIDENTS OF PENNSYLVANIA ONLY

BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $350,000,000, YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY

ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

WE WILL PLACE ALL PENNSYLVANIA INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE COMPANY HAS RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $350,000,000, OR FOR AN ESCROW PERIOD OF 120 DAYS, WHICHEVER IS SHORTER.

IF THE COMPANY HAS NOT RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $350,000,000 BY THE END OF THE ESCROW PERIOD, THE COMPANY MUST:

A.            RETURN THE PENNSYLVANIA INVESTORS’ FUNDS WITHIN 15 CALENDAR DAYS OF THE END OF THE ESCROW PERIOD; OR

B.            NOTIFY THE PENNSYLVANIA INVESTORS IN WRITING BY CERTIFIED MAIL OR ANY OTHER MEANS WHEREBY RECEIPT OF DELIVERY IS OBTAINED WITHIN 10 CALENDAR DAYS AFTER THE END OF THE ESCROW PERIOD, THAT THE PENNSYLVANIA INVESTORS HAVE A RIGHT TO HAVE THEIR INVESTMENT RETURNED TO THEM.  IF AN INVESTOR REQUESTS THE RETURN OF SUCH FUNDS WITHIN 10 CALENDAR DAYS AFTER RECEIPT OF NOTIFICATION, THE COMPANY MUST RETURN SUCH FUNDS WITHIN 15 CALENDAR DAYS AFTER RECEIPT OF THE INVESTOR’S REQUEST.

NO INTEREST IS PAYABLE TO AN INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF THE INITIAL 120-DAY ESCROW PERIOD.  ANY PENNSYLVANIA INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF ANY SUBSEQUENT 120-DAY ESCROW PERIOD WILL BE ENTITLED TO RECEIVE INTEREST EARNED, IF ANY, FOR THE TIME THAT THE INVESTOR’S FUNDS REMAIN IN ESCROW COMMENCING WITH THE FIRST DAY AFTER THE INITIAL 120-DAY ESCROW PERIOD.

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•                                          meet the applicable financial suitability standards as described below; and

•                                          purchase at least the minimum number of shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•                                          minimum net worth of at least $250,000; or

•                                          minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

•                                          Alabama, Kentucky, Massachusetts, Michigan, Missouri and Pennsylvania – In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

•                                          Ohio – In addition to meeting the applicable minimum suitability standards set forth above, your investment in us and other IREIC-sponsored real estate programs may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

•                                          Iowa – In addition to the suitability standards above, the Iowa Securities Bureau recommends that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth.  For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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•                                          Kansas – In addition to meeting the applicable minimum suitability standards set forth above, the Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

Each participating broker-dealer must make every reasonable effort to determine that the purchase of common stock is a suitable and appropriate investment for each investor based on the information provided by the investor in the subscription agreement or otherwise.

MINIMUM PURCHASE

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock at a price of $10.00 per share for a total purchase price of $1,000.  Except in respect of a transfer made pursuant to a transfer on death designation, you may not transfer fewer shares than the minimum purchase requirement.  A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Internal Revenue Code;

•                                          trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•                                          a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•                                          an IRA that meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

An investment in our common stock will not, in itself, create a retirement plan; in order to create a retirement plan, an investor must comply with all applicable provisions of the Internal Revenue Code.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten shares of common stock at a price of $10.00 per share for a total purchase price of $100.  In order to satisfy the initial minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs.  These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

RESTRICTIONS IMPOSED BY THE PATRIOT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT ACT”), the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any:

•                                          person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•                                          person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•                                          person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•                                          person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•                                          person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

DISTRIBUTION IN CANADA

Shares of our common stock also may be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock. References in this prospectus to “we,” “us” or “our company” refer to Inland Diversified Real Estate Trust, Inc. and its consolidated wholly owned or majority owned subsidiaries except in each case where the context indicates otherwise.

Inland Diversified Real Estate Trust, Inc.

We are a Maryland corporation that will elect to be taxed as a REIT for federal and state income tax purposes beginning with the tax year ending December 31, 2009.  In general, a REIT is an entity that:

•                                          combines the capital of many investors to, among other things, acquire or invest in commercial real estate;

•                                          allows individual investors to invest in a real estate portfolio under professional management through the purchase of interests, typically shares;

•                                          must pay distributions to its stockholders equal to at least 90% of its “REIT taxable income;” and

•                                          is not typically subject to federal corporate income taxes, thus eliminating the “double taxation” (both corporate and stockholder level taxes) generally applicable to a corporation.

For additional discussion regarding REITs and REIT qualification, see “Federal Income Tax Considerations” below.

Risk Factors

An investment in our shares involves significant risks and various conflicts of interest. If we are unable to effectively manage these risks and conflicts, we may not meet our investment objectives and you may lose some or all of your investment. See “Risk Factors” beginning on page 21 and “Conflicts of Interest” beginning on page 104. The following is a summary of the material risks that we believe are most relevant to an investment in shares of our common stock, and should be read together with “– Conflicts of Interest” set forth below. These risks are generally listed in order of priority to us.

•                                          Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed or undeveloped properties, entities owning these assets or other real estate assets, including indebtedness secured or otherwise collateralized by real estate, regardless of geographic location or property type.

•                                          We may borrow up to 300% of our net assets, and principal and interest payments will reduce the funds available for distribution to our stockholders.

•                                          There is no assurance that we will be able to successfully implement our investment objectives.

•                                          Our articles do not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor do our articles require our directors to list our shares for trading by a specified date. There is no market for our shares and you will not be able to easily resell any shares that you may purchase in this offering. Any shares that you are able to resell may be sold at prices less than the amount you paid for them. We do not expect that our shares will be listed for trading on a national securities exchange in the near future.

•                                          We have not yet acquired, or entered into any agreement to acquire, any real estate assets.

•                                          The number and value of properties, entities or other real estate assets we acquire will depend initially on the proceeds raised in this offering.

•                                          We expect to make investments located in markets outside of the United States, which will expose us to, among other things, risks unique to the laws of the jurisdiction in which the borrower or the property is located.

•                                          We do not have any employees and will rely entirely on our Business Manager and real estate managers to manage our business and assets.

•                                          We may pay significant fees to our Business Manager and its affiliates.  Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our Business Manager’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring our Business Manager and certain entities affiliated with our Business Manager, such as our real estate managers. An internalization transaction could result in significant payments to these parties.

•                                          Our organizational documents permit us to pay distributions from any source, including offering proceeds. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we may pay distributions out of cash flows from financing activities, which includes the net proceeds of this offering, to fund distributions. We may also fund such distributions from advances from our Business Manager or IREIC or from our Business Manager’s deferral of its business management fee.

•                                          Our articles limit a person from owning more than 9.8% of our common stock without the prior approval of our board of directors.

•                                          We may fail to qualify as a REIT.

Our Sponsor, Business Manager, Dealer Manager, Real Estate Managers and The Inland Real Estate Group, Inc.

Our sponsor, Inland Real Estate Investment Corporation, or “IREIC,” is an affiliate of The Inland Real Estate Group, Inc., or “TIREG,” which is wholly owned by The Inland Group, Inc.  IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc., which is comprised of independent legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored and managed by subsidiaries of IREIC, some or all of which are sometimes referred to herein as “Inland.”  The Inland entities have been engaged in diverse facets of real estate such as real estate management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over forty years. Various affiliates of IREIC are involved in our operations. Our Business Manager, Inland Diversified Business Manager & Advisor, Inc., referred to herein as our “Business Manager,” is a wholly owned subsidiary of IREIC. The dealer manager of this offering is Inland Securities Corporation, which also is a wholly owned subsidiary of IREIC. Our five real estate managers, Inland Diversified Real Estate Services LLC, Inland Diversified Asset Services LLC, Inland Diversified Leasing Services LLC, Inland Diversified Development Services LLC and Inland Diversified Global Services LLC, which we refer to collectively herein as our “Real Estate Managers,” are Delaware limited liability companies, the sole member of which is Inland Diversified HOLDCO LLC, which has four members, all corporations, which are controlled by the four principals of The Inland Group.  Inland Real Estate Acquisitions, Inc., or “IREA,” an indirect wholly owned subsidiary of The Inland Group, and Inland Capital Markets Group, Inc. and Inland Institutional Capital Partners Corporation, wholly owned subsidiaries of IREIC, provide acquisition services to us from time to time. Our office, as well as the executive offices of TIREG, our Business Manager, our Real Estate Managers and IREIC, and other affiliates of IREIC, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523.

We will operate under the direction of our board of directors; the members of which are accountable to us and our stockholders as fiduciaries.  Our board, including a majority of our independent directors, must approve certain actions.  Those matters will be set forth in our First Articles of Amendment and Restatement, as amended from time to time, referred to herein as the “articles” or the “articles of incorporation.”  We initially will have five members on our board of directors, three of whom will be independent of IREIC and its affiliates.  These independent directors will be responsible for reviewing the performance of our Business Manager and Real Estate Managers.  All of our directors will be elected annually by our stockholders.

The following chart depicts the services that affiliates of our sponsor have or may render to us, and our organizational structure:

We intend to purchase 1,000 shares of common stock in The Inland Real Estate Group of Companies, Inc., a marketing entity whose primary function is to promote the business interests of its individual stockholder members, including other entities previously sponsored by IREIC. The Inland Real Estate Group of Companies coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact us and our stockholders.

Description of Real Estate Assets

We will focus on acquiring commercial real estate located in the United States and internationally, as well as REITs or other real estate operating companies.  We will focus on properties or entities owning properties such as:

•                                          retail properties;

•                                          office buildings;

•                                          multi-family properties;

•                                          industrial/distribution and warehouse facilities;

•                                          lodging properties;

•                                          medical office buildings and healthcare-related facilities;

•                                          public infrastructure assets, including toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks and telecommunications facilities; and

•                                          triple-net, single-use properties.

We do not expect to invest any specific amount or percentage of assets in any one type of investment.  We will supplement this prospectus to describe any material acquisitions.

We May Borrow Money

We expect to finance a portion of the purchase price of any real estate asset that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other lenders, including lenders affiliated with our sponsor. We also may borrow monies to acquire a REIT or other real estate operating company. Any money that we borrow may be secured by a mortgage or other security interest in some, or all, of our assets. The interest we will pay on our loans may be fixed or variable. We also may establish a revolving line of credit for short-term cash management and bridge financing purposes. Further, we may agree to limit the time during which we may prepay any loan in order to reduce the interest rate on the loan.

Our articles limit the aggregate amount we may borrow, whether secured or unsecured, to an amount not to exceed 300% of our net assets unless our board determines that a higher level is appropriate.  As a matter of policy, we do not expect our aggregate borrowings, secured by all of our assets, to exceed 55% of the combined fair market value of our assets. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later. The loan agreements with our lenders may impose additional restrictions on the amount we may borrow. We do not intend to exceed the leverage limits in our articles except in the early stages of our operations.

Estimated Use of Proceeds of Offering

We anticipate investing approximately 88.5% of the gross proceeds of this offering, assuming the maximum offering amount is sold, in real estate assets. The remaining offering proceeds will be used to pay selling commissions, fees and the costs of this offering.

Conflicts of Interest

Conflicts of interest may exist between us and other entities including REITs sponsored by IREIC, including Inland Real Estate Corporation, Inland Western Retail Real Estate Trust, Inc. and Inland American Real Estate Trust, Inc., with respect to certain properties. Inland Real Estate Corporation and Inland Western invest solely in retail shopping centers (generally neighborhood and community centers), as well as single and multi-tenant net-leased properties located throughout the United States.  Inland American may purchase any type of real estate assets throughout the United States and Canada, although it focuses on multi-family, office and industrial/distribution buildings, lodging facilities and retail properties located in the United States. Each of these entities also may purchase single tenant net-leased properties located anywhere in the United States.  We will actively seek to invest in the same type of assets as these entities.  We will also seek to acquire healthcare-related facilities and public infrastructure assets, as well as real estate assets located in markets outside of the United States.  We will not have any rights to the assets acquired by, or identified to be acquired by, any of these entities.

Other conflicts of interest include:

•                                          the fact that our Business Manager and Real Estate Managers will share employees with IREIC, its affiliates and other entities sponsored by IREIC. These individuals will face competing demands for their time and services and may have conflicts in allocating their time between our business and assets and the business and assets of these other entities. IREIC also may face a conflict of interest in allocating personnel and resources among these entities;

•                                          the fact that we do not have arm’s length agreements with our Business Manager, Real Estate Managers or any other affiliates of IREIC;

•                                          the fact that we will pay affiliates of IREIC, including our Business Manager and Real Estate Managers, significant fees.  In some cases, these fees will be based upon various metrics such as a percentage of our invested assets, the purchase price for these assets or the revenues generated by these assets. This may result in our Business Manager recommending investments in an effort to increase these fees.  Further, because we will pay our Business Manager a fee when we acquire a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs and real estate operating companies even if fee interests in real estate assets generate better returns;

•                                          the fact that we compete with other REITs sponsored by IREIC for commercial real estate assets.  We, along with certain of these REITs, rely to some degree on affiliates of IREIC to identify and assist in acquiring real estate assets;

•                                          the fact that we may acquire real estate assets from companies that are owned, managed or advised by affiliates of IREIC or that compete with these affiliates for properties or that have a pre-existing relationship with these affiliates, any of which may result in a conflict of interest between our business and that of these affiliates; and

•                                          the fact that Inland Securities, our dealer manager, is an affiliate of IREIC and is not, therefore, independent.

Compensation Paid To Affiliates of IREIC

We will pay fees to affiliates of IREIC such as Inland Securities, our Business Manager and our Real Estate Managers and their respective affiliates. We also will reimburse these entities for expenses incurred in performing services on our behalf.

Set forth below is a summary of the most significant fees and expenses that we will pay, or expect to pay, to these entities. For purposes of illustrating offering stage fees and expenses, we have assumed that we will sell the maximum of 700,000,000 shares in the “best efforts” portion of this offering at $10.00 per share.  We have not given effect to any special sales or volume discounts that could reduce selling commissions. We will not pay commissions or marketing contributions in connection with shares of common stock issued through our distribution reinvestment plan.

Type of Compensation

Offering Stage

Selling Commissions	7.5% of the sale price for each share Estimated maximum: $525 million

Marketing Contribution	2.5% of the gross offering proceeds Estimated maximum: $175 million

Due Diligence Expense Reimbursement

We will reimburse Inland Securities and soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds. These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs.

Estimated maximum if reimbursed from issuer costs: $35 million. If these expenses are reimbursed from amounts paid or reallowed as a marketing contribution, there will be no additional costs to us.

Issuer Costs

We will reimburse IREIC, its affiliates and third parties for costs and other expenses of the offering that they pay on our behalf, in an amount not to exceed 5% of the gross offering proceeds. Our Business Manager has agreed to pay or reimburse any organization and offering expenses that exceed 15% of the gross offering proceeds.

Operational Stage

Acquisition Expenses

We will reimburse our Business Manager, Real Estate Managers and entities affiliated with each of them, such as IREA, Inland Capital Markets Group, Inland Institutional Capital Partners Corporation and their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the assets. We may not, however, reimburse expenses that exceed, when combined with any acquisition fees that may be paid, the greater of 6% of the contract price of any real estate asset acquired or, in the case of a loan, 6% of the funds advanced. The actual amount depends on each asset and cannot be determined at this time.

Acquisition Fee

We will pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property or for minority or non-controlling interests in REITs or other real estate operating companies. The amount of the acquisition fee will be equal to 2.5% of the aggregate purchase price paid for the entire interest but will only become due once we acquire a controlling interest. The actual amount depends on whether we acquire any controlling interests and the amount invested, which cannot be determined at this time.

Real Estate Management Fees

For each property that is managed directly by any of our Real Estate Managers or their affiliates, we will pay the applicable Real Estate Manager a monthly fee of up to 4.5% of the gross income from each property the entity manages. The applicable Real Estate Manager will determine, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 4.5% limitation. This fee may be increased, subject to the approval of a majority of our independent directors, for certain properties, including, for example, properties located outside of the United States. We also will reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries and benefits of persons employed by the Real Estate Manager and its affiliates except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of any of our Real Estate Managers. The actual amount depends on the gross income generated and cannot be determined at the present time.

Oversight Fee

For each property that is managed directly by entities other than our Real Estate Managers or their affiliates, such as any healthcare-related properties and lodging properties which must be operated by third parties to ensure proper treatment of the income generated by these properties under the applicable REIT rules, properties we own through joint ventures, properties we own as a result of acquiring interests in other REITs or real estate operating companies and properties located outside of the United States, we will pay the applicable Real Estate Manager a monthly oversight fee of up to 1% of the gross income from the applicable property. The applicable Real Estate Manager will determine, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 1% limitation. We also will reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries and benefits of persons employed by the Real Estate Manager and its affiliates except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of any of our Real Estate Managers. In addition, with respect to any property that is managed directly by entities other than our Real Estate Managers or their affiliates and does not generate income, such as properties that are newly constructed, are under development or construction, or have not yet been developed, we may pay a monthly oversight fee based upon the “hourly billing rate” of the applicable Real Estate Manager, multiplied by the number of hours spent by its employees in providing oversight services for us in respect of that property. In no event will our Real Estate Managers receive both a real estate management fee as well as an oversight fee with respect to a particular property. In addition, except as otherwise approved by a majority of our independent directors, the total fees paid to our Real Estate Managers for managing an asset, including oversight fees, will not exceed 4.5% of the gross income generated by the applicable property. The actual amount depends on the number of properties managed by third parties and the gross income generated by these properties. Thus, the actual amount cannot be determined at the present time.

Business Management Fee

After all of our stockholders have received, from distributions from all sources, a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our Business Manager an annual business management fee of up to 1% of our “average invested assets.” For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions identified as special distributions from the sale or financing of our real estate assets. Our Business Manager will determine, in its sole discretion and on a quarterly basis, the amount of the fee, subject to the applicable limits. Separate and distinct from any business management fee, we also will reimburse our Business Manager or its affiliates for all expenses paid or incurred on our behalf including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager. The actual amount depends on the gross income generated and cannot be determined at the present time.

Incentive Fee

After our stockholders have first received, from distributions from all sources, a 10% per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of our real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary. The actual amount depends on the amount of net proceeds from the sale of our real estate assets and cannot be determined at the present time.

Interest Expense

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates. The actual amount of interest paid will depend on the amount borrowed and the interest rate prevailing at the time. We cannot determine the amount at this time.

Service Fee Associated with Purchasing, Selling and Servicing Mortgages

We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. In addition, we will pay Inland Mortgage Brokerage Corporation and Inland Commercial Mortgage Corporation 0.2% of the principal amount of each loan placed for us by either entity. The actual amount depends on the number of loans in our portfolio and cannot be determined at the present time.

Ancillary Services Reimbursements

We will reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing ancillary services to us. The actual amount depends on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

Investment Advisor Fee

We will pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities. We will pay annual fees totaling 1% of the first $1 to $5 million of marketable securities under management, 0.85% of marketable securities from $5 to $10 million, 0.75% of marketable securities from $10 to $25 million, 0.65% of marketable securities from $25 to $50 million, 0.60% of marketable securities from $50 to $100 million and 0.50% of marketable securities above $100 million. The actual amount depends on the amount of our investments and cannot be determined at the present time.

Institutional Investment Fees

We will pay Inland Institutional Capital Partners Corporation, referred to herein as “ICAP,” a fee for identifying institutional partners, including real estate developers, owners and other affiliated and unaffiliated third parties, with whom we may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements. We will pay ICAP an hourly advisory fee for the time that ICAP spends targeting and qualifying potential institutional partners and providing related services to us, at a rate equal to $250 per hour for ICAP’s principals and $100 per hour for ICAP’s other employees. The advisory fee will be accrued on a quarterly basis. In addition, in the event that ICAP identifies an institutional partner with whom we actually enter into a definitive agreement, we will pay ICAP an investment fee equal to up to 0.35% of the amount invested by that partner in the joint venture or other arrangement. The advisory fee described above will be offset by this investment fee. The actual amount depends on the number of partners identified and the number of joint ventures and other co-ownership arrangements that we enter into, and cannot be determined at the present time.

Listing Fee

Upon listing our common stock, or the common stock of any of our subsidiaries, on a national securities exchange, we will pay our Business Manager 15% of the amount by which our market value plus distributions paid to the date of listing exceeds the aggregate capital contributed by investors in this offering plus an amount equal to a 6% cumulative, non-compounded annual return to investors. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at the time of listing, over the thirty trading days after the shares are first listed on a stock exchange. In the event that, at the time of listing, investors have not received a 6% cumulative, non-compounded annual return, the fee may be paid at the time that this return is paid, calculated as described herein. The actual amounts depend upon the results of our operations and cannot be determined at the present time.

Liquidation Stage

Property Disposition Fee

We may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corporation in an amount equal to the lesser of: (1) 3% of the contract sales price of the property; or (2) 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price. The actual amounts to be received depend upon the sale price of our properties and, therefore, cannot be determined at the present time.

Investment Objectives

Our investment objectives generally are:

•                                          to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

•                                          to pay sustainable and predictable distributions to our stockholders.

To achieve these objectives, we intend to selectively acquire and actively manage investments in commercial real estate and other real estate assets.  To the extent we sell assets, we intend to reinvest the sale proceeds. See the “Business and Policies” section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

We intend to pay regular monthly cash distributions to our stockholders.

ERISA Considerations

The section of this prospectus captioned “ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus carefully.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders to elect directors or conduct other business matters that may be presented at these meetings. We also may call special meetings of stockholders from time to time. The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including electing our directors.

Restriction on Share Ownership

Our articles contain restrictions on the number of shares any one person or group may own. Specifically, no person or group may own or control more than 9.8% of our outstanding shares.  This limit may be further reduced if our board of directors waives this limit for certain holders.  See “Management – The Business Management Agreement – Compensation.”  These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors – Risks Related to Our Corporate Structure” for additional discussion regarding restrictions on share ownership.

Terms of the Offering

We are offering a maximum of 700,000,000 shares at a price of $10.00 per share on a “best efforts” basis. We also are offering up to 50,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.  A “best efforts” offering is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered. No specified number of securities are, therefore, guaranteed to be sold and no specified amount of money is guaranteed to be raised in this offering. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

The offering price of our shares was determined by our board of directors in its sole discretion. Our board of directors determined the offering price based upon the offering price of other REITs organized by our sponsor, the offering price of other REITs that do not have a public trading market and the recommendation of Inland Securities, our dealer manager. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding the offering price of our shares.

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•                                          You seek regular distributions, because we intend to pay regular monthly cash distributions to our stockholders.

•                                          You seek a hedge against inflation, because we intend to enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

•                                          You seek to preserve your capital with appreciation, because we intend to acquire diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives.

Distribution Reinvestment Plan

We are offering up to 50,000,000 shares to be sold to stockholders who participate in our distribution reinvestment plan. You may participate in the plan by reinvesting distributions in additional shares of our common stock at a purchase price per share equal to $9.50. Distributions may be fully reinvested because the distribution reinvestment plan permits fractional shares to be purchased and credited to participant accounts. If you participate, you will be taxed on income attributable to the reinvested distributions. Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions. As a result, you may have a tax liability without receiving cash distributions to pay the tax liability. Our board may terminate or amend the plan, including increasing the per share purchase price, in its sole discretion at any time on ten days notice to plan participants.

Estimated Use of Proceeds

The amounts listed in the table below represent our best good faith estimate of the use of offering proceeds.  The organization and offering expenses may not be greater than 15% of the gross offering proceeds.  The estimates may not accurately reflect the actual receipt or application of the offering proceeds.  Although we estimate total organization and offering expenses will be less than the total permitted in the case of the “maximum offering,” actual organization and offering expenses may total 15% of the gross offering proceeds.  The first scenario assumes we sell the minimum of 200,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The second scenario assumes we sell the maximum of 700,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  We have not given effect to any special sales or volume discounts which could reduce selling commissions under either scenario.  In addition, we will not pay commissions or marketing contributions in connection with shares of common stock issued through our distribution reinvestment plan.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,000,000	100.00%	$7,000,000,000	100.00%
Less Organization and Offering Expenses:
Selling Commissions	$150,000	7.50%	$525,000,000	7.50%
Marketing Contribution(1)	$50,000	2.50%	$175,000,000	2.50%
Issuer Costs(1)(2)	$100,000	5.00%	$105,700,000	1.51%
TOTAL EXPENSES:	$300,000	15.00%	$805,700,000	11.51%
Gross Amount Available	$1,700,000	85.00%	$6,194,300,000	88.49%
Less:
Acquisition Expenses(3)	$20,000	1.00%	$35,000,000	0.50%
NET CASH AVAILABLE FOR INVESTMENT:	$1,680,000	84.00%	$6,159,300,000	87.99%

(1)

We will reimburse Inland Securities and soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds. These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs. If these expenses are reimbursed from issuer costs, we will pay $35 million in the aggregate if we sell the maximum number of 700,000,000 shares in our “best efforts” offering. If these expenses are reimbursed from amounts paid or reallowed as a marketing contribution, there will be no additional costs to us.

(2)

Issuer costs may not exceed 5% of the gross offering proceeds. Issuer costs were estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in sponsoring four other REIT programs. Issuer costs include amounts for SEC registration fees, FINRA filing fees, certain bona fide itemized and detailed due diligence expenses, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)

Acquisition fees and expenses are estimated for illustrative purposes only. The actual amount of acquisition fees and expenses cannot be determined at the present time and will depend on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the aggregate amount borrowed, if any, to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

Q:          What is Inland Diversified Real Estate Trust, Inc.?

A:           Inland Diversified Real Estate Trust, Inc., which we sometimes refer to as the Company, was formed on June 30, 2008, to acquire and develop commercial real estate located in the United States and internationally.  We will focus primarily on retail properties, office buildings, multi-family properties, industrial/distribution and warehouse facilities, and lodging properties.  We also may purchase medical office buildings and other healthcare-related facilities and public infrastructure assets, including toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks and telecommunications facilities.  We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or have not yet been developed.  We may acquire these assets directly by purchasing the property, also known as a “fee interest,” or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies. See “Business and Policies – Investment Strategy” for a more complete definition of “real estate operating company.”  We also may acquire assets through joint ventures, including joint ventures in which we do not own a controlling interest.

We may originate and invest in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in these loans. These loans may be secured by first or second mortgages on commercial real estate or a pledge of ownership interests in the entity owning commercial real estate. In no event will we make or invest in loans on any property if the aggregate amount of all loans outstanding on that property exceed an amount equal to 85% of the appraised value of the property.

We also may invest in debt securities such as mortgage-backed securities, collateralized debt obligations and debt securities issued by other real estate companies. We may also invest in credit default swaps.  See “Risk Factors – Risks Related to Investments in Other Real Estate Assets” for a more detailed discussion of the risks related to these types of investments.

We do not have any employees but instead will be managed by our Business Manager, Inland Diversified Business Manager & Advisor, Inc.  We intend to be taxed as a REIT for federal and state income tax purposes.

Q:          What kind of offering is this?

A:           We are offering a minimum of 200,000 shares and a maximum of 700,000,000 shares at a price of $10.00 per share on a “best efforts” basis. We also are offering up to 50,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.

Q:          How does a “best efforts” offering work?

A:           A “best efforts” offering means that an underwriter, broker-dealer, including our dealer manager or any soliciting dealer, or other person may, but is not obligated to, purchase any specific number or dollar amount of shares provided that the purchases comply with FINRA regulations. Therefore, we cannot guarantee the sale of any minimum number of shares in this offering.  Prior to the time we sell at least 200,000 shares, subscription payments will be placed in an escrow account with our escrow agent, Bank of America, N.A.  If we are not able to sell at least 200,000 shares by [                   ], 2010, which is one year from the original effective date of this prospectus, we will terminate this offering and all funds in the escrow account, including any interest earned on the funds, will be returned to subscribers within ten business days following the termination date.  Common stock purchased by any of our officers, directors or affiliates, or by our dealer manager or any soliciting dealer, will not count toward satisfying the minimum offering.  If you choose to purchase shares in this offering, you will need to fill out a subscription agreement, forms of which are included in this prospectus as Appendix C-1, and pay for the shares at the time you subscribe. If you decide to purchase shares, our escrow agent will hold your funds in escrow, along with those of other subscribers, until we accept your subscription. Generally, we accept or reject subscriptions within ten days of receipt.

Q:          How long will the offering last?

A:           This offering will end no later than [                   ], 2011 unless we elect to extend it to a later date in any jurisdiction that allows us to extend.

Q:          Who can buy shares?

A:           Anyone who receives this prospectus can buy shares provided that they satisfy the minimum suitability standards described elsewhere in this prospectus and offer to purchase the minimum required number of shares at a price of $10.00 per share.

Q:          Will I receive a stock certificate?

A:           No, unless expressly authorized by our board of directors. In this offering, we anticipate that all common stock will be issued only in book entry form. The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces our offering costs.

Q:          Will fractional shares be issued?

A:           We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan. Otherwise, only whole shares of common stock will be sold in this offering.

Q:          Is there any minimum required investment?

A:           Yes. Individuals must initially invest at least $3,000 and tax-exempt entities must initially invest at least $1,000. The minimum amount of any subsequent investments, other than investments through our distribution reinvestment plan, is $100.

Q:          After I subscribe for shares, can I change my mind and withdraw my money?

A:           Prior to the time we sell at least 200,000 shares, you may rescind your subscription.  If you choose to rescind your subscription, all subscription payments held in escrow for your benefit will be returned to you by the escrow agent within ten business days of being notified by us of your election to rescind.  You will not be able to rescind your subscription after we sell at least 200,000 shares.  Purchases of common stock by any of our officers, directors and affiliates, or by our dealer manager or any soliciting dealer, will not count toward satisfying the minimum offering.

Q:          If I buy shares in the offering, how can I sell them?

A:           Our shares are not listed for trading on any national securities exchange and we do not expect to list the shares in the near future. A public market may never develop. You may not be able to sell your shares when you desire or at a price equal to or greater than the offering price.  In addition, our articles impose restrictions on the ownership of our common stock, which will apply to potential purchasers of your stock.  As a result, you may find it difficult to find a buyer for your shares and to realize a return on your investment.

If you meet the limited qualifications to participate in our share repurchase program, you may be able to sell your shares to us.  We may repurchase shares through the program, from time to time, at prices ranging from $9.25 per share for stockholders who have owned shares for at least one year to $10.00 per share for stockholders who have owned shares for at least four years. Stockholders who have held their shares for at least one year may request that we repurchase any whole number of shares by submitting a written repurchase request to Ms. Roberta S. Matlin, Vice President, Inland Diversified Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors.

Our obligation to repurchase shares under the share repurchase program is conditioned upon our having sufficient funds available to complete the repurchase. In any given calendar month, proceeds used for the share repurchase program cannot exceed the proceeds from our distribution reinvestment plan. In addition, we will limit the number of shares repurchased during any consecutive twelve month period to 5% of the number of outstanding shares of common stock at the beginning of that twelve month period. The share repurchase program will be terminated if our shares become listed for trading on a national securities exchange or if our board determines that it is in our best interest to terminate the share repurchase program. We may amend or modify any provision of the program at any time in our board’s discretion.

Q:          What will you do with the proceeds from this offering?

A:           Our use of proceeds will depend on the number of shares sold in the offering. After paying the fees and expenses of the offering, we expect to use the remaining proceeds to acquire interests in commercial real estate, including acquiring REITs or other “real estate operating companies,” and other real estate assets such as commercial mortgage-backed securities. In addition, we may originate or invest in real-estate related loans to third parties or to affiliates of, or entities sponsored by, IREIC. These loans may be secured by first or second mortgages on commercial real estate or a pledge of ownership interests in the entity owning commercial real estate. In no event will we make or invest in loans on any property if the aggregate amount of all loans outstanding on that property exceeds an amount equal to 85% of the appraised value of the property. Aside from these requirements, we do not have, and do not expect to adopt, any policies limiting the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC. Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment. Further, we do not expect to adopt any policies limiting the amount or percentage of assets that we may invest in any particular type of asset. We also may invest proceeds received from this offering in short-term, highly liquid investments. These short-term investments typically yield less than investments in commercial real estate or other real estate related assets. Assuming all 700,000,000 shares are sold at a price of $10.00 per share in the “best efforts” portion of this offering, we expect to have approximately $6,159,300,000 of net offering proceeds available for investment.

Q:          What competitive advantages does the company achieve through its relationship with Inland?

A:           We believe our relationship with Inland provides us the following benefits:

•                                          Experienced Management Team — Inland’s management team has substantial experience in all aspects of acquiring, owning, managing and operating commercial real estate and other real estate assets across diverse property types, as well as a broad range of experience in financing real estate assets.

•                                          Centralized Resources — Inland’s headquarters in the Chicago metropolitan area provides us with skilled personnel specializing in areas such as real estate management, leasing, marketing, human resources, cash management, risk management, tax and internal audit.

•                                          Long-Term Track Record — Inland has more than forty years of experience in acquiring and managing real estate assets. As of June 30, 2008, Inland and its affiliates cumulatively had 1,230 employees, owned properties in forty-six states and managed assets with a value exceeding $25.3 billion.

See “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Inland.

Q:          How do you select investments and make investment decisions?

A:           Our Business Manager will have the authority, subject to the direction and approval of our board of directors, to make all of our investment decisions.

Q:          Do you currently own any real estate assets?

A:           No.  This offering is a “blind pool” offering.  As of the date of this prospectus, we have not identified any specific assets to acquire with the proceeds from this offering.

Q:          What is the significance of our “blind pool” offering?

A:           Traditionally, public real estate programs acquire interests in one or more properties or mortgage loans. The property or properties in which these public programs intend to invest are not always known prior to commencement of the offering. When a significant number of the properties that the real estate program intends to acquire are not yet identified, the real estate program is commonly referred to as a “blind pool” program. During a blind pool offering, we will identify our properties for acquisition during and possibly after our public offering has closed. Pending our investment in properties, we expect to invest the offering proceeds in short-term government securities or other liquid instruments.

We believe that the blind pool format offers us a greater degree of flexibility than a specified property program because we are more likely to have funds in hand before identifying a property for acquisition. Otherwise, IREIC would need to begin the SEC registration process only after identifying properties we may acquire. Under this scenario, we believe we would operate at a significant competitive disadvantage in acquiring these properties as compared to those competitors who may have currently available sources of financing. Because we own no properties, you cannot currently consider the financial history of any properties we may acquire. Therefore, we provide you with “prior performance” or a “track-record” of information of other programs sponsored by IREIC. Please note however, that the prior performance of IREIC’s other programs does not indicate, and should not be relied upon as to, how we may perform in the future.

Q:          If I buy shares, will I receive distributions and, if so, how often?

A:           We intend to pay regular monthly cash distributions to our stockholders. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available, which depends on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our “REIT taxable income” each year.  We anticipate that distributions will commence no later than sixty days after we have sold enough shares to satisfy the minimum offering condition. During the early stages of our operations, we may not generate sufficient “funds from operations.”  Thus, some or all of our distributions may be paid from other sources, such as from the proceeds of this offering, cash advances to us by our Business Manager and borrowings secured by our assets.  If the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital to the extent of your tax basis and thereafter will result in the recognition of capital gain (long-term or short-term, depending on whether you have held your stock for more than a year).

Q:          Are distributions I receive taxable?

A:           Yes, for tax purposes, any distributions that you receive will be considered ordinary income to the extent that the distributions are paid out of our current and accumulated earnings and profits. However, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment in effect deferring a portion of your tax until you sell your shares or we liquidate. Because each investor’s tax implications are different, you should consult with your tax advisor.

Q:          When will I get my tax information?

A:           Your Form 1099 tax information will be mailed by January 31st of each year.

Q:          Do you have a reinvestment program through which I can reinvest my cash distributions in additional shares?

A:           Yes, our distribution reinvestment plan allows investors to reinvest cash distributions in additional shares at $9.50 per share. The terms of this plan may, however, be amended or the plan terminated in the sole discretion of our board.

Q:          What are your strategies for providing stockholders with a liquidity event?

A:           Our board does not anticipate evaluating a listing until at least 2014. If listing our shares of common stock is not feasible, our board may decide to:

•                                          sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;

•                                          continue our business and evaluate a listing of our shares of common stock at a future date; or

•                                          adopt a plan of liquidation.

Q:          Have you set a finite date for a liquidity event?

A:           No, due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions that are not necessarily in the best interests or within the expectations of our stockholders. Therefore, we believe it is more appropriate to allow us and our board of directors the flexibility to consider multiple options and not be obligated to execute a particular liquidity event by a set date.

Q:          Who can help answer questions?

A:           If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

Inland Securities Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
Attention: Ms. Roberta S. Matlin

RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those persons who understand the following material risks and who are able to bear the risk of losing their entire investment. You should consider the following material risks as well as the conflicts of interest described in the section of the prospectus captioned “Conflicts of Interest” in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks Related to the Offering

We have no prior operating history, and neither our prior performance nor the prior performance of programs sponsored by IREIC should be used to predict our future results.

We are newly-formed with no operating history.  We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of your investment could decline substantially. You should not rely on the past performance of other real estate investment programs sponsored by IREIC to predict our future results.

There is no public market for our shares, and you may not be able to sell your shares.

Our articles do not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor do our articles require our directors to list our shares for trading by a specified date. There is no public market for our shares and no assurance that one may develop. We do not expect that our shares will be listed for trading on a national securities exchange in the near future. Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements. Our board does not anticipate evaluating a listing until at least 2014.  Further, our articles limit a person or group from owning more than 9.8% of our common stock without prior approval of our board. These restrictions may inhibit your ability to sell your shares.

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

Our board of directors determined the offering price in its sole discretion based on:

•                                          the offering price of other REITs organized by IREIC;

•                                          the range of offering prices of other REITs that do not have a public trading market; and

•                                          the recommendation of Inland Securities Corporation.

The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

We intend to have our Business Manager prepare an annual report of the estimated value of our shares and to include this information in our annual report on Form 10-K. Until three years after the later of this or any subsequent offering of our shares prior to a listing, our Business Manager has indicated that it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. This approach to valuing our shares may bear little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

In determining the estimated value of our shares three years after the later of this or any subsequent offering of our shares prior to a listing, our Business Manager, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. These estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they necessarily represent the amount of net proceeds that would result from an immediate sale of our assets.  See “ERISA Considerations – Annual Valuation Requirement” for additional discussion regarding the annual statement of value.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not identified any of the specific assets that we may acquire in the future, we are not able to provide you with information that you may want to evaluate before deciding to invest in our shares. Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed and undeveloped properties, entities owning these assets or other real estate assets, including indebtedness secured or otherwise collateralized by real estate, regardless of geographic location or property type. Our board has absolute discretion in implementing these policies and strategies, subject to the restrictions on investment objectives and policies set forth in our articles of incorporation. See “Business and Policies – Investment Strategy” for additional discussion regarding our investment policies and strategies.

This is a “best efforts” offering and the number and type of investments will depend on the proceeds raised in this offering.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and is not legally obligated to purchase any fixed number of shares.  As a result, there is no assurance we will sell more than the minimum amount. If we are unable to raise substantially more than the minimum offering amount, we may not achieve the investment objectives discussed in this prospectus.  Specifically, if we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In this event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment. If we only are able to make one investment, we would not have diversified our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares likely will be subject to greater risk to the extent that we lack a diversified portfolio of investments.

Our share repurchase program may be amended, suspended or terminated by our board of directors at any time without stockholder approval, reducing the potential liquidity of your investment.

Our share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us.  Our board of directors, however, may amend, suspend or terminate the share repurchase program at any time in its sole discretion without stockholder approval. Any amendments to, or suspension or termination of, the share repurchase program may restrict or eliminate your ability to have us repurchase your shares and otherwise prevent you from liquidating your investment. See “Distribution Reinvestment Plan and Share Repurchase Program – Share Repurchase Program” for additional discussion regarding amendments to, or suspension or termination of, our share repurchase program.

Risks Related to Our Business

Delays in locating suitable investments could adversely affect the return on your investment.

We may suffer from delays in deploying the capital into properties or other real estate assets.  The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the relatively large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our Business Manager to locate suitable investments for us at times when the management of our Business Manager is simultaneously seeking to locate suitable investments for other IREIC-sponsored programs also could delay the investment of the proceeds of this offering.  Delays we encounter in selecting, acquiring and developing income-producing properties would likely limit our ability to pay distributions to our stockholders and reduce our stockholders’ overall returns. Further, properties acquired before the start of construction or during the early stages of construction, will typically require several months to complete construction and rent available space. Likewise, we may experience delays as a result of negotiating or obtaining the necessary purchase documentation to close an acquisition.

We also may invest all proceeds we receive from this offering in short-term, highly-liquid investments. These short-term investments typically yield less than investments in commercial real estate or other real estate related assets.  These yields will likely be less than the distribution yield paid to stockholders. Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay fees in connection with our current offering and the expenses of our Business Manager, Real Estate Managers and other affiliates of IREIC in connection with acquiring real estate assets for us.

Our articles authorize us to issue additional shares of stock, which may reduce the percentage of our common stock owned by our other stockholders, subordinate your rights or discourage a third party from acquiring us.

Investors purchasing in this offering will not have preemptive rights to any shares issued by us in the future. Our articles authorize us to issue up to 2.5 billion shares of capital stock, of which 2.46 billion shares are designated as common stock and 40 million are designated as preferred stock. We may, in the sole discretion of our board:

•                                          sell additional shares in this or future offerings;

•                                          issue equity interests in a private offering of securities;

•                                          classify or reclassify any unissued shares of preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the preferred stock;

•                                          issue shares of our capital stock on the exercise of options granted to our independent directors or employees of our Business Manager, Real Estate Managers, IREA or their affiliates;

•                                          issue shares of our capital stock in exchange for real estate assets; or

•                                          issue shares of our capital stock to our Business Manager or Real Estate Managers in connection with any business combination between us and any of them.

In addition, we may issue shares to our Business Manager or its designee to pay certain acquisition fees.

In the event that we issue additional shares of common stock in the future, the percentage of our outstanding shares owned by our other stockholders will be reduced.  Further, our board of directors could authorize the issuance of stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.  See “Description of Securities – Authorized Stock” for additional discussion regarding the issuance of additional shares.

Your investment may be subject to additional risks if we make international investments.

We expect to purchase real estate assets located in the United States and internationally, and may make or purchase mortgage, bridge, mezzanine or other loans or participations in mortgage, bridge, mezzanine or other loans made by a borrower located in, or secured by property located in these areas.  Investments located outside of the United States may be affected by factors unique to the laws of the jurisdiction in which the borrower or the property is located.  These laws may expose us to risks that are different from and in addition to those commonly found in the United States.  Foreign investments could be subject to the following additional risks:

•                                          governmental laws, rules and policies including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country or to exercise remedies in the event of defaults on the mortgages;

•                                          adverse market conditions caused by inflation or other changes in national or local economic conditions;

•                                          changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•                                          variations in relative interest rates;

•                                          changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;

•                                          lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles);

•                                          differences in environmental laws or changes in these laws;

•                                          changes in social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment; and

•                                          legal and logistical barriers to enforcing our contractual rights.

Any of these risks could have an adverse effect on our business, results of operations and ability to make distributions.

Our revenue and earnings may be adversely affected by foreign currency fluctuations.

Revenues generated from any properties or other assets we acquire or ventures we enter into relating to transactions involving assets located in markets outside of the United States likely will be denominated in the local currency.  Thus, we may experience fluctuations in revenues and expenses because of corresponding fluctuations in foreign currency exchange rates. Fluctuations in the value of the U.S. dollar relative to the other currencies could adversely affect our business, operating results and financial condition. We cannot predict the effect of exchange rate fluctuations upon future operating results. In addition, fluctuations in currencies relative to the U.S. dollar may make it more difficult to perform period-to-period comparisons of our reported results of operations.

We may use currency hedging instruments, including foreign currency forward and option contracts in foreign currencies. Economic risks associated with these hedging instruments include unexpected fluctuations in inflation rates, which impact cash flow relative to paying down debt, and unexpected changes in the underlying net asset position. These hedging activities also may not be effective.

Actions of our joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties. Our organizational documents do not limit the amount of available funds that we may invest in these joint ventures, and we intend to develop and acquire properties through joint ventures with other persons or entities when warranted by the circumstances. The venture partners may share certain approval rights over major decisions and these investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to:

•                                          that our co-member, co-venturer or partner in an investment may become bankrupt, which would mean that we and any other remaining general partners, members or co-venturers would generally remain liable for the partnership’s, limited liability company’s or joint venture’s liabilities;

•                                          that our co-member, co-venturer or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•                                          that our co-member, co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our objective to qualify as a REIT;

•                                          that, if our partners fail to fund their share of any required capital contributions, we may be required to contribute that capital;

•                                          that joint venture, limited liability company and partnership agreements often restrict the transfer of a co-venturer’s, member’s or partner’s interest or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms;

•                                          that our relationships with our partners, co-members or co-venturers are contractual in nature and may be terminated or dissolved under the terms of the agreements and, in such event, we may not continue to own or operate the interests or assets underlying such relationship or may need to purchase such interests or assets at an above-market price to continue ownership;

•                                          that disputes between us and our partners, co-members or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable partnership, limited liability company or joint venture to additional risk; and

•                                          that we may in certain circumstances be liable for the actions of our partners, co-members or co-venturers.

We generally will seek to maintain sufficient control of our ventures to permit us to achieve our business objectives; however, we may not be able to do so, and the occurrence of one or more of the events described above could adversely affect our financial condition, results of operations and ability to pay distributions to you.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.

At some point in the future, we may consider internalizing the functions performed for us by our Business Manager and Real Estate Managers, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a liquidity event.  The method by which we could internalize these functions could take many forms.  We may hire our own group of executives and other employees or we may acquire our Business Manager and Real Estate Managers or their respective assets including their existing workforce.  The method or cost of internalizing cannot be determined or estimated at this time.  Further, if we acquired our Business Manager and Real Estate Managers, the amount and form of any consideration that we would pay in this type of transaction could take many forms.  For example, we could acquire the Business Manager and Real Estate Managers through a merger in which we issued shares of our common stock for all of the outstanding common stock or assets of these entities.  Issuing shares of our common stock would reduce the percentage of our outstanding shares owned by stockholders prior to any transaction.  Further, issuing promissory notes could reduce our net income, funds from operations and our ability to make distributions to you, particularly if internalizing these functions does not produce cost savings.   Any internalization transaction could result in significant payments to the owners of our Business Manager and Real Estate Managers. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders.  For example, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our Business Manager, Real Estate Managers or their affiliates.  Internalization transactions have also, in some cases, been the subject of litigation.  Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in real estate assets or to pay distributions.  All these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

There is no assurance that we will be able to pay cash distributions or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders such as our ability to buy, and earn positive yields on, real estate assets, the yields on securities of other entities in which we invest, our operating expense levels, as well as many other variables. The actual amount and timing of distributions will be determined by our board of directors in its discretion. There is no assurance that we will be able to pay distributions or that the amount of distributions will increase over time. Our distribution rate and payment frequency may vary from time to time. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital to the extent of your tax basis and thereafter will result in the recognition of capital gain (long-term or short-term, depending on whether you have held your stock for more than a year). See “Plan of Distribution” for additional discussion regarding distributions.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our Business Manager are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Under Maryland law, a director will not be liable for monetary damages if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our articles, in the case of our directors and officers, and the business management agreement, in the case of our Business Manager, generally require us to indemnify our directors and officers and our Business Manager and its affiliates for actions taken by them in good faith and without negligence or misconduct, or, in the case of our independent directors, gross negligence or willful misconduct. Although our articles do not allow us to indemnify our directors and officers to a greater extent than permitted under the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors and officers, and our Business Manager and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers or our Business Manager, which would decrease the cash otherwise available for distribution to you.  See “Limitation of Liability and Indemnification of Directors and Officers” for additional discussion regarding our indemnification policies.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940. If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required either: (a) to substantially change the manner in which we conduct our operations to avoid registering as an investment company; or (b) to register as an investment company. If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

•                                          place limits on our capital structure;

•                                          impose restrictions on specified investments;

•                                          prohibit transactions with affiliates; and

•                                          require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

To maintain the exemption, we must engage primarily in the business of buying or investing in real estate. In addition, to comply with the exemptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise want to retain. In addition, we may have to acquire assets that generate additional income or loss that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire consistent with our strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court was to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Investments in Real Estate

There are inherent risks with real estate investments.

Investments in real estate assets are subject to varying degrees of risk. For example, an investment in real estate cannot generally be quickly converted to cash, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Investments in real estate assets also are subject to adverse changes in general economic conditions which reduce the demand for rental space. Other factors also affect the value of real estate assets, including:

•                                          federal, state or local regulations and controls affecting rents, zoning, prices of goods, fuel and energy consumption, water and environmental restrictions;

•                                          the attractiveness of a property to tenants; and

•                                          labor and material costs.

Further, if our investments do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions will be adversely affected.

Your investment will be directly affected by general economic and regulatory factors that impact real estate investments.

Because we will invest primarily in commercial real estate, our financial condition, results of operations and our ability to pay distributions will be directly affected by general economic and regulatory factors impacting real estate investments. These factors are generally outside of our control. Among the factors that could impact our real estate assets and the value of your investment are:

•                                          local conditions such as an oversupply of space or reduced demand for real estate assets of the type that we seek to acquire, including, with respect to any lodging properties, quick changes in supply of and demand for rooms that are rented or leased on a day-to-day basis;

•                                          inability to collect rent from tenants;

•                                          vacancies or inability to rent space on favorable terms;

•                                          inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

•                                          increases in energy costs or airline fares or terrorist incidents which impact the propensity of people to travel and therefore impact revenues from any lodging properties we may acquire, although operating costs cannot be adjusted as quickly;

•                                          adverse changes in the laws and regulations applicable to us;

•                                          the relative illiquidity of real estate investments;

•                                          changing market demographics;

•                                          an inability to acquire and finance properties on favorable terms;

•                                          acts of God, such as earthquakes, floods or other uninsured losses; and

•                                          changes or increases in interest rates and availability of permanent mortgage funds.

In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases, which could adversely affect our financial condition, results of operations and ability to pay distributions.

We will depend on tenants for the majority of our revenue, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect.

Defaults on lease payment obligations by our tenants would cause us to lose the revenue associated with that lease and require us to find an alternative source of revenue to pay our mortgage indebtedness and prevent a foreclosure action. If a tenant defaults or declares bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment.  In addition, if a tenant at one of our “single-user facilities,” properties designed or built primarily for a particular tenant or a specific type of use, fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs.

Further, with respect to any retail properties we may acquire, we may enter into leases containing co-tenancy provisions. Co-tenancy provisions may allow a tenant to exercise certain rights if, among other things, another tenant fails to open for business, delays its opening or ceases to operate, or if a percentage of the property’s gross leasable space or a particular portion of the property is not leased or subsequently becomes vacant. A tenant exercising co-tenancy rights may be able to abate minimum rent, reduce its share or the amount of its payments of common area operating expenses and property taxes or cancel its lease. The exercise of any co-tenancy rights by tenants could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

If we acquire retail properties, we may be restricted from re-leasing space.

In the case of leases with retail tenants, the majority of the leases contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area.  Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties.

If we acquire lodging or healthcare-related properties, we will depend on third-parties to manage those facilities.

In order to qualify as a REIT, we will not be able to operate any lodging or healthcare-related properties that we acquire or participate in the decisions affecting the daily operations of these properties. We will lease any lodging and healthcare-related properties we acquire to a taxable REIT subsidiary, or TRS, in which we may own up to a 100% interest.  Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage these properties. Thus, independent operators, under management agreements with our TRS, will control the daily operations of our lodging and healthcare-related properties.

We will depend on these independent management companies to operate our lodging and healthcare-related properties. We will not have the authority to require these properties to be operated in a particular manner or to govern any particular aspect of the daily operations, such as establishing room rates at our lodging properties. Thus, even if we believe our lodging or healthcare-related properties are being operated inefficiently or in a manner that does not result in satisfactory results, we may not be able to force the management company to change its method of operation of these properties. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement.  In the event that we need to replace any management company, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected properties.

Franchise agreements may limit our flexibility.

Any lodging properties that we acquire will be operated pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

The standards may change over time, in some cases at the direction of the franchisor, and may restrict our TRS’s ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or our TRS, as franchisee, to incur significant expenses or capital expenditures. Action or inaction on our part, or by our TRS, could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

In connection with terminating or changing the franchise affiliation of a lodging property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The lodging industry is seasonal.

The lodging industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the lodging industry, there will likely be quarterly fluctuations in results of operations of any lodging properties that we may own. Quarterly financial results may be adversely affected by factors outside our control.

The lodging market is highly competitive and generally subject to greater volatility than our other market segments.

The lodging business is highly competitive and influenced by factors such as location, room rates and quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in this market, and these competitors may have substantially greater marketing and financial resources than those available to us. This competition, along with other factors, such as over-building in the lodging industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our lodging properties. The demand for rooms at any lodging properties that we may acquire will change much more rapidly than the demand for space at other properties that we acquire. This volatility in room demand and occupancy rates could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

The healthcare industry is heavily regulated and existing and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants at our healthcare-related facilities to make lease payments to us.

We intend to invest in medical office buildings and healthcare-related facilities.  The healthcare industry is highly regulated by federal, state and local laws, and is directly affected by federal conditions of participation, state licensing requirements, facility inspections, state and federal reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. In addition, healthcare facilities are subject to regulatory approvals not required for other types of real estate. Sanctions for failure to comply with these regulations and laws include, but are not limited to, loss of or inability to obtain licensure, fines and loss of or inability to obtain certification to participate in the Medicare and Medicaid programs, as well as potential criminal penalties. The failure of any tenant to comply with these laws, requirements and regulations could affect its ability to establish or continue its operation of the facility or facilities and could adversely affect the tenant’s ability to make lease payments to us which could have a material adverse effect on our financial condition and results of operations and ability to make distributions. In addition, restrictions and delays in transferring the operations of healthcare facilities, in obtaining new third-party payor contracts, including Medicare and Medicaid provider agreements, and in receiving licensure and certification approval from appropriate state and federal agencies by new tenants may affect our ability to terminate lease agreements, remove tenants that violate lease terms and replace existing tenants with new tenants at these facilities. Furthermore, these matters may affect new tenants’ ability to obtain reimbursement for services rendered, which could adversely affect their ability to pay rent to us and to pay principal and interest on their loans from us.

Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of tenants at our healthcare-related facilities, and hinder their ability to make rent payments to us.

Sources of revenue for tenants and operators at any healthcare-related facilities that we may acquire may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by these payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of these tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government-sponsored payment programs.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. We believe that tenants at healthcare-related facilities will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, government payors and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In addition, due to the aging of the population and the expansion of governmental payor programs, we anticipate that there will be a marked increase in the number of patients reliant on healthcare coverage provided by governmental payors. These changes could have a material adverse effect on the financial condition of tenants at our healthcare-related facilities, which could have a material adverse effect on our financial condition and results of operations and could negatively affect our ability to make distributions to our stockholders.

Tenants of our medical office buildings and healthcare-related facilities may be subject to significant legal action that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.

Certain types of tenants of medical office buildings and healthcare-related facilities may often become subject to claims that their services have resulted in patient injury or other adverse effects.  The insurance coverage maintained by these tenants may neither cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims or litigation may not, in certain cases, be available due to state law.  Tenants in these states may be liable for punitive damage awards that are either not covered or that exceed their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not typically available to cover these losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments exceed their insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Delays in collecting accounts receivable by tenants at our healthcare-related facilities could adversely affect their cash flows and financial condition and their ability to meet their obligations to us.

Billing and collection of accounts receivable by our tenants at healthcare-related facilities are subject to the complex regulations that govern Medicare and Medicaid reimbursement and rules imposed by non-government payors. If these tenants fail to bill and collect on a timely basis in accordance with these regulations and rules, they could be subject to payment delays that could negatively impact their cash flows and ultimately their financial condition and their ability to meet their obligations to us.

Your investment may be subject to additional risks if we invest in public infrastructure assets.

Your investment may be subject to additional risks if we invest in public infrastructure assets.  Public infrastructure assets are subject to different operating risks than more traditional investments in real properties. These risks include, but are not limited to:

•                                           operational problems or supply disruption at a facility;

•                                           disruptions caused by significant catastrophic events, such as major plant breakdowns, pipeline or electricity line ruptures, or other disasters;

•                                           the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards;

•                                           a change in the number of users who use the assets, which could negatively impact our profitability; and

•                                           general changes in market sentiment towards infrastructure assets.

Moreover, acquiring infrastructure assets often involves an ongoing commitment to a governmental agency. The nature of these commitments exposes the owners of infrastructure assets to a higher level of regulatory control and risk than typically imposed on other businesses or real estate assets. Cash flows from these assets may be disrupted or altered by an adverse change in regulation by various government authorities, including regulation of rates charged to customers.

In addition, specific infrastructure assets may face completely unique risks. For example, in the case of private toll roads, there are risks relating to improper grading, improper lane design and improper access. States and the federal government generally do not face suits relating to these factors because of the doctrine of sovereign immunity, which would not apply to a private toll road operator. Thus, absent specific protective legislation, any person injured on a private toll road may sue the toll road owner. As another example, correctional facilities entail heightened risks associated with fire safety (due to prisoner incarceration and the inability to quickly exit a burning facility), design (prison population control issues and non-inmate safety), and potentially high construction costs associated with security features. Additionally, government agencies are the only likely lessees, thus reducing the competitive pressures for high lease rates. Also potentially affecting lease rates would be demand for cells, which could decline dramatically because of a variety of factors, most particularly the crime rate, but also factors such as prison sentence guidelines and parole policies.

We may be unable to sell assets if or when we decide to do so.

Our ability to sell real estate assets is limited by the provisions governing our continued qualification as a REIT as well as by many other factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type. These factors are beyond our control. We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

We may, from time to time, sell a property or other asset by providing financing to the purchaser. There are no limits or restrictions on our ability to accept purchase money obligations secured by a mortgage as payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. We will bear the risk of default by the purchaser and may incur significant litigation costs in enforcing our rights against the purchaser. Defaults by any purchaser under any financing arrangement with us could, therefore, adversely affect our financial condition, results of operations and our ability to pay distributions.

Sale leaseback transactions may be recharacterized in a manner unfavorable to us.

We may from time to time enter into a sale leaseback transaction where we purchase a property and then lease the property to the seller. The transaction may, however, be characterized as a financing instead of a sale in the case of the seller’s bankruptcy. In this case, we would not be treated as the owner of the property but rather as a creditor with no interest in the property itself. The seller may have the ability in a bankruptcy proceeding to restructure the financing by imposing new terms and conditions. The transaction also may be recharacterized as a joint venture. In this case, we would be treated as a joint venturer with liability, under some circumstances, for debts incurred by the seller relating to the property. Thus, recharacterization of a sale leaseback transaction could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

An increase in real estate taxes may decrease our income from properties.

From time to time the amount we pay for property taxes will increase as either property values increase or assessment rates are adjusted. Increases in a property’s value or in the assessment rate will result in an increase in the real estate taxes due on that property. If we are unable to pass the increase in taxes through to our tenants, our net operating income for the property will decrease, which could have a material adverse effect on our financial condition, results of operation and ability to pay distributions to you.

CC&Rs may restrict our ability to operate a property.

We may acquire properties that are contiguous to other parcels of real property, comprising part of the same commercial center.  These properties may be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” that restrict our operation of these properties and any improvements on these properties, and our ability to grant easements on such properties. Moreover, the operation and management of contiguous properties may impact those properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Uninsured losses or premiums for insurance coverage may adversely affect your returns.

We will attempt to adequately insure all of our properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. If we incur any casualty losses not fully covered by insurance, the value of our assets will be reduced by the amount of the uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any of these sources of funding will be available to us in the future. See “Business and Policies – Insurance” for additional discussion regarding uninsured losses.

Our operating results may be negatively affected by potential development and construction delays and the resulting increase in costs and risks.

Investing in properties under development, including lodging properties which typically must be renovated or otherwise improved on a regular basis, subjects us to uncertainties such as the ability to achieve desired zoning for development, environmental concerns of governmental entities or community groups, ability to control construction costs or to build in conformity with plans, specifications and timetables. Delays in completing construction also could give tenants the right to terminate preconstruction leases for space at a newly-developed project. We may incur additional risks when we make periodic progress payments or advance other costs to third parties prior to completing construction. These and other factors can increase the costs of a project or cause us to lose our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of fair market value upon completing construction when agreeing upon a price to be paid for the property at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on investment could suffer, thus impacting our ability to pay distributions to you. See “Business and Policies – Construction and Development Activities” for additional discussion regarding potential development and construction delays.

If we contract with Inland Real Estate Development Corporation for newly developed property, we cannot guarantee that our earnest money deposit will be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures, to acquire property from Inland Real Estate Development Corporation, referred to herein as Inland Development, an affiliate of our Business Manager that is engaged in constructing and developing properties. Properties acquired from Inland Development may be either existing income-producing properties, properties to be developed or properties under development.  We anticipate that we would be obligated to pay a substantial earnest money deposit at the time of contracting to acquire any property.  In the case of properties to be developed by Inland Development, we anticipate that we would be required to close the purchase of the property upon completion of the development of the property by the developer or its affiliates.  At the time of contracting and paying the earnest money deposit by us, Inland Development typically would not have acquired title to any real property.  Typically, Inland Development would only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion.  There is no assurance that Inland Development would refund all of our earnest money, which will not be secured by any assets.

The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. We also are required to comply with various local, state and federal fire, health, life-safety and similar regulations.  Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigating or remediating contaminated properties.  These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses that may be operated. These restrictions may require us to spend substantial amounts of money.  In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, our ability to borrow funds using the property as collateral or to sell the property.

Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our financial condition, results of operations and ability to pay distributions to you.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

The presence of mold at any of our properties could require us to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. The presence of mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise, all of which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may incur significant costs to comply with the Americans With Disabilities Act.

Investment in real estate assets also may be subject to the Americans With Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act. We may, however, be required to spend significant monies to comply with this act. See “Business and Policies – Government Regulations” for additional discussion regarding the Americans with Disabilities Act of 1990.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. In addition, any kind of terrorist activity, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on any of our lodging operations. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. Any terrorist incident may, for example, deter people from traveling, which could affect the ability of our lodging properties to generate operating income and therefore our ability to pay distributions to you. Additionally, increased economic volatility could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may have increased exposure to liabilities as a result of any participation by us in Section 1031 Exchange Transactions.

We may enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code, referred to herein as 1031 Exchange Transactions.  Real estate acquired through a 1031 Exchange Transaction is commonly structured as the acquisition of real estate owned in co-tenancy arrangements with persons (referred to as 1031 Participants) in tax pass-through entities, including single-member limited liability companies or similar entities. Changes in tax laws may adversely affect 1031 Exchange Transactions. Owning co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as:

•                                          the risk that a co-tenant may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•                                          the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•                                          the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow a bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

If our interests become adverse to those of the other co-tenants in a 1031 Exchange Transaction, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase the co-tenancy interests, we cannot guarantee that we will have sufficient funds available to complete a purchase.

In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. We also expect it to be more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright. Further, agreements that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, limiting our ability to borrow funds in the future. See “Business and Policies – Joint Ventures and Other Co-Ownership Arrangements” for additional discussion regarding co-tenancies.

Risks Related to Investments in Other Real Estate Assets

We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets and, therefore, may be subject to the risks associated with mortgage-related securities.

We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets. There are various risks associated with mortgage-related assets including:

•                                          fluctuations in value due to changes in interest rates;

•                                          interest rate caps on adjustable mortgage-backed securities;

•                                          increases in levels of prepayments;

•                                          fluctuations in the market value of mortgage-backed securities;

•                                          increases in borrower defaults;

•                                          decreases in the value of property underlying mortgage-backed securities; and

•                                          conflicts between the debt structure used to acquire a mortgage and the debt structure of the mortgages.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in real estate related securities of both publicly traded and private real estate companies.  Our investments in real estate related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer.  Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate related equity securities are always unsecured and subordinated to other obligations of the issuer.  Investments in real estate-related equity securities are subject to risks of: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities; (3) subordination to the liabilities of the entity; (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to redeem the securities; (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn.  These risks may adversely affect the value of outstanding real estate-related equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Recent market conditions and the risk of continued market deterioration may reduce the value of any real estate related securities in which we may invest.

Recently the U.S. credit markets and the sub-prime residential mortgage market have experienced severe dislocations and liquidity disruptions. Sub-prime mortgage loans have experienced increasing rates of delinquency, foreclosure and loss. These and other related events have had a significant impact on the capital markets associated not only with sub-prime mortgage-backed securities, asset-backed securities and collateralized debt obligations, but also with the U.S. credit and financial markets as a whole.

If we invest in real estate related securities, including commercial mortgage-backed securities, sometimes referred to herein as “CMBS,” as part of our investment strategy, we will be exposed to the volatility of the credit markets.  Turmoil in the credit market may have a material adverse effect on both the value of our securities portfolio and the availability or cost of any used in connection with our securities portfolio.

Because there may be significant uncertainty in the valuation of, or in the stability of the value of, securities holdings, the fair values of these investments might not reflect the prices that we would obtain if such investments were actually sold.   Furthermore, due to the recent market events, these investments would be subject to rapid changes in value caused by sudden developments that could have a material adverse affect on the value of these investments.

Our investments in mortgage, mezzanine, bridge and other loans as well as our investments in mortgage-backed securities, collateralized debt obligations and other debt may be affected by unfavorable real estate market conditions, which could decrease the value of those assets and the return on your investment.

If we make or invest in mortgage, mezzanine or other real estate-related loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related debt will be similarly affected by real estate market conditions.

If we make or invest in mortgage, mezzanine, bridge or other real estate-related loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we make or invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate-related loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

Any mortgage loans that we originate or purchase will be subject to the risks of delinquency and foreclosure.

We may originate and purchase mortgage loans. These loans will be subject to risks of delinquency and foreclosure, and risks of loss.  Typically we will not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a loan secured by an income-producing property will depend primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. A property’s net operating income can be affected by, among other things:

•                                          increased costs, including, with respect to any lodging properties, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;

•                                          real estate management decisions;

•                                          property location and condition;

•                                          competition from comparable types of properties;

•                                          changes in specific industry segments;

•                                          declines in regional or local real estate values, or occupancy rates; and

•                                          increases in interest rates, real estate tax rates and other operating expenses.

We will bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to you. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. We may also be forced to foreclose on certain properties, be unable to sell these properties and be forced to incur substantial expenses to improve operations at the property.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (1) secured by a first mortgage on a single large commercial property or group of related properties and (2) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as “non-investment grade.” Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

We may invest in the equity securities of CDOs and these investments may involve significant risks, including that CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.

We may invest in the equity securities of CDOs. When we use the term “CDO” in this prospectus, we are referring to a collateralized debt obligation or an entity that issues such securities. A CDO entity is a special purpose vehicle that purchases collateral (such as real estate-related investments, bank loans or asset-backed securities) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity is usually entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the debt securities and its expenses. However, there will be little or no income available to the CDO equity if there are defaults by the obligors under the underlying collateral and those defaults exceed a certain amount. In that event, the value of our investment in CDO equity could decrease substantially. In addition, the equity securities of CDOs are generally illiquid, and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

We may not be able to successfully complete securitization transactions, which may hurt our ability to grow our business.

To the extent consistent with the REIT requirements, we may seek to securitize certain of the loans we originate or otherwise hold for investment. This could involve creating a special purpose vehicle, contributing a pool of our assets to the entity and selling certain debt interests of the entity on a non-recourse basis to purchasers (who we would expect to be willing to accept a lower rate of return to invest indirectly in investment grade loan pools). We would retain all or a portion of the equity in the securitized pool of portfolio investments. However, conditions in the capital markets may make the issuance of a CDO impractical when we do have a sufficient pool of collateral. The inability to securitize our portfolio could hurt our performance and ability to grow our business. At the same time, the securitization of our portfolio investments might expose us to losses, as the residual portfolio investments in which we do not sell interests will tend to be riskier and more likely to generate losses.

The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.

We expect that the terms of CDOs we may issue will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as “over-collateralization.” We anticipate that the CDO terms will provide that, if certain delinquencies or losses exceed specified levels, which we will establish based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted had losses or delinquencies not exceeded those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot assure you of the actual terms of the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDO financings will increase.

We may be required to repurchase loans that we have sold or to indemnify holders of CDOs we issue.

If any of the loans we originate or acquire and sell or securitize do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans (including from a trust vehicle used to facilitate a structured financing of the assets through CDOs) or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to be carried on our books, and our ability to borrow against such assets may be limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.

If we enter into credit default swap transactions, we may be exposed to contingent liabilities and additional risks, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

We may also sell credit protection as the seller of credit default swaps, or “CDSs.” CDSs are derivative securities that attempt to replicate the credit risk involved with owning a particular unrelated third-party security, which we refer to as the “Reference Obligation.” The use of CDS transactions is a highly specialized activity that involves investment techniques and risks that are different from those associated with ordinary portfolio securities transactions. If we are incorrect in our forecasts of the interest rates or market values or our assessments of the credit risks relevant to these transactions, the performance of our investment portfolio may be less favorable than it would have been if we had not entered into the CDS transactions. In addition, CDS transactions may involve a small investment of cash compared to the risk that we assume, and as a result, small changes in the Reference Obligation may produce disproportionate and substantial gains or losses to our investment portfolio.

If we enter into a CDS transaction with respect to an asset, we will not have any legal or beneficial interest in the Reference Obligation. We will only have a contractual relationship with the counterparty, and we will not have the benefit of any collateral or other security or remedies that would be available to holders of the Reference Obligation or the right to receive information regarding the underlying obligors or issuers of the Reference Obligation. In addition, in the event of insolvency of a CDS counterparty, we would be treated as a general creditor of the counterparty to the extent the counterparty does not post collateral and, therefore, may be subject to significant counterparty credit risk. Furthermore, CDSs are relatively new instruments, the terms of which may contain ambiguous provisions that are subject to interpretation, with consequences that could be adverse to us.

As the seller of credit protection through a CDS, we would be exposed to those risks associated with owning the underlying Reference Obligation upon the occurrence of “credit events” relating to failure to pay principal, failure to pay interest, write-downs, implied write-downs and distressed ratings downgrades of the Reference Obligation. As a result, CDS transactions may expose us to greater risks than if we had invested in the Reference Obligation directly, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

Risks Associated with Debt Financing

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans.

We may, in some instances, acquire real estate assets by using either existing financing or borrowing new monies to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income” to our stockholders, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes. Payments required on any amounts we borrow reduce the funds available for, among other things, distributions to our stockholders because cash otherwise available for distribution is required to pay principal and interest associated with amounts we borrow.

Defaults on loans secured by a property we own may result in us losing the property or properties securing the loan that is in default as a result of foreclosure actions initiated by a lender. For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the property. If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable gain on the foreclosure but would not receive any cash proceeds. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate real estate assets. In these cases, we will be responsible to the lender for repaying the loans if the subsidiary is unable to do so. If any mortgage contains cross-collateralization or cross-default provisions, more than one property may be affected by a default. If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions will be adversely affected.

If we are unable to borrow at favorable rates, we may not be able to acquire new properties, REITs or other real estate operating companies, which could reduce our income and the amount of distributions that we can make to you.

If we are unable to borrow money at favorable rates, we may be unable to acquire additional real estate assets or refinance existing loans at maturity. Further, we may enter into loan agreements or other credit arrangements that require us to pay interest on amounts we borrow at variable or “adjustable” rates. Increases in interest rates increase our interest costs. If interest rates are higher when we refinance our loans, our expenses will increase and we may not be able to pass on this added cost in the form of increased rents, thereby reducing our cash flow and the amount available for distribution to you. Further, during periods of rising interest rates, we may be forced to sell one or more of our properties in order to repay existing loans, which may not permit us to maximize the return on the particular properties being sold.

Instability in the credit market and real estate market could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

We may not be able to obtain financing for investments on terms and conditions acceptable to us, if at all.  Recently, domestic and international financial markets have experienced unusual volatility and uncertainty.  If this volatility and uncertainty persists, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be significantly impacted.  If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase likely will be lower.  In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees.  All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of companies seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of directors. In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss. Any restrictions on us or our operations also could limit our ability to pay distributions to you.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions, which preclude pre-payments of a loan, could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets and investments in commercial mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

The use of derivative financial instruments may reduce the overall returns on your investments. We have limited experience with derivative financial instruments and may recognize losses in our use of derivative financial instruments. Any loss will adversely affect our results of operations, financial condition and ability to pay distributions to you.

We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.

We expect to finance a portion of the purchase price for each property that we acquire. However, to ensure that our offers are as competitive as possible, we do not expect to enter into contracts to purchase property that include financing contingencies. Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition. In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders. Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract. If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies. These consequences would adversely affect our revenues, diminish our portfolio and reduce the cash available for distribution to our stockholders.

The total amount we may borrow is limited by our articles of incorporation.

Our articles generally limit the total amount we may borrow to 300% of our net assets. This limit could adversely affect our business, including:

•                                          limiting our ability to purchase real estate assets;

•                                          causing us to lose our REIT status if we cannot borrow to fund the monies needed to satisfy the REIT distribution requirements;

•                                          causing operational problems if there are cash flow shortfalls for working capital purposes; and

•                                          causing the loss of a property if, for example, financing is necessary to cure a default on a mortgage.

See “Summary of Our Organizational Documents – Restrictions on Borrowing” for additional discussion regarding restrictions on borrowing.

Risks Related to Our Corporate Structure

Our rights, and the rights of our stockholders, to recover claims against our officers, directors and Business Manager are limited.

Under our articles, we may generally indemnify our directors, our Business Manager and their respective affiliates for any losses or liabilities suffered by any of them and hold these persons or entities harmless for any loss or liability suffered by us as long as: (1) these persons or entities have determined in good faith that the course of conduct that caused the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the directors (gross negligence or willful misconduct of the independent directors), Business Manager or their respective affiliates; or (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.  As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our Business Manager and its affiliates, than might otherwise exist under common law.  In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our Business Manager in some cases. See “Limitation of Liability and Indemnification of Directors and Officers” for additional discussion regarding claims against our officers and directors.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that you would receive a “control premium” for your shares.

Corporations organized under Maryland law are permitted to protect themselves from unsolicited proposals or offers to acquire the company. Although we are not subject to these provisions, our stockholders could approve an amendment to our articles eliminating this restriction. If we do become subject to these provisions, our board of directors would have the power under Maryland law to, among other things, amend our articles without stockholder approval to:

•                                          stagger our board of directors into three classes;

•                                          require a two-thirds vote of stockholders to remove directors;

•                                          empower only remaining directors to fill any vacancies on the board;

•                                          provide that only the board can fix the size of the board;

•                                          provide that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•                                          require that special stockholders meetings be called only by holders of a majority of the voting shares entitled to be cast at the meeting.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for your shares.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” or any affiliate of that interested stockholder for a period of five years after the most recent purchase of stock by the interested stockholder. After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•                                          80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•                                          two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our articles exempt any business combination involving us and The Inland Group or any affiliate of The Inland Group, including our Business Manager and Real Estate Managers, from the provisions of this law. See “Description of Securities – Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws” for additional discussion regarding business combinations under the Maryland Business Combination Act and our articles.

Our articles place limits on the amount of common stock that any person may own without the prior approval of our board of directors.

To qualify as a REIT, no more than 50% of the outstanding shares of our common stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. Our articles prohibit any persons or groups from owning more than 9.8% of our common stock without the prior approval of our board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common stock. Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares. See “Description of Securities – Restrictions on Ownership and Transfer” for additional discussion regarding restrictions on the ownership of common stock.

Our articles permit our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our articles, to issue up to forty million shares of preferred stock without stockholder approval. Further, subject to certain restrictions set forth in our articles, our board may classify or reclassify any unissued preferred stock and establish the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any preferred stock. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock. See “Description of Securities – Authorized Stock” for additional discussion regarding the issuance of shares of preferred stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

Under the Maryland Control Share Acquisition Act, persons or entities owning “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the corporation’s disinterested stockholders. Shares of stock owned by the acquirer or by officers or directors who are employees of the corporation, are not considered disinterested for these purposes. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third of all voting power;

•                                          one-third or more but less than a majority of all voting power; or

•                                          a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. The Control Share Acquisition Act does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by our articles or bylaws. Our articles exempt transactions between us and The Inland Group and its affiliates, including our Business Manager and Real Estate Managers, from the limits imposed by the Control Share Acquisition Act. This statute could have the effect of discouraging offers from third parties to acquire us and increase the difficulty of successfully completing this type of offer by anyone other than The Inland Group and its affiliates. See “Description of Securities – Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws” for additional discussion regarding the Control Share Acquisition Act.

Federal Income Tax Risks

If we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected.

We intend to operate so as to qualify as a REIT under the Internal Revenue Code effective for our taxable year ending December 31, 2009. A REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances is not entirely within our control and may affect our ability to qualify, or continue to qualify, as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualification.

If we were to fail to qualify as a REIT in any taxable year:

•                                          we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

•                                          we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•                                          we would be disqualified from being taxed as a REIT for the four taxable years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

•                                          we would have less cash to pay distributions to stockholders; and

•                                          we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of being disqualified.

See “Federal Income Tax Considerations – REIT Qualification – Failure to Qualify as a REIT” for additional discussion regarding the failure to qualify as a REIT.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to make these distributions and maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (1) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes; (2) the effect of non-deductible capital expenditures; (3) the creation of reserves; or (4) required debt amortization payments. We may need to borrow funds at times when market conditions are unfavorable. These borrowings could increase our costs and reduce the value of our common stock.  Distributions to tax-exempt investors may be classified as unrelated business tax income.

Distributions to tax-exempt investors may be classified as unrelated business tax income.

The Internal Revenue code may classify distributions paid to a tax-exempt investor as unrelated business income, or UBTI, if the investor borrows money to purchase our shares. See “Federal Income Tax Considerations – Federal Income Taxation of Stockholders – Taxation of Tax-Exempt Stockholders” for additional discussion regarding distributions to tax-exempt investors.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.

We may make investments in entities that own or are deemed to be taxable mortgage pools. Similarly, certain of our securitizations could be considered to result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” should consider whether investing in our common stock:

•                                          is subject to the “plan assets” rules under ERISA and the Internal Revenue Code;

•                                          satisfies the fiduciary standards of care established under ERISA;

•                                          is subject to the unrelated business taxation rules under Section 511 of the Internal Revenue Code; and

•                                          constitutes a prohibited transaction under ERISA or the Internal Revenue Code.

We intend to satisfy the “real estate operating company” exception to the plan assets regulations promulgated pursuant to ERISA. Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA. We cannot assure you, however, that this exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA. See “ERISA Considerations” generally for additional discussion regarding ERISA.

If our assets are deemed to be ERISA plan assets, our Business Manager and we may be exposed to liability under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Internal Revenue Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code. If we are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on your investment and our performance. See “ERISA Considerations” generally for additional discussion regarding ERISA plan assets.

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares, you should satisfy yourself that, among other things:

•                                          your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•                                          your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•                                          your investment satisfies the prudence and diversification requirements of ERISA;

•                                          your investment will not impair the liquidity of the plan or IRA;

•                                          your investment will not produce unrelated business taxable income, or UBTI, for the plan or IRA;

•                                          you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•                                          your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

See “ERISA Considerations” for additional discussion regarding investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares.

You may have tax liability on distributions that you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you will have to use funds from other sources to pay your tax liability. See “Federal Income Tax Considerations – Other Tax Considerations – Distribution Reinvestment Plan” for additional discussion regarding tax liability on distributions reinvested in our common stock.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available to pay distributions to you.

Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes.  For example:

•                                          We will be subject to tax on any undistributed income.  We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year plus amounts retained for which federal income tax was paid are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•                                          If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•                                          If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•                                          We will be subject to a 100% penalty tax on certain amounts if the economic arrangements of our tenants, our taxable REIT subsidiaries and us are not comparable to similar arrangements among unrelated parties.

See “Federal Income Tax Considerations” for additional discussion regarding federal and state income taxes.

Certain equity participation in mortgage loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property. This could affect our ability to maintain our status as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risk generally will constitute income that does not qualify for purposes of the 75% income requirement applicable to REITs, and also will be treated as nonqualifying income for purposes of the 95% income test also applicable to REITs unless specified requirements are met. In addition, any income from foreign currency or other hedging transactions would generally constitute nonqualifying income for purposes of both the 75% and 95% income tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur. See “Federal Income Tax Considerations – REIT Qualification – Derivatives and Hedging Transactions” for additional discussion regarding our ability to hedge effectively.

Non-U.S. income or other taxes, and a requirement to withhold any non-U.S. taxes, may apply, and, if so, the amount of net cash from operations payable to you will be reduced.

We intend to acquire real property located outside the U.S. and may invest in stock or other securities of entities owning real property located outside the U.S.  As a result, we may be subject to foreign income taxes, stamp taxes, real property conveyance taxes, withholding taxes, and other foreign taxes or similar impositions in connection with our ownership of foreign real property or foreign securities.  The country in which the real property is located may impose these taxes regardless of whether we are profitable and in addition to any U.S. income tax or other U.S. taxes imposed on profits from our investments in any such real property or securities.  If a foreign country imposes income taxes on profits from our investment in foreign real property or foreign securities, you will not be eligible to claim a tax credit on your U.S. federal income tax returns to offset the income taxes paid to the foreign country, and the imposition of any foreign taxes in connection with our ownership and operation of foreign real property or our investment in securities of foreign entities will reduce the amounts distributable to you.  Similarly, the imposition of withholding taxes by a foreign country will reduce the amounts distributable to you.  We expect the organizational costs associated with non-U.S. investments, including costs to structure the investments so as to minimize the impact of foreign taxes, will be higher than those associated with U.S. investments.  Moreover, we may be required to file income tax or other information returns in foreign jurisdictions as a result of our investments made outside of the U.S.  Any organizational costs and reporting requirements will increase our administrative expenses and reduce the amount of cash available for distribution to you.  You are urged to consult with your own tax advisors with respect to the impact of applicable non-U.S. taxes and tax withholding requirements on an investment in our common stock.

Our foreign investments will be subject to changes in foreign tax or other laws, as well as to changes in U.S. tax laws, and such changes could negatively impact our returns from any particular investment.

We expect to make investments in real estate located outside of the United States.   These investments typically will be structured to minimize non-U.S. taxes, and generally will include the use of holding companies.  Our ownership, operation and disposition strategy with respect to non-U.S. investments will take into account foreign tax considerations.  For example, it is typically advantageous from a tax perspective in non-U.S. jurisdictions to sell interests in a holding company that owns real estate rather than the real estate itself.  Buyers of these entities, however, often will discount their purchase price by any inherent or expected tax in the entity.  Additionally, the pool of buyers for interests in these holding companies is typically more limited than buyers of direct interests in real estate, and we may be forced to dispose of real estate directly, thus potentially incurring higher foreign taxes and negatively affecting the return on the investment.

We also will capitalize our holding companies with debt and equity to reduce foreign income and withholding taxes as appropriate and with consultation with local counsel in each jurisdiction.  These capitalization structures are complex and potentially subject to challenge by foreign and domestic taxing authorities.

We may use certain holding structures for our non-U.S. investments to accommodate the needs of one class of investors which reduce the after-tax returns to other classes of investors.  For example, if we interpose an entity treated as a corporation for United States tax purposes in our chain of ownership with respect to any particular investment, U.S. tax-exempt investors generally will benefit as such investment will no longer generate unrelated business taxable income.  However, if a corporate entity is interposed in a non-U.S. investment holding structure, this would prevent individual investors from claiming a foreign tax credit for any non-U.S. income taxes incurred by the corporate entity or its subsidiaries.

Foreign investments are subject to changes in foreign tax or other laws.  Any foreign law changes may require us to modify or abandon a particular holding structure.  These changes also may lead to higher tax rates on our foreign investments than we anticipated, regardless of structuring modifications.  Additionally, U.S. tax laws with respect to foreign investments are subject to change, and such changes could negatively impact our returns from any particular investment.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the federal income tax laws applicable to investments similar to an investment in shares of our common stock.  Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any of these changes will not adversely affect the taxation of a stockholder.  Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets.  You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.  You also should note that our counsel’s tax opinion is based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005.  One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2011.  REIT distributions generally do not qualify for this reduced rate.  The tax changes did not, however, reduce the corporate tax rates.  Therefore, the maximum corporate tax rate of 35% has not been affected.  However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” that other corporations are typically subject to.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation.  As a result, our articles provide our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders.  Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed above under the heading “Risk Factors” above. We do not undertake to publicly update or revise any forward-looking statements, whether as a result as new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

SELECTED FINANCIAL DATA

We are a newly-formed entity without any operating history.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes thereto appearing elsewhere in this prospectus.

CAPITALIZATION

The following table sets forth our historical capitalization as of July 31, 2008 and our pro forma capitalization as of that date as adjusted to give effect to the sale of the minimum offering of 200,000 shares of common stock and the application of the estimated net proceeds therefrom as described in “Estimated Use of Proceeds.”  We sold 20,000 shares to IREIC for an aggregate purchase price of $200,000 in connection with our formation.  The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

	July 31, 2008
	Historical	Pro Forma
Debt:
Mortgage Notes Payable	$—	$—
Stockholders Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 2,460,000,000 shares authorized, 20,000 shares issued and outstanding historical; 220,000 shares issued and outstanding pro forma	20	220
Additional Paid-in Capital	199,980	1,899,780
Retained Earnings Deficit	(4,066)	(4,066)
TOTAL STOCKHOLDERS’ EQUITY:	$195,934	$1,895,934
TOTAL CAPITALIZATION:	$195,934	$1,895,934

COMPENSATION TABLE

The following tables describe the compensation we will pay, or expect to pay, to affiliates of IREIC such as Inland Securities, our Business Manager and our Real Estate Managers and their respective affiliates. We also will reimburse these entities for expenses incurred in performing services on our behalf. In those instances in which there are maximum amounts or ceilings on the compensation that may be received, excess amounts may not be recovered by reclassifying them under a different compensation or fee category.

We define “net income” as total revenues less expenses other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves. As used herein, the term “net income” excludes certain items from income, such as the gain from the sale of our assets or expenses such as depreciation and non-cash reserves. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA, but is not in accordance with generally accepted accounting principles, or GAAP, in the United States. Thus, our net income calculated in accordance with GAAP may be greater or less than our net income calculated under the NASAA REIT Guidelines.

Nonsubordinated Payments

The following compensation, allowances and fees we expect to pay to our Business Manager and its affiliates are not subordinated to the returns on invested capital paid to our stockholders.

Offering Stage

ORGANIZATION AND OFFERING EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Selling commissions payable to Inland Securities Corporation and soliciting dealers designated by Inland Securities.

We will pay Inland Securities a selling commission equal to 7.5% (up to 7% of which may be reallowed to participating dealers) of the sale price for each share sold in the “best efforts” offering, subject to reduction for special sales under the circumstances as described in the “Plan of Distribution – Compensation We Pay for the Sale of Our Shares.”

The actual amount depends on the number of shares sold. If we sell only the minimum amount of 200,000 shares, and there are no special sales, we will pay a total of $150,000 in selling commissions. If the maximum amount of 700,000,000 shares is sold in our “best efforts” offering, and there are no special sales, we

ORGANIZATION AND OFFERING EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Inland Securities, or any of its directors, officers, employees or affiliates, may purchase shares net of sales commissions and the marketing contribution for $8.95 per share; however, the discount on any subsequent purchases of shares to these entities or individuals may not exceed 5%.

Each soliciting dealer and their respective directors, officers, employees or affiliates initially may purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares may not exceed 5%.

will pay a total of $525 million in selling commissions. We will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

Marketing contribution paid to Inland Securities and the soliciting dealers.

We will pay a marketing contribution equal to 2.5% of the gross offering proceeds from shares sold in the “best efforts” offering to Inland Securities, which may reallow up to 1.5% to soliciting dealers. We will not pay the marketing contribution in connection with any special sales, except those receiving volume discounts and those described in “Plan of Distribution – Volume Discounts.”

The actual amount will depend on the number of shares sold. Assuming no special sales, we will pay $50,000 in the aggregate if we sell the minimum number of 200,000 shares, or $175 million in the aggregate if we sell the maximum number of 700,000,000 shares in our “best efforts” offering for marketing. We will not pay this fee in connection with shares of common stock issued through our distribution reinvestment plan.

Itemized and detailed due diligence expenses reimbursed to Inland Securities and the soliciting dealers.

We will reimburse Inland Securities and soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds. These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution,

The actual amount will depend on the number of shares sold. Assuming no special sales and assuming that all expenses are reimbursed from issuer costs, we will pay $10,000 in the aggregate if we sell the minimum number of 200,000 shares, or $35 million in the aggregate if we sell the

ORGANIZATION AND OFFERING EXPENSES

Type of Compensation and Recipient	Method of Compensation		Estimated Amount

	or may be reimbursed from issuer costs.

maximum number of 700,000,000 shares in our “best efforts” offering. If these expenses are reimbursed from amounts paid or reallowed as a marketing contribution, there will be no additional costs to us. We will not reimburse these expenses in connection with shares of common stock issued through our distribution reinvestment plan.

Issuer Costs.	We expect to pay the following expenses in connection with this offering:

All amounts other than the SEC registration fee and the FINRA filing fee are estimates. The actual amounts of these expenses cannot be determined at the present time. We estimate the total amount for expenses of issuances and distribution will be approximately $105.7 million.

	SEC filing fees	$293,768
	FINRA filing fee	$75,500
	Printing & mailing exp.	$30,000,000
	Blue sky fees/exp.	$1,000,000
	Legal fees/exp.	$5,000,000
	Accounting fees/exp.	$6,000,000
	Advertising/sales lit.	$18,000,000
	Transfer agent fees	$5,000,000
	Data processing fees	$1,000,000
	Bank fees and other Admin. exp.	$4,330,732
	Due diligence exp. reimbursement	$35,000,000

We will reimburse IREIC, its affiliates and third parties for costs and other expenses of the offering that they pay on our behalf, in an amount not to exceed 5% of the gross offering proceeds. Our Business Manager has agreed to pay or reimburse any organization and offering expenses that exceed 15% of the gross offering proceeds.

We may reimburse IREIC $100,000 if we sell the minimum offering or $350 million if we sell the maximum. If we do not sell the minimum number of shares, IREIC will be responsible for all of these expenses.

Operational Stage

ACQUISITION EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Acquisition expenses paid to our Business Manager, Real Estate Managers and entities affiliated with each of them, such as IREA, Inland Capital Markets Group, Inland Institutional Capital Partners Corporation and their respective affiliates.

We will reimburse our Business Manager, Real Estate Managers and entities affiliated with each of them, such as IREA, Inland Capital Markets Group, Inland Institutional Capital Partners Corporation and their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the real estate assets. We may not, however, reimburse expenses that exceed, when combined with any acquisition fees that may be paid, the greater of 6% of the contract price of any real estate asset acquired or, in the case of a loan, 6% of the funds advanced. Reimbursable expenses include items such as property appraisals, environmental surveys, property audit fees, legal fees, asset due diligence review and business travel, such as airfare, hotel, meal and phone charges.

The actual amount will depend on each asset and cannot be determined at this time.

ACQUISITION EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Acquisition fee paid to our Business Manager or its designee.

We will pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property or for minority or non-controlling interests in REITs or other real estate operating companies. The amount of the acquisition fee will be equal to 2.5% of the aggregate purchase price paid for the entire interest but will only become due once we acquire a controlling interest. We will pay acquisition fees, in the discretion of our Business Manager, either in cash or by issuing shares of our common stock, valued per share at the greater of (1) the per share offering price of our common stock in our most recent public offering, (2) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (3) $10.00 per share. Any shares issued are subject to restrictions on transfer. If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions contained in our articles to permit the issuance of the additional shares. This fee terminates if we acquire our Business Manager.

The actual amount will depend on whether we acquire any controlling interests and the amount invested, which cannot be determined at this time.

The following table sets forth other fees and expenses that we expect to pay in operating our business.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Real estate management fees paid to our Real Estate Managers.

We will pay the applicable Real Estate Manager a monthly fee of up to 4.5% of the gross income from each property that is managed directly by the Real Estate Manager or its affiliates. We will pay this fee for real estate management services, including leasing and property management. The applicable Real Estate Manager will determine, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 4.5% limitation. This fee may be increased, subject to the approval of a majority of our independent directors, for certain properties, including, for example, properties located outside of the United States. We also will reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries and benefits of persons employed by the Real Estate Manager and its affiliates except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of any of our Real Estate Managers. See “Management – Real Estate Management Agreements” for more information about the services provided or arranged by our Real Estate Managers.

The actual amount will depend on the gross income generated by properties managed by our Real Estate Managers and their affiliates, and cannot be determined at the present time.

Oversight fee paid to our Real Estate Managers.

We will pay the applicable Real Estate Manager a monthly oversight fee of up to 1% of the gross income from each property that is managed directly by entities other than our Real Estate Managers or their affiliates. We will pay this fee to compensate our Real Estate Managers for monitoring the performance of these properties. We expect that our Real Estate Managers will oversee management of property

The actual amount will depend on the gross income generated by the properties overseen by our Real Estate Managers and their affiliates, and cannot be determined at the present time.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

types such as healthcare-related properties and lodging properties which must be operated by third parties to ensure proper treatment of the income generated by these properties under the applicable REIT rules, properties we own through joint ventures, properties we own as a result of acquiring interests in other REITs or real estate operating companies and properties located outside of the United States. The applicable Real Estate Manager will determine, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 1% limitation. We also will reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries and benefits of persons employed by the Real Estate Manager and its affiliates except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of any of our Real Estate Managers.

In addition, with respect to any property that is managed directly by entities other than our Real Estate Managers or their affiliates and does not generate income, such as properties that are newly constructed, are under development or construction, or have not yet been developed, we may pay a monthly oversight fee based upon the “hourly billing rate” of the applicable Real Estate Manager, multiplied by the number of hours spent by its employees in providing oversight services for us in respect of that property. For these purposes, the “hourly billing rate” approximates the hourly cost to that Real Estate Manager to provide services to us

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

based on:

•    the amount of salaries and bonuses paid to the employees of the Real Estate Manager providing the services; and

•    an allocation for overhead including employee benefits, rent, materials, fees, taxes, and other operating expenses incurred by the Real Estate Manager in operating its business, except for direct expenses for which we reimburse the Real Estate Manager.

In no event will any of our Real Estate Managers receive a real estate management fee as well as an oversight fee with respect to a particular property. In addition, except as otherwise approved by a majority of our independent directors, the total fees paid to our Real Estate Managers for managing an asset, including oversight fees, will not exceed 4.5% of the gross income generated by the applicable property.

Interest expense paid to our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC.

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates.

The actual amount of interest paid will depend on the amount borrowed and the interest rate prevailing at the time. We cannot determine the amount at this time.

We will pay Inland Mortgage Servicing Corporation, Inland Mortgage Brokerage Corporation and Inland Commercial Mortgage Corporation for purchasing, selling and servicing mortgages.

We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. In addition, we will pay Inland Mortgage Brokerage Corporation and Inland Commercial Mortgage Corporation 0.2% of the principal amount of each loan placed for us by either entity. These fees must be approved by a majority of our directors and a majority of our

The actual amount will depend on the number of loans in our portfolio and cannot be determined at the present time.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

independent directors as fair and reasonable to us.

We will reimburse IREIC, our Business Manager and their respective affiliates for providing ancillary services.

We will reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing ancillary services to us, including the costs of salaries and benefits of persons employed by these entities and performing services for us. See “Management – The Business Management Agreement – Ancillary Agreements” for a description of how we may reimburse these service providers.

The actual amount will depend on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

We will pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities.

We will pay annual fees totaling 1% of the first $1 to $5 million of marketable securities under management, 0.85% of marketable securities from $5 to $10 million, 0.75% of marketable securities from $10 to $25 million, 0.65% of marketable securities from $25 to $50 million, 0.60% of marketable securities from $50 to $100 million and 0.50% of marketable securities above $100 million.

The actual amount will depend on the total amount of marketable securities under management and cannot be determined at this time.

We will pay Inland Institutional Capital Partners Corporation a fee for identifying institutional partners, including real estate developers, owners and other affiliated and unaffiliated third parties, with whom we may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements.

We will pay Inland Institutional Capital Partners Corporation, or “ICAP,” an hourly advisory fee for the time that ICAP spends targeting and qualifying potential institutional partners and providing related services to us, at a rate equal to $250 per hour for ICAP’s principals and $100 per hour for ICAP’s other employees. The advisory fee will be accrued on a quarterly basis. In addition, in the event that ICAP identifies an institutional partner with whom we actually enter into a definitive agreement, we will pay ICAP an investment fee equal to up to 0.35% of the amount invested by that partner in the joint venture or other arrangement.

The actual amount depends on the number of partners identified and the number of joint ventures and other co-ownership arrangements that we enter into, and cannot be determined at the present time.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

The advisory fee described above will be offset by this investment fee.

Liquidation Stage

LIQUIDATION STAGE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Property disposition fee to be paid to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corporation.

We may pay a property disposition fee to Inland Real Estate Sales or Inland Partnership Property Sales in an amount equal to the lesser of:

•    3% of the contract sales price of the property; or

•    50% of the customary commission which would be paid to a third party broker for the sale of a comparable property.

The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price. We may pay these fees only if these entities provide substantial service in connection with selling a property. This fee terminates if we acquire our Business Manager.

The actual amounts to be received depend upon the sale price of our properties and, therefore, cannot be determined at the present time.

Subordinated Payments

We may pay the following additional fees to our Business Manager after a minimum return on invested capital has been paid to our stockholders.

Operational Stage

ASSET MANAGEMENT FEES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Business management fee paid to our Business Manager.

After all of our stockholders have received, from distributions from all sources, a non-cumulative, non compounded return of 5% per annum on their “invested capital,” we will pay our Business Manager an annual business management fee of up to 1% of our “average invested assets,” payable quarterly in an amount equal to 0.25% of our average invested assets as of the last day of the immediately preceding quarter. Our Business Manager will determine, in its sole discretion and on a quarterly basis, the amount of the fee, subject to the applicable limits. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions identified as special distributions from the sale or financing of our real estate assets, and “average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in joint ventures, REITs and other real estate operating companies, before reserves for amortization and depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. We will pay this fee for services provided or arranged by our Business Manager,

The actual amount depends on the amount of our assets and distributions paid to our stockholders and cannot be determined at the present time.

ASSET MANAGEMENT FEES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate. This fee terminates if we acquire our Business Manager.

Separate and distinct from any business management fee, we also will reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our Business Manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager.

For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of:

• 2% of our average invested assets for that fiscal year; or

• 25% of our net income for that fiscal year, subject to certain adjustments described herein.

For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are

ASSET MANAGEMENT FEES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

excluded from the definition of total operating expenses.

Incentive fee paid to our Business Manager.

After our stockholders have first received, from distributions from all sources, a 10% per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of our real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary. This fee terminates if we acquire our Business Manager.

The actual amount depends on the amount of net proceeds from the sale of our real estate assets and cannot be determined at the present time.

LISTING FEE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Listing fee to be paid to our Business Manager.

Upon listing our common stock, or the common stock of any of our subsidiaries, on a national securities exchange, we will pay our Business Manager 15% of the amount by which our market value plus distributions paid to the date of listing exceeds the aggregate capital contributed by investors in this offering plus an amount equal to a 6% cumulative, non-compounded annual return to investors. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at the time of listing, over the thirty trading days after the shares are first listed on a stock exchange. In the event that, at the time of listing, investors have not received a 6% cumulative, non-compounded annual return, the fee may be paid at the time that this return is paid, calculated as described herein. This fee terminates if we acquire our Business Manager.

The actual amounts depend upon the results of our operations and cannot be determined at the present time.

ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our best good faith estimate of the use of offering proceeds.  The organization and offering expenses may not be greater than 15% of the gross offering proceeds.  The estimates may not accurately reflect the actual receipt or application of the offering proceeds.  Although we estimate total organization and offering expenses will be less than the total permitted in the case of the “maximum offering,” actual organization and offering expenses may total 15% of the gross offering proceeds.  The first scenario assumes we sell the minimum of 200,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The second scenario assumes we sell the maximum of 700,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  We have not given effect to any special sales or volume discounts which could reduce selling commissions under either scenario.  In addition, we will not pay commissions or marketing contributions in connection with shares of common stock issued through our distribution reinvestment plan.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,000,000	100.00%	$7,000,000,000	100.00%
Less Organization and Offering Expenses:
Selling Commissions	$150,000	7.50%	$525,000,000	7.50%
Marketing Contribution(1)	$50,000	2.50%	$175,000,000	2.50%
Issuer Costs(1)(2)	$100,000	5.00%	$105,700,000	1.51%
TOTAL EXPENSES:	$300,000	15.00%	$805,700,000	11.51%
Gross Amount Available	$1,700,000	85.00%	$6,194,300,000	88.49%
Less:
Acquisition Expenses(3)	$20,000	1.00%	$35,000,000	0.50%
NET CASH AVAILABLE FOR INVESTMENT:	$1,680,000	84.00%	$6,159,300,000	87.99%

(1)

We will reimburse Inland Securities and soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds. These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs. If these expenses are reimbursed from issuer costs, we will pay $35 million in the aggregate if we sell the maximum number of 700,000,000 shares in our “best efforts” offering. If these expenses are reimbursed from amounts paid or reallowed as a marketing contribution, there will be no additional costs to us.

(2)

Issuer costs may not exceed 5% of the gross offering proceeds. Issuer costs were estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in sponsoring four other REIT programs. Issuer costs include amounts for SEC registration fees, FINRA filing fees, certain bona fide itemized and detailed due diligence expenses, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)

Acquisition fees and expenses are estimated for illustrative purposes only. The actual amount of acquisition fees and expenses cannot be determined at the present time and will depend on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the aggregate amount borrowed, if any, to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

PRIOR PERFORMANCE OF IREIC AFFILIATES

Prior Investment Programs

During the ten year period ending June 30, 2008, IREIC and its affiliates have sponsored four other REITs and seventy real estate exchange private placements, which altogether have raised more than $15 billion from over 339,800 investors in offerings for which Inland Securities has served as dealer manager. During that period, Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc. and Inland American Real Estate Trust, Inc. the other REITs sponsored by IREIC, raised approximately $14.3 billion from over 338,300 investors.  These REITs have, or, with respect to Inland Retail Real Estate Trust, Inc., had,  investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders.  Inland Real Estate Corporation and Inland Western invest solely in retail shopping centers (generally neighborhood and community centers), as well as single and multi-tenant net-leased properties located throughout the United States.  Inland American may purchase any type of real estate assets throughout the United States and Canada, although it focuses on multi-family, office and industrial/distribution buildings, lodging facilities and retail properties located in the United States.  We will actively seek to invest in the same type of assets as these entities.  We will also seek to acquire healthcare-related facilities and public infrastructure assets, as well as real estate assets located in markets outside of the United States.  Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial/distribution buildings, shopping centers, office buildings and other retail buildings.  The four REITs represent approximately 95% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 95% of properties purchased and approximately 94% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

With respect to the disclosures set forth herein, we have not provided information for Inland Retail Real Estate Trust, Inc., or IRRETI, as of June 30, 2008. On February 27, 2007, all of the outstanding common stock of IRRETI was acquired in a merger with Developers Diversified Realty Corporation (“DDR”).  Pursuant to the merger agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February 2007 in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through a combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion. No further information regarding IRRETI is available.

We will pay fees to, and reimburse expenses incurred by, Inland Securities and our Business Manager, Real Estate Managers, TIREG and their affiliates, as described in more detail in the section of this prospectus captioned “Compensation Table.”  The other four REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, real estate managers and affiliates.  However, Inland American is the only REIT that has paid an acquisition fee to its business manager or an oversight fee to its real estate managers.  The private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing contributions, bona fide due diligence expenses, acquisition fees and real estate management fees. However, because the business conducted by, and the underlying investment objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The following discussion and the Prior Performance Tables, included in this prospectus as Appendix A, provide information on the prior performance of the real estate programs sponsored by IREIC and its affiliates. Past performance is not necessarily indicative of future performance.

Summary Information

The following table provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of IRRETI, for the ten year period ending June 30, 2008, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. With respect to IRRETI, information is presented for the ten year period ended September 30, 2006. This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager. All information regarding the REITs previously sponsored by IREIC is derived from the public filings by these entities. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. as of June 30, 2008	Inland Retail Real Estate Trust, Inc. as of September 30, 2006	Inland Real Estate Corporation as of June 30, 2008 (1)	Inland American Real Estate Trust, Inc. as of June 30, 2008	Inland Real Estate Exchange Private Placement Offerings as of June 30, 2008
Number of programs sponsored	1	1	1	1	79
Aggregate amount raised from investors	$4,434,960,000	2,424,515,000	730,556,000	6,698,337,000	705,100,000
Approximate aggregate number of investors	113,400	57,600	22,000	145,300	1,500
Number of properties purchased	315	287	177 (2)	884 (3)	81
Aggregate cost of properties	$8,328,696,000	4,138,046,000	1,645,806,500	7,824,668,000	1,477,000,000
Number of mortgages/notes receivable	3	0	0	12	0
Principal amount of mortgages/notes receivable	$25,272,000	0	0	296,416,000	0
Number of investments in unconsolidated entities	0	0	0	14 (4)	0
Investment in unconsolidated entities	$0	0	0	653,798,000	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	70.00%	89.00%	89.00%	22.00%	35.00%
Single-user net lease	30.00%	11.00%	11.00%	28.00%	11.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	9.00%	40.00%
Industrial	0.00%	0.00%	0.00%	6.00%	14.00%
Health clubs	0.00%	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%	0.00%
Multi-family	0.00%	0.00%	0.00%	3.00%	0.00%
Lodging	0.00%	0.00%	0.00%	32.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%	100.00%
Land	0.00%	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	38.00%	39.00%	38.00%	4.00%	34.00%
Existing construction	62.00%	61.00%	62.00%	96.00%	66.00%

Number of properties sold in whole or in part	11	13	32 (2)	0	6

Number of properties exchanged	0	0	0	0	0

(1)

On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments. IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commissions. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate) concurrently with the closing of the offering. Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement. Accordingly, information regarding this private placement has been excluded from the table and the narrative below.

(2)

IRC’s joint venture with Inland Real Estate Exchange Corporation has offered tenant-in-common interest in properties that it holds together with its joint venture partner, to investors in a private placement exempt from registration under the Securities Act of 1933. Included in the amounts above are all properties purchased for this joint venture. During the six months ended June 30, 2008, IRC purchased one property in the IREX JV and contributed one property to the IREX JV. Neither interest has been sold.

(3)	Excludes twelve properties in development as of June 30, 2008.

(4)

These entities are owned by Inland American and other unaffiliated parties in joint ventures. Net income, cash flow from operations and capital transactions for these properties are allocated to Inland American and its joint venture partners in accordance with the respective partnership agreements. Inland American’s partners manage the day-to-day operations of the properties and hold key management positions.  These entities are not consolidated by Inland American and the equity method of accounting is used to account for these investments. Under the equity method of accounting, the net equity investment of Inland American and Inland American’s share of net income or loss from the unconsolidated entity are reflected in the consolidated balance sheets and the consolidated statements of operations.

During the three years prior to June 30, 2008, Inland American purchased 884 properties, excluding development properties, Inland Western purchased 128 properties, and Inland Real Estate Corporation purchased eleven commercial properties.  Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51.6 million shares of common stock. In addition, through June 30, 2008, IRC had issued approximately 16.1 million shares of common stock through its distribution reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $680.4 million as of June 30, 2008. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On June 30, 2008, the closing price of the stock on the New York Stock Exchange was $14.42 per share.

IRC focuses on purchasing neighborhood, community, power, lifestyle and single tenant retail centers, which primarily provide “everyday” goods and services to consumers.  IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of June 30, 2008, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.98 per share, equal portions of which are paid monthly.

As of June 30, 2008, IRC owned 146 properties for an aggregate purchase price of approximately $1.6 billion. These properties were purchased in part with proceeds received from the above described offerings of shares of its common stock, borrowings secured by its properties draws on its line of credit or sales proceeds from previous sales of properties. As of June 30, 2008, IRC had debt of approximately $562.8 million secured by its properties and had $85 million outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its real estate manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its real estate manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 9% of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed by Inland Securities in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and has repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI had realized total net offering proceeds of approximately $2.4 billion as of September 30, 2006. On December 29, 2004, IRRETI issued approximately 19.7 million shares as a result of a merger with its advisor and real estate managers, as described below.

IRRETI focused on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI sought to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which was paid monthly.

As of September 30, 2006, IRRETI owned 287 properties for an aggregate purchase price of approximately $4.1 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of September 30, 2006, IRRETI had borrowed approximately $2.3 billion secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its real estate managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the real estate managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

As noted above, on February 27, 2007, IRRETI and DDR completed a merger.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003. Through a total of two public offerings, the last of which was completed in 2005, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of approximately 422 million shares of its common stock. In addition, through June 30, 2008, Inland Western had issued approximately 54 million shares through its distribution reinvestment program and had repurchased approximately 32 million shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4.5 billion as of June 30, 2008.

Inland Western focuses on purchasing neighborhood and community multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2008, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of June 30, 2008, Inland Western owned 303 properties for an aggregate purchase price of approximately $7.7 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of June 30, 2008, Inland Western had borrowed approximately $4.5 billion secured by its properties.

On November 15, 2007, Inland Western became a self-administered REIT by acquiring, through merger, Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its real estate managers. As a result of the merger, Inland Western issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the real estate managers, an aggregate of approximately 37.5 million shares of Inland Western’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.7% of its common stock.

On November 1, 2007, a single stockholder filed a class action complaint in the United States District Court for the Northern District of Illinois alleging violations of the federal securities laws and common law causes of action in connection with Inland Western’s merger with its business manager/advisor and real estate managers as reflected in its proxy statement dated September 10, 2007 (the “Proxy Statement”).  On June 12, 2008, the stockholder filed an amended complaint that named Madison Investment Trust as an additional plaintiff, and KPMG LLP, Inland Western’s independent registered public accounting firm, as an additional defendant.  The amended complaint alleges, among other things, (1) that the consideration paid as part of the merger was excessive; (2) the Proxy Statement violated Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based upon allegations that the Proxy Statement contained false and misleading statements or omitted to state material facts; (3) that the business manager/advisor, real estate managers, certain directors and other defendants breached their fiduciary duties to the class; and (4) that the merger unjustly enriched the business manager/advisor and real estate managers, and other defendants. The amended complaint seeks, among other things, (a) certification of the class action; (b) a judgment declaring the Proxy Statement false and misleading; (c) unspecified monetary damages; (d) to nullify any stockholder approvals obtained during the proxy process; (e) nullification of the merger and the related merger agreements with the business manager/advisor and the real estate managers; and (f) the payment of reasonable attorneys’ fees and experts’ fees.  Inland Western believes that the allegations in the amended complaint are without merit, and intends to vigorously defend the lawsuit.

Inland American Real Estate Trust, Inc. was formed in October 2004.  Inland American Real Estate Trust, Inc., which we refer to herein as Inland American, completed its initial public offering on July 31, 2007 and commenced its follow-on offering on August 1, 2007.  Through June 30, 2008, Inland American has sold a total of approximately 648.2 million shares of its common stock. In addition, through June 30, 2008, Inland American had issued approximately 27.5 million shares through its distribution reinvestment program and had repurchased approximately 3.7 million shares through its share repurchase program. As a result, Inland American had realized total gross offering proceeds of approximately $6.6 billion as of June 30, 2008.

Inland American focuses on acquiring and developing a diversified portfolio of commercial real estate, primarily multi-family, office and industrial distribution buildings, lodging facilities, retail properties, and development properties, as well as triple-net, single use properties of a similar type, located in the United States and Canada. Inland American seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2008, the properties owned by Inland American were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.62 per share, a portion of which is paid monthly.

As of June 30, 2008, Inland American owned 884 properties for an aggregate purchase price of approximately $7.8 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of June 30, 2008, Inland American had borrowed approximately $4.1 billion secured by its properties.

Contemporaneous with Inland American’s merger with Winston Hotels, Inc., its wholly-owned subsidiary, Inland American Winston Hotels, Inc., referred to herein as “Inland American Winston,” WINN Limited Partnership, or “WINN,” and Crockett Capital Corporation, or “Crockett,” memorialized in a development memorandum their intentions to subsequently negotiate and enter into a series of contracts to develop certain hotel properties, including without limitation a Westin Hotel in Durham, North Carolina, a Hampton Inn & Suites/Aloft Hotel in Raleigh, North Carolina, an Aloft Hotel in Chapel

Hill, North Carolina and an Aloft Hotel in Cary, North Carolina (collectively referred to herein as the “development hotels”).

On March 6, 2008, Crockett filed an amended complaint in the General Court of Justice of the State of North Carolina against Inland American Winston and WINN.  The complaint alleges that the development memorandum constituted a legally binding agreement.  The complaint further claims that Inland American Winston and WINN breached the terms of the alleged agreement by failing to take certain actions to develop the Cary, North Carolina hotel and by refusing to convey their rights in the three other development hotels to Crockett.  The complaint seeks, among other things, monetary damages in an amount not less than $4,800,000 with respect to the Cary, North Carolina property.  With respect to the remaining three development hotels, the complaint seeks specific performance in the form of an order directing Inland American Winston and WINN to transfer their rights in the hotels to Crockett or, alternatively, monetary damages in an amount not less than $20,100,000.

Inland American Winston and WINN deny these claims and, on March 26, 2008, filed a motion to dismiss the amended complaint.  Inland American Winston and WINN contend that the development memorandum was not a binding agreement but rather merely an agreement to negotiate and potentially enter into additional contracts relating to the development hotels, and therefore is unenforceable as a matter of law.  Inland American Winston and WINN have requested that the General Court of Justice of the State of North Carolina dismiss the amended complaint in its entirety, with prejudice.

In a separate matter, on February 20, 2008, Crockett filed a demand for arbitration with the American Arbitration Association against Inland American Winston and WINN with respect to three construction management services agreements entered into by the parties in August 2007. The demand claims that Inland American Winston and WINN have failed to pay Crockett certain fees in exchange for Crockett providing construction management services for hotel properties located in Chapel Hill, North Carolina, Jacksonville, Florida and Roanoke, Virginia. Pursuant to this arbitration demand, Crockett is seeking damages in an aggregate amount not less than $281,000.  On March 17, 2008, Inland American Winston and WINN filed an answer to this demand stating that they had paid Crockett the amounts due under the agreements and that all other damages sought by Crockett are penalty payments unenforceable against them.

The following tables summarize distributions paid by IRC, Inland Western and Inland American through June 30, 2008. The rate at which each company raises capital, acquires properties and generates cash from all sources determines the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed, from time to time, to either forgo or defer all or a portion of the business management and advisory fees due them to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003 through June 30, 2008, IREIC or its affiliates received approximately $103.1 million in advisor fees and agreed to forgo an additional $168 million. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received approximately $1.2 million and $4.7 million, respectively, for an aggregate amount of approximately $5.9 million. IREIC forgave approximately $2.4 million of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements, and Inland Western had repaid the remaining $3.5 million.  With respect to Inland American, in 2007, IREIC or its affiliates agreed to forgo approximately $34.8 million in business management fees.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties.  Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to forgo any portion of this fee, thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors – Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation – Last Offering By Inland Securities Completed In 1998

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005(4)	58,867,790	57,502,980	—	1,364,810.87
2006(5)	64,689,179	55,737,360	8,520,125	431,694.96
2007	63,659,150	59,860,450	516,781	3,281,919.98
2008	32,291,000	32,291,000	—	—	.49
	598,928,437	496,540,799	95,160,904	7,226,734

(1)	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)	Represents a capital gain distribution for federal income tax purposes.

(4)

For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005. The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(5)

The December distribution declared on December 20, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 calculation.

Inland Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2003

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
1999	1,396,861	318,484	1,078,377	—	.49	(4)
2000	6,615,454	3,612,577	3,002,877	—	.77
2001	17,491,342	10,538,534	6,952,808	—	.80
2002	58,061,491	36,387,136	21,674,355	—	.82
2003	160,350,811	97,571,099	62,779,712	—	.83

	Total Distribution		Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share
2004	190,630,575		110,922,403		79,708,172		—		.83
2005	193,733,000		146,820,000		45,713,000		1,200,000.76			(5)
2006	162,705,000	(1)	162,705,000	(1)	—	(1)	—	(1)
	790,894,534		568,875,233		220,909,301		1,200,000

(1)

The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end. Because of the acquisition by DDR, this information reflects distributions as of September 30, 2006.

(2)

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)	Represents a capital gain distribution for federal income tax purposes.

(4)	IRRETI began paying monthly distributions in May 1999. This amount represents total distributions per share made during the period from May 1999 through December 1999.

(5)

For the year ended December 31, 2005, IRRETI declared distributions of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005.

Inland Western Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2005

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(4)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—	.64
2007	290,550,000	141,560,000	148,990,000	—	.64
2008	155,320,000	155,320,000	—	—	.32
	955,866,000	569,957,000	425,909,000	—

(1)	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)	Represents a capital gain distribution for federal income tax purposes.

(4)	Inland Western began paying monthly distributions in November 2003. This amount represents total distributions per share paid during the period from November 2003 through December 2003.

Inland American Real Estate Trust, Inc. – Offering By Inland Securities Ongoing

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
2005	123,000	—	123,000	—	.11	(4)
2006	33,393,000	16,696,000	16,697,000	—	.60
2007	222,697,000	140,996,000	81,701,000	—	.61
2008	182,096,000	182,096,000	—	—	.31
	438,309,000	339,788,000	98,521,000

(1)	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)	Represents a capital gain distribution for federal income tax purposes.

(4)	Inland American began paying monthly distributions in November 2005. This amount represents total distributions per share paid during the period from November 2005 through December 2005.

Private Partnerships

Through June 30, 2008, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 506 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From July 1, 1998 through June 30, 2008, investors in these private partnerships have received total distributions in excess of $592 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

IREIC is the general partner of twenty-seven private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004. As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2008, IREX had offered the sale of seventy-nine properties with a total property value of approximately $1.5 billion.

Liquidity of Prior Programs

While engaged in a public offering of its common stock, each of the four REITs sponsored by IREIC disclosed in its prospectus the time at which it anticipated its board would consider listing, liquidating or selling its assets individually.  The following summary sets forth both the dates on which these REITs anticipated considering a liquidity event and the dates on which the liquidity events occurred, if ever.

•                                          Inland Real Estate Corporation. IRC stated that the company anticipated that, by 1999, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange.  In July 2000, IRC became a self-administered REIT by acquiring, through merger, its advisor and its real estate manager. The board evaluated market conditions each year thereafter.  The board decided that conditions were finally favorable in 2004, and IRC listed its shares on the New York Stock Exchange and began trading in June 2004.  On June 30, 2008, the closing price of IRC’s common stock on the New York Stock Exchange was $14.42 per share.

•                                          Inland Retail Real Estate Trust, Inc.  IRRETI stated that the company anticipated that, by February 2004, its directors would determine whether to apply to have shares of its common stock listed for trading on a national stock exchange.  In December 2004, IRRETI became a self-administered REIT by acquiring, through merger, its business manager and advisor and its real estate managers. The board of directors of IRRETI thereafter considered market conditions and chose not to list its common stock.  IRRETI instead consummated a liquidity event by merging with Developers Diversified Realty Corporation, a New York Stock Exchange-listed REIT, in February 2007.  IRRETI’s stockholders received, for each share of common stock held, $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR.

•                                          Inland Western Retail Real Estate Trust, Inc.  Inland Western has stated that the company anticipates that, by September 2008, its directors will determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange, or whether to commence subsequent offerings of its common stock.  In November 2007, Inland Western became a self-administered REIT by acquiring, through merger, its business manager and advisor and its real estate managers. As of June 30, 2008, Inland Western had not applied to list its common stock for trading.

•                                          Inland American Real Estate Trust, Inc.  Inland American has disclosed to its investors that its board does not anticipate evaluating a listing until at least 2010.  As of June 30, 2008, Inland American had not applied to list its common stock for trading.

MANAGEMENT

Board of Directors

We will operate under the direction of our board of directors, which will be responsible for managing and controlling our business affairs.  The board has retained Inland Diversified Business Manager & Advisor, Inc. to serve as our Business Manager and to manage our day-to-day operations.  Our articles and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be more than eleven.  The articles further provide that the majority of our directors must be “independent.”  An “independent director” is a person who is not one of our officers or employees or an officer or employee of our Business Manager, Real Estate Managers or their respective affiliates either currently or at any time in the previous two years.  An ownership interest in another program sponsored by IREIC will not, by itself, preclude status as an independent director.

Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified.  Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.  A director may resign at any time and be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal.  The notice of the meeting must indicate that the purpose of the meeting is to determine if the director is to be removed.  Unless filled by a vote of the stockholders, a vacancy created by an increase in the number of the directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors.

Our directors and officers will not be required to devote all of their time to our business; however, our directors will meet at least once each quarter.  In the exercise of their duties, our directors will rely heavily on our Business Manager, Real Estate Managers and their affiliates.  Our board will have the power to set the compensation of all officers that it selects and to negotiate the terms and conditions of the agreements with all third parties including our Business Manager and Real Estate Managers.

Our directors may establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.  We will follow the policies on investments and borrowing set forth in our organizational documents and described in this prospectus until and unless they are modified by our directors or amended in the manner described in “Summary of our Organizational Documents – Amendment of the Organizational Documents.”

Inland Affiliated Companies

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is an affiliate of The Inland Real Estate Group, Inc., or TIREG, which is wholly owned by The Inland Group, Inc.  The first Inland entity was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year.  TIREG and its affiliates are still centered in the Chicago metropolitan area.  Over the past forty years, TIREG’s affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.  IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc., which is comprised of independent legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored and managed by subsidiaries of IREIC.  These entities, some or all of which are sometimes referred to herein as “Inland,” were, in the aggregate, ranked by Crain’s Chicago Business in April 2007 as the sixteenth largest privately held company headquartered in the Chicago area.  In April 2007, Retail Traffic ranked the entities that comprise The Inland Real Estate Group of Companies as the fifth top owner and manager in the United States.  In July 2007, National Real Estate Investor ranked The Inland Real Estate Group of Companies twenty-first in a survey of the top twenty-five owners of office space as of December 31, 2006.  Inland is one of the largest real estate management firms in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.  As of June 30, 2008, Inland affiliates or related parties have raised more than $15.5 billion from investment product sales to over 330,000 investors.  Inland has completed more than 376 investment programs, and in each case, no investor has received less than his or her contributed capital.

As of June 30, 2008, Inland affiliates or related parties cumulatively had 1,230 employees, owned properties in forty-six states and managed assets with a value exceeding $25.3 billion.  As of June 30, 2008, IREIC was the general partner of limited partnerships which owned in excess of 2,065 acres of pre-development land in the Chicago area, as well as over 2.6 million square feet of real property and 2,065 apartment units.  Another affiliate, Inland Real Estate Brokerage, Inc., in the last six years has completed more than $602 million in commercial real estate sales and leases and has been involved in the sale of more than 4,675 multi-family units and the sale and lease of over sixty-eight million square feet of commercial property.   As of June 30, 2008, another affiliate, Inland Mortgage Brokerage Corporation, had originated more than $11.7 billion in financing including loans to third parties and affiliated entities and owned a loan portfolio totaling approximately $335 million.  Another affiliate, Inland Commercial Mortgage Corporation, had originated more than $262 million in financing as of June 30, 2008.  Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $10.5 billion.

As of June 30, 2008, Inland was responsible for managing approximately 105.4 million square feet of commercial properties located in forty-six states.  A substantial portion of the portfolio, approximately 31.4 million square feet, consists of properties leased on a triple-net lease basis.  A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses.  This group also manages more than 3,731 multi-family units that are principally located in the Chicago metropolitan area.  Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment.  Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired more than 2,695 properties.

 Another affiliate, Inland Real Estate Development Corporation, has handled the design, approval and entitlement of parcels that have included in excess of 11,000 residential units, 13.5 million square feet of retail land and 7.6 million square feet of industrial land.  Inland Real Estate Development has been responsible for the land development of over 3,300 of those residential units, 7.6 million square feet of the retail land and all 7.6 million square feet of the industrial land.  Inland Real Estate Development currently manages an inventory of over 3,500 acres of land for development of which approximately 1,500 acres it or its affiliates own.  Another affiliate, Inland Real Estate Brokerage, Inc., is one of the largest “mid-market” investment real estate brokerage specialists in the Midwest.  In the last six years it has completed more than $582 million in commercial real estate sales and leases, has been involved in the sale of more than 4,675 multi-family units, and the sale and lease of over sixty-six million square feet of commercial property.

The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

Name	Age*	Position
Daniel L. Goodwin	64	Chairman and Chief Executive Officer
Robert H. Baum	64	Vice Chairman, Executive Vice President and General Counsel
G. Joseph Cosenza	64	Vice Chairman
Robert D. Parks	64	Director

*As of January 1, 2008

Messrs. Goodwin, Baum, Cosenza and Parks also are the principals of The Inland Group.

Daniel L. Goodwin is a founding and controlling stockholder of and the chairman of the board and chief executive officer of The Inland Group, Inc.  Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group.  In addition, Mr. Goodwin is the chairman of the board and chief executive officer of Inland Mortgage Investment Corporation and chairman and chief executive officer of Inland Bancorp, Inc., a bank holding company.

Housing.  Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors.  He is also the author of a nationally recognized real estate reference book for the management of residential properties.  Mr. Goodwin served on the Board of the Illinois State Affordable Housing Trust Fund.  He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council.  He has served as Chairman of the DuPage County Affordable Housing Task Force.  Mr. Goodwin also founded New Directions Affordable Housing Corporation, a not for profit entity.

Education.  Mr. Goodwin obtained his bachelor and master’s degrees from Illinois state universities.  Following graduation, he taught for five years in the Chicago Public Schools.  Over the past twenty years, Mr. Goodwin served as a member of the Board of Governors of Illinois state colleges and universities, vice chairman of the Board of Trustees of Benedictine University, vice chairman of the Board of Trustees of Springfield College, and chairman of the Board of Trustees of Northeastern Illinois University.

Robert H. Baum has been with affiliates of The Inland Group since 1968 and is one of the four original principals of The Inland Group.  He is vice-chairman and executive vice-president and general counsel of The Inland Group.  In his capacity as general counsel, Mr. Baum is responsible for supervising the legal activities of The Inland Group and its affiliates.  This includes supervising the Inland Law Department and serving as liaison with outside counsel.

Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois.  He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association.  Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois.  He is also an Illinois licensed real estate broker.  He has served as a director of American National Bank of DuPage and Inland Bank and currently serves as a director of Inland Bancorp, Inc., a bank holding company.  Mr. Baum is a past member of the Men’s Council of the Museum of Contemporary Art in Chicago.  Mr. Baum is a member of the board of directors of Wellness

House, a charitable organization that exists to improve the quality of life for people whose lives have been affected by cancer and its treatment by providing psychosocial and educational support to cancer patients, their families and friends.  He also is a governing member of the Chicago Symphony Orchestra.  Mr. Baum received a bachelor degree from The University of Wisconsin and a juris doctor degree from The Northwestern School of Law.

G. Joseph Cosenza has been with affiliates of The Inland Group since 1968 and is one of the four original principals of The Inland Group.  In addition, as president of Inland Real Estate Acquisitions, Inc., Mr. Cosenza immediately supervises a staff of twenty-five persons who engage in property acquisitions and due diligence.  Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.  He has directly overseen the purchases of more than $28 billion of income-producing real estate from 1968 to the present.

Mr. Cosenza received his bachelor degree from Northeastern Illinois University and his master’s degree from Northern Illinois University.  From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts where he also served as assistant principal while operating Inland with Messrs. Goodwin, Parks and Baum on a part-time basis.  Mr. Cosenza has been a licensed real estate broker since 1968 and has previously been active in various national and local real estate associations, including the National Association of REALTORS®, the Urban Land Institute, and the Northern Illinois Association of REALTORS®.

Mr. Cosenza also has been chairman of the board of American National Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace.  He was a director on the Board of Inland Bancorp, Inc., which owns Inland Bank & Trust which has recently combined three banks having a total of ten locations in the Chicago area.  Mr. Cosenza was a director and a member of the management committee of IRC from 1994 to 2005.

Robert D. Parks is a director, and is one of the principals, of The Inland Group.  Mr. Parks, who has been with affiliates of The Inland Group since 1968, is chairman of IREIC, director of Inland Securities and a director of Inland Investment Advisors, Inc.  Mr. Parks is also the chairman of the board of directors of Inland American Real Estate Trust, Inc.  Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC.  He oversees and coordinates the marketing of all investments and investor relations.

He received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master degree from the University of Chicago, and later taught in Chicago’s public schools. He is a registered Direct Participation Program Limited Principal with the FINRA.  He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning as well as a member of the National Association of Real Estate Investment Trusts.

Our Directors and Executive Officers

The following table sets forth information with respect to our directors and executive officers.  The biography of Mr. Parks is set forth above.

Name	Age*	Position
Robert D. Parks	64	Director and Chairman of the Board
Brenda G. Gujral	65	Director and President
Lee A. Daniels	65	Independent Director
Donald J. Figura	62	Independent Director
[ † ]	[ ]	Independent Director
Roberta S. Matlin	63	Vice President
Lori J. Foust	43	Treasurer
Cathleen M. Hrtanek	31	Secretary

*As of January 1, 2008

† To be named by amendment.

Brenda G. Gujral, president and director, also serves as president, chief executive officer and a director of IREIC, our sponsor and the parent company of our Business Manager, and as president, chief operating officer and a director of Inland Securities Corporation.  Additionally, Ms. Gujral is a director of Inland Investment Advisors, Inc., an investment advisor, and has been a director of Inland Western Retail Real Estate Trust, Inc. since its inception in March 2003 and served as its chief executive officer from June 2005 until November 2007. Ms. Gujral also serves as president and director of Inland American Real Estate Trust, Inc. and is chairman of the board of Inland Real Estate Exchange Corporation.  Ms. Gujral was a director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.

Ms. Gujral has overall responsibility for the operations of IREIC, including investor relations, regulatory compliance and filings, review of asset management activities and broker-dealer marketing and communication.   Ms. Gujral works with the internal and outside legal counsel in structuring IREIC’s investment programs and in connection with preparing offering documents and registering the related securities with the SEC and state securities commissions.

Ms. Gujral has been with the Inland organization for twenty-five years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon, to implement land use legislation for that state. Ms. Gujral is a graduate of California State University.  She holds Series 7, 22, 39 and 63 certifications from FINRA, and is a licensed real estate salesperson and a member of the National Association of Real Estate Investment Trusts.

Lee A. Daniels, an independent director, has over thirty-five years of experience in real estate development.  Mr. Daniels is the owner of Lee Daniels & Associates, LLC, a full-service commercial real estate and investment strategies firm, providing acquisition and disposition services, brokerage and transaction management services, construction management services and property development, management and leasing services. From 1992 to 2006, Mr. Daniels was an equity partner at the Chicago law firm of Bell Boyd & Lloyd, and previously had been an equity partner at Katten Muchin & Zavis from 1982 to 1991 and Daniels & Faris from 1967 to 1982.  Mr. Daniels also served as a member of the Illinois House of Representatives from 1975 to 2007, including acting as Speaker of the Illinois House of Representatives from 1995 to 1997.  Mr. Daniels currently serves on the board of governors and board of trustees for Elmhurst Memorial Hospital.  Mr. Daniels also previously served on the boards of directors of Suburban Bank of Elmhurst and Elmhurst Federal Savings and Loan Association.

Mr. Daniels received his bachelor degree from University of Iowa in Iowa City, and received his law degree from The John Marshall School of Law in Chicago, Illinois.  Mr. Daniels is a licensed real estate broker in the State of Illinois and is a certified negotiation consultant.

Donald J. Figura, an independent director, has over thirty years of public accounting experience.  Mr. Figura is one of the four founding partners of Wolf & Company LLP, Certified Public Accountants and Consultants, and has served as its managing partner since 1992.  In his role at Wolf & Company, Mr. Figura provides a variety of consulting services, including corporate strategic planning, succession planning and income and estate planning, and oversees the audits and financial statements for clients.  Mr. Figura also serves as the chairman of the firm’s executive committee.  In addition, Mr. Figura is one of the founding members and chief executive officer of Wolf Financial Management LLC, a FINRA-registered broker-dealer providing wealth management services to individuals and qualified employee benefit plans, Wolf Capital LLC, a FINRA-registered broker-dealer specializing in private investment banking and PKF Chicago, LLC, a CPA firm created to facilitate and joint venture professional engagements for international clients.  Mr. Figura is currently a member of the board of directors of PKF North America Network, an association of ninety-five certified public accounting firms throughout the United States, Canada and Mexico, and previously served as the chairman of the board of this organization.  Mr. Figura received his bachelor degree from DePaul University in Chicago, Illinois.  He is  a licensed certified public accountant and holds Series 7, 65, 63 and 24 certifications from FINRA.

Roberta S. Matlin is our vice president. Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations.  Ms. Matlin also is a director of Inland Real Estate Exchange Corporation, Inland Institutional Capital Partners Corporation and Pan American Bank, a director and president of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation and a director and vice president of Inland Securities Corporation.  Ms. Matlin also serves as the president of our Business Manager.  She is vice president – administration of Inland American Real Estate Trust, Inc.  Ms. Matlin served as vice president of administration of Inland Western Retail Real Estate Trust, Inc. from 2003 until 2007, vice president of administration of Inland Retail Real Estate Trust, Inc. from 1998 until 2004, vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004. Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.  Ms. Matlin is a graduate of the University of Illinois in Champaign.  She holds Series 7, 22, 24, 39, 63 and 65 certifications from FINRA.

Lori J. Foust is our treasurer, as well as the treasurer of our Business Manager.  Ms. Foust also serves as the principal financial officer of Inland American Real Estate Trust, Inc., and served as the principal accounting officer of Inland Western Retail Real Estate Trust, Inc. from February 2004 to December 2005. Ms. Foust joined the Inland organization in 2003, in the capacity of vice president of Inland Western Retail Real Estate Advisory Services, Inc. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her bachelor of science degree in accounting and her master of business administration from the University of Central Florida.  Ms. Foust is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Cathleen M. Hrtanek is our secretary.  Ms. Hrtanek joined Inland in 2005 and is an assistant counsel of The Inland Real Estate Group, Inc.  In her capacity as assistant counsel, Ms. Hrtanek represents many of the entities that comprise the Inland Real Estate Group of Companies on a variety of legal matters.  She is also a member of the audit committee for all public partnerships sponsored by IREIC.  Ms. Hrtanek has been admitted to practice law in the State of Illinois and is a licensed real estate broker.  Ms. Hrtanek received her bachelor degree from the University of Notre Dame in South Bend, Indiana and her law degree from Loyola University of Chicago School of Law.

Committees of Our Board of Directors

Under our bylaws, our board may establish any committee the board believes appropriate and appoint all committee members in its discretion.  Our bylaws require, however, that a majority of the members of each committee be independent directors.

Audit Committee

Our board will form an audit committee consisting of three independent directors.  Mr. Figura will serve as the chairman of the committee.  The audit committee will assist the board in overseeing:

•                                          our accounting and financial reporting processes;

•                                          the integrity and audits of our financial statements;

•                                          our compliance with legal and regulatory requirements; and

•                                          the performance of our internal and independent auditors.

The audit committee will be responsible for engaging our independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by, and the independence of, the independent public accountants, considering the range of audit and non-audit fees and consulting with the independent public accountants regarding the adequacy of our internal accounting controls.  The audit committee will operate pursuant to a written charter to be adopted by our board of directors.  The charter will be posted on our web site, www.inland-diversified.com.

Nominating and Corporate Governance Committee

Our board of directors will form a nominating and corporate governance committee consisting of three independent directors.  The nominating and corporate governance committee will be responsible for (1) identifying individuals qualified to serve on the board of directors and recommending that the board of directors select a slate of director nominees for election by the stockholders at the annual meeting; (2) developing and recommending to the board of directors a set of corporate governance policies and principles and periodically reevaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate; and (3) overseeing an annual evaluation of the board of directors and each of the committees of the board of directors.   The nominating and corporate governance committee will consider director nominees submitted by stockholders.

Our nominating and corporate governance committee will operate pursuant to a written charter to be adopted by the board of directors. The charter will be posted on our web site, www.inland-diversified.com.

Compensation Committee Interlocks and Insider Participation

None of our officers or employees, or the officers or employees of our subsidiaries will participate in the deliberations of our board of directors concerning executive officer compensation.  In addition, none of our executive officers have served as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

Compensation of Directors and Officers

We will pay our independent directors an annual fee of $10,000 plus $500 for each in-person meeting of the board or a committee of the board and $350 for each meeting of the board or a committee of the board attended by telephone.  We also will pay the chairpersons of any committee of our board, including any special committee, an annual fee of $5,000. We will reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings.  We will not compensate any director that also is an employee of our Business Manager or its affiliates.

Compensation of Executive Officers

All of our executive officers are officers of one or more affiliates of IREIC and will be compensated by those entities, in part, for their service rendered to us. We will not separately compensate our executive officers for their service as officers, nor will we reimburse either our Business Manager or Real Estate Managers for any compensation paid to their employees who also serve as our executive officers, other than through the general fees we pay to them under the business management agreement or the real estate management agreements.  In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers.  We also may, from time to time, grant restricted shares of our common stock to one or more of our officers.

Our Business Manager

Our Business Manager, Inland Diversified Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC.  The following table sets forth information regarding its executive officers and directors.  The biographies of Messrs. Goodwin, Parks and Cosenza are set forth above under “– Inland Affiliated Companies” and the biographies of Ms. Matlin, Ms. Gujral, Ms. Foust and Ms. Hrtanek are set forth above under “– Our Directors and Executive Officers.”

Name	Age*	Position
Daniel L. Goodwin	64	Director
Robert D. Parks	64	Director
G. Joseph Cosenza	64	Director
Roberta S. Matlin	63	President
Brenda G. Gujral	65	Vice President
Lori J. Foust	43	Treasurer
Cathleen M. Hrtanek	31	Secretary

*As of January 1, 2008

Our Real Estate Managers

Our five real estate managers, Inland Diversified Real Estate Services LLC, Inland Diversified Asset Services LLC, Inland Diversified Leasing Services LLC, Inland Diversified Development Services LLC and Inland Diversified Global Services LLC, which we refer to collectively herein as our “Real Estate Managers,” are Delaware limited liability companies, the sole member of which is Inland Diversified HOLDCO LLC, which has four members, all corporations, which are controlled by the four principals of The Inland Group.  Each Real Estate Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.   Any healthcare-related and lodging properties we acquire will be managed by third party managers, unaffiliated with us or IREIC and its affiliates.

The following table sets forth information regarding the executive officers and directors of these entities.

Name	Age*	Position
Thomas P. McGuinness	53	Chairman, Director and Chief Executive Officer
Robert M. Barg	54	Director, Treasurer and Secretary
JoAnn M. Armenta	33	Director and Senior Vice President
Elizabeth D. McNeeley	52	Director and Vice President
Alan F. Kremin	61	Director

*As of January 1, 2008

Thomas P. McGuinness joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He also is president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management.  Mr. McGuinness also serves as the chief executive officer of Inland American Holdco Management, LLC and, in that capacity, oversees a staff of 150, with four senior vice presidents reporting directly to him on the day-to-day operations of that company and its four subsidiaries.  Mr. McGuinness is responsible for the performance and activities of diverse platforms created within Inland American Real Estate Trust, Inc., including Inland American Winston Hotels, Inc., Inland American Lodging Corporation, Inland American Communities Group, Inc., and Inland Public Properties Development, Inc., and is responsible for new acquisitions and partnerships. Mr. McGuinness oversees a diverse and nationally-positioned portfolio of 45 million square feet, including retail, office, and industrial properties, and 15,015 hotel rooms.  In past positions with Inland he has been responsible for over 60 million square feet of real estate assets.

Mr. McGuinness is a licensed real estate broker and is past president of the Chicagoland Apartment Association and past regional vice president of the National Apartment Association.  He was on the board of directors of the Apartment Building Owners and Managers Association, and was a trustee with the Service Employees’ Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

Robert M. Barg joined the Inland organization in 1986 and is currently the treasurer of Inland Property Management Group, Inc.  During his tenure with Inland, Mr. Barg has been an officer and director of all of the Inland management companies.  He is currently a senior vice president treasurer for Inland North American Property Management Corp., Inland Continental Property Management Corp. and Mid America Management Corp.  Prior to joining the Inland organization, Mr. Barg was an accounting manager of the Charles H. Shaw Co.   He received his bachelor of science degree in business administration from the University of Illinois at Chicago, served a year as a VISTA Volunteer, and then received a master’s degree in accounting from Western Illinois University in Macomb, Illinois.   Mr. Barg

is a certified public accountant and is a member of the Illinois CPA Society and holds a real estate broker’s license in Illinois.

JoAnn Armenta joined Inland in 1992.  Ms. Armenta currently serves as the senior vice president and director of due diligence for Inland’s management companies, overseeing the department that performs due diligence on the majority of Inland’s acquisitions, and that is responsible for all financial modeling, property inspection, capital projections and all other processes involved with purchasing an asset for the Inland Real Estate Group of Companies.  Ms. Armenta originally joined the multi-family/residential management division of Mid-America Management in 1992 and began overseeing the management of retail, office and industrial properties in 1995.

In 2001, Ms. Armenta became president of real estate management for the portfolio of Inland Retail Real Estate Trust, Inc., or IRRETI.  Her responsibilities in this role included complete oversight of the company’s management, leasing, marketing and operations, including supervising 165 employees located thirteen offices through out the eastern part of the United States. Ms. Armenta was the 2008 Dean of Open Air Centers for the University of Shopping Centers at the Wharton Business School and holds SCSM, SCLS, SCMD and a CDP accreditations with the International Council of Shopping Centers, or ICSC.

Elizabeth D. McNeeley joined Inland Southeast Property Management as a property accountant in January 2002.  In January 2003 she was promoted to Senior Property Accountant for Inland Western Management Corp., and in July of 2003 was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp.  Ms. McNeeley also currently serves as a vice president of Inland American Retail Management Corp., Inland American Office Management Corp. and Inland American Industrial Management Corp.  Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices.  She also taught mathematics at both the middle school and junior college level.  Ms. McNeeley holds a bachelor degree from North Central College, Naperville, Illinois, and a master degree from DePaul University, Chicago, Illinois.  She is a licensed real estate sales agent.

Alan F. Kremin joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other subsidiaries of The Inland Group in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include financial management, corporate asset management, cash budgeting and corporate tax planning for the consolidated group, and serving as a director for various subsidiaries of The Inland Group.  He is treasurer and manager of Inland Real Estate Development, LLC. He is also treasurer and director of Midwest Real Estate Equities, Inc., chief financial officer and director of Inland Atlantic Development Corporation and treasurer of Metropolitan Construction Services, LLC.  He also serves as director of Inland North American Property Management Corp., Inland North American Retail Management Corp., Inland North American Office Management Corp., Inland Continental Property Management Corp., Mid-America Management Corp. and Community Property Management Corp. Mr. Kremin also served as treasurer of our sponsor from 1986 to 1990, when he supervised the daily operations of its accounting department. Prior to joining The Inland Group, Mr. Kremin served for three years as a controller of JMB Realty Corporation. Prior thereto, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his bachelor degree in accounting from Loyola University in Chicago, Illinois. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

The Business Management Agreement

Duties of Our Business Manager.  We have entered into a business management agreement with Inland Diversified Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations including:

•                                          identifying potential investment opportunities in real estate assets and assisting our board of directors in evaluating those opportunities;

•                                          preparing, on our behalf, all reports and regulatory filings including those required by federal and state securities law;

•                                          administering our bookkeeping and accounting functions; and

•                                          undertaking and performing all services or other activities necessary and proper to carry out our investment objectives.

Our business management agreement provides that the Business Manager is deemed to be in a fiduciary relationship with us and our stockholders.  See “Conflicts of Interest” for additional discussion regarding the business management agreement.

Ancillary Agreements.  Under the business management agreement, the Business Manager is obligated to provide, either directly or indirectly through affiliates, various services and licenses needed to operate our business.  To do so, the Business Manager, or we in the case of the trademark license agreement, have entered into various agreements with IREIC and its affiliates.  We have agreed to reimburse the Business Manager, IREIC and its affiliates, each referred to as a “service provider” or, collectively, the “service providers,” for the expenses paid or incurred to provide these services including all direct expenses and the costs of salaries and benefits of persons employed by these entities and performing services for us. Direct expenses include, but are not limited to:

•                                          taxes and assessments on income or real property and taxes;

•                                          premiums and other associated fees for insurance policies including director and officer liability insurance;

•                                          all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•                                          administrative service expenses;

•                                          audit, accounting and legal fees paid to third parties;

•                                          transfer agent and registrar’s fees and charges paid to third parties; and

•                                          expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices.

We also will reimburse the service providers for salaries and benefits of persons employed by these entities and performing services for us. In the case of IREIC, whose employees also provide services for other entities sponsored by, or affiliated with, IREIC, we will reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by that person on matters for us compared to the time spent by that same person on all matters including our matters.  Except in the case of computer services provided by Inland Computer Services, Inc., which is described below, the salary and benefit costs for each service provider other than IREIC will be determined by multiplying (i) the number of hours spent by all employees of the service provider in providing services for us by (ii) that service provider’s “hourly billing rate.” For these purposes, the “hourly billing rate” approximates the hourly cost to the service provider to provide services to us based on:

•                                          the amount of all salaries and bonuses paid to the employees of the service provider; and

•                                          an allocation for overhead including employee benefits, rent, materials, fees, taxes, and other operating expenses incurred by the service provider in operating its business except for direct expenses for which we reimburse the service provider, as described above.

These ancillary agreements will terminate upon the termination of the business management agreement unless the Business Manager or the service provider agrees otherwise.

•                                          Communications Services.  Inland Communications, Inc. will provide marketing, communications and media relations services, including designing and placing advertisements, editing marketing materials, preparing and reviewing press releases, distributing certain stockholder communications and maintaining branding standards.

•                                          Computer Services.  Inland Computer Services, Inc., or ICS, will provide data processing, computer equipment and support services and other information technology services, including custom application, development and programming, support and troubleshooting, data storage and backup, email services, printing services and networking services, including Internet access.  ICS will be compensated for all direct costs incurred and reasonable expenses paid in providing computer services, including programming and consulting time, printing costs and usage charges, equipment rentals and computer usage.

•                                          Insurance and Risk Management Services.  Inland Risk and Insurance Management Services, Inc. will provide insurance and risk management services, including negotiating and obtaining insurance policies, managing and settling claims and reviewing and monitoring our insurance policies.

•                                          Legal Services.  TIREG will provide legal services, including drafting and negotiating real estate purchase and sales contracts, leases and other real estate or corporate agreements and documents, performing due diligence and rendering legal opinions.

•                                          Office and Facilities Management Services.  Inland Office Services, Inc. and Inland Facilities Management, Inc. will provide office and facilities management services, including purchasing and maintaining office supplies and furniture, installing telephones, maintaining security, providing mailroom, courier and switchboard services and contracting with and supervising housekeeping and other facilities maintenance service providers.

•                                          Personnel Services.  Inland Human Resource Services, Inc. will provide personnel services, including pre-employment services, new hire services, human resources, benefit administration and payroll and tax administration.

•                                          Property Tax Services.  Investors Property Tax Services, Inc. will provide property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

•                                          Software License.  ICS has granted the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager’s obligations under the business management agreement.  ICS provides the Business Manager with all upgrades to the licensed software.

•                                          Trademark License.  We have entered into a license agreement with TIREG granting us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business.  TIREG retains exclusive ownership of all trademarks and, except for permitted sublicenses, we will not be able to transfer, sell, assign or modify any right granted to us under the trademark license agreement.  The license agreement contains customary and usual representations, warranties and covenants for agreements of this type, and requires us to indemnify TIREG for any damages resulting from a breach of its obligations under the trademark license agreement.  Either party may terminate the license agreement upon thirty days prior written notice.  If TIREG terminates the agreement, we will have a reasonable opportunity to transition to other trademarks.

Term.  The business management agreement has a term of one year and is renewable for successive one year terms upon the mutual consent of the parties, including an affirmative vote of a majority of our independent directors.  The agreement may be terminated by mutual consent of the parties.  We may terminate the agreement without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to our Business Manager.  The agreement also will terminate upon a business combination with our Business Manager, as described below.  If the business management agreement is terminated, our Business Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.

Compensation.  After all of our stockholders have received, from distributions from all sources, a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our Business Manager a fee of up to 1% of our “average invested assets,” payable quarterly in an amount equal to 0.25% of our average invested assets as of the last day of the immediately preceding quarter.  Our Business Manager will determine, in its sole discretion and on a quarterly basis, the amount of the fee, subject to the applicable limits.  For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions identified as special distributions from the sale or financing of our real estate assets.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in joint ventures, REITs and other real estate operating companies, before reserves for amortization and depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.

Separate and distinct from any business management fee, we also will reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our Business Manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager.

In addition, any time we acquire a controlling interest in a REIT or other “real estate operating company,” we will pay our Business Manager or its designee a fee equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest.  See “Business and Policies – Investment Strategy” for a discussion of what constitutes a “real estate operating company.”  We expect to pay these acquisition fees, in the discretion of our Business Manager, either in cash or by issuing shares of our common stock valued per share at the greater of (1) the per share offering price of our common stock in our most recent public offering, (2) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (3) $10.00 per share.  If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions set forth in our articles to permit the issuance of the additional shares.  If our board does not waive the limit, any excess fee will be paid in cash.

Further, after our stockholders have first received, from distributions from all sources, a 10% per annum cumulative, non-compounded return on, plus return of, their invested capital, as defined above, we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of our real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.

Upon listing our common stock, or the common stock of any of our subsidiaries, on a national securities exchange, we also will pay our Business Manager 15% of the amount by which our market value plus distributions paid to the date of listing exceeds the aggregate capital contributed by investors in this offering plus an amount equal to a 6% cumulative, non-compounded annual return to investors.  The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at the time of listing, over the thirty trading days after the shares are first listed on a stock exchange.  In the event that, at the time of listing, investors have not received a 6% cumulative, non-compounded annual return, the fee may be paid at the time that this return is paid, calculated as described herein.  This fee terminates if we acquire our Business Manager.

If our Business Manager or its affiliates perform services that are outside of the scope of those required under the business management agreement, we will compensate our Business Manager at rates and in amounts approved by our board of directors.  See “Conflicts of Interest” for additional discussion regarding fees paid to the Business Manager.

Reimbursement.  Notwithstanding the above, our Business Manager is required to reimburse us for the amounts, if any, that our total operating expenses paid during the previous fiscal year exceed the greater of:

•                                          2% of our average invested assets for that fiscal year; or

•                                          25% of our net income, before any additions to, or allowance for, reserves for depreciation, amortization or bad debts or other similar reserves before any gain from the sale of our assets, for that fiscal year.

Items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges and acquisition fees and expenses are excluded from the definition of total operating expenses.  Our Business Manager also is obligated to pay organization and offering expenses exceeding specified levels.  See “Compensation Table” for a description of the fees and reimbursements to which our Business Manager is entitled.

Liability and Indemnification.  Under the business management agreement, and the real estate management agreements described below, we are required to indemnify our Business Manager, Real Estate Managers and each of their officers, directors, employees and agents and to pay or reimburse its or their reasonable expenses in advance of the final disposition of a proceeding so long as:

•                                          the person seeking indemnity determined in good faith that the course of conduct that caused the loss, liability or expense was in our best interest;

•                                          the person seeking indemnity was acting on behalf of, or performing services for, us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnity; and

•                                          the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by any party seeking indemnity unless one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person or entity;

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or

•                                          a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

We will advance amounts to any person seeking indemnity for legal and other expenses only if:

•                                          the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

•                                          the legal action is initiated by a third party and a court of competent jurisdiction specifically approves the advance; and

•                                          the person receiving the advance undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

Real Estate Management Agreements

We have entered into real estate management agreements, sometimes referred to herein as the “master management agreements,” with each of our Real Estate Managers.

Duties of our Real Estate Managers.  Our Real Estate Managers and their affiliates will manage or oversee each of our real properties.  If we acquire a property that we would like one of our Real Estate Managers to manage, we will enter into a separate property-specific agreement.  Under this agreement, the applicable Real Estate Manager will be responsible for:

•                                          managing and overseeing the leasing of the property;

•                                          preparing monthly reports and annualized budgets for the property;

•                                          collecting rent, assessments and other items, including security deposits;

•                                          making, or causing to be made, ordinary repairs and replacements necessary to preserve the property;

•                                          negotiating and entering into contracts for budgeted items;

•                                          instituting actions to evict tenants or to recover rent and other sums due, if necessary;.

•                                          evaluating, on an ongoing basis, the financial strength of each tenant as well as the overall tenant mix at each property;

•                                          monitoring distressed, weak or bankrupt tenants and pursuing collections;

•                                          performing construction management for tenant build-outs and out-parcel developments, to the extent applicable;

•                                          administering ongoing preventative maintenance programs for structures such as roofs and parking lots and crisis management programs in the event of a flood, fire, hurricane or other disaster;

•                                          reviewing environmental needs and remediation projects at each property;

•                                          coordinating marketing events, including community events to drive traffic at properties;

•                                          performing due diligence, including conducting preliminary site reviews and tenant interviews, confirming the status of new construction and participating in the review of all leases and financial analysis;

•                                          reviewing incoming invoices, leases and internal control points;

•                                          monitoring master lease tenants; and

•                                          coordinating all post-closing activities related to the purchase and sale of each property, including preparing tax and common area maintenance prorations between the buyer and seller.

Our Real Estate Managers also will implement systems to oversee the performance of any properties.

To carry out their duties under the property-specific agreements, our Real Estate Managers will hire, direct and establish policies for employees who will have direct responsibility for operating each real property that they manage, including but not limited to non-supervisory managers and building and maintenance personnel. The Real Estate Managers also will direct the purchase of equipment and supplies and will supervise all maintenance activity at our properties.

Compensation.  For each property that is managed directly by any of our Real Estate Managers, we will pay the applicable Real Estate Manager a monthly fee of up to 4.5% of the gross income from each property the entity manages.  The applicable Real Estate Manager will determine, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 4.5% limitation.  This fee may be increased, subject to the approval of a majority of our independent directors, for certain properties, including, for example, properties located outside of the United States.  We also will reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries and benefits of persons employed by the Real Estate Manager and its affiliates except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of any of our Real Estate Managers.

For each property that is managed directly by entities other than our Real Estate Managers or their affiliates, such as healthcare-related properties and lodging properties which must be operated by third parties to ensure proper treatment of the income generated by these properties under the applicable REIT rules, properties we own through joint ventures, properties we own as a result of acquiring interests in other REITs or real estate operating companies and properties located outside of the United States, we will pay the applicable Real Estate Manager a monthly oversight fee of up 1% of the gross income from the applicable property.  The applicable Real Estate Manager will determine, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 1% limitation.  We also will reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries and benefits of persons employed by the Real Estate Manager and its affiliates except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of any of our Real Estate Managers.

In addition, with respect to any property that is managed directly by entities other than our Real Estate Managers or their affiliates and does not generate income, such as properties that are newly constructed, are under development or construction, or have not yet been developed, we may pay a monthly oversight fee based upon the “hourly billing rate” of the applicable Real Estate Manager, multiplied by the number of hours spent by its employees in providing oversight services for us in respect of that property.  For these purposes, the “hourly billing rate” approximates the hourly cost to that Real Estate Manager to provide services to us based on:

•                                          the amount of salaries and bonuses paid to the employees of the Real Estate Manager providing the services; and

•                                          an allocation for overhead including employee benefits, rent, materials, fees, taxes, and other operating expenses incurred by the Real Estate Manager in operating its business, except for direct expenses for which we reimburse the Real Estate Manager.

In no event will any of our Real Estate Managers receive a real estate management fee as well as an oversight fee with respect to a particular property.  In addition, except as otherwise approved by a majority of our independent directors, the total fees paid to our Real Estate Managers for managing an asset, including oversight fees, will not exceed 4.5% of the gross income generated by the applicable property.  See “Conflicts of Interest” for additional discussion regarding fees paid to our Real Estate Managers.

Term.  The master management agreement with each Real Estate Manager has a term of one year and is renewable for successive one year terms.  Each master management agreement may be terminated by mutual consent of the parties.  We also may terminate each master management agreement without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to the respective Real Estate Manager.  If any master management agreement is terminated, the respective Real Estate Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.

The Real Estate Manager or its affiliates may subcontract with an affiliate or a third party agent to provide a limited scope of real estate management services for a particular property.  The applicable Real Estate Manager would be responsible for paying any fees due to these entities.  Our Real Estate Managers may form additional subsidiary real estate management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

Other Agreements with Affiliates of IREIC

We have entered into agreements with other affiliates of IREIC to provide services to us.  The terms of these agreements are summarized herein.

Investment Advisory Agreement.  We have entered into an investment advisory agreement with Inland Investment Advisors, Inc., referred to herein as “Inland Advisors,” under which Inland Advisors will serve as our investment advisor.  The agreement provides that Inland Advisors has full discretionary authority with respect to the investment and reinvestment of our assets, subject to certain investment guidelines that we may provide from time to time, and which take effect generally fifteen days after notice to Inland Advisors.  The agreement also gives Inland Advisors the power to act as our proxy and attorney-in-fact to vote, tender or direct the voting or tendering of all of the assets of our accounts.  We will pay Inland Advisors a monthly fee for providing investment advisory services in connection with our investments in marketable securities. We will pay annual fees totaling 1% of the first $1 to $5 million of marketable securities under management, 0.85% of marketable securities from $5 to $10 million, 0.75% of marketable securities from $10 to $25 million, 0.65% of marketable securities from $25 to $50 million, 0.60% of marketable securities from $50 to $100 million and 0.50% of marketable securities above $100 million.   Both we and Inland Advisors may terminate the agreement upon thirty days’ written notice.

Institutional Investor Relationship Services Agreement. We have entered into an institutional investor relationships services agreement with Inland Institutional Capital Partners Corporation, referred to herein as “ICAP,” under which ICAP will serve as our institutional investment relationship advisor.  The agreement provides that ICAP will advise us regarding our current market position, secure institutional investor commitments, and form ventures with operating partners.  We will pay ICAP an hourly advisory fee for the time that ICAP spends targeting and qualifying potential institutional partners and providing related services to us, at a rate equal to $250 per hour for ICAP’s principals and $100 per hour for ICAP’s other employees.  The advisory fee will be accrued on a quarterly basis.  In the event that ICAP identifies an institutional partner with whom we actually enter into a definitive agreement, we will pay ICAP an investment fee equal to up to 0.35% of the amount invested by that partner in the joint venture or other arrangement.  The advisory fee described above will be offset by this investment fee.  The agreement has a term of one year, and will automatically renew for successive one year terms thereafter.  Both we and ICAP may terminate the agreement upon 180 days’ written notice.

Inland Securities Corporation

Inland Securities Corporation, our dealer manager, was formed in 1984 and is registered under the applicable federal and state securities laws as a securities broker-dealer throughout the United States.  Inland Securities also is licensed to sell securities in the province of Ontario, Canada as an international dealer.  Since being formed, Inland Securities has served as the dealer manager in connection with the offering of investment products sponsored by IREIC.  Inland Securities has not rendered these services to anyone other than affiliates of TIREG.  Inland Securities is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA. See “Conflicts of Interest” for additional discussion regarding Inland Securities.

The following table sets forth information about the directors, officers and principal employees of Inland Securities.  Mr. Parks’ biography is set forth above under “– Inland Affiliated Companies” in this section.  The biographies of Ms. Gujral and Ms. Matlin are set forth above under “– Our Directors and Executive Officers” in this section.

Name	Age*	Position
Brenda G. Gujral	65	Director, President and Chief Operating Officer
Roberta S. Matlin	63	Director and Vice President
Catherine L. Lynch	49	Director, Treasurer and Secretary
Robert D. Parks	64	Director
Brian M. Conlon	49	Executive Vice President - National Sales Director
R. Martel Day	58	Executive Vice President - Director of Business Development
Fred C. Fisher	63	Senior Vice President
David Bassitt	65	Senior Vice President
John Cunningham	49	Senior Vice President

*As of January 1, 2008

Catherine L. Lynch joined the Inland organization in 1989 and is the treasurer and secretary of IREIC, responsible for managing the corporate accounting department.  Ms. Lynch also is the treasurer and secretary and a director of Inland Institutional Capital Partners and treasurer of Inland Investment Advisors, Inc. and Inland Capital Markets Group, Inc.  From 1980 until joining the Inland organization, Ms. Lynch was employed by KPMG Peat Marwick LLP. Ms. Lynch received her bachelor degree in accounting from Illinois State University, Normal, Illinois.  Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.  Ms. Lynch also is registered with FINRA as a financial operations principal.

Brian M. Conlon joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day-to-day operations of the company’s real estate investment and capital raising initiatives.  Mr. Conlon is a general securities principal, is licensed as a real estate broker in Georgia, and has earned the certified financial planner and certified commercial investment member designations.  Mr. Conlon served on the national board of directors for the Financial Planning Association in 2001 and 2002.  Mr. Conlon received his bachelor degree from Georgia State University in Atlanta, Georgia and received a master’s degree in business administration from the University of Dallas, in Dallas, Texas.  Mr. Conlon holds Series 7, 24 and 63 certifications with FINRA.

R. Martel Day is executive vice president and director of business development for Inland Securities Corporation.  He joined Inland Securities Corporation in 1984 as a regional representative in the southeast.  Since then, he has served as regional vice president, senior vice president, national marketing director and national sales director.  Mr. Day is currently responsible for developing and maintaining the selling group for Inland’s investment products.

Mr. Day graduated with an engineering degree from the Georgia Institute of Technology, Atlanta, Georgia.  Mr. Day is president and a director of the Investment Program Association, a member of the Financial Planning Association and a member of the National Association of Real Estate Investment Trusts.  Mr. Day holds general securities and registered investment advisor licenses with FINRA.

Fred C. Fisher is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the Midwest region.  In 1994, he was promoted to senior vice president.  Mr. Fisher received his bachelor degree from John Carroll University, University Heights, Ohio.  Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company.  Mr. Fisher holds Series 7, 22 and 63 certifications with FINRA.

David Bassitt joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners.  Mr. Bassitt received a bachelor degree from Ferris State University, Big Rapids, Michigan, and a master degree from St. Cloud University, St. Cloud, Minnesota.  Mr. Bassitt holds Series 6, 7, 22 and 63 certifications with FINRA.

John Cunningham is a senior vice president of Inland Securities Corporation.  He joined an affiliate of TIREG in January 1995 as a commercial real estate broker and joined Inland Securities Corporation as a regional representative for the western region in March 1997. He became a vice president in 1999. In 2002, he became senior vice president of the western region.  Mr. Cunningham graduated from Governors State University, University Park, Illinois, with a bachelor degree in business administration, concentrating in marketing.  Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate.  He holds Series 7 and 63 certifications with FINRA.

Becoming Self-Administered

As noted herein, we are a newly-formed entity with no operating history and no assets.  There is no assurance that we will achieve our objectives or that we will operate profitably.  We anticipate incurring significant costs to acquire assets and to operate our business.  As discussed herein, we will use the net proceeds of the offering to, among other things, acquire assets and fund operating costs.  Because we may not generate net income or sufficient proceeds to pay our costs, we have engaged the Business Manager to manage and operate our business and the Real Estate Managers to provide real estate management services.  Even though we pay fees to these entities and reimburse these entities for the cost they incur in provided service to us, historically, entities similar to our Business Manager have waived fees due to them by REITs sponsored by IREIC.  See “Prior Performance of IREIC Affiliates – Publicly Registered REITs.”  The Business Manager also arranges for all of the ancillary services described herein and provided by entities related to, or affiliated with, the Business Manager.

Because we are not self-administered, that is, we do not have our own employees and rely on a third party to operate our business, our ability to list our shares in an exchange may be impacted.

We understand that substantially all of the REITs that are publicly-traded are “self-administered” not because it is legally required but rather because of market preferences.  As a starting point, we will likely not consider listing our shares until our board believes that our assets and income can support a fully-internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders.  If we do reach this point, we will likely consider various methods for internalizing these functions.  One method would be for us to acquire, or consider acquiring, our Business Manager and Real Estate Managers through a business combination.  If we pursue a business combination with our Business Manager and Real Estate Managers, our board will have a fiduciary duty to act in our best interest.  To fulfill this duty, our board will likely take various actions both procedurally and substantively, including, for example, forming a committee comprised entirely of independent directors to evaluate the proposal and granting the committee the authority to retain its own counsel and advisors to evaluate the proposal.

For a description of some of the risks related to an internalization transaction, see “Risk Factors – Risks Related to Our Business.”

CONFLICTS OF INTEREST

Conflicts of Interest

Conflicts of interest exist between us and other entities sponsored by, or affiliated with, IREIC.  The most significant conflicts of interest we may face in operating our business are described below, and should be read together with the risk factors described in the section of our prospectus captioned “Risk Factors.”

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and Real Estate Managers.

We do not have any employees and will rely on persons employed by our Business Manager and Real Estate Managers to manage our day-to-day operations. Some of the employees of our Business Manager and Real Estate Managers, including two of our directors, Ms. Gujral and Mr. Parks, who serve as our president and chairman of the board, respectively, also are employed by IREIC or its affiliates, and may provide services to one or more investment programs previously sponsored by IREIC. These individuals face competing demands for their time and service and may have conflicts in allocating their time between our business and assets and the business and assets of IREIC, its affiliates and the other entities formed and organized by IREIC. These individuals may not be able to devote all of their time and resources to our business even if needed, which could have an adverse effect on our financial condition, results of operations and ability to pay distributions.

We do not have arm’s-length agreements with our Business Manager, Real Estate Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, Real Estate Managers or any other affiliates of IREIC were negotiated at arm’s-length.  Although these agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length agreements with third parties, we believe that these agreements and arrangements are no less favorable to us than those available from an unaffiliated party under the same circumstances.  Further, a majority of our independent directors will make all decisions regarding enforcing these agreements or arrangements with our Business Manager, Real Estate Managers and other affiliates of IREIC.

Our Business Manager, Real Estate Managers and other affiliates of IREIC will receive commissions, fees and other compensation based upon our invested assets and, in certain cases, the purchase price paid to acquire these assets.

Our Business Manager will receive fees based on the aggregate book value, including acquired intangibles, of our invested assets and on the purchase price paid to acquire interests in REITs and other real estate operating companies.  Further, our Real Estate Managers will receive fees based on the gross income from properties under management or for overseeing management of our properties.  Other parties related to, or affiliated with our Business Manager or Real Estate Managers may also receive fees or cost reimbursements from us.  These compensation arrangements may cause these entities to take or not take certain actions.  For example, these arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets, even if our stockholders may be better served by sale or disposition of the assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired.  In addition, because we will pay our Business Manager a fee when we acquire a controlling interest in a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs or other real estate operating companies even if fee interests in real estate assets generate better returns.

The interests of these parties in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

We compete with other REITs sponsored by IREIC for certain properties and other real-estate related investments.

IREIC has sponsored four REITs with similar investment objectives as ours.  One of these entities, Inland American Real Estate Trust, Inc., relies on an affiliate of our Business Manager to oversee and run its day-to-day operations.  Inland American seeks to invest in a broad range of asset types, including the types of assets in which we intend to invest.  As a result, we may be seeking to buy properties and other real estate assets at the same time as Inland American.  We, along with Inland American, rely to some degree on IREA to identify and assist in acquiring real estate assets.  IREA is an indirect wholly owned indirect subsidiary of The Inland Group.  Mr. Parks is a director of The Inland Group and Mr. Parks and Ms. Gujral are both directors of IREIC and two of the other REITs.  See “Management” above for additional discussion on the positions held by Mr. Parks and Ms. Gujral with these entities.

We will not have our own acquisition group.

We do not intend to employ directly any person(s) responsible for identifying and acquiring properties or other real estate assets. Instead, we will rely on entities affiliated with IREIC such as IREA, Inland Capital Markets Group and Inland Institutional Capital Partners Corporation to identify and acquire other real estate assets. Other entities formed and organized by IREIC likewise utilize these entities to identify and acquire real estate assets, including the type of assets that we seek to acquire. IREA is an indirect wholly owned subsidiary of The Inland Group, and Inland Capital Markets Group and Inland Institutional Capital Partners Corporation are wholly owned subsidiaries of IREIC.  We do not have any pre-emptive rights such as a right of first refusal or first offer to any of the properties, REITs or real estate operating companies any of these entities identify, acquire or obtain the right to acquire.  In determining the IREIC-sponsored program for which a particular investment opportunity would be most suitable, these entities will consider the following factors:

•                                          whether any program has a contractual right of first refusal or first offer;

•                                          the investment objectives and criteria of each program;

•                                          the cash requirements of each program;

•                                          the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area and on diversification of the tenants of its properties;

•                                          the policy of each program relating to leverage of properties;

•                                          the anticipated cash flow of each program;

•                                          the income tax effects of the purchase on each program;

•                                          the size of the investment; and

•                                          the amount of funds available to each program and the length of time that funds have been available for investment.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any investment to be more appropriate for a program other than the program that committed to make the investment, the entity offering the investment may determine that another IREIC-sponsored program will make the investment.

In addition, in the event that we acquire real estate assets from affiliates of IREIC, although the purchase price we pay may not exceed the appraised value of the real estate at the time of its acquisition, it is possible that we would have negotiated a better price if we had negotiated directly with the seller.

Our Business Manager may have conflicting fiduciary obligations if we acquire real estate assets from affiliates of IREIC.

Our Business Manager may seek to acquire an interest in a real estate asset through a joint venture with entities related to, or affiliated with, IREIC.  In these circumstances, persons employed by our Business Manager who also are employed by IREIC or these other parties may have conflicting fiduciary duties.  In order to minimize the conflict between these fiduciary duties, our articles require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the joint venture.

From time to time, we may purchase real estate assets from persons who have prior business relationships with affiliates of IREIC.  Our interests in these transactions may be different from the interests of affiliates in these transactions.

From time to time, we may purchase real estate assets from third parties who have existing or previous business relationships with entities affiliated with IREIC. The officers, directors or employees of our Business Manager, IREA, our Real Estate Managers, Inland Capital Markets Group or Inland Institutional Capital Partners who also perform services for IREIC or these other affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of IREIC and its affiliates in preserving or furthering their respective relationships on the other hand. We may, therefore, end up paying a higher price to acquire the asset or sell the asset for a lower price than we would if these other relationships did not exist.

Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee.

From time to time, IREIC or its affiliates have agreed to either forgo or defer a portion of the business management fee due them from the other REITs sponsored by IREIC to ensure that each REIT generated sufficient cash from operating, investing and financing activities to pay distributions while continuing to raise capital and acquire properties. In each case, IREIC or its affiliates determined the amounts that would be forgone or deferred in their sole discretion and, in some cases, were paid the deferred amounts in later periods.  There is no assurance that our Business Manager will forgo or defer any portion of its business management fee, which may affect our ability to pay distributions or have less cash available to acquire real estate assets.

We will pay significant fees to our Business Manager, Real Estate Managers and other affiliates of IREIC and cannot predict the amount of fees to be paid.

We will pay significant fees to our Business Manager, Real Estate Managers and other affiliates of IREIC for services provided to us. Because these fees generally will be based on the amount of our invested assets, the purchase price for these assets or the revenues generated by our properties, we cannot predict the amounts that we will ultimately pay to these entities. Fees paid to our Business Manager, Real Estate Managers and other affiliates of IREIC will reduce funds available for distribution to our stockholders. See “Management – The Business Management Agreement” and “– Real Estate Management Agreements” for additional discussion regarding the fees that will be paid to our Business Manager, Real Estate Managers and other affiliates of IREIC.

We may make a mortgage loan to affiliates of, or entities sponsored by, IREIC.

We may, from time to time, and subject to the limits in our articles, make a mortgage loan to affiliates of, or entities sponsored by, IREIC. These loan arrangements will not be negotiated at arm’s length and may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arrangements with a third-party borrower not affiliated with these entities.  See “Risk Factors – Risks Related to Investments in Other Real Estate Assets.”

We have the same legal counsel as our dealer manager and certain of its affiliates.

Shefsky & Froelich Ltd. serves as our general legal counsel as well as legal counsel to Inland Securities, our dealer manager. Under applicable legal ethics rules, Shefsky & Froelich Ltd. may be precluded from representing us due to a conflict of interest between us and our dealer manager. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses. See “Legal Matters” for additional discussion regarding our legal counsel.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC and is not, therefore, independent. Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings. Further, none of the fees and expenses payable to Inland Securities have been negotiated at arm’s length.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of July 31, 2008 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.  As of July 31, 2008, we had one stockholder of record.  Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table.  Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class

Brenda G. Gujral, Director and President	—	*

Robert D. Parks, Director and Chairman of the Board	—	*

Lee A. Daniels, Independent Director	—	*

Donald J. Figura, Independent Director	—	*

[ ], Independent Director	—	*

Roberta S. Matlin, Vice President	—	*

Lori J. Foust, Treasurer	—	*

Cathleen M. Hrtanek, Secretary	—	*

All Directors and Officers as a Group (eight persons)	—	*

Inland Real Estate Investment Corporation	20,000	100%

* Less than 1%.

(1)  The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

BUSINESS AND POLICIES

Inland Diversified Real Estate Trust, Inc., which we sometimes refer to as the Company, was formed on June 30, 2008, to acquire and develop commercial real estate located in the United States and internationally.  We will focus primarily on retail properties, office buildings, multi-family properties, industrial/distribution and warehouse facilities, and lodging properties.  We also may purchase medical office buildings and other healthcare-related facilities and public infrastructure assets, including toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks and telecommunications facilities.  We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or have not yet been developed.  We may acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies.  See “ – Investment Strategy” for a more complete definition of “ real estate operating company.”  We also may acquire assets through joint ventures, including joint ventures in which we do not own a controlling interest.  We are not limited as to the geographic area where we may conduct our operations, and we are not specifically limited in the number or size of properties we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

We may originate and invest in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in these loans. These loans may be secured by first or second mortgages on commercial real estate or a pledge of ownership interests in the entity owning commercial real estate. In no event will we make or invest in loans on any property if the aggregate amount of all loans outstanding on that property exceed an amount equal to 85% of the appraised value of the property.

We also may invest in debt securities such as commercial mortgage-backed securities, collateralized debt obligations and debt securities issued by other real estate companies. We may also invest in credit default swaps.  See “Risk Factors – Risks Related to Investments in Other Real Estate Assets” for a more detailed discussion of the risks related to these types of investments.

We intend to elect to be taxed as a real estate investment trust, or REIT, commencing with the tax year ending December 31, 2009.  A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties.  To qualify as a REIT, a company must generally distribute at least 90% of its “REIT taxable income” to its stockholders on an annual basis.

Investment Strategy

We expect to use substantially all of the net proceeds from this offering to acquire commercial real estate located throughout the United States and internationally.  We will not focus our property acquisitions in any one particular geographic location.  We intend to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property or a particular tenant.  However, we generally will endeavor to acquire multiple properties within the same major metropolitan market so that we can efficiently manage each property.  We will also seek properties with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into sale and leaseback transactions in which we purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we generally will not condition any acquisition on our ability to secure financing.  See “Risk Factors – Risks Associated with Debt Financing” for additional discussion regarding our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we would be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us.  We also may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services does not cause us to lose our qualification to be taxed as a REIT.

We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  For these purposes “real estate operating company” means:

•                                          any entity that has equity securities registered under Sections 12(b) or 12(g) of the Exchange Act;

•                                          any entity that files periodic reports under Sections 13 or 15(d) of the Exchange Act; or

•                                          any entity that, either itself or through its subsidiaries:

•                  owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

•                  has a policy or purpose of reinvesting sale, financing or refinancing proceeds or cash from operations;

•                  has its own directors, managers or managing general partners, as applicable; and

•                  either:

•                  has its own officers and employees that, on a daily basis, actively operate the entity and its subsidiaries and businesses; or

•                  has retained the services of an affiliate or sponsor of, or advisor to, the entity to, on a daily basis, actively operate the entity and its subsidiaries and businesses.

We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Each acquired entity would be operated as either a wholly owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties to affiliates of our sponsor or others, that, in our view, would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.  See “Risk Factors – Risks Related to Investments in Other Real Estate Assets” for additional discussion regarding the acquisition of REITs and other real estate operating companies.

Investment Objectives and Policies

Our board of directors will be responsible for implementing our investment objectives and policies. Our investment objectives generally are:

•                                          to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

•                                          to pay sustainable and predictable distributions to our stockholders.

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•                                          You seek regular distributions, because we intend to pay regular monthly cash distributions to our stockholders.

•                                          You seek a hedge against inflation, because we intend to enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

•                                          You seek to preserve your capital with appreciation, because we intend to acquire diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives.  For example, although we enter into leases that contain scheduled rent escalation provisions, our operating expenses may increase with inflation and may not be offset by increases in scheduled rent payments.  Further, our board does not anticipate evaluating a listing of our shares until at least 2014.  There is no assurance that we will list our shares or that a public market will develop if we list our shares.  See “Risk Factors – Risks Related to the Offering” and “– Risks Related to Our Business” for additional discussion of these risks.

Acquisition Standards

We will consider a number of factors in evaluating whether to acquire any particular asset, including:

•                                          geographic location and property type;

•                                          condition and use of the assets;

•                                          historical performance;

•                                          current and projected cash flow;

•                                          potential for capital appreciation;

•                                          potential for economic growth in the area where the assets are located;

•                                          presence of existing and potential competition;

•                                          prospects for liquidity through sale, financing or refinancing of the assets; and

•                                          tax considerations.

International Investments

We believe there are significant opportunities to invest in real estate assets located in markets outside of the United States.  Some of these real estate markets are well-developed and have been integrated into the global capital markets for some time. Others are located in developing markets that either have less advanced capital markets or are surrounded by emerging or higher risk markets. Finally, there are other potential real estate opportunities in emerging markets such as Brazil and Mexico. Although these markets have a higher degree of market risk, we believe they also offer higher potential returns.  We believe that international properties may play an important role in diversifying our portfolio.

To the extent that our Business Manager deems necessary, we, or our Business Manager, may enter into strategic relationships with third parties having specialized or particularized knowledge or experience with real estate assets located in international markets.

Specialized Real Estate Investments

As part of our investment strategy, we intend to invest in real estate assets within specific industries, including the lodging industry and the healthcare industry, as well as in public infrastructure assets.  Our investment strategies with respect to these types of real estate assets are described below.

Lodging Properties.  We may acquire lodging that meets our investment strategy.  These investments may include full-service, select-service and extended-stay lodging facilities, as well as all-inclusive resorts.  Full-service lodging facilities generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service lodging facilities typically do not include these amenities. Extended-stay lodging facilities offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our lodging facilities will be associated.  We may acquire existing lodging properties or properties under construction and development.

Because the REIT rules prohibit us from operating lodging facilities directly, we will lease any lodging properties that we acquire to a wholly-owned, “taxable REIT subsidiary.”  See “Federal Income Tax Considerations – REIT Qualification” for a discussion of a “taxable REIT subsidiary.” Our taxable REIT subsidiary will engage a third party in the business of operating lodging properties to manage the property.  Any net profit from the leases held by our taxable REIT subsidiary, after payment of any applicable corporate tax, will be available for distribution to us.

Healthcare-Related Real Estate Assets.  We intend to invest a portion of the net proceeds available for investment in healthcare-related facilities and medical office buildings.  We intend to identify qualified local, regional and national healthcare operators to lease our healthcare-related properties. We will seek tenants that possess local market knowledge, demonstrate hands-on management, have proven track records, are management owned and controlled and emphasize patient care.   We intend to structure the leases to provide for annual base rent escalation clauses that are either predetermined fixed increases or are a function of an inflation index, and to have an initial term ranging from ten to fifteen years.

The tenants and mortgagors of our healthcare-related properties, as well as any facilities that may be owned and operated for our own account from time to time, will derive a substantial portion of their net operating revenues from third-party payors, including the Medicare and Medicaid programs. These programs are highly regulated by federal, state and local laws, rules and regulations and are subject to frequent and substantial change. There are no assurances that payments from governmental payors will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement under these programs.

We intend to focus on acquiring and developing facilities that are designed to address what we view as the latest trends in healthcare delivery methods. These facilities include:

•                                          senior housing facilities, including independent living facilities, assisted living facilities and continuing care retirement communities;

•                                          hospitals, including rehabilitation hospitals, long-term acute care hospitals, regional and community hospitals and women’s and children’s hospitals;

•                                          skilled nursing facilities;

•                                          ambulatory surgery centers;

•                                          other single-discipline facilities; and

•                                          medical office buildings.

Because the REIT rules prohibit us from operating healthcare-related facilities directly, we will lease any healthcare-related facilities that we acquire to a wholly-owned, “taxable REIT subsidiary.”  See “Federal Income Tax Considerations – REIT Qualification” for a discussion of a “taxable REIT subsidiary.” Our taxable REIT subsidiary will engage a third party in the business of operating healthcare-related facilities to manage the property.  Any net profit from the leases held by our taxable REIT subsidiary, after payment of any applicable corporate tax, will be available for distribution to us.

Public Infrastructure Assets.  Public infrastructure assets consist of facilities such as toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks, telecommunications facilities and other facilities that form the essential infrastructure of communities. We may acquire existing infrastructure assets or those under construction and development or redevelopment. We expect to acquire infrastructure assets with high growth potential through various strategies and located in areas with above-average population growth rates that we believe will influence demand for the goods or services offered by these investments. To maintain our REIT qualification, some infrastructure assets may be leased to a taxable REIT subsidiary in which we may own a 100% ownership interest and which would in turn engage a governmental agency, quasi-governmental agency, third party or affiliate with the requisite knowledge and experience to operate and manage the particular asset.

Investments in Land

We also may acquire and develop, directly or through joint ventures or other common ownership entities with third parties, undeveloped real estate assets that we believe present opportunities to enhance value for our investors.  “Undeveloped real estate” generally means any real property that has no development or construction in process on the land and produces little or no rental or other operating income.  After acquiring a property or properties, we will take steps that we believe will increase its value such as site planning and design, arranging engineering studies and obtaining various regulatory approvals for specific types of development such as those required by environmental laws and regulations.  In some cases, we may also construct improvements and lease space.

Investments in Securities

We expect to make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Joint Ventures and Other Co-Ownership Arrangements

We also may acquire, develop or improve properties through joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or unaffiliated third parties.  In determining whether to invest in a particular joint venture, our Business Manager will evaluate the real estate assets that the joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

Our Business Manager will evaluate each potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with third parties or other IREIC-sponsored programs; however, we may only enter into joint ventures with other IREIC-sponsored programs if a majority of our independent directors determine that the transaction is fair and reasonable to us. In the event that we enter into a material joint venture for the acquisition of a specific property, we will supplement this prospectus to disclose the terms of the transaction.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, including the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

•                                          Our ability to manage and control the joint venture.  We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•                                          Our ability to exit a joint venture.  We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•                                          Our ability to control transfers of interests held by other partners to the venture.  As a matter of policy, we will seek to invest in joint ventures only where we have a right of first refusal to purchase the co-venturer’s interest in the venture.

Nevertheless, our interests may not be totally aligned with our co-venturer.  For example, if the co-venturer elects to sell a property, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property.  See “Risk Factors – Risks Related to Our Business” for additional discussion of these risks.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities.  We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property.  Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation.  See “Risk Factors – Risks Related to Investments in Real Estate” for additional discussion of these risks.  To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations; negotiating contracts; overseeing construction; and obtaining financing.  In addition, we may use taxable REIT subsidiaries or retain independent contractors to carry out these oversight and review functions.  We intend to retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Investments in Loans

We also expect to make investments in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in these loans.  Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence.

Set forth below are some of the types of loans in which we may invest other than traditional commercial mortgage loans:

Second Mortgages. Second mortgages are secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

B-Notes. B-Notes are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.

B-Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note. After the A-Note is satisfied, any remaining recoveries go next to the B-Note holder.

Mezzanine Loans. The mezzanine loans in which we may invest or originate will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions.

We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may receive a stated fixed or variable interest rate on the loan as well as prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.  In no event will we make or invest in loans on any property if the aggregate amount of all loans outstanding on that property exceed an amount equal to 85% of the appraised value of the property.

These types of investments generally involve a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.

These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.

 Bridge Loans. We may provide bridge financing to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans will generally not exceed three years.

Convertible Mortgages. Convertible mortgages are similar to equity participations. We may invest in or originate convertible mortgages if our directors conclude that we may benefit from the cash flow or any appreciation in the value of the subject property.

Wraparound Mortgages. A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction Loans. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms generally not exceeding six months to two years.

Loans on Leasehold Interests. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans generally have maturity dates ranging from six months to fifteen years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities, or “CMBSs,” are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

CMBSs are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and interest to which they are entitled.

The credit quality of mortgage-backed securities depends on the credit quality of the underlying mortgage loans, which is a function of factors such as:

•                                          the principal amount of the loans relative to the value of the related properties;

•                                          the mortgage loan terms (such as amortization);

•                                          market assessment and geographic location;

•                                          construction quality of the property; and

•                                          the creditworthiness of the borrowers.

We will evaluate the risk of investment grade and non-investment grade CMBSs based on the credit risk of the underlying collateral and the risk of the transactional structure. The credit risk of the underlying collateral is crucial in evaluating the expected performance of an investment. Key variables in this assessment include rent levels, vacancy rates, supply and demand forecasts and tenant incentives (build-out incentives or other rent concessions) related to the underlying properties. We also review monthly servicing reports of the master and special servicers as well as reports from rating agencies. With respect to transactional structure, we will assess the structure of a particular CMBS transaction as well as utilize third party data providers for a structural sensitivity analysis. After assessing loan-level data and structural data, we combine this information to forecast expected cash flows, probability of default and loss given a default.

Collateralized Debt Obligations. We also may invest in collateralized debt obligations, or “CDOs.” The CDOs or bonds we may purchase would be secured by pools of assets, such as mortgages, mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps. The bonds may be rated by one or more rating agencies.

Credit Default Swaps. We may also invest in credit default swaps, or “CDSs.” CDSs are derivative securities that attempt to replicate the credit risk involved with owning a particular unrelated third-party security, which we refer to as the “Reference Obligation.”

CDS transactions obligate one party to the transaction (the seller of credit protection) to pay an amount to the other party to the transaction (the buyer of credit protection) should one of a specified group of events (“Credit Events”) occur with respect to a separate reference security or obligation issued by a third party (the “Reference Obligation”) that is specified in the contract. The amount to be paid by the seller of credit protection upon the occurrence of a Credit Event will either be (i) the notional amount of the transaction, in exchange for which the Reference Obligation must be delivered to the seller of credit protection (called physical settlement), or (ii) the difference between the current market value of the Reference Obligation and the notional amount of the transaction (called cash settlement). In exchange for assuming the risk of a potential Credit Event-generated loss, the seller of credit protection will receive a fixed premium for the term of the contract (or until the occurrence of a Credit Event). The fixed premium is generally paid quarterly in arrears over the term of the transaction.

If we enter into a CDS transaction with respect to an asset, we will not have any legal or beneficial interest in the Reference Obligation. We will only have a contractual relationship with the counterparty, typically a broker-dealer or other financial institution, and we will not have the benefit of any collateral or other security or remedies that would be available to holders of the Reference Obligation or the right to receive information regarding the underlying obligors or issuers of the Reference Obligation. In addition, in the event of insolvency of a CDS counterparty, we would be treated as a general creditor of the counterparty to the extent the counterparty does not post collateral and, therefore, may be subject to significant counterparty credit risk. CDSs are relatively new instruments, the terms of which may contain ambiguous provisions that are subject to interpretation, with consequences that could be adverse to us.

As the seller of credit protection through a CDS, we would be exposed to those risks associated with owning the underlying Reference Obligation. The seller of credit protection, however, does not receive periodic interest payments, but instead it receives periodic premium payments for assuming the risk of a Credit Event-generated loss. These Credit Event risks generally consist of the following:

•                                          failure to pay principal – this occurs when the obligor or issuer of the Reference Obligation fails to make the full amount of any mandatory principal payments to the holders of the Reference Obligation;

•                                          failure to pay interest – this occurs when the obligor or issuer of the Reference Obligation fails to pay the full amount of interest due to the holders of the Reference Obligation;

•                                          write-down – this occurs when a loss is applied to a Reference Obligation by the trustee;

•                                          implied write-down – this occurs when the aggregate face value of the assets securing the Reference Obligation is less than the aggregate face value of the Reference Obligation and all obligations senior to it; and

•                                          distressed ratings downgrade – this occurs when a rating agency (Moody’s, Standard & Poor’s or Fitch) assigns a rating to the Reference Obligation of Caa2/CCC/CCC or below.

Upon the occurrence of a Credit Event with respect to a Reference Obligation, the buyer of protection will have the option to deliver the Reference Obligation to the seller of protection in part or in whole at par or to elect cash settlement. If the buyer of protection elects cash settlement for a Credit Event that has occurred, it will trigger a payment, the amount of which is based on the proportional amount of failure or write-down. In the case of a distressed ratings downgrade, the buyer of protection must deliver the Reference Obligation to the seller of protection, and there is no cash settlement option. Under any of these scenarios the seller of protection will be forced to make payments to the buyer of protection. In most of these instances, it will create a loss for the protection seller.

Any credit protection we sell will be through an offshore TRS as the amounts received for such protection are not qualifying REIT income. However, we expect the net income from such securities will not be subject to United States corporate income tax as such offshore TRS will not have a U.S. trade or business.

Participations. Mortgage and mezzanine participation investments are investments in partial interests of mortgages and mezzanine loans of the type described above that are made and administered by third-party lenders.

We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser, except for mortgage loans insured or guaranteed by a government or governmental agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria,  as determined in the sole discretion of our board of directors, including a majority of our independent directors.  We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.  These mortgages may or may not be insured or guaranteed by a governmental agency or third party.

In evaluating prospective investments in and originations of loans, our Business Manager will consider factors such as:

•                                          the ratio of the amount of the investment to the value of the property by which it is secured;

•                                          the property’s potential for capital appreciation;

•                                          expected levels of rental and occupancy rates;

•                                          current and projected cash flow of the property;

•                                          potential for rental increases;

•                                          the degree of liquidity of the investment;

•                                          the geographic location of the property;

•                                          the condition and use of the property;

•                                          the property’s income-producing capacity;

•                                          the quality, experience and creditworthiness of the borrower; and

•                                          general economic conditions in the area where the property is located.

Our Business Manager will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Our Business Manager or one of its affiliates will inspect the property during the loan approval process.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencing operations in these or other jurisdictions will not be permitted until the applicable regulatory authority concludes that we have not complied in all material respects with applicable requirements.

Our articles do not limit the amount of the gross offering proceeds that we may apply to loan investments. Our articles also do not place any limit or restriction on:

•                                          the percentage of our assets that may be invested in any type of loan or in any single loan; or

•                                          the types of properties subject to mortgages or other loans in which we may invest.

 When determining whether to make investments in mortgage and other loans, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives.

Investment Limitations

We do not intend to:

•                                          invest in commodities or commodity future contracts;

•                                          issue redeemable shares of common stock;

•                                          issue shares on a deferred payment basis or other similar arrangement; or

•                                          operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act.

See “Summary of Our Organizational Documents – Restrictions on Investments” for additional investment limitations.  We do not intend to engage in hedging or similar activities for speculative purposes.  We may invest proceeds from this offering or other funds for the purpose of exercising control over REITs or other real estate operating companies.  We also may invest in the securities of other entities regardless of whether they own commercial real estate or other developed or undeveloped properties and we may make loans to third parties owning commercial real estate or other developed or undeveloped properties.

Borrowing Policy

In some instances, we will borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other lenders including lenders affiliated with IREIC or us.  These borrowings generally will be secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.  See “Risk Factors – Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

Our articles limit the amount we may borrow, in the aggregate, to 300% of our net assets, which are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300% of our net assets.

Further, as a matter of policy, the aggregate borrowings secured by all of our assets may not exceed 55% of their combined fair market value.  For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  In addition, we may borrow money in connection with developing certain construction projects so long as the aggregate borrowing per property does not exceed $30 million and the loan to cost ratio for the loan does not exceed 75%.  We may fully guarantee any construction loan that satisfies these criteria.

We may use derivative financial instruments, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements, to hedge exposures to changes in interest rates on loans secured by our assets. To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract.

Disposition of Properties and Other Real Estate Assets

To maintain our status as a REIT and as part of our business plan, we intend to hold our assets for an extended period of time.  Circumstances may arise, however, that could result in us selling an asset or assets earlier than contemplated.  In determining to sell or hold an asset, we will consider prevailing economic and market conditions, among other things.  See “Risk Factors –Risks Related to Investments in Real Estate” for additional discussion regarding the sale of assets.

Appraisals

Prior to acquiring a property, we will obtain an appraisal prepared by an independent appraiser who is a member in good standing of the Appraisal Institute.  As a matter of policy, the purchase price that we pay will not exceed the appraised value.  Appraisals are, however, only estimates of value and may not reflect true worth of realizable value.  We will not, however, necessarily obtain appraisals or fairness opinions to acquire a REIT or other real estate operating company or to acquire properties through joint ventures.  We will maintain copies of all appraisals in our records for at least five years.  These copies will be available for review by our stockholders.

Return of Uninvested Proceeds

If at least 200,000 shares are not sold within one year from the original effective date of the registration statement, of which this prospectus is a part, all funds received from subscribers will be returned to them within ten business days, together with any interest earned on the funds.  We also will return any of the proceeds of this offering that are not invested in real estate assets within the later of twenty-four months from the original effective date of the registration statement, of which this prospectus is a part, or twelve months from the termination of the offering.  All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence.

We use these funds to:

•                                          pay any costs related to this offering;

•                                          make capital contributions or additional investments in real estate assets;

•                                          pay expenses incurred to acquire real estate assets;

•                                          reimburse IREIC and its affiliates for expenses it and they have paid;

•                                          pay fees to our Business Manager, Real Estate Managers and their affiliates; and

•                                          pay day-to-day operating expenses.

See “Estimated Use of Proceeds” and “Plan of Distribution – Escrow Conditions.”  We do not segregate funds from our other funds pending investment.

Exchange Listing and Liquidity Events

Our board will determine when, and if, we should apply to have our shares of common stock listed for trading on a national securities exchange.  Our board does not anticipate evaluating a listing until at least 2014.  A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital.  There is no assurance however that we will list our shares or that a public market will develop if we list our shares.  Our board may decide to sell our assets individually, liquidate or seek listing at a date later than 2014.  The sale of all, or substantially all, of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock.

Upon listing our common stock, or the common stock of any of our subsidiaries, on a national securities exchange, we will pay our Business Manager 15% of the amount by which our market value plus distributions paid to the date of listing exceeds the aggregate capital contributed by investors in this offering plus an amount equal to a 6% cumulative, non-compounded annual return to investors.  The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at the time of listing, over the thirty trading days after the shares are first listed on a stock exchange.  In the event that, at the time of listing, investors have not received a 6% cumulative, non-compounded annual return, the fee may be paid at the time that the return threshold is satisfied.  This fee terminates if we acquire our Business Manager.

Competition

We will be subject to significant competition in seeking real estate investments.  We will compete with many third parties engaged in real estate investment activities including other REITs, including other REITs sponsored by IREIC, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  See “Risk Factors – Risks Related to Our Business” for additional discussion.  Some of these competitors may have substantially greater financial resources and generally may be able to accept more risk than us.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms.  In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our funds from operations and negatively affect our ability to make or maintain distributions.

Insurance

We anticipate purchasing comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties.  There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war.  If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties.  See “Risk Factors – Risks Related to Investments in Real Estate” for additional discussion regarding insurance.

We expect to enter into an agreement to become a member of a limited liability company which has been formed as an insurance association captive, referred to herein as the “Captive,” and is owned by Inland Real Estate Corporation, Inland Western Retail Real Estate Trust, Inc. and Inland American Real Estate Trust, Inc.  Inland Risk & Insurance Management Services, Inc., an affiliate of TIREG, provides services to the Captive.  The Captive was formed to more efficiently manage the respective insurance coverage, and premiums associated with that coverage, of its members.  The Captive annually oversees the purchase of one or more insurance policies on properties of its members, on terms that will be acceptable to all members. Portions of these insurance policies are funded or reimbursed by insurance policies purchased from the Captive by the members. The premium associated with the non-catastrophic property and casualty insurance policies purchased from the Captive are divided among each of the members based upon a determination by a third-party, independent actuary of the losses, loss reserves and loss expenses that each member is expected to incur, and a proportional allocation of associated operating costs.  We expect to contribute approximately $[                    ] to the Captive to become a member.  The Captive uses its capital to pay a portion of certain property and casualty losses and general liability losses suffered by a member under the policies purchased by the Captive subject to deductibles applicable to each occurrence.  These losses are paid by the Captive up to and including a certain dollar limit, after which the losses are covered by the third party insurer.  Future contributions to capital will be made in the form of premium payments determined for each member based on its individualized loss experiences as well as the level of deductible each member desires.

Conservation Initiatives

One of our goals is to increase energy efficiency across our entire portfolio of assets in order to reduce costs.  We plan to achieve this goal by benchmarking all of our domestic properties for energy efficiency, applying for an “ENERGY STAR” designation on any property that may qualify and monitoring energy efficiency improvements on all of other assets that we acquire.  ENERGY STAR is a joint program of the U.S. Environmental Protection Agency and the U.S. Department of Energy.  The program is designed to identify and promote energy-efficient products to reduce greenhouse gas emissions.

Government Regulations

Our business is subject to many laws and governmental regulations.  Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans With Disabilities Act.  Under the Americans With Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons.  These requirements became effective in 1992.  Complying with the ADA requirements could require us to remove access barriers.  Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants.  Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA.  In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons.  Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons.  Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters.  Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances.  These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances.  The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances.  If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us.  We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate.  Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.  See “Risk Factors – Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Fraud and Abuse Laws.  There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants at our healthcare-related properties may also be subject to these fraud and abuse laws.

These laws include:

•                                          the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•                                          the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•                                          the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•                                          the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws includes criminal or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws.

Other Regulations.  The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements.  Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants.  We intend to acquire properties that are in material compliance with all such regulatory requirements.  However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Other Policies

Pending investment in real estate assets, we will invest monies so as to allow us to qualify as a REIT.  We will seek highly liquid investments that provide for safety of principal and may include, but are not limited to, commercial mortgage-backed securities such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs.  See “Federal Income Tax Considerations – REIT Qualification.”

We will not make distributions-in-kind, except for:

•                                          distributions of readily marketable securities;

•                                          distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles; or

•                                          distributions of in-kind property which meet all of the following conditions:

•                                          our board advises each stockholder of the risks associated with direct ownership of the in-kind property;

•                                          our board offers each stockholder the election of receiving in-kind property distributions; and

•                                          we distribute in-kind property only to those stockholders who accept our offer.

We have no current plans to invest the proceeds of the offering, other than on a temporary basis, in non-real-estate-related investments.  Although we are authorized to issue senior securities, we have no current plans to do so.  See “Description of Securities – Preferred Stock,” “– Authorized Stock” and “– Restrictions on Issuance of Securities.”

Employees

We have no employees.

Distributions

We intend to pay regular monthly cash distributions to our stockholders.  We anticipate that distributions will commence no later than sixty days after we have sold enough shares to satisfy the minimum offering condition.  See “Risk Factors – Risks Related to Our Business.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

As of the date of this prospectus, we have not identified any real estate assets to acquire.  We will file an amendment to our registration statement to update our prospectus, including this Management’s Discussion and Analysis section, after identifying any to be acquired real estate assets.

General

The gross proceeds from this offering will be used to make investments in real estate assets and to pay or reimburse selling commissions and other organization and offering expenses.  See “Estimated Use of Proceeds.”  We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are used to acquire, develop and operate real estate assets.

We have not entered into any arrangements to acquire any specific assets with the net proceeds from this offering.  The number and type of real estate assets we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment.  If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located.  Consequently, the likelihood of our profitability being affected by the performance of any one of our investments will increase.  In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, will be higher, which may have a material adverse effect on our ability to pay distributions.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring and operating real estate assets, other than those referred to in this prospectus.

Our Business Manager will establish working capital reserves from net offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets.  Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures.  Our lenders also may require working capital reserves.

The net proceeds of this offering will provide funds to enable us to purchase real estate assets.  We may acquire these assets free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or equity securities, or a combination thereof, and we may selectively encumber all or certain assets.  The proceeds from any loans will be used to acquire additional real estate assets, increase cash flow and further diversify our portfolio.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT beginning with the tax year ending December 31, 2009.  If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders.  If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied.  Failing to qualify as a REIT could materially and adversely affect our net income.  We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the tax year ending December 31, 2009, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT.  Ownership of our shares will be monitored to ensure that no more 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time.  We also will determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—REIT Qualification Tests” are satisfied.

Liquidity and Capital Resources

Our principal demand for funds will be to acquire real estate assets to pay operating expenses, interest on our outstanding indebtedness and to make distributions to our stockholders.  We will generally fund our cash needs for items other than asset acquisitions from operations.  Our cash needs for acquisitions will be funded primarily from the sale of our shares, including those offered for sale through our distribution reinvestment plan.  There may be a delay between the sale of our shares and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations.  Our Business Manager and IREA will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf.  Pending investment in real estate assets, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets.  These lower returns may affect our ability to make distributions to you.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations.  If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.  We have not identified any sources for these types of financings.

Results of Operations

As of the date of this prospectus, we are in our organizational and development stage and have not commenced significant operations.

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate.  With the exception of leases with tenants in multi-family properties, we expect to include provisions in the majority of our tenant leases designed to protect us from the impact of inflation.  These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.  Due to the long-term nature of the leases, the leases may not reset frequently enough to cover inflation.  Leases in multi-family properties typically turn-over once a year and do not present the same issue regarding inflation protection.

Critical Accounting Policies

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes.  This section discusses those critical accounting policies and estimates.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We will be required to allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms.  In addition, we will be required to allocate a portion of the purchase price to the value of customer relationships, if any.  The allocation of the purchase price is an area that requires judgment and significant estimates.  We will use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements.  The aggregate value of intangibles is measured based on the difference between the stated price and the property value calculation as if vacant.  We will determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We also will allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also will evaluate each acquired lease based upon current market rates at the acquisition date and we will consider various factors including geographical location, size and location of leased space within the investment property, tenant profile and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market lease costs, we will allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate.  The determination of the discount rate used in the present value calculation is based upon the “risk free rate.”  This discount rate is a significant factor in determining the market valuation which will require our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), we will conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we would be required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and will change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Under Accounting Principles Board (APB) Opinion No. 18 (“The Equity Method of Accounting for Investments in Common Stock”), the Company will evaluates its equity method investments for impairment indicators.  The valuation analysis considers the investment positions in relation to the underlying business and activities of our investment.

Cost Capitalization and Depreciation Policies

We will review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement.  These costs will be capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of thirty years for buildings and improvements, and five to fifteen years for site improvements.  Furniture, fixtures and equipment will be depreciated on a straight-line basis over five to ten years.  Tenant improvements will be depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs will be amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, other leasing costs, and tenant improvements will be amortized on a straight-line basis over the life of the related lease as a component of amortization expense.  The portion of the purchase price allocated to acquired in-place lease costs will be amortized on a straight line basis over the life of the related lease.

Cost capitalization and the estimate of useful lives require judgment and include significant estimates that can and do change.

Investment in Marketable Securities

In accordance with FASB 115 “Accounting for Certain Investments in Debt and Equity Securities,” a decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other-than-temporary results in an impairment to reduce the carrying amount to fair value.  The impairment will be charged to earnings and a new cost basis for the security will be established.  To determine whether an impairment is other-than-temporary, we consider whether we have the ability and intent to hold the investment until a market price recovery and consider whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.  Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.  We consider the following factors in evaluating our securities for impairments that are other than temporary:

•                                          declines in the REIT and overall stock market relative to our security positions;

•                                          the estimated net asset value (“NAV”) of the companies we invest in relative to their current market prices;

•                                          future growth prospects and outlook for companies using analyst reports and company guidance, including dividend coverage, NAV estimates and growth in “funds from operations,” or “FFO;” and

•                                          duration of the decline in the value of the securities.

Revenue Recognition

We will commence revenue recognition on our leases based on a number of factors.  In most cases, revenue recognition under a lease will begin when the lessee takes possession of or controls the physical use of the leased asset.  Generally, this will occur on the lease commencement date.  The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins.  If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.

If we conclude we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset will be the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduces revenue recognized over the term of the lease.  In these circumstances, we will begin revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements.  We will consider a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes.  These factors include:

•                                          whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•                                          whether the tenant or landlord retains legal title to the improvements;

•                                          the uniqueness of the improvements;

•                                          the expected economic life of the tenant improvements relative to the length of the lease; and

•                                          who constructs or directs the construction of the improvements.

We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally will be greater than the cash collected in the early years and decreases in the later years of a lease.  We periodically will review the collectability of outstanding receivables.  Allowances will be taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenses are incurred.  We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, collectability is reasonably assured and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

We recognize lodging operating revenue on an accrual basis consistent with operations.

Partially-Owned Entities

We consider FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for any partially-owned entities.  In instances where we determine that a joint venture is not a variable interest entity, or VIE, we will first consider EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.  We will finally consider SOP 78-9 to determine if we have voting control over the entity.  If we do not have control, we will account for our investment using the equity method of accounting.

Acquisition of Businesses

Acquisitions of businesses, if any, will be accounted for using purchase accounting as required by Statement of Financial Accounting Standards 141, “Business Combinations.” The assets and liabilities of the acquired entities will recorded using the fair value at the date of the transaction and allocated to tangible and intangible assets.  Any additional amounts will be allocated to goodwill as required, based on the remaining purchase price in excess of the fair value of the tangible and intangible assets acquired and liabilities assumed.  We will amortize identified intangible assets that are determined to have finite lives which are based on the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the business acquired.  Intangible assets subject to amortization will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  An impairment loss is recognized if the carrying amount of an intangible asset, including the related real estate when appropriate, is not recoverable and the carrying amount exceeds the estimated fair value.

Goodwill

We apply SFAS No. 142, “Goodwill and Other Intangible Assets” or SFAS No. 142, when accounting for goodwill, which requires that goodwill not be amortized, but instead evaluated for impairment at least annually.  The goodwill impairment test is a two-step test.  Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement).  Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill.

Valuation of Accounts and Rents Receivable

We will take into consideration certain factors that require judgments to be made as to the collectability of receivables.  Collectability factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

REIT Status

In order to qualify as a REIT, we are required to distribute at least 90% of our REIT taxable income to our stockholders.  We must also meet certain asset and income tests, as well as other requirements.  We will monitor the business and transactions that may potentially impact our REIT status.  If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent other accounting pronouncements require or permit fair value measurements. The statement emphasizes fair value as a market-based measurement which should be determined based on assumptions market participants would use in pricing an asset or liability. We will be required to disclose the methodology used to determine fair value, the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB deferred the effective date of SFAS No. 157 for all nonfinancial assets and liabilities, for one year, except for those that are recognized or disclosed at fair value in the financial statements on a recurring basis.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after November 15, 2007.

In December 2007, the FASB issued Statement No. 141 (Revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R will significantly change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment for certain specific acquisition-related items including: (1) expensing acquisition related costs as incurred; (2) valuing noncontrolling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business. SFAS No. 141R also includes a substantial number of new disclosure requirements. SFAS No. 141R is to be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009.

In December 2007, the FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS No. 160”). SFAS No. 160 establishes requirements for ownership interests in subsidiaries held by parties other than the company (sometimes called “minority interests”) be clearly identified, presented, and disclosed in the consolidated statement of financial position within equity, but separate from the parent’s equity. All changes in the parent’s ownership interests are required to be accounted for consistently as equity transactions and any noncontrolling equity investments in deconsolidated subsidiaries must be measured initially at fair value. SFAS No. 160 is effective, on a prospective basis, for fiscal years beginning after December 15, 2008. However, presentation and disclosure requirements must be retrospectively applied to comparative financial statements.

In March 2008, the FASB issued Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133.”  This Statement amends SFAS No. 133 to provide additional information about how derivative and hedging activities affect our financial position, financial performance, and cash flows and requires enhanced disclosures about our derivatives and hedging activities.  SFAS No. 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008.  We are currently evaluating the application of this Statement and anticipate it will not have an effect on our results of operations or financial position as the Statement only provides for new disclosure requirements.

In May 2008, the FASB issued Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” or SFAS No. 162. The purpose of this statement is to improve financial reporting by providing a consistent framework for determining applicable accounting principles to be used in the preparation of financial statements presented in conformity with GAAP. SFAS No. 162 will become effective 60 days after the SEC’s approval. We believe that the adoption of this standard on our effective date will not have a material effect on its results of operations or financial position.

Distributions

We intend to make regular cash distributions to our stockholders, typically on a monthly basis.  The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors.  As a result, our distribution rate and payment frequency may vary from time to time.  However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our “REIT taxable income” each year.  We anticipate that distributions will commence no later than sixty days after we have sold enough shares to satisfy the minimum offering condition.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the amount and timing of distributions.

Offering and Operational Fees and Expenses

If we sell at least the minimum offering of 200,000 shares, our Business Manager has agreed to pay or reimburse any organization and offering expenses that exceed 15% of the gross offering proceeds.

Certain fees and expenses payable to IREIC or its affiliates for services to be provided to us are limited to maximum amounts.  See “Compensation Table” above for a more detailed discussion regarding the fees and expenses that we may pay our Business Manager and its affiliates.

Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles, or “GAAP.” Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or “NAREIT,” an industry trade group, has promulgated a standard known as “Funds from Operations,” or “FFO,” which it believes more accurately reflects the operating performance of a REIT such as us.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest.  FFO is not intended to be an alternative to “Net Income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.  Because FFO excludes depreciation and amortization unique to real estate, gains from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year or with other REITs, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We offer this measure to assist the users of our financial performance under GAAP, but FFO is not a financial measure recognized under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. In addition, our calculation of FFO is not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our common stock should not rely on these measures as a substitute for any GAAP measure, including net income.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expand our real estate investment portfolio and operations.  We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets and investments in commercial mortgage-backed securities.  Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements.  Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy.  If we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to both credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us.  If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk.  We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.  See “Risk Factors – Risks Associated with Debt Financing” for additional discussion regarding our use of derivative financial instruments.

With regard to variable rate financing, our Business Manager will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  Our Business Manager will maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced.  Our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

DESCRIPTION OF SECURITIES

We are a corporation formed under the laws of the State of Maryland.  Your rights as a stockholder are governed by Maryland law, our articles of incorporation and our bylaws.  The following summarizes the material terms of our common stock as described in our articles and bylaws which you should refer to for a full description.  Copies of these documents are filed as exhibits to the registration statement of which this prospectus is a part.  You also can obtain copies of these documents if you desire.  See “Where You Can Find More Information” below.

Authorized Stock

Our articles authorize us to issue up to 2,460,000,000 shares of common stock and 40,000,000 shares of preferred stock.  Upon completing this offering, if the maximum number of 750,000,000 shares is sold, there may be up to 750,020,000 shares of common stock outstanding and no preferred stock outstanding.  Subject to certain restrictions, our articles contain a provision permitting the board, without any action by the stockholders, to classify or reclassify any unissued preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock.  We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify  share of preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the issuance of shares.

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable.  We expect that all shares of our common stock will be issued only in book entry form.  Subject to the preferential rights of any class or series of preferred stock and to the provisions of our articles regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.  We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors.  There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities we may offer or issue in the future.

Under Maryland law and our articles, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter.  However, stockholder approval is not required for mergers that are effected through one of our wholly owned subsidiaries, where the consideration to be paid by us in the merger consists solely of cash, unless a party to the merger is an affiliate of our sponsor.

Under our bylaws, the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders.  Under our articles, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present.  Stockholders may also, upon the affirmative vote of the holders of a majority of our outstanding shares of common stock, remove any director with or without cause.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Book Entry System

Our articles of incorporation provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board.  As a result we anticipate that all shares of our common stock will be issued only in book entry form.  This means that, except to the extent expressly authorized by our board, we will not issue actual share certificates to any holder of our common stock.  The use of book entry only registration protects stockholders against loss, theft or destruction of stock certificates and reduces offering costs.  Once we accept a subscription to purchase shares of our common stock, we create an account in our book entry registration system and credit the principal amount of the subscription to the individual’s account.  We will send each stockholder a book entry receipt indicating acceptance of his or her subscription.  All issuances of common stock through our distribution reinvestment plan also are made only in book entry form.

Preferred Stock

Subject to certain restrictions set forth in our articles, we may issue shares of our preferred stock in the future in one or more series as authorized by our board.  Prior to issuing the shares of any series, our board is required by Maryland law and our articles to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series.  Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock, in each case subject to the certain restrictions contained in our articles.  The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction such as merger, tender offer or sale of all or substantially all of our assets that might provide a premium price for holders of our common stock.  See “Risk Factors – Risks Related to Our Business” and “– Risks Related to Our Corporate Structure” for additional discussion regarding change of control restrictions.  We have no current plans to issue any preferred stock.

Restrictions on Issuance of Securities

We may not issue:

•                                          common stock which is redeemable;

•                                          debt securities unless the debt service coverage, on a pro forma basis after giving effect to the issuance of the debt securities, calculated as of the end of our most recently completed fiscal quarter, is equal to or greater than 1.0.  For these purposes, debt service coverage means the ratio equal to annualized net income for the latest quarterly period divided by aggregate debt service.  Aggregate debt service means, for these purposes, the aggregate amount of interest expense, principal amortization and other charges payable with respect to our outstanding borrowings and indebtedness, whether secured or unsecured, including all loans, senior debt and junior debt;

•                                          options or warrants to purchase stock to IREIC, director(s) or any affiliates, including our Business Manager and Real Estate Managers, except on the same terms as sold to the general public (excluding for these purposes underwriting fees, commissions and discounts) and in an amount not to exceed 9.8% of our outstanding common or preferred stock on the date of grant of any options or warrants unless waived by the board; or

•                                          stock on a deferred payment basis or similar arrangement.

We may issue nonvoting or assessable common stock or options, warrants or similar evidences of rights to buy nonvoting or assessable common stock unless issued ratably to all holders of common stock, as part of a financing arrangement or as part of a stock plan involving our directors, officers or employees.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, shares of our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our articles, subject to some exceptions, prohibit any person from acquiring or holding, directly or indirectly, more than 9.8% in value or number of the aggregate outstanding shares of common stock.  This limit may be further reduced if our board of directors waives this limit for certain holders, including The Inland Group and its affiliates.  Our board of directors, in its sole discretion, may exempt a person from these ownership limits, unless granting the exemption would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT or if the person seeking the exemptions owns, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant.  Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

In addition, our articles prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code.  Our articles further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than one hundred persons will be void.  Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT.  The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of our common stock occurs that, if effective, would result in any person violating above transfer or ownership limitations, then the number of shares of our common stock causing the person to violate the limitations will be automatically transferred under the provisions of our articles to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code.  The proposed transferee that exceeds the ownership limits will not acquire any rights in these shares.  The automatic transfer is deemed effective as of the close of business on the business day prior to the date of the transfer violating these restrictions.  Shares of stock held in the trust will continue to be treated as issued and outstanding.  The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends or distributions and will not have any rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust.  The voting rights and rights to dividends or distributions will be exercised for the exclusive benefit of the charitable beneficiary.  Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee.  Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority in its sole discretion: (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee must sell the shares to a person or group, designated by the trustee, whose ownership of the shares will not violate the ownership limitations.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of: (1) the price paid for the shares by the proposed transferee or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our articles, of the shares on the day of the event causing the shares to beheld in the trust; and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust.  Sale proceeds exceeding the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust; and if to the extent that the proposed transferee received an amount for the shares exceeding the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of: (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift; and (2) the market price on the date we, or our designate, accept such offer.  We can accept this offer until the trustee has sold the shares held in the trust.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Our articles require all persons who own more than 5%, or any lower percentage required by the Internal Revenue Code or the regulations thereunder, of our outstanding common and preferred stock, within thirty days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held.  In addition, each beneficial owner must provide us with any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT to ensure compliance with the 9.8% ownership limit.  In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws

The following paragraphs summarize provisions of Maryland corporate law and the material terms of our articles of incorporation and bylaws.  The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland corporate law and our articles and bylaws.  See “Where You Can Find More Information.”

Business Combinations.  Under the Maryland Business Combination Act, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder.  Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such interested stockholder.  A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder.  The board of directors may condition its approval on the person complying with terms and conditions determined by the board.  Following the five-year period, any business combination with that interested stockholder must be recommended by the board of directors and approved by the affirmative vote of at least:

•                                          80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                                          two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder.  As permitted under Maryland law, business combinations involving us and The Inland Group or any of its affiliates including our Business Manager and Real Estate Managers are exempt from the Maryland business combinations statute.  See “Risk Factors – Risks Related to Our Corporate Structure” for additional discussion regarding these provisions of Maryland law.

Control Share Acquisition.  The Maryland Control Share Acquisition Act prohibits “interested stockholders” from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation’s disinterested stockholders.  Maryland law provides that shares of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation’s disinterested stockholders, whom the statute defines as: (1) the acquiring person; (2) the corporation’s officers; and (3) employees of the corporation who are also directors.  “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person, or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third of all voting power;

•                                          one-third or more but less than a majority of all voting power; or

•                                          a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares.  A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within fifty days after that person’s demand upon the corporation to consider the voting rights to be accorded to the control shares.  If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved.  If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of stock.  The fair value of the shares as determined for these purposes may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisition is approved or exempted by the articles of incorporation or bylaws of the corporation.  Our articles contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by The Inland Group or any affiliate of The Inland Group, including our Business Manager or Real Estate Managers, of our shares of common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Securities

Outstanding Securities.  Upon the completion of the offering, we expect to have up to 750,020,000 shares of common stock issued and outstanding including:

•                                          the 20,000 shares purchased by IREIC;

and assuming that:

•                                          we sell all 700,000,000 shares of common stock offered in the “best efforts” portion of this offering;

•                                          we sell all 50,000,000 shares to be issued under our distribution reinvestment plan described in this prospectus; and

•                                          no options are exercised.

All of the common stock we are offering by this prospectus will be free of any restrictions on transfer by any person not otherwise affiliated with the Company, which, in this offering, is deemed an underwriter.  All common stock issued by us in this offering or otherwise will be subject to the restrictions explained under “Description Of Securities – Restrictions on Ownership and Transfer.”

Securities Act Restrictions

Shares of common stock owned by affiliates of IREIC will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, is entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of: (1) 1% of the then outstanding number of shares; or (2) the average weekly reported trading volume of the common stock on a national securities exchange or national market system during the four calendar weeks preceding each sale.  Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us. Any person who: (1) is not deemed to have been an affiliate at any time during the three months preceding a sale; and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

Effect of Availability of Shares on Market Price of Shares

There is no public market for our common stock and no assurance that a public market will develop.  See “Risk Factors – Risks Related to This Offering.” If a market develops, we cannot predict the effect that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time.  Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities.

Registration Rights

In the future we may grant “demand” or “piggyback” registration rights to persons receiving our common stock in exchange for their equity interests in assets we acquire or properties we acquire.  “Piggyback” registration rights allow the holder to have his, her or its shares registered at such time(s) in the future when we would choose to register shares.  “Demand” registration rights permit the holder of the rights to require us to register his, her or its shares at such time(s) in the future as the holder requests.  The terms and conditions of any registration rights agreement will be negotiated and determined in the future.  We could incur substantial expense in connection with filing the necessary registration statements.

LIMITATION OF LIABILITY AND INDEMNIFICATION
OF DIRECTORS AND OFFICERS

Under Maryland law and our articles and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders.  However, subject to the limitations contained in our articles, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinary prudent person in a like position would use under similar circumstances.  Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care.  We have included this limit on monetary damages in our articles and bylaws.  Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•                                          the person actually received an improper benefit or profit in money, property or services; and

•                                          the person is held liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court.

Our articles provide that we will not indemnify any director, officer, employee or agent of the company, including the Business Manager or the Real Estate Managers and their affiliates, unless:

•                                          the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                                          the director or officer was acting on our behalf or performing services for us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and

•                                          the agreement to be held harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

Notwithstanding the above, we will not indemnify any director, officer, employee or agent for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

•                                          there has been a successful defense on the merits of each count involving alleged securities law violations;

•                                          the claims have been dismissed with prejudice by a court of competent jurisdiction; or

•                                          a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission’s position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

In accordance with Maryland law, we will advance amounts to any person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•                                          the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

•                                          the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

•                                          the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf.  We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our articles.

We may enter into separate indemnification agreements with each of our directors and officers.  These agreements will require us to indemnify our directors and officers to the fullest extent permitted by our articles and to advance all related expenses including expenses of enforcing the agreement, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  Although indemnification agreements offer the same scope of coverage afforded by our articles and the bylaws, these agreements provide the directors and officers with greater assurance that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company.  Our organizational documents consist of our articles of incorporation and bylaws.  Our directors have reviewed and ratified these documents.  The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

We were formed on June 30, 2008. Our current articles of incorporation were filed with the State Department of Assessments and Taxation of Maryland on [                ], 2008. Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

Articles of Incorporation and Bylaw Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors – Risks Related to Our Corporate Structure.”

Stockholders’ Meetings and Voting Rights

Our bylaws require us to hold an annual meeting of stockholders not less than thirty days after delivering our annual report to stockholders.  The purpose of each annual meeting will be to elect directors and to transact any other business.  The chairman, the chief executive officer, the president, a majority of the directors or a majority of the independent directors may also call a special meeting of the stockholders.  The secretary must call a special meeting when stockholders holding in the aggregate not less than 10% of our outstanding shares entitled to vote make a written request.  The written request must state the purpose(s) of the meeting and the matters to be acted upon.  The secretary will inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of the special meeting.  Once the stockholders making the request pay these costs, the secretary will prepare and mail a notice announcing the date of and purpose for the special meeting.  The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting.  The notice must state the purpose of the meeting.  At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date.  In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum.  The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present, will be sufficient to take action at the meeting such as electing directors and taking any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our articles.  Any action permitted or required to be taken at a meeting of stockholders may also be taken by written consent of the requisite holders.

Board of Directors

Under our organizational documents, we must have at least three but not more than eleven directors.  Our articles currently fix the number of directors at five.  A majority of these directors must be “independent.” A person will be “independent” if the person is not and has not been affiliated with us or IREIC and its affiliates, and has not within the two years prior to becoming a director performed any other services on our behalf.  A director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares.  A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum.  Vacancies resulting from the removal of a director by our stockholders must be filled by a majority vote of our stockholders.  Our bylaws require our audit committee to be comprised entirely of independent directors.

Persons must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director.  Our articles provide that at least one of our independent directors must have three years of relevant real estate experience.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:

•                                          amend our articles of incorporation;

•                                          transfer all or substantially all of our assets other than in the ordinary course of business;

•                                          engage in mergers, consolidations or share exchanges, except in certain circumstances; or

•                                          dissolve or liquidate.

A sale of two-thirds or more of our assets, based on the total number of assets or the current fair market value of the assets, will constitute a sale of substantially all of our assets.  See “Description of Securities – Common Stock” for an explanation of instances where stockholder approval is not required.

Under our articles, IREIC, the Business Manager and any affiliates including directors employed by IREIC are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove IREIC, the Business Manager, the directors or any affiliates or to vote on any transaction between us and any of them.  For these purposes, shares owned by IREIC, the Business Manager, the directors or any affiliates will not be included in the denominator to determine the number of votes needed to approve the matter.  In the case of a business combination with our Business Manager or Real Estate Managers, IREIC and its affiliates will be permitted to vote their shares but only if the proposal would otherwise be approved by a vote of the other stockholders.

Rights of Objecting Stockholders

As permitted by Maryland law, dissenting holders are typically granted, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of common stock in lieu of receiving securities.  Our articles, however, do not grant stockholders the ability to exercise the rights of an “objecting stockholder.” As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, upon reasonable notice and during normal business hours, to inspect and obtain copies of our records, subject to the limits contained in our articles.  Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, on written request, inspect and obtain copies of our books of account and our stock ledger.  Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses of our stockholders along with the number of shares of equity stock held by each of them.  Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size.  A copy of the stockholder list will be mailed to the stockholder within ten days of the request.

We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records.  If our Business Manager or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our articles, our Business Manager and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect.  As noted above, if the stockholder’s actual purpose is to sell the list or use it for a commercial or other purposes, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

Amendment of the Organizational Documents

Our articles may be amended, after approval by our board, by the affirmative vote of a majority of the then outstanding shares of common stock.  Our bylaws may be amended in any manner not inconsistent with the articles by a majority vote of our directors present at the board meeting.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time upon the approval of a majority of the then outstanding shares of common stock.  Our board will determine when, and if, to:

•                                          apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and

•                                          commence subsequent offerings of common stock after completing this offering.

Our board does not anticipate evaluating a listing until at least 2014. If listing our shares of common stock is not feasible, our board may decide to:

•                                          sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;

•                                          continue our business and evaluate a listing of our shares of common stock at a future date; or

•                                          adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws.  The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting.  However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of persons for election to the board may be made at an annual meeting or a special meeting, but only:

•                                          in accordance with the notice of the meeting;

•                                          by or at the direction of our board; or

•                                          provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record at the time of the giving of notice, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A notice of a stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•                                          not later than ninety days nor earlier than one hundred twenty days prior to the first anniversary of the date of mailing of the notice of the previous year’s annual meeting; or

•                                          if the date of the meeting is advanced by more than thirty or delayed by more than sixty days from the anniversary date or if an annual meeting has not yet been held, not later than ninety days nor earlier than one hundred twenty days prior to the annual meeting or not later than the ninetieth day prior to the annual meeting or the tenth day following our first public announcement.

A notice of a stockholder proposal to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•                                          not earlier than one hundred twenty days prior to the special meeting; and

•                                          not later than the close of business on the later of either:

•                                          ninety days prior to the special meeting; or

•                                          ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Restrictions on Certain Conversion Transactions and Roll-ups

Our articles require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the articles as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock.  Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT.  Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other entity created or surviving a roll-up transaction.  A roll-up transaction does not include: (1) a transaction involving securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving conversion of an entity to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•                                          stockholders’ voting rights;

•                                          our term and existence;

•                                          sponsor or Business Manager compensation; or

•                                          investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our Business Manager or our directors.  Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares.  As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.  The assets must be appraised in a consistent manner and the appraisal must:

•                                          be based on an evaluation of all relevant information;

•                                          indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•                                          assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for the benefit of the company and its stockholders.  A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

•                                          result in the stockholders of the roll-up entity having rights that are more restrictive to stockholders than those provided in our articles, including any restriction on the frequency of meetings;

•                                          result in the stockholders having less comprehensive voting rights than are provided in our articles;

•                                          result in the stockholders having greater liability than provided in our articles;

•                                          result in the stockholders having fewer rights to receive reports than those provided in our articles;

•                                          result in the stockholders having access to records that are more limited than those provided for in our articles;

•                                          include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•                                          limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•                                          place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

However, with the prior approval of the holders of a majority of our then outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles.

Stockholders who vote “no” on the proposed roll-up must have the choice of:

•                                          accepting the securities of the roll-up entity offered; or

•                                          one of either:

•                                          remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or

•                                          receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our articles, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors – Risks Related to Our Corporate Structure.”

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average assets or 25% of our net income for that year.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits.  Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses.  Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors.  If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within sixty days of the end of the fiscal quarter and explain the reason for exceeding the limit.  If our board does not believe that exceeding the limit was justified, our Business Manager must, within sixty days, reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions with Affiliates of Our Sponsor

Our articles also restrict certain transactions between us and IREIC, and its affiliates including our Business Manager, Real Estate Managers and IREA and our directors as follows:

•                                          Sales and Leases.  We may not purchase real estate assets from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable and the price for the real estate assets is no greater than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable.  In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset.  We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

•                                          Loans.  We may not make loans to any of these parties except as provided in clauses (3) and (6) under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries.  Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.  For these purposes, amounts owed but not yet paid by us under the business management agreement, or any real estate management agreements, will not constitute amounts advanced pursuant to a loan.

•                                          Investments.  We may not invest in joint ventures with any of these parties as a partner, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.  We also may not invest in equity securities, except for securities of “publicly-traded entities,” unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.  A “publicly-traded entity” means any entity having securities listed on a national securities exchange.

•                                          Other Transactions.  All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Restrictions on Borrowing

Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets.  In general, the aggregate borrowings secured by all our assets will not exceed 300% of their combined fair market value.  Any borrowings exceeding this limit must be:

•                                          approved by a majority of our independent directors; and

•                                          disclosed to our stockholders in our next quarterly report to stockholders, along with justification for the excess.

See “Risk Factors – Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

Restrictions on Investments

The investment policies set forth in our articles have been approved by a majority of our independent directors.  Our articles prohibit our investments in:

•                                          any foreign currency or bullion; or

•                                          short sales of securities; and

•                                          any security in any entity holding investments or engaging in activities prohibited by our articles.

In addition, we will observe the following restrictions on our investments as set forth in our articles:

(1)                                  Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property.  For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

(2)                                  We will not invest in commodities or commodity future contracts.  This limitation does not apply to interest rate futures when used solely for hedging purposes.

(3)                                  We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property and the mortgage indebtedness on any property would in no event exceed the property’s appraised value.  This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans.  In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves IREIC, its affiliates, our Business Manager, Real Estate

Managers, directors or their respective affiliates, we must obtain the appraisal from an independent third party.  We will keep the appraisal in our records for at least five years, where it will be available to be inspected and copied by any stockholder.  In addition, we also will obtain a mortgagee’s or owner’s title insurance policy or commitment insuring the priority of the mortgage or condition of the title.

(4)                                  We will not invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title.

(5)                                  We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the loans do not exceed the appraised value of the property at the date of the loans.  The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, must include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.  This restriction will not apply to an investment in a “publicly-traded entity,” as defined in clause (3) above, which owns, invests in or makes mortgage loans.

(6)                                  We will not make or invest in any mortgage loans that are subordinated to any mortgage or equity interest of IREIC or its affiliates.

(7)                                  We will not invest in equity securities unless a majority of our disinterested directors approves the transaction as being fair, competitive and commercially reasonable.  This restriction will not apply, however, to purchases by us of: (i) our own securities through our share repurchase program or when traded on a secondary market or national securities exchange if a majority of the directors, including a majority of the independent directors, determines that the purchase is in our best interests; (ii) the securities of a “publicly-traded entity” if the purchases are otherwise approved by a majority of our disinterested directors; or (iii) the securities of a REIT or other “real estate operating company” as defined herein.

(8)                                  We will not invest in joint ventures with IREIC, our Business Manager, a director or any affiliate thereof as a partner, unless a majority of disinterested directors approves the investment as being fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers.

(9)                                  We will neither engage in any short sale of securities nor will we borrow on an unsecured basis if the borrowing will result in asset coverage of less than three 300%.

(10)                            A majority of the directors, including a majority of the independent directors, must approve all of our investments in real estate assets.

(11)                            We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property.  The value of all of these investments may not exceed 25% of our tangible assets.  The value of all investments in subordinated debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limit.  This restriction will not apply to an investment in a “publicly-traded entity” owning this type of debt.

(12)                            We will not engage in trading, as compared with investment, activities.

(13)                            We will not engage in underwriting activities, or distribute as agent, securities issued by others.

(14)                            We will not acquire interests or securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (13) except for cash which may be invested on a temporary basis in these entities.

Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders.  The board may make material changes to our investment policies only by amending our articles of incorporation.  Any amendment to our articles or incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material United States federal income tax considerations that may be relevant to a holder of our common stock. This summary is not tax advice. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective stockholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with stockholders that hold shares of our common stock as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”. This summary is for general information only and does not purport to discuss all aspects of the United States federal income tax consequences that may be relevant to certain types of stockholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities, financial institutions, regulated investment companies, broker-dealers, foreign corporations, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, a U.S. expatriate, persons holding shares as part of a “straddle,” “hedge,” or other integrated investment, persons who receive shares through the exercise of employee stock options or otherwise as compensation, and persons who are not citizens or residents of the United States.

The statements in this discussion are based on:

•                                          current provisions of the Code;

•                                          current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

•                                          the legislative history of the Code;

•                                          judicial decisions; and

•                                          current administrative interpretations of the Internal Revenue Service, which we refer to as the “IRS,” including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the private letter ruling.

Future legislation, regulations, administrative interpretations or court decisions could adversely change current law or adversely affect existing interpretations and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

This discussion is not tax advice and is not intended as a substitute for careful tax planning. Each prospective purchaser of our common stock is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of common stock in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, and disposition of common stock and of potential changes in applicable tax laws.

Opinion of Counsel

Shefsky & Froelich, Ltd., acting as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Code for our taxable year ending December 31, 2009, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, assets and operations. The opinion will be filed as an exhibit to the registration statement of which this prospectus is a part.  We must emphasize that all opinions issued by Shefsky & Froelich, Ltd. are based on various assumptions and are conditioned upon the assumptions and representations we made concerning certain factual matters related to our business and properties. The opinion of Shefsky & Froelich Ltd. is subject to limitations and is not binding on the IRS or on any court.  Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Shefsky & Froelich, Ltd. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The statements made in this section of the prospectus and in the opinion of Shefsky & Froelich, Ltd. are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.

Tax Status of Our Company

The following is a summary of certain federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ending December 31, 2009, and the ownership and disposition of our common stock that you, as a stockholder, may consider relevant.  This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice.  Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, including insurance companies, financial institutions or broker-dealers.  The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof.   This summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Code.  This summary does not address state, local or non-U.S. tax considerations.

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions.  We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

Regular domestic corporations (corporations that do not qualify as REITs or for other special classification under the Code) generally are subject to federal corporate income taxation on their net taxable income, and stockholders of regular domestic corporations are subject to tax on dividends that they receive. In any taxable year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net taxable income that is distributed currently to our stockholders as dividends. Stockholders generally will be subject to taxation on dividends that they receive (other than dividends designated as “capital gain dividends” or “qualified dividend income”) at rates applicable to ordinary income. Qualification for taxation as a REIT enables the REIT and its stockholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. Currently, however, stockholders of regular domestic corporations and certain types of foreign corporations who are taxed at individual rates generally are taxed on dividends they receive at long-term capital gain rates, which are lower for individuals than ordinary income rates. In addition, stockholders of regular domestic corporations that are taxed at regular corporate rates receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. Still, income earned by a REIT and distributed currently to its stockholders generally will be subject to lower aggregate rates of federal income tax than if such income were earned by a regular domestic corporation, subjected to corporate income tax, and then distributed to stockholders and subjected to tax either at long-term capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

Although as a REIT we generally will not be subject to federal corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal taxes as follows:

•                                          we will be taxed at regular corporate rates on any “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

•                                          under some circumstances, we (or our stockholders) may be subject to the “alternative minimum tax” due to our items of tax preference and alternative minimum tax adjustments;

•                                          if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying for the 75% income test, this tax is not applicable. In general, in addition to certain other requirements, foreclosure property is property we acquire as a result of having bid in a foreclosure or through other legal means after there was a default on a lease of such property or on an indebtedness secured by such property;

•                                          our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business;

•                                          if we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of the amount by which we fail either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

•                                          we will be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was imposed, if the amount we distribute during a calendar year (plus excess distributions made in prior years) does not equal at least the sum of:

•                                         85% of our REIT ordinary income for the year,

•                                         95% of our REIT capital gain net income for the year, and

•                                         any undistributed taxable income from prior taxable years;

•                                          we may elect to retain and pay income tax on our net capital gain. In that case, a U.S. stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the U.S. stockholder in our common shares;

•                                          we will be subject to a 100% penalty tax on amounts received by us (or on certain expenses deducted by a TRS) if certain arrangements among us, our TRS, or any operators of ours are not comparable to similar arrangements among unrelated parties;

•                                          under certain REIT savings provisions of the Code, we may be subject to a tax if we fail specified asset tests;

•                                          if we fail to satisfy a requirement under the Code which would result in the loss of our REIT status, other than a failure to satisfy a gross income test or an asset test described above, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be subject to a penalty of $50,000 for each such failure;

•                                          if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our common shares, and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty; and

•                                          if we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction (including, for example, if we were to liquidate as a TRS), we would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if we disposed of those assets within ten years after they were acquired. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT “C” corporation’s interest in the partnership.

Furthermore, notwithstanding our status as a REIT, (a) we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner as they are treated for federal income tax purposes, (b) our subsidiaries that are not subject to federal income tax may have to pay state and local income taxes because not all states and localities treat these entities in the same manner as they are treated for federal income tax purposes and (c) we and our subsidiaries may have to pay certain foreign taxes to the extent that we own assets or conduct operations in foreign jurisdictions. Moreover, any TRS of ours will be subject to U.S. federal corporate income tax and all applicable non-U.S., state and local taxes on its net income and operations. We may also be subject to tax in situations not presently contemplated.

REIT Qualification

In order to maintain our REIT qualification, we must meet the following criteria:

•                                          we must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;

•                                          we must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

•                                          we must be managed by one or more directors;

•                                          our taxable year must be the calendar year;

•                                          our beneficial ownership must be evidenced by transferable shares;

•                                          beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months (other than in the first taxable year in which the REIT election is made);

•                                          not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years (other than in the first taxable year in which the REIT election is made);

•                                          we must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below;

•                                          we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain); and

•                                          we must make an election to be a REIT for 2009 and maintain the requirements for REIT status thereafter.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

Our articles of incorporation contain provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying the requirements that beneficial ownership of our capital stock be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months and that not more than 50% of the value of our shares of capital stock be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years.  These ownership and transfer restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above. If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate. See “— Failure to Qualify as a REIT.” Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common stock. Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. If, however, we comply with these rules and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement that no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (as described above), we will be treated as having met this requirement.

Those stockholders failing or refusing to comply with our written demand are required by the Treasury regulations to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See “Description of Securities – Restrictions on Ownership and Transfer.”

Asset Tests. We must satisfy, at the close of each calendar quarter of the taxable year, certain tests based on the composition of our assets. After initially meeting these asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy these asset tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests, and will act within thirty days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described below after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests described below if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) disposing of sufficient nonqualifying assets or taking other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

75% Asset Test. At the close of each calendar quarter, at least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include:

•                                          real property (including interests in real property and interests in mortgages on real property);

•                                          shares in other qualifying REITs; and

•                                          any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

We intend that the purchase contracts for a new property will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments that will allow us to qualify under the 75% asset test. Therefore, our investment in real properties is anticipated to constitute “real estate assets” and should allow us to meet the 75% asset test.

Other Asset Tests. There are three other asset tests that apply to us at the close of each calendar quarter. First, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to certain securities of other REITs and securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below), and the 10% value test does not apply to “straight debt” having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT. Finally, the aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 25% of the value of our total assets. We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the asset tests described in this paragraph.

A qualified REIT subsidiary is a corporation that is wholly owned by a REIT. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state, local or foreign taxes. We may hold investments through qualified REIT subsidiaries.

A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary of the REIT. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% gross income test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (generally based on its percentage interest in partnership capital, subject to special rules relating to the 10% REIT asset test which take into account the REIT’s interest in certain securities issues by the partnership), for purposes of the asset tests described above and to earn its proportionate share of the partnership’s income for purposes of the gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.” We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income (excluding gains from prohibited transactions, certain hedging transactions and certain foreign currency transactions), as defined under our method of accounting.

75% Gross Income Test. At least 75% of our gross income for the taxable year must result from:

•                                          rents from real property;

•                                          interest on obligations secured by mortgages on real property or on interests in real property;

•                                          gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

•                                          dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

•                                          other specified investments relating to real property or mortgages thereon; and

•                                          for a limited time, qualified temporary investment income, as defined under the 75% asset test.

We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% gross income test.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, the income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

Among the assets that we and our subsidiaries may hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described above, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. If we or any of our subsidiaries enter into any mezzanine loans, we will determine, after consulting with Shefsky & Froelich Ltd. that, on the basis of relevant Treasury regulations and IRS rulings, the mezzanine loans should qualify as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise do not adversely affect our status as a REIT; however, the loans may not meet all of the requirements for reliance on the safe harbor, and in that case, there can be no assurance that the IRS will not challenge the tax treatment of the loans.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% gross income test (and the 95% gross income test, described below), subject to the rules discussed below:

•                                          Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant.

•                                          The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

•                                          Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

•                                          Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.”

With respect to the “usual or customarily rendered” rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties and are not services that are considered rendered to the occupant. Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% gross income test (and the 95% gross income test, described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with Shefsky & Froelich Ltd., are not usually or customarily rendered in connection with the rental of space or are considered rendered to the occupant.

The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency transactions) for the taxable year must be derived from:

•                                          sources which satisfy the 75% gross income test;

•                                          dividends;

•                                          interest; or

•                                          gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% gross income test, but not under the 75% gross income test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95% gross income test.

Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% gross income test and 95% gross income test. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

If we fail to satisfy either the 75% gross income test or the 95% gross income test for any taxable year, we may retain our status as a REIT for such year if we satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, and following our identification of the failure, we file a schedule describing each item of our gross income. If this relief provision is available, we would remain subject to a tax based upon the amount by which we failed the 75% gross income test or the 95% gross income test.

Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to:

•                                          the sum of:

•                  90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

•                  90% of the excess of the net income (after tax) from foreclosure property;

•                                          less the sum of certain types of items of non-cash income.

Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

•                                          declare a dividend before the due date of our tax return (including extensions);

•                                          distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

•                                          file an election with our tax return.

Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the IRS or by filing an amended return, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to fully provide the necessary cash flow.

Recordkeeping.  In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury regulations.  Further, we must request on an annual basis information designed to disclose the ownership of our outstanding shares.  We intend to comply with such requirements.

Failure to Qualify as a REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income. Non-corporate taxpayers may be eligible for a reduced 15% maximum federal tax rate (set to expire for tax years beginning after December 31, 2010), and corporate taxpayers may be eligible for the dividend received deduction. The potential “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

We should not lose our REIT status as the result of a failure to satisfy a REIT requirement (other than the asset tests and the gross income tests, which relief provisions have been described above) if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure. We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement. See “Risk Factors – Federal Income Tax Risks” for additional discussion regarding the failure to satisfy a REIT requirement.

Prohibited Transactions. We will be subject to a 100% federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

•                                          is a real estate asset under the 75% asset test;

•                                          has been held for at least two years;

•                                          has aggregate expenditures incurred in the two-year period preceding sale that are includable in the basis of the property not in excess of 30% of the net selling price;

•                                          in certain cases, was held for production of rental income for at least two years;

•                                          when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property); and

•                                          in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Foreign Investments. To the extent that we and our subsidiaries hold or acquire any investments and, accordingly, pay taxes, in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to or used by, our stockholders, as a foreign tax credit or otherwise. Any foreign investments also may generate foreign currency gains and losses. Certain foreign currency gains are excluded from the 75% gross income test and the 95% gross income test.

Derivatives and Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95% and 75% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•                                          substantially all of its assets consist of debt obligations or interests in debt obligations;

•                                          more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•                                          the entity has issued debt obligations (liabilities) that have two or more maturities; and

•                                          the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. The Treasury Department has not yet issued regulations to govern the treatment of stockholders as described below. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” The REIT’s excess inclusion income would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “– Federal Income Taxation of Stockholders” in this section. To the extent that excess inclusion income were allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities or charitable remainder trusts), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities (such as the operating partnership), were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter the calculations of our asset tests and gross income tests, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions.  In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property.  We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan.  We also may structure some sale-leaseback transactions as loans.  In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property.  We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease.  If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization.  Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Tax Aspects of Investments in Partnerships

General. We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships.

Consequently, to the extent that we hold an interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification. Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “General – Taxable Mortgage Pools” in this section. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests as discussed in “– REIT Qualification – Asset Tests” and “– Gross Income Tests,” and in turn could prevent us from qualifying as a REIT. See “– REIT Qualification – Failure to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the Annual Distribution Requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties. Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the Annual Distribution Requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be ordinary income (subject to limited exceptions that may allow a portion to be treated as dividend income eligible for the reduced 15% maximum federal tax rate to non-corporate taxpayers). Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the tax basis in the stockholder’s common stock by the amount of the distribution, and then to the extent the distribution exceeds the stockholder’s tax basis, as capital gain. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder’s tax basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate share of the gains in income and receive a credit on their returns for their proportionate share of our tax payments.  However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have to file tax returns to claim a refund of their deemed payment of the tax liability.

In general, the sale of common stock held for more than twelve months will produce long-term capital gain or loss. All other sales of common stock generally will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s tax basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 28%) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding can be credited against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See “– Taxation of Foreign Stockholders” in this section.

Passive Activity Loss and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income, As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Tax-Exempt Stockholders. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common stock, or the common stock is otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if:

•                                          at least one tax-exempt pension trust owns more than 25% by value of our shares; or

•                                          one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares.

The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our articles of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because shares of our common stock may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in us.

In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is “effectively connected” with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the 30% “branch profits tax” under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered “effectively connected.”

Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder’s basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a “U.S. real property interest” are taxed to a foreign stockholder as if the distributions were gains “effectively connected” with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends also may be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

We will report to our foreign stockholders and the IRS the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

•                                          35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder who owns more than 5% of our stock at any time during the one-year period ending on the distribution date (or to all foreign stockholders if the dividend occurs at a time during which our stock is not regularly traded on an established securities market located in the United States) and remit to the IRS; and

•                                          30% of any other dividends paid out of earnings and profits (including capital gain dividends not subject to 35% withholding described immediately above) to all foreign stockholders.

In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder’s federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the IRS. The 35% withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 15% maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder’s entitlement to the benefits of any treaty.

Unless the shares of common stock constitute a “U.S. real property interest” under Section 897 of the Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder’s U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

Shares of our common stock will not constitute a “U.S. real property interest” if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT, which at all times during the shorter of (i) the period during which we are in existence or (ii) the five-year period ending on the disposition or distribution date, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled qualified investment entity once we satisfy the five-year period requirement, and, therefore, the sale of our shares should not be subject to such taxation for foreign stockholders after that date, except as discussed above or in the next sentence. Even if we constitute a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the exception applicable to “regularly traded” stock described below), a foreign stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the foreign stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date. Because shares of our common stock may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity During the testing period that may be applicable to you when you sell our common stock If we do not constitute a domestically controlled qualified investment entity, whether a foreign stockholder’s gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common stock is “regularly traded” on an established securities market and on whether the stockholder owns less than 5% of our common stock through the five-year period ending on the date of the sale. If the gain on the sale of common stock is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is 28%) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies.  Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares.  Backup withholding will apply only if the stockholder:

•                                          fails to furnish the stockholder’s taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•                                          furnishes an incorrect tax identification number;

•                                          is notified by the IRS that the stockholder has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•                                          under some circumstances, fails to certify, under penalties of perjury, that the stockholder has furnished a correct tax identification number and that (a) the stockholder has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and distribution payments or (b) the stockholder has been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations.  Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.  U.S. stockholders should consult their tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares.  Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to the stockholder’s shares in the stockholder’s federal income tax return.  We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Distribution Reinvestment Plan. Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends from a REIT. If a stockholder purchases stock through the distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. See “Taxation of Stockholders” in this section. Stock received throughout our distribution reinvestment plan will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State and Local Taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in shares of our common stock.

Legislative Proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common stock. President Bush has proposed to exempt certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law and other Code requirements) in light of their particular circumstances.

A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT THE FIDUCIARY’S OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY THE BENEFIT PLAN. BENEFIT PLANS ALSO SHOULD CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED “FEDERAL INCOME TAX CONSIDERATIONS,” AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

•                                          will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

•                                          will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

•                                          will result in UBTI to the benefit plan (see “Federal Income Tax Considerations – Taxation of Stockholders – Taxation of Tax-Exempt Stockholders”);

•                                          will be sufficiently liquid for the benefit plan after taking this investment into account; and

•                                          is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules of ERISA and the Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Code, or under any state, county, local, or other law respecting such plan.

Fiduciary Obligations—Prohibited Transactions

Any person identified as a “fiduciary” with respect to a plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. Further, many transactions between plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA or the Code. ERISA also requires generally that the assets of plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

In the event that our properties and other assets were deemed to be assets of a plan, referred to herein as “plan assets,” our directors and our Business Manager would, and other employees of affiliates of IREIC might, be deemed fiduciaries of any plans investing as stockholders. If this were to occur, certain contemplated transactions between us, our directors and Business Manager, and other employees of or affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by plans would extend to our directors and Business Manager, and possibly to other employees of affiliates of IREIC as plan fiduciaries with respect to investments made by us, and the requirement that plan assets be held in trust could be deemed to be violated.

Plan Assets—Definition

A definition of plan assets is not set forth in ERISA or the Code; however, a Department of Labor regulation, referred to herein as the “Plan Asset Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute plan assets. Under the Plan Asset Regulation, the assets of an entity in which a plan makes an equity investment will generally be deemed to be assets of such a plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•                                          in securities issued by an investment company registered under the Investment Company Act;

•                                          in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•                                          in which equity participation by “benefit plan investors” is not significant; or

•                                          in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and includes all plans subject to ERISA, as well as non-ERISA plans such as IRAs, Keogh plans, governmental plans and church plans. We anticipate that we will qualify for this exception since we do not expect to have equity participation by “benefit plan investors” exceeding 25%, which would be deemed to be significant, as defined above. However, if we are deemed to have significant participation by benefit plan investors we believe that we would qualify for the exemptions discussed below.

Publicly Offered Securities Exemption

As noted above, if a plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that the securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determination of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that the requirement is met by our shares.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that the securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

We believe that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the problems discussed below are not expected to arise.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50% of our assets to the management and development of real estate.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself,

if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as plan assets, our management would be treated as fiduciaries with respect to each plan stockholder, and an investment in our shares might expose the fiduciaries of the plan to co-fiduciary liability under ERISA for any breach by our directors or Business Manager of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by a plan in our shares might be deemed to result in an impermissible commingling of plan assets with other property.

If our Business Manager or affiliates were treated as fiduciaries with respect to plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with affiliates of IREIC or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit plans and IRAs from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the plan or IRA, as well as employer sponsors of the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs. Thus, if we are deemed to hold plan assets, our Business Manager and its affiliates could be characterized as fiduciaries with respect to our assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing plans and IRAs. If we or affiliates of IREIC are affiliated with a plan or IRA investor, whether or not we are deemed to hold plan assets, we might be a disqualified person or party-in-interest with respect to the plan or IRA investor, resulting in a prohibited transaction merely upon investment by such plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids plans from engaging in prohibited transactions. Fiduciaries of a plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the plan, as well as civil (and criminal, if the violation was willful) penalties. If the Department of Labor or the IRS determines that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a plan, compensate the plan for any loss resulting therefrom. Additionally, the Code requires a disqualified person involved with a prohibited transaction to pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

Annual Valuation Requirement

Fiduciaries of plans are required to determine the fair market value of the assets of such plans on at least an annual basis.  If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value.  Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year.  However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop.  To assist fiduciaries of plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.  Until three full fiscal years after the later of this or any subsequent offering of our shares prior to a listing, we intend to use the offering price of shares in our most recent offering as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of such sales.  Beginning three full fiscal years after the last offering of our shares, the estimated value of our shares will be based on valuations of our properties and other assets.  These valuations will be prepared by persons independent of us and of the Business Manager.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other plan fiduciaries within seventy-five days after the end of each calendar year.  Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.  We also intend to make annual valuations available to our stockholders through our website beginning two years after the last public offering of our shares.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•                                          the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties and other assets can be sold;

•                                          our stockholders would be able to realize estimated share values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•                                          that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Publicly Offered Securities Exemption

If a plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. A “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

PLAN OF DISTRIBUTION

General

Of the 750,000,000 shares of our common stock offered by this prospectus, we are offering:

•                                          up to 700,000,000 shares to the public at a purchase price of $10.00 per share through Inland Securities Corporation, the dealer manager, on a “best efforts” basis. Our dealer manager is an affiliate of IREIC, our sponsor. A “best efforts” basis means that neither the dealer manager nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

•                                          up to 50,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment plan.

The offering price of our common stock was determined by our board of directors based on the offering price of earlier REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the dealer manager. See “Risk Factors – Risks Related to This Offering.” The offering will commence as of the effective date of this prospectus.  If the minimum offering of 200,000 shares is not sold by [                  ], 2010, we will terminate this offering and your investment will be returned to you within ten business days after termination, together with any interest earned on your investment.  Common stock purchased by any of our officers, directors or affiliates, or by our dealer manager or any soliciting dealer, will not count toward satisfying the minimum offering.  If the minimum offering of 200,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before, [                  ], 2011, unless we elect to extend it to a date no later than [                  ], 2012, in any jurisdiction that allows us to extend.  We reserve the right to terminate this offering at any time. Shares of our common stock may also be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

Escrow Conditions

If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, Bank of America, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds.  None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 200,000 shares of common stock for $10.00 within one year from the original effective date of this prospectus.  If subscriptions for at least the minimum offering have not been received, accepted and paid for within one year from the original effective date of this prospectus, the escrow agent will promptly refund your investment, together with any interest earned on your investment.  If a refund is made, IREIC will pay any escrow fees.

The escrow agreement between us, the dealer manager and the escrow agent requires the escrow agent to invest the escrowed funds in an interest bearing account in short term securities issued or guaranteed by the United States Government that can be readily sold, or other investments permitted under the Securities Exchange Act of 1934.  Additionally, as soon as we have received subscription proceeds for at least 200,000 shares of our common stock, we may invest the proceeds in other short term investments which can be readily sold, with appropriate safety of principal.  After the minimum offering amount is sold, subscription proceeds are expected to be released to us as subscriptions are accepted.  We will accept or reject subscriptions within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares.

The interest, if any, earned on subscription proceeds relating to the minimum offering prior to the release of the subscription proceeds to us from escrow will be distributed to you on a pro rata basis within thirty days after the end of the quarter during which you were admitted as a stockholder.  After your initial admission as a stockholder you will not be entitled to interest earned on our funds or to receive interest on your investment.

The escrow agreement appoints the escrow agent as an investment manager by a named fiduciary of any ERISA plan that is providing money to the escrow.  The escrow agreement among us, the dealer manager, and the escrow agent also provides that (1) until all the conditions precedent for transferring the monies held in escrow are met, the escrow property may be considered plan assets under ERISA and requires the escrow holder to act as a fiduciary to any benefit plan with respect to those assets and (2) the property will be returned to the benefit plan if the conditions precedent are not met in a reasonable period of time.

Subscription Process

The agreement between our dealer manager and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription document and any supporting documentation we may reasonably require.

The dealer manager or a soliciting dealer also is required to deliver to you a copy of this prospectus, its appendices and any supplements. We plan to make this prospectus, the appendices and any supplements available electronically to the dealer manager and the soliciting dealers, as well as to provide them paper copies. Any prospectus, amendments and supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be made available to you will be posted on our website at www.inland-diversified.com. The soliciting dealers will maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder for at least six years.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described above. We have the unconditional right to accept or reject your subscription within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•                                          your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•                                          you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in “Suitability Standards,” which appears earlier in this prospectus;

•                                          you are purchasing our common stock for your own account; and

•                                          you acknowledge that our common stock cannot be readily resold.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.

Determination of Your Suitability as an Investor

We, our dealer manager, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•                                          you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; and

•                                          you have an apparent understanding of:

•                  the fundamental risks and possible financial hazards of this type of investment;

•                  that shares of our common stock cannot be readily sold;

•                  the role of our Business Manager in directing or managing your investment in us;

•                  the tax consequences of your investment; and

•                  you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges that it has determined that an investment in our common stock is suitable for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. Our Business Manager will coordinate the processes and procedures used by the dealer manager and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Pay For the Sale of Our Shares

Except for the special sales or volume discounts described later in this section, we will pay the dealer manager selling commissions of 7.5% of the selling price of the shares of common stock sold on a “best efforts” basis. The dealer manager may reallow up to 7% of the selling commissions to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions. Except for the special sales or volume discounts described later in this section, we will pay an additional 2.5% of the gross proceeds from the offering of shares sold on a “best efforts” basis to the dealer manager as a marketing contribution. We also will reimburse the dealer manager and soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds.  These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs, as discussed in more detail in “Compensation Table.”  The following table shows the compensation payable to our dealer manager for sale of shares in the “best efforts” portion of this offering.

Type of Compensation	Amount	Estimated Maximum Amount
Selling Commissions	7.5% of the sale price for each share	$525,000,000
Marketing Contribution	2.5% of the gross offering proceeds	$175,000,000

We will not pay selling commissions or marketing contributions in connection with the following special sales:

•                                          the sale of common stock as compensation for services by IREIC or any of its directors, officers, employees or affiliates;

•                                          the first purchase of common stock by each of Inland Securities or any of its or our directors, officers, employees or affiliates for $8.95 per share; however, the discount on any subsequent purchases of common stock by these entities or individuals may not exceed 5%;

•                                          the purchase of common stock under our distribution reinvestment plan; and

•                                          the issuance of shares in connection with acquiring any entity, property or other real estate asset.

Reallowable 7% selling commissions will not be paid in connection with the following special sales:

•                                          the first purchase of common stock by each soliciting dealer and any of their respective directors, officers, employees or affiliates who request and are entitled to purchase common stock net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of common stock by these individuals or entities may not exceed 5%;

•                                          the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature; and

•                                          the common stock credited to an investor as a result of a volume discount.

All purchases of common stock by our dealer manager or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 2790. We expect that these purchases, if any, will be made for investment purposes only.

We may not pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to our Business Manager to advise you to purchase our common stock. A registered broker dealer or other properly licensed person may, however, earn a sales commission in connection with a sale of the common stock.

We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See “How to Subscribe.”

Volume Discounts

Investors making an initial purchase of at least $250,000 worth of common stock (25,000 shares) through the same soliciting dealer will receive a reduction in the reallowable 7% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

Amount of Selling Commission Volume	Amount of Purchaser’s Investment		Maximum Reallowable Commission
Discount	From	To	Per Share
1%	$250,000	$499,999	6%
2%	$500,000	$999,999	5%
3%	$1,000,000	$2,499,999	4%
4%	$2,500,000	$4,999,999	3%
5%	$5,000,000	$9,999,999	2%
6%	$10,000,000	and over	1%

Any reduction in the amount of the selling commissions will be credited to the investor in the form of additional whole shares. Selling commissions will not be paid on any whole shares issued for a volume discount.

Some purchases may be combined for the purpose of qualifying for a volume discount and for determining commissions payable to the dealer manager or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this and any subsequent offering will be combined with other subscriptions in this and any subsequent offering for the purposes of computing amounts invested. Purchases by individuals within a “primary household group” also will be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. For these purposes, a “primary household group” includes you, your spouse or “domestic or life partner” and all of your unmarried children under the age of twenty-one. For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests. Purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person may have tax consequences, and your tax advisor should be consulted prior to making the decision to combine. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space in Section A of the subscription agreement and provide a Letter of Instruction to identify the accounts to be combined, in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space or fail to provide a Letter of Instruction.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last purchase made, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of combining purchases.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,000 breakpoint, which will entitle you to a lower sales commission on your $50,000 investment.

Indemnification

We have agreed to indemnify the dealer manager and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

•                                          a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our Business Manager against such liabilities.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. The dealer manager and each of the soliciting dealers may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See “Suitability Standards” and “Plan of Distribution – Determination of Your Suitability as an Investor,” above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

•                                          Read the entire prospectus, any appendices and supplement(s), accompanying the prospectus.

•                                          Complete the execution copy of the applicable subscription agreement. Specimen copies of the subscription agreements, including instructions for completing each agreement, are included in the prospectus as Appendix C-1.

•                                          Deliver a check for the full purchase price of the shares being subscribed for, payable to the entity designated on your subscription agreement.  If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, Bank of America, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us.  Your investment will not be commingled with any other funds.  Subject to us selling the minimum amount, subscription proceeds are expected to be released to us as subscriptions are accepted.  We will accept or reject subscriptions within ten days after we receive them.  The name of your soliciting dealer appears on your subscription agreement.

•                                          By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within ten days, and generally within twenty-four hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten days after we received it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans.  In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the State of Louisiana. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E-1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of instruction will be irrevocable and we will continue to pay business management fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix E-2 to this prospectus) of your election to terminate deductions from your account for the purposes of such business management fees.  This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

SALES LITERATURE

In addition to, and apart from, this prospectus, we may use certain supplemental sales material in this offering. This material may consist of a brochure describing our Business Manager and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those we intend to acquire that entities organized and sponsored by IREIC previously have acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the FINRA members designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM

Distribution Reinvestment Plan

Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan will authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. A participant will not be able to acquire common stock under the program if the purchase will cause him or her to exceed the 9.8% ownership limit or will violate any of the other share ownership restrictions imposed by our articles. Because our articles provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, the shares of our common stock purchased through our distribution reinvestment plan typically will be issued only in book entry form.

We are able to offer shares through our distribution reinvestment plan at prices below the offering price because of a decrease in costs associated with these issuances. Common stock will be purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common stock. Distributions, if any, on common stock acquired under the distribution reinvestment plan will be paid at the same time that distributions are paid on common stock purchased outside the plan.

Registrar and Transfer Company will serve as the plan administrator. Registrar and Transfer Company will administer the plan, keep records and, as soon as practicable after each distribution payment date, provide each participant with a summary statement of his or her reinvestment account.

Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan; participation in this offering is not a requirement. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan. We do not expect to distribute a separate prospectus relating solely to the distribution reinvestment plan prior to the termination of the offering; instead, we distribute copies of this prospectus, as supplemented or amended from time-to-time. Following the termination of the offering, we intend to separately register the shares reserved for issuance under the distribution reinvestment plan on a registration statement on Form S-3 or other appropriate form. Prospective enrollees will then receive a copy of the prospectus included in that registration statement, once it is declared effective, prior to enrolling in the distribution reinvestment plan.

Stockholders who are eligible to participate in the plan may join the plan at any time by completing the appropriate section of the subscription agreement. By signing the subscription agreement, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder’s subscription agreement is received by the administrator on or prior to a record date for a distribution payment date, reinvestment of distributions will begin with that distribution payment date. If the subscription agreement is received after the record date for a distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date. Distribution and voting rights as to any purchased shares typically commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by completing a distribution change form.

If we declare a distribution, participants in the distribution reinvestment plan will be able to purchase shares at a fixed price of $9.50 per share until the earlier of: (1) the increase, if any, of the public offering price per share of common stock in the offering from $10.00 per share; and (2) termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the “market price” of a share of our common stock on the date of purchase until the shares become listed for trading on a national securities exchange (a “liquidity event”). For these purposes, “market price” means the last price at which shares were offered by us in a public offering of our shares and until a liquidity event occurs. If a liquidity event occurs, participants will be able to purchase shares at a price equal to 100% of the average daily open and close price per share, as reported by the national securities exchange on which our shares are listed, on the distribution payment date.

The number of shares purchased for each participant will depend upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We will not purchase shares of common stock for participants under the plan to the extent that the purchase will cause the participant to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board.

All shares of common stock held under the plan as of a given record date will be entitled to the distributions, if any, that we declare and pay. However, shares acquired after the record date for a given distribution, but before the distribution payment date, will not be entitled to particular distributions until next succeeding record date.

A participant who wishes to transfer whole shares held in the plan must first transfer those shares out of his or her plan account and register the whole shares in his or her name. Distributions on shares remaining in the plan after a partial transfer will continue to be invested under the plan. However, if any partial transfer would result in less than twenty-five shares remaining in a participant’s plan account, the request to transfer shares will be considered a request to terminate participation in the plan. Further, if a participant wishes to pledge, assign or otherwise encumber his or her shares, he or she must first remove those shares from the plan and register the shares in his or her name.

Participants may terminate their participation in the plan at any time. With the exception of instances where participation is automatically terminated because a participant has less than twenty-five shares remaining in his or her account, as described above, a participant must notify the plan administrator in order to terminate participation in the plan. However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan. Upon termination, a participant’s fractional shares will be converted to cash at a price, calculated in the same manner as though shares were being purchased for the participant on a distribution payment date. We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

We may amend or terminate the distribution reinvestment plan at any time without prior notice to participants, but notice will be mailed to participants following the date of the amendment or termination. Neither we nor any affiliates of IREIC receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

Stockholders who participate in the distribution reinvestment plan will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment plan. These deemed dividends will be treated as actual dividends and retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the distribution reinvestment plan itself will be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment plan will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Federal Income Tax Considerations – Federal Income Taxation of Stockholders” for a full discussion of the tax effects of dividend distributions.

Share Repurchase Program

The share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. Subject to certain restrictions discussed below, we may repurchase whole shares only, from time to time, at the following prices:

•                                          $9.25 per share for stockholders who have owned their shares for at least one year;

•                                          $9.50 per share for stockholders who have owned their shares for at least two years;

•                                          $9.75 per share for stockholders who have owned their shares for at least three years; and

•                                          for stockholders who have owned their shares for at least four years, a price determined by our board of directors but in no event less than $10.00 per share.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in the relevant offering.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Following the repurchase, we will send the stockholder of record the cash proceeds of the repurchase.

Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available to complete the repurchase. In any given calendar month, proceeds used for the share repurchase program cannot exceed the proceeds from our distribution reinvestment plan.  In the event that our funds exceed the amount necessary to repurchase shares, we may carry over the excess amount to the subsequent calendar month to repurchase shares during that month. In the event that our funds are insufficient to repurchase all of the shares for which repurchase requests have been submitted in a particular month, shares will be repurchased on a pro rata basis and the portion of any unfulfilled repurchase request will be held until next month unless withdrawn. Subject to funds being available, we will limit the number of shares repurchased during any consecutive twelve month period to 5% of the number of outstanding shares of common stock at the beginning of that twelve month period.

Any stockholder that has beneficially owned the shares for at least one year may participate in the share repurchase program with respect to his or her whole shares only. However, if a stockholder dies prior to or after owning the shares for one year, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate, including any person that has registered those shares in his or her name following the death of the original stockholder.  To request repurchase, the stockholder must submit a share repurchase program request to: Registrar and Transfer Company, Attn: Share Repurchase Department, P.O. Box 1727, 10 Commerce Drive, Cranford, NJ 07015.  The request must state the name of the person/entity who owns the shares and the number of whole shares to be repurchased, and must be properly executed.  All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien. The stockholder must notify us in writing if a stockholder wishes to withdraw his or her request to have shares repurchased. We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw prior to the time we send payment to the applicable stockholder.

The share repurchase program may be suspended or terminated if:

•                                          our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

•                                          our board of directors determines that it is in our best interest to suspend or terminate the share repurchase program.

We may amend or modify any provision of the program at any time in our board’s discretion. In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change(s) at least thirty days prior to the change(s), and we will disclose the change(s) in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding the amendment of our share repurchase program.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program.

REPORTS TO STOCKHOLDERS

Our Business Manager will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our articles, will at all times be maintained at our principal office, and are open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

We will send an annual report to each stockholder within 120 days following the close of each fiscal year. Each annual report will contain:

•                                          audited income statements and balance sheets for the previous three and two years, respectively or, the period of time we have been operating if less, all prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

•                                          if applicable, the ratio of the costs of raising capital during the period to the capital raised;

•                                          the aggregate amount of fees paid to IREIC and its affiliates including our Business Manager, Real Estate Managers and IREA, including fees or charges paid to IREIC and its affiliates by third parties doing business with us;

•                                          our total operating expenses, stated as a percentage of the average assets and as a percentage of net income for the most recently completed fiscal year;

•                                          a report from the independent directors that the policies we follow are in the best interests of our stockholders in the aggregate and the basis for their determination; and

•                                          separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, IREIC and its affiliates including our Business Manager, Real Estate Managers and Inland Real Estate Acquisitions, occurring in the most recently completed fiscal year.

In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within sixty days after the end of the first three fiscal quarters.

Within sixty days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a material real estate asset, we will submit a report to each stockholder containing:

•                                          a description of the asset;

•                                          the terms of any material leases affecting the property; and

•                                          the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan.

In addition, we will send a report to each stockholder and notify prospective investors when our Business Manager believes a material real estate asset will “probably” be acquired.

We will submit appropriate tax information to the stockholders within thirty-one days following the end of each fiscal year but we will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information is available in our office for inspection and review by any interested stockholder. At the same time we send the appropriate tax information to stockholders, we will provide each stockholder with an individual report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. This individual statement includes any purchases of shares under the distribution reinvestment plan. Stockholders requiring reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix G to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to pay IREIC and its affiliates including our Business Manager, Real Estate Managers and IREA certain fees or other compensation for providing services to us. These arrangements were not determined by arm’s length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates including our Business Manager, Real Estate Managers and IREA may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. Set forth below is a brief summary of the material terms of our agreements with our Business Manager, Real Estate Managers and other affiliates of IREIC. For a more detailed discussion of these agreements, see “Management” above.

Business Management Agreement. We have entered into a business management agreement with Inland Diversified Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations, including entering into agreements with IREIC and its affiliates to provide the services and licenses needed to operate our business. This agreement has an initial term of one year, renewable for successive one year terms, but will terminate upon the mutual consent of the parties. We may terminate the agreement without cause or penalty upon a vote by a majority of our independent directors on sixty days written notice to our Business Manager. The agreement will also terminate upon a business combination with our Business Manager. We will compensate and reimburse the Business Manager in the manner set forth in the brief summary of the compensation table below. For a more detailed discussion on compensation, see the complete “Compensation Table” above.

Ancillary Agreements. Pursuant to the business management agreement, the Business Manager, or we, in the case of the trademark license agreement, have entered into the following service and license agreements. We have agreed to reimburse the Business Manager, IREIC and its affiliates for the expenses paid or incurred to provide these services, including direct expenses and the costs of the salaries and benefits of the persons employed by these entities that perform services for us.

•                                          Communications Services Agreement with Inland Communications, Inc., to provide us with marketing, communications and media relations services.

•                                          Computer Services Agreement with Inland Computer Services, Inc., to provide us with data processing, computer equipment and support services and other information technology services.

•                                          Insurance and Risk Management Services Agreement with Inland Risk and Insurance Management Services, Inc., to provide us with insurance and risk management services.

•                                          Legal Services Agreement with TIREG, to provide us with legal services.

•                                          Office and Facilities Management Services Agreement with Inland Office Services, Inc. and Inland Facilities Management, Inc., to provide us with office and facilities management services.

•                                          Personnel Services Agreement with Inland Human Resource Services, Inc., to provide us with personnel services.

•                                          Property Tax Service Agreement with Investors Property Tax Services, Inc., to provide us with property tax services.

•                                          Software License Agreement with Inland Computer Services, Inc., to provide the Business Manager a right and license to use and copy certain software in connection with the Business Manager ‘s obligations under the business management agreement.

•                                          Trademark License Agreement with TIREG to provide us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business.

Real Estate Management Agreements. We have entered into real estate management agreements, sometimes referred to herein as the “master management agreements,” with each of our Real Estate Managers, under which our Real Estate Managers and their affiliates will manage or oversee each of our real properties.  If we acquire a property that we would like one of our Real Estate Managers to manage, we will enter into a separate property-specific agreement.  The master management agreement with each Real Estate Manager has a term of one year and is renewable for successive one year terms.  Each master management agreement may be terminated by mutual consent of the parties.  We also may terminate each master management agreement without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to the respective Real Estate Manager.  We will compensate and reimburse each Real Estate Manager in the manner set forth in the brief summary of the compensation table below. For a more detailed discussion on compensation, see the complete “Compensation Table” above.

Other Agreements with Affiliates of IREIC

We have entered into agreements with other affiliates of IREIC to provide services to us.  The terms of these agreements are summarized herein.

Investment Advisory Agreement.  We have entered into an investment advisory agreement with Inland Investment Advisors, Inc., referred to herein as “Inland Advisors,” under which Inland Advisors will serve as our investment advisor.  The agreement provides that Inland Advisors has full discretionary authority with respect to the investment and reinvestment of our assets, subject to certain investment guidelines that we may provide from time to time, and which take effect generally fifteen days after notice to Inland Advisors.  The agreement also gives Inland Advisors the power to act as our proxy and attorney-in-fact to vote, tender or direct the voting or tendering of all of the assets of our accounts.  We will pay Inland Advisors a monthly fee for providing investment advisory services in connection with our investments in marketable securities. We will pay annual fees totaling 1% of the first $1 to $5 million of marketable securities under management, 0.85% of marketable securities from $5 to $10 million, 0.75% of marketable securities from $10 to $25 million, 0.65% of marketable securities from $25 to $50 million, 0.60% of marketable securities from $50 to $100 million and 0.50% of marketable securities above $100 million.   Both we and Inland Advisors may terminate the agreement upon thirty days’ written notice.

Institutional Investor Relationship Services Agreement.  We have entered into an institutional investor relationships services agreement with Inland Institutional Capital Partners Corporation, referred to herein as “ICAP,” under which ICAP will serve as our institutional investment relationship advisor.  The agreement provides that ICAP will advise us regarding our current market position, secure institutional investor commitments, and form ventures with operating partners.  We will pay ICAP an hourly advisory fee for the time that ICAP spends targeting and qualifying potential institutional partners and providing related services to us, at a rate equal to $250 per hour for ICAP’s principals and $100 per hour for ICAP’s other employees.  The advisory fee will be accrued on a quarterly basis.  In the event that ICAP identifies an institutional partner with whom we actually enter into a definitive agreement, we will pay ICAP an investment fee equal to up to 0.35% of the amount invested by that partner in the joint venture or other arrangement.  The advisory fee described above will be offset by this investment fee.  The agreement has a term of one year, and will automatically renew for successive one year terms thereafter.  Both we and ICAP may terminate the agreement upon 180 days’ written notice.

Compensation To Be Paid To Affiliates of IREIC

We will pay fees to affiliates of IREIC such as Inland Securities, our Business Manager and our Real Estate Managers and their respective affiliates. We also will reimburse these entities for expenses incurred in performing services on our behalf.  See “Compensation Table” for a summary of the most significant fees and expenses that we will pay, or expect to pay, to these entities.

Other Relationships and Fees

We intend to purchase 1,000 shares of common stock in The Inland Real Estate Group of Companies for $1,000. The Inland Real Estate Group of Companies, Inc. is a marketing entity whose primary function is to promote the business interests of its individual stockholder members, including other entities previously sponsored by IREIC. The Inland Real Estate Group of Companies coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact stockholders.

We expect to enter into an agreement to become a member of a limited liability company which has been formed as an insurance association captive, referred to herein as the “Captive,” and is owned by Inland Real Estate Corporation, Inland Western Retail Real Estate Trust, Inc. and Inland American Real Estate Trust, Inc.  Inland Risk & Insurance Management Services, Inc., an affiliate of TIREG, provides services to the Captive.  The Captive was formed to more efficiently manage the respective insurance coverage, and premiums associated with that coverage, of its members.  The Captive annually oversees the purchase of one or more insurance policies on properties of its members, on terms that will be acceptable to all members. Portions of these insurance policies are funded or reimbursed by insurance policies purchased from the Captive by the members. The premium associated with the non-catastrophic property and casualty insurance policies purchased from the Captive are divided among each of the members based upon a determination by a third-party, independent actuary of the losses, loss reserves and loss expenses that each member is expected to incur, and a proportional allocation of associated operating costs.  We expect to contribute approximately $[                  ] to the Captive to become a member.  The Captive uses its capital to pay a portion of certain property and casualty losses and general liability losses suffered by a member under the policies purchased by the Captive subject to deductibles applicable to each occurrence.  These losses are paid by the Captive up to and including a certain dollar limit, after which the losses are covered by the third party insurer.  Future contributions to capital will be made in the form of premium payments determined for each member based on its individualized loss experiences as well as the level of deductible each member desires.

LEGAL MATTERS

Shefsky & Froelich Ltd., Chicago, Illinois, will pass upon certain legal matters in connection with this offering including our status as a REIT for federal income tax purposes. Shefsky & Froelich Ltd. also serves as counsel for the dealer manager. Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock offered hereby.

EXPERTS

The balance sheet of Inland Diversified Real Estate Trust, Inc. as of July 31, 2008, has been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are filing a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You can read our registration statement and our SEC filings over the Internet at www.sec.gov. You also may read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

F-i

Report of Independent Registered Public Accounting Firm

Board of Directors

Inland Diversified Real Estate Trust, Inc.

We have audited the accompanying balance sheet of Inland Diversified Real Estate Trust, Inc. (the “Company”) as of July 31, 2008.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet.  An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Inland Diversified Real Estate Trust, Inc. as of July 31, 2008, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois

September 5, 2008

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

BALANCE SHEET

July 31, 2008

ASSETS

Cash	$500,000
Deferred offering costs	76,959

Total assets	$576,959

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Accrued offering expenses	$67,014
Accounts payable	2,375
Due to affiliates	311,636

Commitments and contingencies (Note 3)

Stockholder’s equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—
Common stock, $.001 par value, 2,460,000,000 shares authorized, 20,000 shares issued and outstanding	20
Additional paid in capital	199,980
Retained earnings deficit	(4,066)

Total stockholder’s equity	195,934

Total liabilities and stockholder’s equity	$576,959

See accompanying notes to balance sheet.

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

July 31, 2008

(1)  Organization

Inland Diversified Real Estate Trust, Inc. (the “Company”) was formed on June 30, 2008 to acquire and manage a diversified portfolio of commercial real estate investments located in the United States and internationally and has not commenced operations.  The Business Management Agreement (the “Agreement”) provides for Inland Diversified Business Manager & Advisor, Inc. (the “Business Manager”), an Affiliate of the Company, to be the Business Manager to the Company.  The Company contemplates the sale of up to 700,000,000 shares of common stock (“Shares”) at $10 each in an initial public offering (the “Offering”) to be registered with the Securities and Exchange Commission (the “Registration Statement”) and the issuance of 50,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment program.  No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within six months after commencement of the Offering.

The Company intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes.  If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company will provide the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company will allow stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program (“DRP”), subject to certain share ownership restrictions. Such purchases under the DRP will not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program (“SRP”), if requested, at least once quarterly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from proceeds that the Company receives from the sale of shares and operating funds as the Company’s Board of Directors, at its sole discretion, may reserve for this purpose.

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

July 31, 2008

(2)  Summary of Significant Accounting Policies

The preparation of a balance sheet in conformity with U.S. generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing.  Formation and organizational costs of $4,066 were expensed as incurred.

(3)  Transactions with Affiliates

The Company’s sponsor, Inland Real Estate Investment Corporation (the “Sponsor”) contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of July 31, 2008, the Company had incurred $81,025 of offering and organization costs, of which $8,800 was advanced by the Sponsor. Pursuant to the terms of the Offering, the Business Manager has guaranteed payment of all public offering and organization expenses (excluding sales commissions and the marketing contribution allowance) in excess of 5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. In the event that the minimum offering is not successful, an Affiliate of the Business Manager will bear the related costs of the Offering.

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

July 31, 2008

Certain compensation and fees payable to the Business Manager for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments

Offering Stage

Selling commissions	The Company will pay Inland Securities Corporation, an affiliate of the Business Manager, 7.5% (up to 7% of which may be reallowed to participating dealers) of the sale price for each share sold.

Marketing contribution	The Company will pay a marketing contribution to Inland Securities equal to 2.5% (up to 1.5% of which may be reallowed to participating dealers) of the gross offering proceeds from shares sold.

Itemized and detailed due diligence expense reimbursement

The Company will reimburse Inland Securities Corporation and soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds. These expenses may, in the Company’s sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs.

Issuer costs

The Company will reimburse the Sponsor, its affiliates and third parties for costs and other expenses of the offering that they pay on our behalf, in an amount not to exceed 5% of the gross offering proceeds.

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

July 31, 2008

Operational Stage

Acquisition expenses

The Company will reimburse the Business Manager and its affiliates for expenses paid on the Company’s behalf in connection with acquiring real estate assets, regardless of whether the Company acquires the real estate assets.  The Company may not, however, reimburse expenses that exceed, when combined with any acquisition fees that may be paid, the greater of 6% of the contract price of any real estate asset acquired or, in the case of a loan, 6% of the funds advanced.

Acquisition fee

The Company will pay the Business Manager for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  The fee will be equal to 2.5% of the aggregate purchase price paid for the entire interest but will only become due once we acquire a controlling interest.

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

July 31, 2008

Real estate management fees

Up to 4.5% of the gross income from each property that is managed directly by the Real Estate Manager or its affiliates.  The applicable Real Estate Manager will determine, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 4.5% limitation.  This fee may be increased, subject to the approval of a majority of the Company’s independent directors, for certain properties, including, for example, properties located outside of the United States. The Company also will reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on the Company’s behalf, including the salaries and benefits of persons employed by the Real Estate Manager and its affiliates except for the salaries and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of any of the Real Estate Managers.

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

July 31, 2008

Oversight fee

Up to 1% of the gross income from each property that is managed directly by entities other than the Real Estate Managers or their affiliates. The applicable Real Estate Manager will determine, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 1% limitation.  The Company also will reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on the Company’s behalf, including the salaries and benefits of persons employed by the Real Estate Manager and its affiliates except for the salaries and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of any of the Real Estate Managers.

In addition, with respect to any property that is managed directly by entities other than the Real Estate Managers or their affiliates and does not generate income, such as properties that are newly constructed, are under development or construction, or have not yet been developed, the Company may pay a monthly oversight fee based upon the “hourly billing rate” of the applicable Real Estate Manager, multiplied by the number of hours spent by its employees in providing oversight services for the Company in respect of that property.

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

July 31, 2008

For these purposes, the “hourly billing rate” approximates the hourly cost to that Real Estate Manager to provide services to us based on: the amount of salaries and bonuses paid to the employees of the Real Estate Manager providing the services; and an allocation for overhead including employee benefits, rent, materials, fees, taxes, and other operating expenses incurred by the Real Estate Manager in operating its business, except for direct expenses for which the Company reimburses the Real Estate Manager.

Except as otherwise approved by a majority of the Company’s independent directors, the total fees paid to the Real Estate Managers for managing an asset, including oversight fees, will not exceed 4.5% of the gross income generated by the applicable property.

Purchasing, selling and servicing mortgages fees	0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced. In addition, 0.2% of the principal amount of each loan placed for the Company.

Reimbursable expenses for providing ancillary services.

The Company will reimburse the Business Manager and their respective affiliates for any expenses that they pay or incur in providing ancillary services to the Company, including the costs of salaries and benefits of persons employed by these entities and performing services for the Company.

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

July 31, 2008

Investment advisor fee

The Company will pay annual fees totaling 1% of the first $1 to $5 million of marketable securities under management, 0.85% of marketable securities from $5 to $10 million, 0.75% of marketable securities from $10 to $25 million, 0.65% of marketable securities from $25 to $50 million, 0.60% of marketable securities from $50 to $100 million and 0.50% of marketable securities above $100 million.

Institutional investment fee

The Company will pay Inland Institutional Capital Partners Corporation, or “ICAP,” a fee for identifying institutional partners with whom it may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements.  The Company will pay ICAP an advisory fee for the time that ICAP spends targeting and qualifying potential institutional partners and providing related services to the Company, at a rate equal to $250 per hour for ICAP’s principals and $100 per hour for ICAP’s other employees.  The advisory fee will be accrued on a quarterly basis.  In addition, in the event that ICAP identifies an institutional partner with whom the Company actually enters into a definitive agreement, the Company will pay ICAP an investment fee equal to up to 0.35% of the amount invested by that partner in the joint venture or other arrangement.  The advisory fee described above will be offset by this investment fee.

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

July 31, 2008

Property disposition fee

The Company will pay Inland Real Estate Sales or an affiliate an amount equal to the lesser of:

•                  3% of the contract sales price of the property; or

•                  50% of the customary commission which would be paid to a third party broker for the sale of a comparable property.

The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price.

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

July 31, 2008

Subordinated Payments

Operational Stage

Business management fee

Up to 1% of average invested assets subordinated to a non-cumulative, non compounded return of 5% per annum to stockholders, paid from distributions from all sources.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by the Business Manager or its affiliates and performing services for the Company except for the salaries and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of the Business Manager.

Incentive fee

After the stockholders have first received, from distributions from all sources, a 10% per annum cumulative, non-compounded return on, plus return of, their “invested capital,” the Company will pay the Business Manager an incentive fee equal to 15% of the net proceeds from the sale of its real estate assets, including assets owned by a REIT or other real estate operating company that was acquired and operates as a subsidiary.

Inland Diversified Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

July 31, 2008

Listing fee

Upon listing the Company’s common stock, or the common stock of any of its subsidiaries, on a national securities exchange, the Company will pay its Business Manager 15% of the amount by which its market value plus distributions paid to the date of listing exceeds the aggregate capital contributed by investors in this offering plus an amount equal to a 6% cumulative, non-compounded annual return to investors.  In the event that, at the time of listing, investors have not received a 6% cumulative, non-compounded annual return, the fee may be paid at the time that this return is paid, calculated as described herein.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds
Table II	Compensation to IREIC and Affiliates
Table III	Operating Results of Prior Programs
Table IV	Results of Completed Programs
Table V	Sales or Disposals of Properties
Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland Diversified Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital.  Inland American Real Estate Trust, Inc., or Inland American, is a REIT that was formed primary to invest in several segments of real estate properties including operating companies that own real estate. Inland Western Retail Real Estate Trust, Inc., or Inland Western, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by IREIC in raising and investing funds in Inland American, Inland Western and the 1031 Exchange programs where the offering closed in the three years prior to December 31, 2007.  The information provided for IRRETI represents the three years ended September 30, 2006.  The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland American Real Estate Trust, Inc.			Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc. (J)			1031 Exchange Programs
Number of programs:	1 Program		%	1 Program		%	1 Program		%	35 Programs	%

Dollar amount offered	$10,000,000 (K	)		5,000,000(C	)		2,500,000(A	)		390,747
Dollar amount raised	5,465,044(D	)	100.00	4,470,006(D	)	100.00	2,371,012(B	)	100.00	389,362	99.7
Less offering expenses:
Syndication fees (E)	527,939		9.67	442,622		9.90	194,194		8.19	29,304	7.5
Other fees (F)	29,183		0.53	14,306		0.32	21,010		0.89	49,571	12.7
Organizational fees	0			0		—	0		—	3,236	0.8
Reserves (G)	49,085		0.90	40,155		0.90	76,590		0.97	6,652	1.7

Available for investment	$4,854,161		88.90	3,972,923		89.74	2,079,218		89.95	300,598	77.2

Acquisition costs:
Cash down payments	$3,994,748			3,361,711			1,270,577			300,598
Repayment of indebtedness	21,917			342,419			896,304			0
Temporary cash investments	0			0			0			0
Investment in unconsolidated entities	463,715			0			0			0
Investment in securities	422,770			311,317			109,336			0
Total acquisition costs	$4,903,150			4,015,477			2,276,217			300,598

Percent leverage	44%			55%			55%			52.5%
Date offerings commenced	(L	)		(I	)		(H	)		2004-2007
Length of offering	(L	)		(I	)		(H	)		1-10 months
Months to invest 90% of amount available for investment (measured from beginning of offering)	(L	)		(I	)		(H	)		1-10 months

TABLE I-(continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)      This amount does not reflect shares offered for distribution to stockholders participating in IRRETI’s distribution reinvestment program.

(B)        These figures are cumulative and are as of September 30, 2006.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)        This amount does not reflect shares offered for distribution to stockholders participating in Inland Western’s distribution reinvestment program.

(D)       These figures are cumulative and are as of December 31, 2007.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)         Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares.  All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)         Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)        Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)       On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share.  On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis.  On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2003 (approximately fifty-eight months from the commencement of the initial public offering), approximately 90% of the proceeds available for investment from the offerings were invested in real properties.

(I)            In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share.  In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2007, 100% of the proceeds available for investment from the offerings were invested in real properties.

(J)           On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

(K)       This amount does not reflect shares offered for distribution to stockholders participating in Inland American’s distribution reinvestment plan.

(L)         In August 2005, the program commenced an initial public offering, on a best effort basis, of 500,000,000 shares of common stock at $10.00 per share.  In August 2007, the program commenced an offering of an additional 500,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2007, 100% of the proceeds available for investment from the initial offering were invested in real properties.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2007, with the exception of IRRETI, which amounts represent the three years ended September 30, 2006, in connection with the prior programs.  Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland American Real Estate Trust, Inc.		Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc. (K)		Inland Real Estate Corporation

Date offering commenced	08/31/2005		09/15/03		02/11/99		10/14/94
Dollar amount raised	$5,460,368		4,470,006		2,371,012		714,789

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	527,939	(C)	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	2,583		1,909		2,762		2,350
Mortgage brokerage fees	5,357		0		0		0
Acquisition cost and expense	41,315	(E)	4,614		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	387,838		999,346		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)(L)
Property management fees (F)	20,338		80,522		33,624		0
Advisor asset management fee (J)	11,400		84,175		34,489		0
Accounting services	0		0		0		0
Data processing service	0		0		0		0
Legal services	0		0		0		0
Professional services	0		0		180		0
Mortgage servicing fees	224		1,792		1,135		0
Investment advisor fees	4,230		4,604		251		435
Acquisition costs expensed	1,572		267		0		0
Other administrative services	9,273		19,029		8,489		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		0		0		109,244
Notes	0		0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0		0
Participation in cash distributions	0		0		0		0

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (69 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2007
Dollar amount raised	$30,000		25,324		634,833

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	39,872	(C)
Other offering expenses (D)	116		230		6,187
Acquisition cost and expense	2,550	(E)	1,706	(E)	93,330	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		94,305

Amounts paid to general partner or affiliates related to operations:
Property management fees (F)	16		29		7,123
Advisor asset management fee (J)	0		0		3,912
Accounting services	26		27		0
Data processing service	14		12		0
Legal services	5		4		84
Professional services	0		0		0
Mortgage servicing fees	0		0		744
Acquisition costs expensed	0		0		0
Other administrative services	50		28		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	11,446		9,765		21,539
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		642
Mortgage brokerage and refinancing fees	0		0		1,079
Participation in cash distributions	0		0		265

(A)      With the exception of IRRETI, the figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2007 and the figures relating to cash available from operations are for the three years ending December 31, 2007.  The dollar amount raised represents the cash proceeds collected by the partnerships or program.  Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.  IRRETI’s information is as of September 30, 2006 and for the three years ending September 30, 2006.

(B)        The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)        The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)       Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)         Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)         An affiliate provides property management services for all properties acquired by the partnerships or program.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(G)        See Table V and Notes thereto regarding sales and disposals of properties.

(H)       On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”).  Each of these entities was merged into subsidiaries that are wholly owned by IRC.  As a result of the merger, IRC is now “self-administered.”  IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)            On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers.  Each of these entities was merged into subsidiaries that are wholly owned by IRRETI.  As a result of the merger, IRRETI was “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.  Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)           With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period.  IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

(K)       On February 27, 2007, IRRETI and DDR merged, and as previously discussed, no financial reports for IRRETI for the year ended 2006 will be issued.

(L)         On November 15, 2007, Inland Western completed the acquisition of Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers.  Each of these entities was merged into subsidiaries that are wholly owned by Inland Western.  As a result of the merger, Inland Western was “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.  Also as a result of the merger, Inland Western issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 37,500,060 shares of Inland Western’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.7% of its common stock.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

With the exception of IRRETI and Inland American, Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2007.  IRRETI’s table reflects information for the five years ended December 31, 2005 and Inland American’s table reflects information for the four years ended December 31, 2007.  The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only Inland American, Inland Western, IRRETI and the sixty-one 1031 Exchange Programs are included in Table III.

•                  Inland Monthly Income Fund, L.P. – offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•                  Inland Real Estate Corporation – offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

•                  Inland Western Retail Real Estate Trust, Inc. – offering terminated in 2005

•                  Inland American Real Estate Trust, Inc. – initial offering terminated in 2007

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland American Retail Real Estate Trust Inc.

	2007	2006	2005	2004

Gross revenues	$478,736	123,202	6,668	0

Profit on sale of properties	0	0	0	0
Other income (expenses)	72,714	2,732	(1,001)	0

Less:
Operating expenses (G)	174,755	32,791	987	0
Interest expense	108,060	31,553	1,412	0
Program expenses (I)	28,466	10,013	1,266	24
Impairment of investment in unconsolidated entities	(10,084)	0	0	0
Depreciation & amortization	174,163	49,681	3,459	0

Net income (loss)-GAAP basis	$55,922	1,896	(1,457)	(24)

Taxable income (loss) (B):	$0	0	0	0

Cash available (deficiency) from operations	263,420	65,883	11,498	(14)

Cash available from investing Payments under master leases (K)	576	245	6	0

Cash available from financing
Principal amortization of debt	(929)	(794)	0	0
Advances from sponsor	0	(3,081)	2,709	372

Total cash available before distributions and special items	263,067	62,253	14,213	358

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	222,697	33,394	123	0
From sales	0	0	0	0

Cash available after distributions before special items (D)	40,370	28,859	14,090	358

Special items:	0	0	0	0
Cash available after distributions and special items (D)	$40,370	28,859	14,090	358

Available cash used to partially fund distributions (D) Excess cash available from prior years	0	0	0	0
Cash from financing activities	0	0	0	0

Total available cash used to partially fund distributions	$0	0	0	0

	2007	2006	2005	2004

Tax data per $1,000 invested (B):	0	0	0	0

Distribution data per $1,000 invested:	0	0	0	0

Cash distributions to investors:
Source (on GAAP basis):
Investment income	61	60	13	0
Source (on cash basis):
Sales	0	0	0	0
Operations (F)	61	60	13	0

Percent of properties remaining unsold	100%	100%	100%	0

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2007	2006	2005	2004	2003

Gross revenues	$745,519	710,103	518,055	130,575	745
Profit on sale of properties	38,618	0	0	0	0
Other income (expenses)	30,636	59,403	27,056	(348)	38

Less:
Operating expenses (G)	240,294	200,106	137,454	32,522	143
Interest expense	219,298	223,098	141,039	35,043	161
Program expenses (I)	41,883	54,475	31,738	4,856	460
Depreciation & amortization	271,629	259,884	189,631	46,105	192

Net income (loss)-GAAP basis	$41,669	31,943	45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0	0	0

Cash available (deficiency) from operations	315,539	296,165	201,857	63,520	724

Cash available from investing Payments under master leases (K)	4,790	7,659	6,805	3,025	0

Cash available from financing Principal amortization of debt	(2,422)	(2,298)	(1,416)	(175)	0
Advances from sponsor	0	0	(3,523)	0	1,203

Total cash available before distributions and special items	317,907	301,526	203,723	66,370	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	290,551	283,769	211,327	54,542	358
From sales	0	0	0	0	0
	290,551	283,769	211,327	54,542	358

Cash available after distributions before special items (D)	27,356	17,757	(7,604)	11,828	1,569

Special items:	0	0	0	0	0
Cash available after distributions and special items (D)	$27,356	17,757	(7,604)	11,828	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	0	0	7,604	0	0
Cash from financing activities	0	0	0	0	0

Total available cash used to partially fund distributions	$0	0	5,146	0	0

Tax data per $1,000 invested (B):	0	0	0	0	0

	2007	2006	2005	2004	2003

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	64	64	66	15
Source (on cash basis):
Sales	0	0	0	0	0
Operations (F)	64	64	64	66	15

Percent of properties remaining unsold	100%	100%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc. (L)

	2005	2004	2003	2002	2001

Gross revenues	$499,313	465,963	317,706	116,010	37,755
Profit on sale of properties	0	0	0	0	0

Less:
Operating expenses (G)	128,327	129,397	80,301	27,614	10,178
Interest expense	119,478	111,573	65,475	23,508	9,712
Program expenses (F)	8,180	170,585	20,214	7,998	1,219
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993

Taxable income (loss) (A):	$0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751

Cash available from investing Payments under master leases (J)	4,360	7,337	6,687	1,780	1,676

Cash available from financing Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963
From sales	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207

Special items:	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0
Cash from financing activities	0	7,180	610	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0

Tax data per $1,000 invested (A):	0	0	0	0	0

	2005	2004	2003	2002	2001

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81
Source (on cash basis):
Sales		0	0	0	0
Operations (D)	76	83	83	83	81

Percent of properties remaining unsold	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(61 Programs)

	2007	2006	2005	2004

Number of programs	61	48	43	27
Gross revenues	$84,114	54,221	42,866	24,497
Profit on sale of properties	6,493	0	5,554	0

Less:
Operating expenses (G)	16,014	9,652	7,471	4,333
Interest expense	29,160	16,681	13,351	8,031
Program expenses (I)	2,259	2,595	1,521	1,203
Depreciation & amortization (E)	0	0	0	0

Net income (loss)	$43,174	25,293	26,067	10,930

Taxable income (loss) (E):	0	0	0	0

Cash available (deficiency) from operations	35,871	25,293	26,067	10,930
Cash available from sales	7,993	5,670	10,604	0
Cash available from financing	0	0	0	0
Principal payment of debt amortization	(39)	(64)	(70)	(84)

Total cash available before distributions and special items	44,635	30,899	36,601	10,846

Less distributions to investors:
From operations, financing and investing (excluding sales)	35,871	24,782	19,734	10,721
From sales	7,993	5,670	10,604	0
	43,864	30,452	30,338	10,721

Cash available after distributions before special items	770	467	6,263	125

Special items	0	0	0	0
Cash available after distributions and special items	$770	467	6,263	125

Tax data per $1,000 invested (E):	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income		0	0	0
Source (on cash basis):
Sales	1,171.74	310.79	1,156.67	0
Operations	82.37	79.03	77.38	86.88

Percent of properties remaining unsold	98%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)

IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income, property or its net worth and federal income and excise taxes on its undistributed income.

(B)

Inland American and Inland Western qualified as REITs under the Internal Revenue Code for federal income tax purposes. Since each program qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland American or Inland Western fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income, property or its net worth and federal income and excise taxes on its undistributed income.

(C)

In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)

In any year in which distributions to investors exceeded total cash available before distributions and special items, Inland American and Inland Western partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)	For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)

Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their stockholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.  Because of the acquisition by DDR, this information does not include information for the year ended December 31, 2006.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49
Return of Capital	23.68	42.17	38.55	37.35	39.51
	100.00	100.00	100.00	100.00	100.00

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

Inland Western Retail Real Estate Trust, Inc.

	2007	2006	2005	2004	2003
% of Distribution Representing:
Ordinary income	49.00	45.00	54.00	55.00	0.00
Return of Capital	51.00	55.00	46.00	45.00	100.00
	100.00	100.00	100.00	100.00	100.00

Inland American Retail Real Estate Trust, Inc.

	2007	2006	2005	2004
% of Distribution Representing:
Ordinary income	63.00	50.00	0.00	0.00
Return of Capital	37.00	50.00	100.00	0.00
	100.00	100.00	100.00	100.00

(G)

Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)

Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage. In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)	Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)

From time to time, IRRETI may acquire a property that includes one or more unleased premises. In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)

From time to time, Inland American or Inland Western may acquire a property that includes one or more unleased premises. In certain cases, American or Inland Western may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to the program and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by the program with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(L)	As previously discussed, on February 27, 2007, IRRETI and DDR merged, and no financial reports for IRRETI for the year ended 2006 will be issued.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the five years ended prior to December 31, 2007 have sold their properties and either hold notes with respect to such sales or have liquidated.  Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the five years ended prior to December 31, 2007.

Program Name	Landings of Sarasota		Taunton Broadway		Market Day		Taunton Circuit		Bell Plaza		Monthly Income Fund I	Monthly Income Fund II
Dollar amount raised	$4,000		$1,948		$3,788		$3,750		$890		$30,000	$25,324
Number of properties purchased	One		One		One		One		One		Seven	Five
Date of closing of offering	07/02		08/05		03/06		09/02		11/02		8/88	4/90
Date of first sale of property	07/05		02/07		05/07		07/07		07/07		7/94	1/91
Date of final sale of property	07/05		02/07		05/07		07/07		07/07		4/05	9/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations		(A)		(A)		(A)		(A)		(A)	625	680
Recapture		(A)		(A)		(A)		(A)		(A)	0	0
											514	59
Capital gain		(B)		(B)		(B)		(B)		(B)

Deferred gain:
Capital		(B)		(B)		(B)		(B)		(B)	0	0
Ordinary		(B)		(B)		(B)		(B)		(B)	0	0

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715			(C)	4,550		949		969		862	681
Operations	1,279		244		419		593		722		1,209	1,043

(A)	For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)

For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

(C)

The Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2007.  Since January 1, 2002, programs sponsored by IREIC had six sales transactions.  The table provides certain information to evaluate property performance over the holding period such as:

•	Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•	Cash invested in properties;

•	Cash flow (deficiency) generated by the property;

•	Taxable gain (ordinary and total); and

•	Terms of notes received at sale.

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)		Selling Commissions Paid or Payable to Inland		Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price		Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Zany Brainy	07/96	01/20/04	2,972		0		1,245	0	0	4,217		0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257		0		1,095	0	0	3,352		0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500		0		8,570	0	0	23,070		0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414		0		1,550	0	0	4,964		1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715		0		1,505	0	0	4,220		0	4,220	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291		0		0	0	0	291		0	291	291
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840		0		0	0	0	840		0	840	840
IRC - Walgreens Woodstock	06/98	09/22/05	1,277		0		0	0	0	1,277		0	1,277	1,277
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181		0		1,805	0	0	4,986		0	4,986	4,986
IRC - Calumet Square	06/97	11/10/05	1,878		0		1,033	0	0	2,911		0	2,911	2,911
IRC – Crestwood Plaza	12/96	02/22/06	1,201		0		904	0	0	2,105		0	2,105	2,105
IRC – Montgomery Sears	06/96	04/27/06	2,651		0		1,645	0	0	4,296		0	4,296	4,296
IRC – Bakers Shoes	09/98	06/14/06	3,240		0		0	0	0	3,240		0	3,240	3,240
IRC – Regency Point	04/96	09/12/06	8,016		0		0	0	0	8,016		0	8,016	8,016

Monthly Income Fund I -
Scandinavian Health Club	04/88	06/04	3,557		0		0	0	0	3,557,		0	3,069	3,069
Walmart-Duncan	08/88	03/05	2,936		0		0	0	0	2,936		0	3,039	3,039
Douglas Living Center	01/88	04/05	2,475		0		0	0	0	2,475		0	3,574	3,574
Hillside Living Center	01/88	04/05	2,478		0		0	0	0	2,478		0	3,170	3,170

Monthly Income Fund II -
Kmart	12/89	05/05	2,800		0		0	0	0	2,800		0	5,072	5,072
Colonial Manor Living Center	06/89	08/05	4,270		0		0	0	0	4,270		0	7,521	7,521
Scandinavian Health Club	10/88	09/05	2,695		0		0	0	0	2,695		0	3,017	3,017

Inland Real Estate Exchange Corp -
Landing of Sarasota	07/02	07/05	15,461		557		7,729	0	0	7,175		8,000	4,000	12,000
Taunton Broadway	08/05	02/07		(G)		(G)	1,737	0	0		(G)	1,737	1,948	3,685

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total
Market Day	03/06	05/07	8,348	85	3,713	0	0	4,550	3,713	3,788	7,500
Taunton Circuit	09/02	07/07	7,764	265	2,800	0	0	4,699	2,800	3,750	6,550
Bell Plaza	11/02	07/07	4,109	0	3,140	0	0	969	3,140	890	4,030

Inland Western Retail Real Estate Trust, Inc.
Sold
American Express – 31st St., Phoenix, AZ	12/04	11/07	27,684	0	31,860	0	0	59,544	31,860	27,684	59,544
American Express-Minneapolis	12/04	11/07	37,339	0	56,050	0	0	93,389	56,050	37,339	93,389
American Express-Ft. Lauderdale	12/04	11/07	34,393	0	37,170	0	0	71,563	37,170	34,393	71,563
American Express Markham, Ontario,Canada	1/05	11/07	(4,958)	0	25,380	0	0	20,422	25,380	(4,958)	20,422
Contributed to Joint Venture
Huebner Oaks Center	1/04	4/07	29,569	0	48,000	0	0	77,569	0	80,486	80,486
John’s Creek Village	6/04	4/07	22,365	0	23,300	0	0	45,665	0	42,866	42,866
Lincoln Park	9/04	4/07	21,093	0	26,153	0	0	47,246	0	47,287	47,287
Oswego Commons	11/04	4/07	17,367	0	19,262	0	0	36,629	19,262	15,816	35,078
The Commons at Royal Palm	5/05	4/07	11,218	0	14,144	0	0	25,362	14,472	10,254	24,726
Gardiner Manor Mall	7/05	4/07	29,005	0	36,300	0	0	65,305	38,484	26,743	65,227
Southlake Corners	10/06	4/07	16,661	0	20,625	0	0	37,286	0	37,546	37,546

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3		0	3
IRC - Summit of Park Ridge	1,399	0	0	(E)	0	0
IRC - Eagle Country Market	1,290	0	0	(E)	0	0
IRC - Eagle Ridge Center	1,441	0	0	(E)	0	0
IRC - Zany Brainy	(190)	0	0	(E)	0	0
IRC - Prospect Heights	49	0	0	(E)	0	0
IRC - Fairview Heights	541	0	0	(E)	0	0
IRC - Prairie Square	135	0	0	(E)	0	0
IRC - Sequoia Shopping Center	54	0	0	(E)	0	0
IRC - Vacant land (Edinburgh Festival)	0	0	33		0	33
IRC - Ace Hardware (Crystal Point)	0	0	153		0	153
IRC - Walgreens Woodstock	104	0	263		0	263
IRC - Mundelein Plaza (partial)	0	0	302		0	302
IRC - Calumet Square	120	0	0	(E)	0	0
IRC – Crestwood Plaza	(188)	0	(195)		0	(195)
IRC – Montgomery Sears	(10)	0	6		0	6
IRC – Bakers Shoes	2,365	0	0	(E)	0	0
IRC – Regency Point	4,421	0	0	(E)	0	0

Monthly Income Fund I -
Scandinavian Health Club	5,299	0	1,389		0	1,389
Walmart-Duncan	3,746	0	955		0	955
Douglas Living Center	6,513	0	811		0	811
Hillside Living Center	6,016	0	742		0	742

Monthly Income Fund II -
Kmart	4,496	0	(863)		0	(863)
Colonial Manor Living Center	13,006	0	(89)		0	(89)
Scandinavian Health Club	6,170	0	(437)		0	437

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale		Capital Gain (loss)

Inland Real Estate Exchange Corp -
Landing of Sarasota	1,279	0		(F)		(F)		(F)
Taunton Broadway	228	0		(F)		(F)		(F)
Market Day	448	0		(F)		(F)		(F)
Taunton Circuit	1,112	0		(F)		(F)		(F)
Bell Plaza	539	0		(F)		(F)		(F)

Inland Western Retail Real Estate Trust, Inc. -
Sold Properties
American Express – 31st Street, Phoenix, AZ	1,787	0		(E)		(E)		(E)
American Express – Minneapolis	3,138	0		(E)		(E)		(E)
American Express – Ft. Lauderdale	1,882	0		(E)		(E)		(E)
American Express – Markham, Ontario, Canada	1,229	0		(E)		(E)		(E)
Contributed to Joint Venture
Huebner Oaks Center	530	0		(H)		(H)		(H)
John’s Creek Village	356	0		(H)		(H)		(H)
Lincoln Park	458	0		(H)		(H)		(H)
Oswego Commons	495	0		(H)		(H)		(H)
The Commons at Royal Palm	232	0		(H)		(H)		(H)
Gardiner Manor Mall	225	0		(H)		(H)		(H)
Southlake Corners	191	0		(H)		(H)		(H)

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)

The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2007. All sales have been made to parties unaffiliated with the partnerships.

(B)	Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)	Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)	Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)

For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

(F)	For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(G)

The Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

(H)	Properties were contributed to a joint venture. There was no taxable gain or loss recognized as a result of the transaction.

APPENDIX B

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
DISTRIBUTION REINVESTMENT PLAN

Inland Diversified Real Estate Trust, Inc. (“Inland Diversified” or the “Company”), as a service to its stockholders, hereby offers participation in its Distribution Reinvestment Plan (the “Plan”). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company’s common stock. Stockholders who choose not to participate in the Plan will receive cash distributions, as declared and paid by the Company.

To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

“Shares registered in your name” means shares of the Company’s common stock for which you are the owner of record. If you own shares of the Company’s common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

“Shares enrolled in the Plan” means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company’s common stock. You do not have to enroll all of your shares of common stock in the Plan.

“Shares held in the Plan” or “Plan Shares” are shares of the Company’s common stock purchased by your reinvested distributions. Shares held in the Plan are registered in the name of the Administrator, or its nominee, but are credited to your individual Plan Account maintained by the Administrator. Distributions on all shares held in the Plan are automatically reinvested in additional shares of the Company’s common stock.

The following question-and-answer statements define the Company’s Distribution Reinvestment Plan, effective as of [              ].

Purpose

1.             What is the purpose of the Plan?

The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple, convenient and economical way to invest cash distributions in additional shares of the Company’s common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company’s common stock and for building your holdings in the Company’s common stock.

Maximum Ownership of Shares. To maintain our qualification as a REIT, no more than 50% of our outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that we meet this test, our articles of incorporation provide that no person may own more than 9.8% of our issued and outstanding common stock. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% of our issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

2.             What investment options are available to participants in the Plan?

The Plan provides two options for purchasing additional shares of common stock. Cash distributions on all shares held in the Plan for you are automatically reinvested to purchase additional shares of common stock regardless of which investment option is selected:

Full Distribution Reinvestment Option. You may have cash distributions on all of your shares of common stock automatically reinvested; or

Partial Distribution Reinvestment Option. You may reinvest distributions on a portion of the shares of common stock you own and continue to receive cash distributions on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only those shares for which you wish to reinvest distributions.

Benefits and Disadvantages

3.             What are the benefits and disadvantages of the Plan?

Benefits. Before deciding whether to participate, you should consider the following benefits of the Plan:

•                                          You may purchase additional shares of the Company’s common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive cash distributions for those shares of common stock that you choose not to enroll in the Plan.

•                                          No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

•                                          Your funds will be fully invested because the Plan permits fractions of shares of common stock to be credited to your account. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and credited to your account.

•                                          You may direct the Administrator to transfer, at any time and at no cost to you, all or a portion of your shares held in the Plan to a new or existing Plan Account for another person.

•                                          Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

Disadvantages. Before deciding whether to participate, you should consider the following disadvantages of the Plan:

•                                          You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock credited to your Plan Account as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of our earnings and profits. Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

•                                          You may not know the actual number of shares of common stock credited to your Plan Account until after the applicable Distribution Payment Date, as defined in Question 15.

•                                          Transfers or withdrawal of common stock held in your Plan Account may take up to five business days to process.

•                                          You may incur brokerage commissions, fees and income taxes, as described in Question 23.

•                                          You may not pledge shares of common stock deposited in your Plan Account unless you withdraw the shares from the Plan.

•                                          We may amend, suspend, modify or terminate the Plan at any time, without prior notice to, or the prior consent of, participants in the Plan.

Administration

4.             Who administers the Plan for participants?

Registrar and Transfer Company (the “Administrator”) administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in the name of the Administrator, or its nominee, and the Administrator will maintain an individual account for you to record your interests in the Plan.

The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith will be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company’s common stock and may have other business relationships with the Company from time to time.

The Administrator may be reached as shown below:

INFORMATION ABOUT THE PLAN

For answers to questions regarding the Plan
and to request distribution change forms, please contact:

Registrar and Transfer Company
Investor Relations Department

(800) 368-5948

email: info@rtco.com

website: http://www.rtco.com

From outside the continental United States,
call (908) 497-2300

Send original subscription agreements to the address indicated on your subscription agreement. Send any distribution change forms or termination requests to:

Registrar and Transfer Company
Distribution Reinvestment Department

P.O. Box 664
Cranford, New Jersey 07016

Please include your account number or Social Security
number on all correspondence. Also, please include a telephone number where you can be reached during business hours.

Eligibility and Enrollment

5.             Who is eligible to participate?

If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. If not, you should become the owner of record by having your shares of common stock registered directly in your own name. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 29).

6.             When may an eligible person join the Plan?

If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company’s Prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 11.

7.             How does an eligible person join the Plan?

You may join the Plan by completing the appropriate section of the subscription agreement. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the subscription agreement.

8.             Is partial participation possible under the Plan?

Yes. You may elect to enroll in the Plan all, or less than all, of the shares registered in your name. However, distributions on all Plan Shares will be reinvested so long as those shares of common stock are held in the Plan.

9.             For what reinvestment options does the Plan provide?

By joining the Plan, you authorize the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. Cash distributions paid on your shares of common stock held by the Administrator in your Plan Account will be reinvested in accordance with the Plan. The Plan also provides for the partial enrollment of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the number of shares of common stock you do wish enrolled.

10.          How may a participant change options under the Plan?

As a participant, you may change your reinvestment options at any time by requesting a distribution change form and returning it to the Administrator at the address set forth in Question 4. Any change in reinvestment option must be received by the Administrator not later than the Record Date for the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 11, 13 and 15).

11.          When does enrollment in the Plan become effective?

Your signed subscription agreement, or, in the case of a change to your reinvestment options, the distribution change form, will be processed as quickly as practicable after its receipt. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

•                                          If your signed subscription agreement or distribution change form, as applicable, is received on or prior to the Record Date for a Distribution Payment Date, reinvestment of distributions on your enrolled shares of common stock will begin with that Distribution Payment Date.

•                                          If your signed subscription agreement or distribution change form, as applicable, is received after the Record Date for a Distribution Payment Date, that distribution payment will be made in cash and reinvestment of distributions on your enrolled shares of common stock will begin with the next following Distribution Payment Date.

For a discussion of Record Dates and Distribution Payment Dates, see Questions 13 and 15.

Costs

12.          Are there any costs to participants in the Plan?

All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 23).

Purchases

13.          When are the Record Dates and Distribution Payment Dates for the Company’s distributions?

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. For a given distribution, the Company will announce the Distribution Payment Date and corresponding Record Date at least ten days prior to the Record Date in question.

The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the Record Dates and Distribution Payment Dates for it will be announced by the Company, and the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

14.          What is the source of shares purchased under the Plan?

The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

15.          When will shares be purchased under the Plan?

Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company’s common stock (each, a “Distribution Payment Date”). Your Plan Account generally will be credited with purchased shares on the Distribution Payment Date, and your distribution and voting rights as to purchased shares of common stock generally will commence on that date.

16.          What will be the price of the shares purchased under the Plan?

The price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to $9.50 per share until the earlier of:

•                                          the increase of the public offering price per share of common stock in the initial public offering of the Company’s common stock from $10.00 per share, if there is an increase; and

•                                          termination of the initial public offering of the Company’s common stock.

After the termination of the initial public offering of the Company’s common stock, the price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to 95% of the “market price” of a share of the Company’s common stock until the shares become listed for trading on a national securities exchange (a “liquidity event”). For these purposes, “market price” means the last price at which shares were offered by the Company in a public offering of its shares and until a liquidity event occurs. If a liquidity event occurs, the price per share for shares of common stock purchased for you under the Plan will be equal to 100% of the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Dividend Payment Date.

17.          How many shares will be purchased for participants?

The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 16. Your account will be credited with that number of shares of common stock, including fractions computed to four decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 23), divided by the applicable purchase price per share. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. We will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board of directors.

18.          Will shares purchased through the Plan earn distributions?

Yes. All Plan Shares held for your account under the Plan, including fractional shares, will be entitled to any distributions when and as declared by the Company. All cash distributions payable on all shares credited to your account under the Plan will be automatically reinvested in additional shares at a price as described in Question 16.

Only shares of common stock held as of the Record Date for a given distribution are entitled to that distribution. Thus, shares of common stock acquired after the Record Date for a given distribution, but before the Distribution Payment Date for that distribution, will not be entitled to that particular distribution, but will be entitled to any subsequent distribution for which they are shares of record on the Record Date (see also Question 13).

Sales and Transfers of Shares Held in the Plan

19.          May a participant sell shares held in a Plan Account?

Yes. You may request to have any whole number of shares held in your Plan Account transferred out of your Plan Account and registered in your name. Once the shares are registered in your name and no longer part of the Plan, you can either sell them to a third party through efforts of your own or you can sell them back to the Company by participating in the Company’s Share Repurchase Program. There is no guarantee, however, that you will be able to sell your shares to the Company through the Share Repurchase Program.

If shares are transferred out of your Plan Account on or after an “ex-distribution date” but before the related Distribution Payment Date, the transfer will be processed as described above and you will be entitled to receive the distribution on those shares. This distribution will be reinvested in the Plan unless the transfer is part of a termination (see Question 28). An “ex-distribution date” is generally two business days before the Record Date for the distribution.

Distributions on shares of common stock remaining in your Plan Account after a partial transfer will continue to be reinvested under the Plan. However, a request to transfer shares, the execution of which would result in less than 25 shares remaining in your Plan Account, will be considered by the

Administrator to be a request to terminate participation in the Plan. Following such a request, your Plan Account will be closed (see Question 29).

20.          May a participant assign, transfer or pledge to another person all or part of his or her shares held in the Plan?

You may change the ownership of all or part of your shares held in the Plan through gift, private sale or otherwise. If you wish to transfer ownership, you should contact the Administrator by telephone as set forth in Question 4. The Administrator will provide you with instructions on how to complete the transfer. This transfer generally will be completed at no cost to you.

You may not pledge (e.g., use as security for a loan), assign or otherwise encumber shares held in the Plan. If you wish to pledge, assign or encumber Plan Shares, you must request that your Plan Shares be removed from the Plan and registered in your name (see Question 27).

21.          If Plan Shares are transferred to another person, how will the Company document the transfer on its books?

The Administrator will remain the registered owner for the shares but the shares will be credited to the transferee’s Plan Account. If the transferee is not already a Plan participant, the transfer will be accomplished as soon as the Administrator receives a signed distribution change form (the transferee will be considered a registered stockholder for purposes of enrollment whether or not he or she owned shares of the Company’s common stock prior to the transfer). Distributions on all shares transferred to and held in the transferee’s Plan Account will be reinvested under the terms of the Plan.

22.          How will a transferee be advised of his or her stock ownership?

The transferee will begin to receive Statements of Account just like other Plan participants.

Taxes

23.          What are the income tax consequences of participation in the Plan?

The Company believes the following to be an accurate summary of the federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

(1)           Cash distributions reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock.

(2)           The tax basis per share of shares of common stock purchased under the Plan is the average purchase price per share of the common stock as described in Question 16.

(3)           The holding period for shares of common stock acquired with reinvested distributions will begin on the day following the Distribution Payment Date on which the shares were credited to your Plan Account (see Question 15).

(4)           You may realize a gain or loss if you withdraw from the Plan and receive a cash payment for a fraction of a share credited to your Plan Account. The amount of the gain or loss will be the difference between the amount you receive for the fraction of a share and the tax basis attributable to the fraction of a share, as defined in subsection (2) above.

24.          How are income tax withholding provisions applied to participants in the Plan?

If you fail to furnish a valid taxpayer identification number to the Administrator and to certify that you are not subject to backup withholding, then the Administrator is required by law to withhold taxes from the amount of distributions and the proceeds from any sale of your shares. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

If you are a non-U.S. stockholder whose distributions are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of distributions and the remaining amount of distributions will be reinvested.

Reports to Participants

25.          What kinds of reports will be sent to participants in the Plan?

As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. They also will include the tax consequences of reinvestment, and should be retained for tax purposes. In addition, you will be sent copies of other communications sent to holders of the Company’s common stock, including the Company’s annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 27 and 28 below.

All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator prior to the Record Date for the next Distribution Payment Date.

Certificates for Shares

26.          Will certificates be issued for shares purchased?

No. Shares of our common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of our common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be credited to your Plan Account under your name, but they will not be registered in your name. The number of shares of common stock credited to your Plan Account will be shown on your statement of your account.

Termination of Participation

27.          How does a participant terminate participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator that you wish to do so. Notice of termination should be sent to the address set forth in Question 4. To expedite your transaction request, please use the tear-off stub and business reply envelope enclosed with your summary statement. Upon termination, you will receive a check for the net proceeds from the sale of all fractional shares of common stock held in your Plan Account.

On the termination date, the Administrator will convert to cash any fractional shares held in your Plan Account at the same price that the shares could be purchased through the Plan, calculated in accordance with Question 16 above, on the termination date.

28.          When may a participant terminate participation in the Plan?

You may request termination of your participation in the Plan at any time. However, you should allow for several weeks from the time you request termination until you receive a check for the net proceeds of any fractional shares converted to cash, as described in Question 27. Any distributions earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

29.          May an individual’s participation be terminated by the Company or the Administrator?

The Company reserves the right to terminate the participation of any participant who, in the Company’s sole discretion, is abusing the Plan or causing undue expense. Also, as described in Question 19, a request to transfer shares, the transfer of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan. The Company also reserves the right to terminate the Plan with respect to participants in one or more jurisdictions (see Question 36).

Sales of Shares Registered in your Name

30.          What happens when a participant sells or transfers all of the shares registered in the participant’s name?

If you sell or transfer all the shares registered in your name, the Administrator will continue to reinvest any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the Record Date and before the Distribution Payment Date), subject to your right to withdraw from the Plan at any time. Also, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

31.          What happens when a participant sells or transfers some but not all of the shares registered in the participant’s name?

If you have elected the “Full Distribution Reinvestment” option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

If you have elected the “Partial Distribution Reinvestment” option described at Question 2 by enrolling in the Plan only a portion of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50 shares of the 100 shares registered in your name, and then you transferred or sold 25 shares, the Company would continue to reinvest the distributions on 50 shares. If instead, you transferred or sold 75 shares, the Company would continue to reinvest the distributions on all of the remaining 25 shares. If you later acquire additional shares registered in your name, those shares will automatically be enrolled in the Plan (and their distributions reinvested) so long as your total enrollment is less than your original enrollment request of 50.

In all cases, after a sale or transfer of shares registered in your name, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

Other Information

32.          If the Company has a rights offering, how will the rights on the Plan Shares be handled?

You will participate in any rights offering, based upon your total holdings of whole shares, including whole shares enrolled in the Plan and whole shares credited to your Plan Account.

33.          What happens if the Company issues a distribution payable in stock or declares a stock split?

Any distribution payable in stock or split shares distributed by the Company on shares enrolled in the Plan and on shares of common stock held in your Plan Account will be credited to your account.

34.          How will a participant’s shares held by the Administrator be voted at stockholders’ meetings?

Shares of common stock held by the Administrator for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all whole shares registered in your own name including those enrolled in the Plan, if any, as well as to all whole shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card. If the proxy card is not returned, or if it is returned unsigned by you, none of your shares will be voted.

As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of your whole shares – those shares registered in your name (including those enrolled in the Plan), and those credited to your account under the Plan – will be voted in accordance with the recommendation of the Company’s management.

35.          What are the responsibilities of the Administrator and the Company under the Plan?

Subject to the limitations contained in the Company’s articles of incorporation, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or from failure to terminate your Plan Account upon your death or any change in the market value of the Company’s common stock.

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

36.          May the Plan be changed or discontinued?

Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the Plan. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of such amendment, modification, suspension or termination.

INLAND DIVERSIFIED

REAL ESTATE TRUST

INC. LOGO HERE

APPENDIX C

Inland Diversified Real Estate Trust, Inc.

For Non-Custodial Accounts

2901 Butterfield Road, Oak Brook, Illinois 60523 – 800.826.8228

INSTRUCTIONS TO INVESTORS - For Prospectus Dated XX/XX/XXXX

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he (she) desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND DIVERSIFIED REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (A-1)                                       Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. The minimum initial investment is 300 shares ($3,000); 100 shares ($1,000) for qualified plans. Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Please refer to page #     of the prospectus. Check the box to indicate method of payment. A completed Subscription Agreement is required for each initial and additional investment.

Item (A-2)                                       Check this box if purchase qualifies for volume discount breakpoint.

B - INVESTOR INFORMATION

Item (B-1)                                       Enter the investor, trustee, administrator or UTMA/UGMA minor’s name and birth date. If the account is a trust, pension plan, PSP or other please provide complete title, Tax ID number and date of trust/plan in section B-6.

Item (B-2)                                       Enter the Social Security number of the investor. The investor is certifying that this number is correct.

Item (B-3)                                       Check the appropriate box. If the investor is a non-resident alien, he (she) must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

Item (B-4)                                       Enter the co-investor, co-trustee, or custodian for UTMA/UGMA minor’s name and birth date in which the shares are being held.

Item (B-5)                                       Enter the Social Security number or Tax ID number of the co-investor.

Item (B-6)                                       If the account is a trust, pension plan, PSP or other please provide complete title, Tax ID number and date of trust/plan.

Item (B-7)                                       Enter residence address, city, state, and zip code of the investor.

Item (B-8)                                       Enter the alternate mailing address if different than the residence address in Item B-6. P.O. Boxes are acceptable.

Item (B-9)                                       Enter the home telephone number and business telephone number.

C - ELECTRONIC DELIVERY

Item (C-1)                                       Check the box if you consent to the electronic delivery of documents including prospectus supplements, post-effective amendments, annual and quarterly reports. E-Mail address is required. Please carefully read the representations set forth on Page 2 before consenting to receive documents electronically. Electronic delivery is not permitted in Alaska.

D - TYPE OF OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “B OF A ESCROW AGENT FOR INLAND DIVERSIFIED” TO:

Inland Securities Corporation

Attn: Investor Services

2901 Butterfield Road

Oak Brook, Illinois 60523

Item (D-1)                                       Check the appropriate box to indicate the type of ownership. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, check the “TOD” box under the selected type of ownership and fill out the included Transfer on Death Form in order to effect the designation.

E - DISTRIBUTION OPTIONS

Item (E-1)                                         Check to mail distributions to the address of record.

Item (E-2)                                         Check to change current distribution option on additional purchases only.

Item (E-3)                                         Check to participate in the Distribution Reinvestment Plan.

Item (E-3a)                                   Check if you are electing a partial cash distribution/reinvestment. Please complete section E-3b.

Item (E-3b)                                   Check and indicate number of whole shares for which you want automatic reinvestment of cash distribution.

Item (E-4)                                         If investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automatic Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. PLEASE ENCLOSE A VOIDED CHECK.

F - SIGNATURE

Item (F-1)                                         The Subscription Agreement/Signature Page must be executed by the investor(s), trustee(s) or administrator(s). For residents of Arizona, Nebraska, Oklahoma and Texas, items A through D must be individually initialed by all signers indicating that they have read each item.

G - BROKER DEALER - REGISTERED REPRESENTATIVE

Item (G-1)                                       Enter the Registered Representative name, address, Broker Dealer Representative ID number, telephone number and email address. Also, enter the name of the broker dealer, home office address and Broker Dealer Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of FINRA by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) must sign where indicated.

NAV - Net Asset Value - Check the box to indicate if Registered Representative is purchasing common stock net of selling commissions. Representative will not receive selling commissions.

RIA - Registered Investment Advisor - Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services and accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

5060NCSA

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE WITH A CHECK MADE PAYABLE TO “B OF A ESCROW AGENT FOR INLAND DIVERSIFIED” SHOULD BE MAILED TO:

Inland Securities Corporation

Attn: Investor Services

2901 Butterfield Road

Oak Brook, Illinois 60523

NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000. In determining the investor’s net worth, do not include the investor’s home, home furnishings or automobile.

In addition, if the investor is a resident of Alabama, Kentucky, Massachusetts, Michigan, Missouri or Pennsylvania, the investment may not exceed 10% of the investor’s liquid net worth which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

If the investor is a resident of Ohio, in addition to meeting the applicable minimum suitability standards set forth above, the investor’s investment in us and other Inland Real Estate Investment Corporation-sponsored real estate programs may not exceed 10% of the investor’s liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

If the investor is a resident of Kansas or Iowa, the Office of the Kansas Securities Commissioner and the Iowa Securities Bureau recommend that the investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as pension or profit-sharing plans), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of uniform transfers or gifts (UTMA/UGMA) to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We retain the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group of Companies, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws/principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland Diversified Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section E of the Subscription Agreement/Signature Page at the financial institution indicated in Section E of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section E of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a)          I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b)              I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage tht could impair my timely receipt of or access to stockholder communications.

(c)               I acknowledge that I may receive at no cost from Inland Diversified a paper copy of any documents delivered electronically by calling Inland Customer Relations at 800.826.8228 from 8:15 am to 5:00 pm CT Monday-Friday.

(d)              I understand that if the e-mail notification is returned to Inland Diversified as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland Diversified is unable to obtain a valid e-mail address for me, Inland Diversified will resume sending a paper copy of Inland Diversified’s filings by U.S. mail to my address of record.

(e)               I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by going to the Registrar & Transfer Company website at www.rtco.com/inlandedelivery and clicking on the Enroll, Update, or Cancel links.

5060NCSA

INLAND DIVERSIFIED REAL
ESTATE TRUST INC. LOGO
HERE

Inland Diversified Real Estate Trust, Inc.
For Non-Custodial Accounts

2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228

INSTRUCTIONS TO INVESTORS - For Prospectus Dated XX/XX/XXXX

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. AN INVESTMENT IN INLAND DIVERSIFIED REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

FOR OFFICE USE ONLY

A - INVESTMENT

(A-1)                    Purchase of Inland Diversified Real Estate Trust, Inc. Shares Minimum initial investment is 300 shares; 100 shares for qualified plans. Dollar amount and number of shares in whole numbers only.

$                                         ÷ 10 =

Total $ Invested                                # of Shares

This is an:                                      ☐  INITIAL INVESTMENT                                            ☐  ADDITIONAL INVESTMENT

A completed Subscription Agreement/Signature Page is required for each initial and additional investment.

(A-2)                    ☐  Volume Discount Qualification - See page #     of the prospectus.

Method of Payment:

FOR OFFICE USE ONLY

☐  CHECK ENCLOSED*

☐  CHECK SENT SEPARATELY*

☐  FUNDS WIRED

☐  NON-QUALIFIED ASSET TRANSFER

*Make all checks payable to: B of A ESCROW AGENT FOR INLAND DIVERSIFIED

We do not accept cash, starter checks, foreign checks, travelers checks or third party checks.

B - INVESTOR INFORMATION

(B-1)               INVESTOR                                     Mr. ☐   Mrs. ☐   Ms. ☐

Investor/Trustee/Administrator/UTMA/UGMA Name			Birth Date

/ /
First	Middle	Last	MM/DD/YYYY

(B-2)	Social Security # or Tax ID #	(B-3)	Citizenship Status (Required)	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien*

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR
W-8IMY) in order to make an investment.

(B-4)	CO-INVESTOR	Mr. ☐	Mrs. ☐	Ms. ☐

	Co-Investor/Co-Trustee/Custodian for UTMA/UGMA Name			Birth Date

/ /
	First	Middle	Last	MM/DD/YYYY

(B-5)	Social Security # or Tax ID #

(B-6)	If Trust/Pension/PSP or Other Please Provide Complete Title

	Tax ID #	Date of Trust/Pension/PSP/Other / /

(B-7)		Residence Address - No P.O. Boxes - Required by Law

	City	State	Zip -

(B-8)		Alternate Mailing Address - P.O. Boxes are Acceptable

	City	State	Zip -

(B-9)	Home Telephone - -	Business Telephone - -

C - ELECTRONIC DELIVERY

Instead of receiving paper copies of this prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Inland Diversified Real Estate Trust, Inc. If you would like to consent to electronic delivery as set forth on page 2, please fill out the section below.

(C-1)	☐	*Yes, I consent to the electronic delivery of documents including the prospectus and prospectus supplements.

*Electronic Delivery is not permitted in Alaska.

Email Address (Required)

D - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make all checks payable to: B of A ESCROW AGENT FOR INLAND DIVERSIFIED

(D-1)	☐	Individual Ownership one signature required
☐ TOD**

	☐	Joint Tenants with Right of Survivorship*
☐ TOD**

	☐	Tenants in Common*

	☐	Tenants by the Entirety*
☐ TOD**

	☐	Community Property

	☐	Community Property WROS and allows TOD*
☐ TOD**

	☐	Corporate Ownership authorized signature required

	☐	LLC Ownership authorized signature required

	☐	Partnership Ownership authorized signature required

	☐	UTMA/UGMA - custodian signature required in section F
State of

	☐	Pension or Profit Sharing Plan*** - trustee signature(s) required

	☐	Trust - trustee or grantor signature(s) required

	☐	Non-Profit - personal representative signature required

	☐	Other (Specify)

*All parties must sign

**Please complete Transfer on Death (TOD) form

***See “ERISA Considerations” in the Company’s prospectus for a discussion of risks related to an investment in shares by certain tax-exempt or tax-deferred plans.

5060NCSA

E - DISTRIBUTION OPTIONS

(E-1)	☐ Mail To Address of Record	(E-2)	☐	Check this Box to Change Current Distribution Option - applicable on additional purchases only

(E-3)	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire distribution. If you are electing a partial cash distribution/reinvestment, please refer to page 1 of the subscription agreement instructions.

	(E-3a) ☐ Partial Cash Distribution/Reinvestment Option			(E-3b) ☐ Number of Whole Shares to Reinvest

(E-4)	Distributions Sent:	☐ Via Mail Complete information below		☐	Via Electronic Deposit (ACH) To authorize ACH as set forth on page 2, please check the box and complete the section below.

					If ACH, check type of account	☐ Checking	☐ Savings

Name of Bank, Brokerage Firm or Individual

Distribution Mailing Address

City	State	Zip -

Bank ABA/Routing # (For ACH Only)	Bank or Brokerage Account Number (Required)

PLEASE ENCLOSE A VOIDED CHECK.

F - SIGNATURE

INITIALS REQUIRED FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

(F-1)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

Initials
(A)

All investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

		Date	/ /
Signature - Investor/Trustee/Administrator/Power	Print Name - Investor/Trustee/Administrator/Power		MM/DD/YYYY
of Attorney (Include POA)	of Attorney

		Date	/ /
Signature - Co-Investor/Co-Trustee/Custodian for	Print Name - Co-Investor/Co-Trustee/Custodian for		MM/DD/YYYY
UTMA/UGMA	UTMA/UGMA

G - BROKER DEALER-REGISTERED REPRESENTATIVE

(G1)	BROKER DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr. ☐	Mrs. ☐	Ms. ☐

Mailing Address

	City			State	Zip -

Broker Dealer Name

Broker Dealer Home Office Mailing Address

	City			State	Zip -

Broker Dealer Client Account Number

	Broker Dealer Rep ID Number			Registered Representative Telephone - -

Registered Representative E-mail

	NAV - Net Asset Value	☐	REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission. Investor will receive additional shares.

	RIA - Registered Investment Advisor	☐

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an advisor is a FINRA licensed Registered Representative affiliated with a broker dealer, the transaction should be conducted through that broker dealer, not through the RIA.

Have you changed Broker Dealers?   ☐  Yes  ☐  No

The undersigned confirm on behalf of the Broker Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned Registered Representative further represents and certifies that, in connection with this subscription for Shares, he (she) has complied with and has followed all applicable policies and procedures under their firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Signature - Registered Representative (Required)	Signature - Broker Dealer (If Applicable)

5060NCSA

INLAND DIVERSIFIED
REAL ESTATE TRUST
INC. LOGO HERE

Inland diversified Real Estate Trust, Inc.

For Custodial Accounts

2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228

INSTRUCTIONS TO INVESTORS - For Prospectus Dated XX/XX/XXXX

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he (she) desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND DIVERSIFIED REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (A-1)

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. The minimum initial investment is 300 shares ($3,000); 100 shares ($1,000) for qualified plans. Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Please refer to page #     of the prospectus. Check the box to indicate method of payment. A completed Subscription Agreement is required for each initial and additional investment.

Item (A-2)	Check this box if purchase qualifies for volume discount breakpoint.

B - INVESTOR INFORMATION

Item (B-1)	Enter beneficial owner(s) name and birth date(s). If beneficial owner is a trust, pension plan, PSP or other please provide complete title, Tax ID number and date of trust/plan in section B-4.

Item (B-2)	Enter the Social Security Number or Tax ID number of the beneficial owner.

Item (B-3)

Check the appropriate box. If the investor is a non-resident alien, he (she) must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

Item (B-4)	If beneficial owner is a trust, pension plan, PSP or other please provide complete title, Tax ID number and date of trust/plan.

Item (B-5)	Enter residence address, city, state, and zip code of the beneficial owner. Note: the Custodian or Trustee is the mailing address or address of record completed in Item D-2.

Item (B-6)	Enter the alternate mailing address if different than the residence address in Item B-4. P.O. Boxes are acceptable.

Item (B-7)	Enter the home telephone number and business telephone number.

C - ELECTRONIC DELIVERY

Item (C-1)

Check the box if you consent to the electronic delivery of documents including prospectus supplements, post-effective amendments, annual and quarterly reports. E-Mail address is required. Please carefully read the representations set forth on Page 2 before consenting to receive documents electronically. Electronic delivery is not permitted in Alaska.

D - TYPE OF OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

Item (D-1)

Check the appropriate box to indicate the type of ownership that is subscribing. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment.

Item (D-2)	Enter the exact name of the custodian or institution and mailing address. If this is an additional purchase, please use the same exact names as the previous investment.

Item (D-3)	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodian telephone number and custodial account number.

E - DISTRIBUTION OPTIONS

Item (E-1)	Check to mail distributions to custodian.

Item (E-2)	Check to change current distribution option on additional purchases only.

Item (E-3)	Check to participate in the Distribution Reinvestment Plan.

Item (E-3a)	Check if you are electing a partial cash distribution/reinvestment. Please complete section E-3b.

Item (E-3b)	Check and indicate number of whole shares for which you want automatic reinvestment of cash distribution.

F - SIGNATURE

Item (F-1)

The Subscription Agreement/Signature Page must be executed by the investor(s), trustee(s) or administrator(s). For residents of Arizona, Nebraska, Oklahoma and Texas, items A through D must be individually initialed by all signers indicating that they have read each item.

G - BROKER DEALER - REGISTERED REPRESENTATIVE

Item (G-1)

Enter the Registered Representative name, address, Broker Dealer Representative ID number, telephone number and email address. Also, enter the name of the broker dealer, home office address and Broker Dealer Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of FINRA by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) must sign where indicated.

NAV - Net Asset Value - Check the box to indicate if Registered Representative is purchasing common stock net of selling commissions. Representative will not receive selling commissions.

RIA - Registered Investment Advisor - Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

5060CSA

SUBMISSION OF SUBSCRIPTION

FOR CUSTODIAL OWNERSHIP ACCOUNTS, MAKE CHECKS PAYABLE TO THE CUSTODIAN AND SEND ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL BENEFICIAL OWNERS, THEIR REGISTERED REPRESENTATIVES, CUSTODIANS AND, IF APPLICABLE, BROKER DEALERS MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000. In determining the investor’s net worth, do not include the investor’s home, home furnishings or automobile.

In addition, if the investor is a resident of Alabama, Kentucky, Massachusetts, Michigan, Missouri or Pennsylvania, the investment may not exceed 10% of the investor’s liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

If the investor is a resident of Kansas or Iowa, the Office of the Kansas Securities Commissioner and the Iowa Securities Bureau recommend that the investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

If the investor is a resident of Ohio, in addition to meeting the applicable minimum suitability standards set forth above, the investor’s investment in us and other Inland Real Estate Investment Corporation-sponsored real estate programs may not exceed 10% of the investor’s liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

In the case of sales to fiduciary accounts (such as IRAs, pension or profit-sharing plans), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of uniform transfer or gifts to minors (UTMA/UGMA), the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We retain the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group of Companies, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws/principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a)     I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b)     I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage tht could impair my timely receipt of or access to stockholder communications.

(c)     I acknowledge that I may receive at no cost from Inland Diversified a paper copy of any documents delivered electronically by calling Inland Customer Relations at 800.826.8228 from 8:15 am to 5:00 pm CT Monday-Friday.

(d)     I understand that if the e-mail notification is returned to Inland Diversified as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland Diversified is unable to obtain a valid e-mail address for me, Inland Diversified will resume sending a paper copy of Inland Diversified’s filings by U.S. mail to my address of record.

(e)     I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by going to the Registrar & Transfer Company website at www.rtco.com/inlandedelivery and clicking on the Enroll, Update, or Cancel links.

5060CSA

INLAND DIVERSIFIED REAL
ESTATE TRUST INC. LOGO
HERE	FOR OFFICE USE ONLY

Inland Diversified Real Estate Trust, Inc.
For Custodial Accounts
2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228

INSTRUCTIONS TO INVESTORS - For Prospectus Dated XX/XX/XXXX

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. AN INVESTMENT IN INLAND DIVERSIFIED REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(A-1)	Purchase of Inland Diversified Real Estate Trust, Inc. Shares Minimum initial investment is 300 shares; 100 shares for qualified plans. Dollar amount and number of shares in whole numbers only.			Method of Payment:

	$		÷ 10 =	☐ CHECK ENCLOSED*
		Total $ Invested	# of Shares	☐ CHECK SENT SEPARATELY*	FOR OFFICE USE ONLY
This is an:	☐	INITIAL INVESTMENT	☐ ADDITIONAL INVESTMENT
☐ FUNDS WIRED
A completed Subscription Agreement/Signature Page is required for each
initial and additional investment.				*Custodians make all checks payable to:

(A-2) ☐ Volume Discount Qualification - See page # of the prospectus.				B of A ESCROW AGENT FOR INLAND DIVERSIFIED

B - INVESTOR INFORMATION

(B-1)	INVESTOR Mr. ☐ Mrs. ☐ Ms. ☐

	Beneficial Owner			Birth Date
/ /
MM/DD/YYYY
	Beneficial Owner			Birth Date
/ /
MM/DD/YYYY
(B-2)	Social Security # or Tax ID #	(B-3)	Citizenship Status (Required)	☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.
(B-4)	If Trust/Pension/PSP or Other Please Provide Complete Title

	Tax ID #			Date of Trust/Pension/PSP/Other / /
(B-5)	Residence Address - No P.O. Boxes - Required by Law

	City			State	Zip -
(B-6)	Alternate Mailing Address - P.O. Boxes are Acceptable

	City			State	Zip -

(B-7)	Home Telephone - -			Business Telephone - -

C - ELECTRONIC DELIVERY

Instead of receiving paper copies of this prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Inland Diversified Real Estate Trust, Inc. If you would like to consent to electronic delivery as set forth on page 2, please fill out the section below.

(C-1)  ☐  *Yes, I consent to the electronic delivery of documents including the prospectus and prospectus supplements.

*Electronic Delivery is not permitted in Alaska.

Email Address (Required)

D - TYPE OF OWNERSHIP

Custodial Ownership - Make all checks payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian

(D-1)	☐ Traditional IRA*	☐ Roth IRA*	☐ Simplified Employee Pension/Trust (S.E.P.)*	☐ Pension or Profit Sharing Plan* **

☐ Other (Specify)*

(D-2)	Name of Custodian or Institution

Mailing Address

City				State	Zip -

CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above

(D-3)	Custodian Tax ID # -		Custodian Telephone - -
Custodial Account #

*Custodial signature required in section F
**See “ERISA Considerations” in the Company’s prospectus for a discussion of risks related to an investment in shares by certain tax-exempt or tax-deferred plans.

E - DISTRIBUTION OPTIONS

(E-1) ☐	Mail To Custodial Account	(E-2) ☐ Check This Box to Change Current Distribution Option - applicable on additional purchases only
(E-3) ☐

Distribution Reinvestment Plan: Investor Elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please refer to page 1 of the subscription agreement instructions.

(E-3a) ☐	Partial Cash Distribution/Reinvestment Option	(E-3b) ☐ Number of Whole Shares to Reinvest

F - SIGNATURE

INITIALS REQUIRED FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

(F-1)       THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:

Initials

(A)          All investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)          Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the  fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)          Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

(D) Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

Date / /
Signature - Investor/Trustee/Administrator/Power of Attorney	MM/DD/YYYY
(Include POA)

Print Name - Investor/Trustee/Administrator/Power of Attorney		For Custodian Use - Affix Signature Guarantee Stamp Here
By stamping here you are attesting to Section F-1 of this document.
Date / /
Signature - Co-Investor/Co-Trustee (If Applicable)	MM/DD/YYYY

Print Name - Co-Investor/Co-Trustee		Signature - Custodian

G - BROKER DEALER-REGISTERED REPRESENTATIVE

(G-1)      BROKER DEALER DATA—Completed by selling Registered Representative (Please use Representative address—not home office address)

Registered Representative Name		Mr. ☐ Mrs. ☐ Ms. ☐

Mailing Address

City			State	Zip -

Broker Dealer Name

Broker Dealer Home Office Mailing Address

City			State	Zip -

Broker Dealer Client Account Number

Broker Dealer Rep ID Number		Registered Representative Telephone - -

Registered Representative E-mail
NAV - Net Asset Value	☐	REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission. Investor will receive additional shares.

RIA - Registered Investment Advisor	☐

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If the advisor is a FINRA licensed Registered Representative affiliated with a broker dealer, the transaction should be conducted through that broker dealer, not through the RIA.

Have you changed Broker Dealers? ☐ Yes    ☐ No

The undersigned confirm on behalf of the Broker Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned Registered Representative further represents and certifies that, in connection with this subscription for Shares, he (she) has complied with and has followed all applicable policies and procedures under their firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Signature - Registered Representative (Required)	Signature - Broker Dealer (If Applicable)

5060CSA

APPENDIX D

LOGO	Inland Diversified Real Estate Trust, Inc. TRANSFER ON DEATH (TOD) FORM This form is NOT VALID for Trust or IRA accounts.
This form must accompany the subscription agreement. TRANSFER ON DEATH INFORMATION

•                  Use this form to designate a TOD beneficiary for individual and certain types of joint accounts at the time of initial purchase. To change the beneficiary(ies) or percentage allocated to each beneficiary whom you have previously designated to your account, please fill out a Change of Transfer On Death (TOD) Beneficiary Form.

•                  Until the death of the account investor(s), the TOD beneficiary has no present interest in, or authority over, the shares.

•                  A TOD designation made by joint accounts does not take effect until the last of all multiple investors dies. The surviving investor(s) may revoke or change the TOD designation at any time.

•                  A TOD designation will not be accepted from residents of Louisiana.

•                  A TOD designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Illinois without giving effect to its conflict of laws/principles.

•                  In community property states, spousal consent may be required if the investor designates a beneficiary other than the spouse. Residents of community property states are advised to consult with their legal or tax advisors as to the validity and consequences of establishing this TOD designation.

•                  A TOD designation may be voided at any time by Inland Diversified Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of the TOD designation.

•                  Inland Diversified Real Estate Trust, Inc. allows for primary beneficiary designations ONLY. Designations such as lineal descendant (LD) and lineal descendant per stirpes (LDPS) not permitted.

•                  Shares will be distributed to beneficiaries in whole shares only. If more than one beneficiary is designated, the fractional proportioned amount of shares will be credited to the first beneficiary listed.

A - INVESTOR INFORMATION

1.	Name of Investor(s), exactly as name(s) appear(s) on subscription agreement or statement of account:

	First	Middle			Last

	First	Middle			Last

2.	Social Security Number	-	-	3.	Daytime Phone Number	-	-

	Social Security Number	-	-	4.	State of Residence

						Not accepted from residents of Louisiana

B - TRANSFER ON DEATH DESIGNATION

I (we) authorize Inland Diversified Real Estate Trust, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper or the reverse side of this form if space is needed to designate more than four TOD beneficiaries.

Beneficiary

First	Middle	Last	TOD Share Percentage %

Beneficiary

First	Middle	Last	TOD Share Percentage %

Beneficiary

First	Middle	Last	TOD Share Percentage %

Beneficiary

First	Middle	Last	TOD Share Percentage %

Total Share Percentage 100%
(Must equal 100%)

C - SIGNATURE

By signing below, I (we) authorize Inland Diversified Real Estate Trust, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Diversified Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses relating to, directly or indirectly, this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. I (we) have reviewed the information set forth above.

I (we) further understand that Inland Diversified Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning. Sign exactly as the name(s) appear(s) on the subscription agreement or statement of account. All investors must sign. This authorization form is subject to the acceptance of Inland Diversified Real Estate Trust, Inc.

Signature - Investor (Required)	Date	Signature - Co-Investor (If Applicable)	Date

5060TOD

D-1

APPENDIX E-1

LETTER OF DIRECTION*

                   , 20

Inland Diversified Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:                               Registered Investment Advisory Fees

Account No.                   (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to                  , my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland Diversified Real Estate Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

(a)           $                   ; or

(b)                              % Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*              This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

E-1-1

APPENDIX E-2

NOTICE OF REVOCATION

                   , 20

Inland Diversified Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:                               Revocation of Instruction

Account No.                      (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to                    , my registered investment advisor, pursuant to my letter to you dated                    .

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

E-2-1

APPENDIX G

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland Diversified Real Estate Trust, Inc.

Information We May Collect. We may collect Non-Public Personal Information about you from three sources:

•                                          Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

•                                          Information about your transactions with us, affiliates of IREIC and others, such as the types of products you purchase, your account balances, margin loan history and payment history.

•                                          Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

Persons to Whom We May Disclose Information. We may disclose all three types of Non-Public Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•                                          Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. Please note that our contracts with these service providers prohibit the service providers from disclosing or using your Non-Public Personal Information for any purpose except to provide the services for which we have contracted.

•                                          Our lawyers, accountants, auditors, regulators, advisors and quality-control consultants.

•                                          If we suspect fraud.

•                                          To protect the security of our records, web site and telephone customer service center.

G-1

•                                          Information you have authorized us to disclose.

Protecting Your Information. Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.

Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers. We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed. We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?

If you have any questions about this Policy,

please do not hesitate to call Ms. Roberta S. Matlin at (630) 218-8000.

G-2

[LOGO]

Up to 750,000,000 shares

Inland Diversified Real Estate Trust, Inc.

Common Stock

PROSPECTUS

[          ]

Inland Securities Corporation

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland Diversified Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Until [                   ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures about Market Risk.

Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures about Market Risk.”

Item 31. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the Securities and Exchange Commission registration fee and FINRA filing fee have been estimated.

Securities and Exchange Commission Registration Fee	$293,768
FINRA Filing Fee	$75,500
Printing and Mailing Expenses	$30,000,000
Blue Sky Fees and Expenses	$1,000,000
Legal Fees and Expenses	$5,000,000
Accounting Fees and Expenses	$6,000,000
Advertising and Sales Literature	$18,000,000
Transfer Agent Fees	$5,000,000
Data Processing Fees	$1,000,000
Bank Fees and Other Administrative Expenses	$4,330,732
Due Diligence Expense Reimbursement	$35,000,000

TOTAL*	$105,700,000

*  Estimated

Item 32. Sales to Special Parties.

Inland Securities or any of its directors, officers, employees or affiliates may initially purchase shares net of sales commissions and the marketing contribution for $8.95 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed 5%. Each soliciting dealer and any of their respective directors, officers, employees or affiliates may initially purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed 5%. All purchases of common stock by Inland Securities or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 2790.

Item 33. Recent Sales of Unregistered Securities.

On July 24, 2008, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to Inland Real Estate Investment Corporation, our sponsor, in connection with our formation. No sales commission or other consideration was paid in connection with the sale. The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

Item 34. Indemnification of Directors and Officers.

Article XV of our articles of incorporation provides as follows:

Section 15.3           Indemnification.

(a)           Subject to paragraphs (b), (c) and (d) of this Section 15.3, the company shall indemnify and pay, advance or reimburse reasonable expenses to any director, officer, employee and agent of the company including the Business Manager or the Real Estate Managers and each of their affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer, employee or agent of the company, the Business Manager, the Real Estate Managers and their respective affiliates.

(b)           The company shall not indemnify an Indemnified Party unless:  (i) the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party (excluding the independent directors); and (iv) the indemnification is recoverable only out of the Net Assets of the company and not from the stockholders.

(c)           Notwithstanding anything to the contrary in Section 15.3(b) hereof, the company shall not indemnify a director, officer, employee or agent of the company or the Business Manager or any Real Estate Manager or their affiliates for loses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violations of securities laws.

(d)           The company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the person, for or on behalf of the company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

(iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

(e)           The company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The company shall also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to such further extent consistent with law.

Subject to the limitations contained in Section 15.3 of our articles of incorporation, we will indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ. The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption. To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

We may enter into separate indemnification agreements with each of our directors and some of our executive officers. Subject to the limitations contained in our articles of incorporation, these indemnification agreements will require, among other things, that we indemnify the directors and officers to the fullest extent permitted by our articles, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We will also be required to indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance, if any. Although the form of indemnification agreement will offer the same scope of coverage afforded by provisions in the articles of incorporation and the bylaws, as a contract, it will be unable to be unilaterally modified by the board or by the stockholders to eliminate the rights provided.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a)           Financial Statements:  The list of financial statements filed as part of this Registration Statement on Form S-11 is set forth on page F-i herein.

(b)           Exhibits:  The list of exhibits filed as part of this Registration Statement on Form S-11 is set forth on the Exhibit Index following the signature pages hereto.

Item 37. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The registrant undertakes to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(c)           The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(d)           (1)           During the distribution period, the registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act at the time that the registrant acquires a property, or group of properties, where the registrant’s total investment in the property, as of the date of acquisition, was equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet. The registrant undertakes to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(2)           The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation (“IREIC”), with the exception of Inland Retail Real Estate Trust, Inc. (“IRRETI”),  in the three years ended December 31, 2007.  With respect to IRRETI, information is presented only for the three years ended December 31, 2005, due to the merger between IRRETI and Developers Diversified Realty Corporation on February 27, 2007. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing.  This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)

Inland Real Estate Corporation:

Greentree Center and Outlot, Caledonia, WI	163,398	02/05	11,909	—	11,909	—	11,909
Northgate Shopping Center, Sheboygan, WI	74,200	04/05	9,718	—	9,718	5	9,723
Home Goods Store, Coon Rapids, MN	25,145	10/05	4,683	—	4,683	—	4,683
Big Lake Town Square, Big Lake, MN	67,858	01/06	10,007	—	10,007	—	10,007
TMK-Butterfield/Kirk, North Aurora, IL	—	01/06	8,378	—	8,378	—	8,378
Shoppes at Grayhawk, Omaha, NB	227,350	02/06	27,105	18,521	8,584	—	27,105
Roundy’s, Waupaca, WI	63,780	03/06	8,138	—	8,138	—	8,138
Shakopee Vacant Land, Shakopee, MN	—	03/06	865	—	865	—	865
Wauconda Crossing, Wauconda, IL	90,290	08/06	13,949	—	13,949	—	13,949
Apache Shoppes, Rochester, MN	60,780	12/06	11,309	—	11,309	—	11,309
Delavan Crossing, Delavan, WI	60,930	05/07	8,612	—	8,612	—	8,612
Orland Park Place Outlots, Orland Park, IL	—	08/07	10,737	5,800	4,937	—	4,937
Greenfield Commons, Aurora, IL	32,258	10/07	5,423	—	5,423	—	5,423
AT & T, Davenport, IA	75,000	12/07	13,876	—	13,876	—	13,876
AT & T, Evansville, IN	102,530	12/07	13,915	—	13,915	—	13,915
AT &T, Joplin, MO	75,000	12/07	11,489	—	11,489	—	11,489

Total for Inland Real Estate Corporation	1,118,519		170,113	24,321	145,792	5	145,797

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	Purchase	Payment	Capitalized (A)	Cost (B)

Inland Retail Real Estate Trust, Inc.:

Camp Hill Center, Harrisburg, PA	63,350	01/03	7,786	—	7,786	5	7,791
Eckerd Drug Store - #5018, Amherst, NY	10,908	01/03	2,805	1,582	1,223	—	2,805
Eckerd Drug Store - #5661, Buffalo, NY	12,732	01/03	3,145	1,777	1,368	—	3,145
Eckerd Drug Store - #5786, Dunkirk, NY	10,908	01/03	1,720	905	815	—	1,720
Eckerd Drug Store - #5797, Cheektowaga, NY	10,908	01/03	3,756	1,636	2,120	(1)	3,755
Eckerd Drug Store - #6007, Connelsville, PA	10,908	01/03	3,503	1,636	1,867	—	3,503
Eckerd Drug Store - #6036, Pittsburgh, PA	10,908	01/03	3,840	1,636	2,204	(1)	3,839
Eckerd Drug Store - #6040, Monroeville, PA	12,738	01/03	5,430	1,911	3,519	(2)	5,428
Eckerd Drug Store - #6043, Monroeville, PA	10,908	01/03	3,315	1,637	1,678	—	3,315
Eckerd Drug Store - #6062, Harborcreek, PA	10,908	01/03	2,527	1,418	1,109	—	2,527
Eckerd Drug Store - #6089, Weirton, WV	10,908	01/03	2,472	1,374	1,098	—	2,472
Eckerd Drug Store - #6095, Cheswick, PA	10,908	01/03	2,791	1,571	1,220	—	2,791
Eckerd Drug Store - #6172, New Castle, PA	10,908	01/03	2,877	1,636	1,241	—	2,877
Eckerd Drug Store - #6193, Erie, PA	10,908	01/03	2,919	1,636	1,283	—	2,919
Eckerd Drug Store - #6199, Millcreek, PA	10,908	01/03	3,729	1,637	2,092	(1)	3,728
Eckerd Drug Store - #6257, Millcreek, PA	10,908	01/03	1,444	—	1,444	—	1,444
Eckerd Drug Store - #6286, Erie, PA	10,908	01/03	4,193	—	4,193	(1)	4,192
Eckerd Drug Store - #6334, Erie, PA	10,908	01/03	2,997	1,636	1,361	—	2,997
Eckerd Drug Store - #6392, Penn, PA	10,908	01/03	2,949	1,636	1,313	—	2,949
Eckerd Drug Store - #6695, Plum Borough, PA	10,908	01/03	3,669	1,637	2,032	—	3,669
Eckerd Drug Store - Piedmont, Piedmont, SC	10,908	01/03	1,968	—	1,968	5	1,973
Market Square, Douglasville, GA	121,774	01/03	12,905	8,051	4,854	787	13,692
Springfield Park, Lawrenceville, GA	105,321	01/03	10,924	—	10,924	5	10,929
Tequesta Shoppes Plaza, Tequesta, FL	109,937	01/03	11,439	—	11,439	(248)	11,191
Capital Crossing, Raleigh, NC	92,248	02/03	9,984	—	9,984	14	9,998
Colonial Promenade Bardmore Center, Largo, FL	152,667	02/03	17,151	—	17,151	45	17,196

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	Purchase	Payment	Capitalized (A)	Cost (B)
Commonwealth Center II, Richmond, VA	165,382	02/03	22,278	—	22,278	(133)	22,145
Concord Crossing, Concord, NC	55,930	02/03	5,331	—	5,331	5	5,336
Fountains, Plantation, FL	408,807	02/03	44,412	—	44,412	—	44,412
Marketplace at Mill Creek, Buford, GA	398,407	02/03	50,118	—	50,118	50	50,168
Monroe Shopping Center, Monroe, NC	45,080	02/03	3,548	—	3,548	5	3,553
Oakley Plaza, Asheville, NC	118,727	02/03	9,469	—	9,469	4	9,473
Overlook at King of Prussia, King of Prussia, PA	186,980	02/03	57,045	30,000	27,045	15	57,060
Paraiso Plaza, Hialeah, FL	61,012	02/03	9,481	—	9,481	26	9,507
Publix Brooker Creek, Palm Harbor, FL	77,596	02/03	8,719	—	8,719	146	8,865
Sheridan Square, Dania, FL	67,425	02/03	7,586	—	7,586	23	7,609
Stonecrest Marketplace, Lithonia, GA	264,447	02/03	34,742	—	34,742	(115)	34,627
Suwanee Crossroads, Suwanee, GA	69,500	02/03	12,068	—	12,068	(69)	11,999
Windsor Court Shopping Center, Windsor Court, CT	78,480	02/03	14,639	—	14,639	10	14,649
Downtown Short Pump, Richmond, VA	125,553	03/03	33,515	—	33,515	(147)	33,368
Valley Park Commons, Hagerstown, MD	89,579	03/03	11,317	—	11,317	12	11,329
Village Center, Mt. Pleasant, WI	217,103	03/03	23,987	—	23,987	(33)	23,954
Watercolor Crossing, Tallahassee, FL	43,200	03/03	5,485	—	5,485	—	5,485
Bi-Lo - Southern Pines, Southern Pines, NC	57,404	04/03	8,127	—	8,127	(62)	8,065
Creeks at Virginia Center, Richmond, VA	266,266	04/03	39,458	26,944	12,514	1,608	41,066
Flamingo Falls, Pembroke Pines, FL	108,565	04/03	23,946	—	23,946	—	23,946
Glenmark Shopping Center, Morgantown, WV	122,167	04/03	12,982	—	12,982	335	13,317
River Run, Miramar, FL	93,643	04/03	11,638	—	11,638	(5)	11,633
Westside Centre Shopping Center, Huntsville, AL	490,784	04/03	46,015	—	46,015	4,163	50,178
440 Commons, Jersey City, NJ	162,533	05/03	18,046	—	18,046	9	18,055
Barrett Pavilion, Kennesaw, GA	460,755	05/03	80,183	—	80,183	(51)	80,132
Bi-Lo - Asheville, Asheville, NC	54,319	05/03	7,727	—	7,727	(1)	7,726
Bi-Lo - Shelmore, Mt. Pleasant, SC	61,705	05/03	11,836	—	11,836	10	11,846
Bi-Lo - Sylvania, Sylvania, GA	36,000	05/03	4,407	—	4,407	2	4,409
Birkdale Village, Charlotte, NC	653,983	05/03	91,130	—	91,130	(897)	90,233
BJ’S Wholesale Club, Charlotte, NC	99,792	05/03	13,025	—	13,025	1	13,026
Brick Center Plaza, Brick, NJ	114,028	05/03	19,451	—	19,451	13	19,464

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	Purchase	Payment	Capitalized (A)	Cost (B)
East Hanover Plaza, East Hanover, NJ	122,028	05/03	17,312	—	17,312	5	17,317
Eckerd Drug Store - #0234, Marietta, GA	10,880	05/03	2,044	1,161	883	4	2,048
Eckerd Drug Store - #0444, Gainesville, GA	10,594	05/03	1,986	1,129	857	4	1,990
CVS Pharmacy - #6794, Ft. Worth, TX	10,908	05/03	2,691	1,540	1,151	4	2,695
CVS Pharmacy - #6841, Wichita Falls, TX	9,504	05/03	2,087	1,203	884	4	2,091
CVS Pharmacy - #6967, Richardson, TX	10,560	05/03	2,354	1,338	1,016	4	2,358
CVS Pharmacy - #6974, Richardson, TX	10,560	05/03	2,313	1,316	997	4	2,317
CVS Pharmacy - #6978 Wichita Falls, TX	9,504	05/03	1,837	1,036	801	4	1,841
CVS Pharmacy - #6982, Dallas, TX	9,504	05/03	1,917	1,097	820	4	1,921
Eckerd Drug Store - #2320, Snellville, GA	10,594	05/03	2,230	1,271	959	4	2,234
CVS Pharmacy - #7440, Dallas, TX	9,504	05/03	2,073	1,177	896	4	2,077
CVS Pharmacy - #7579, Richland Hills, TX	10,908	05/03	2,663	1,521	1,142	4	2,667
CVS Pharmacy - #7642, Lake Worth, TX	9,504	05/03	1,805	1,021	784	4	1,809
CVS Pharmacy - #7678, River Oaks, TX	10,908	05/03	2,705	1,546	1,159	4	2,709
CVS Pharmacy - #7709, Tyler, TX	9,504	05/03	1,495	845	650	4	1,499
CVS Pharmacy - #5040, Kissimmee, FL	10,880	05/03	2,479	1,407	1,072	4	2,483
CVS Pharmacy - #6226, Oklahoma City, OK	9,504	05/03	1,776	1,005	771	4	1,780
CVS Pharmacy - #7785, Ft. Worth, TX	9,504	05/03	1,661	941	720	4	1,665
Eckerd Drug Store - #3449, Lawrenceville, GA	9,504	05/03	2,061	—	2,061	4	2,065
CVS Pharmacy - #7804, Plano, TX	10,908	05/03	2,535	1,445	1,090	4	2,539
Edgewater Town Center, Edgewater, NJ	77,446	05/03	27,030	—	27,030	11	27,041
Goody’s Shopping Center, Augusta, GA	22,560	05/03	2,051	—	2,051	—	2,051
Heritage Pavilion, Smyrna, GA	262,961	05/03	40,013	—	40,013	4	40,017
Hiram Pavilion, Hiram, GA	363,618	05/03	36,787	—	36,787	1,559	38,346
Killearn Shopping Center, Tallahassee, FL	94,547	05/03	10,945	—	10,945	80	11,025
Midway Plaza, Tamarac, FL	227,209	05/03	26,858	—	26,858	265	27,123
North Hill Commons, Anderson, SC	42,942	05/03	4,541	—	4,541	1	4,542
Sandy Plains Village, Roswell, GA	175,035	05/03	18,055	—	18,055	84	18,139
Shoppes at Paradise Pointe, Ft Walton Beach, FL	84,070	05/03	11,591	—	11,591	(94)	11,497
Sony Theatre Complex, East Hanover, NJ	70,549	05/03	12,068	—	12,068	5	12,073
Town & Country, Knoxville, TN	639,135	05/03	49,812	—	49,812	1,397	51,209

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	Purchase	Payment	Capitalized (A)	Cost (B)
Village Crossing, Skokie, IL	427,722	05/03	69,443	—	69,443	6,001	75,444
West Falls Plaza, West Paterson, NJ	88,913	05/03	20,980	—	20,980	5	20,985
CostCo Plaza, White Marsh, MD	209,841	06/03	16,857	—	16,857	5	16,862
Denbigh Village Shopping Center, Newport News, VA	311,583	06/03	20,855	—	20,855	(106)	20,749
Shoppes at Lake Dow, McDonough, GA	73,271	06/03	11,014	—	11,014	(68)	10,946
Willoughby Hills Shopping Center, Willoughby Hills, OH	359,414	06/03	37,705	14,480	23,225	22	37,727
Cascades Marketplace, Sterling, VA	98,532	07/03	16,840	—	16,840	5	16,845
Fayette Pavilion III, Fayetteville, GA	619,856	07/03	46,308	—	46,308	7,180	53,488
Northlake Commons, Palm Beach Gardens, FL	143,955	07/03	21,643	—	21,643	523	22,166
Route 22 Retail Shopping Center, Union, NJ	110,453	07/03	19,054	10,981	8,073	—	19,054
Vision Works, Plantation, FL	6,891	07/03	1,732	—	1,732	6	1,738
Bellevue Place Shopping Center, Nashville, TN	77,249	08/03	10,884	—	10,884	5	10,889
Camfield Corners, Charlotte, NC	69,887	08/03	9,339	—	9,339	2	9,341
Kensington Place, Murfreesboro, TN	70,624	08/03	7,167	—	7,167	—	7,167
Largo Town Center, Upper Marlboro, MD	270,310	08/03	30,947	—	30,947	7	30,954
Naugatuck Valley Shopping Center, Waterbury, CT	383,332	08/03	50,452	—	50,452	8	50,460
Riverdale Shops, West Springfield, MA	273,928	08/03	42,055	—	42,055	34	42,089
Spring Mall Center, Springfield, VA	56,511	08/03	10,481	—	10,481	2	10,483
Walgreen’s, Port Huron, MI	14,998	08/03	4,368	—	4,368	9	4,377
Bank First, Winter Park, FL	3,348	09/03	723	—	723	8	731
Carlisle Commons, Carlisle, PA	393,023	09/03	39,635	—	39,635	10	39,645
Circuit City - Culver City, Culver City, CA	32,873	09/03	8,781	—	8,781	4	8,785
Circuit City - Highland Ranch, Highland Ranch, CO	43,480	09/03	5,628	—	5,628	3	5,631
Circuit City - Olympia, Olympia, WA	35,776	09/03	5,632	—	5,632	3	5,635
Fayette Pavilion I & II, Fayetteville, GA	791,373	09/03	88,521	—	88,521	(357)	88,164
Kroger - Cincinnati, Cincinnati, OH	56,634	09/03	7,431	—	7,431	3	7,434
Kroger - Grand Prairie, Grand Prairie, TX	64,522	09/03	5,793	—	5,793	7	5,800
Kroger - Westchester, Westchester, OH	56,083	09/03	4,670	—	4,670	3	4,673
Lowe’s Home Improvement - Baytown, Baytown, TX	125,357	09/03	11,478	—	11,478	7	11,485
Lowe’s Home Improvement - Cullman, Cullman, AL	101,287	09/03	8,960	—	8,960	3	8,963
Lowe’s Home Improvement - Houston, Houston, TX	131,644	09/03	12,050	—	12,050	7	12,057

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

	Number of	Date of	Purchase Price Plus Acquisition	Mortgage Financing at Date of	Cash Down	Other Cash Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	Purchase	Payment	Capitalized (A)	Cost (B)
Lowe’s Home Improvement - Steubenville, Steubenville, OH	130,497	09/03	11,442	—	11,442	3	11,445
Super Wal-Mart - Alliance, Alliance, OH	200,084	09/03	15,879	—	15,879	3	15,882
Super Wal-Mart - Greenville, Greenville, SC	200,084	09/03	16,971	—	16,971	3	16,974
Super Wal-Mart - Winston-Salem, Winston-Salem, NC	204,931	09/03	18,721	—	18,721	3	18,724
Wal-Mart/Sam’s Club, Worcester, MA	107,929	09/03	11,194	—	11,194	3	11,197
Bi-Lo at Northside Plaza, Greenwood, SC	41,581	10/03	4,069	—	4,069	—	4,069
Cedar Springs Crossing, Spartanburg, SC	86,581	10/03	10,191	—	10,191	—	10,191
Clearwater Crossing, Flowery Branch, GA	90,566	10/03	13,303	—	13,303	—	13,303
Cortez Plaza, Bradenton, FL	286,610	10/03	26,819	16,446	10,373	1,854	28,673
Houston Square, Warner Robins, GA	60,799	10/03	5,214	—	5,214	—	5,214
Lexington Place, Lexington, SC	83,167	10/03	8,481	—	8,481	—	8,481
Manchester Broad Street, Manchester, CT	68,509	10/03	13,119	—	13,119	—	13,119
Plaza Del Paraiso, Miami, FL	82,442	10/03	15,417	—	15,417	—	15,417
Seekonk Town Center, Seekonk, MA	80,713	10/03	11,068	—	11,068	—	11,068
Shoppes of Ellenwood, Ellenwood, GA	67,721	10/03	10,703	—	10,703	—	10,703
Shoppes of Lithia, Brandon, FL	71,430	10/03	12,926	—	12,926	—	12,926
Crossroads Plaza, Lumberton, NJ	89,627	11/03	18,232	—	18,232	—	18,232
Hilliard Rome, Columbus, OH	110,772	11/03	17,171	11,565	5,606	231	17,402
Loisdale Center, Springfield, VA	120,742	11/03	29,051	—	29,051	—	29,051
Middletown Village, Middletown, RI	98,161	11/03	17,871	—	17,871	—	17,871
Shoppes at Oliver’s Crossing, Winston-Salem, NC	76,512	11/03	10,386	—	10,386	—	10,386
Squirewood Village, Dandridge, TN	46,150	11/03	3,442	—	3,442	—	3,442
Waterfront Marketplace/Town Center, Homestead, PA	755,407	11/03	113,024	72,035	40,989	4,694	117,718
Winslow Bay Commons, Mooresville, NC	255,598	11/03	42,132	—	42,132	—	42,132
Albertson’s at Bloomingdale Hills, Brandon, FL	78,686	12/03	5,856	—	5,856	—	5,856
Oak Summit, Winston-Salem, NC	142,739	12/03	13,666	—	13,666	3,242	16,908
Paradise Place, West Palm Beach, FL	69,620	12/03	11,688	—	11,688	—	11,688
Pointe at Tampa Palms, Tampa, FL	20,258	12/03	5,282	—	5,282	—	5,282
Shoppes on the Ridge	91,165	12/03	11,422	—	11,422	—	11,422
Aiken Exchange, Aiken, SC	101,558	01/04	12,849	—	12,849	—	12,849
Piedmont Plaza, Apopka, FL	148,075	01/04	8,530	5,797	2,733	—	8,530

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Warwick Center, Warwick, RI	159,958	01/04	24,577	—	24,577	6,252	30,829
Mooresville Marketplace, Mooresville, NC	60,169	02/04	8,202	3,893	4,309	—	8,202
Paradise Promenade, Davie, FL	70,271	02/04	12,984	—	12,984	—	12,984
Cypress Trace, Ft. Meyers, FL	276,211	03/04	19,173	—	19,173	—	19,173
Adams Farm, Greensboro, NC	112,195	04/04	12,559	—	12,559	—	12,559
Market Place, Ft. Meyers, FL	105,813	04/04	5,807	—	5,807	—	5,807
Mill Pond Village, Cary, NC	84,364	05/04	15,449	—	15,449	—	15,449
Center Pointe Plaza I, Easley, SC	64,487	05/04	7,843	—	7,843	—	7,843
Shoppes at Wendover Village I, Greensboro, NC	35,895	05/04	9,315	—	9,315	—	9,315
Thompson Square Mall, Monticello, NY	240,135	05/04	24,372	—	24,372	350	24,722
Wytheville Commons, Wytheville, VA	90,239	05/04	10,233	—	10,233	—	10,233
Sofa Express, Duluth, GA	20,000	08/04	3,977	—	3,977	—	3,977
Capital Plaza, Wake Forest, NC	46,793	08/04	7,480	—	7,480	—	7,480
Alexander Place, Raleigh, NC	143,037	09/04	25,691	—	25,691	—	25,691
David’s Bridal Center, Macon, GA	14,000	10/04	2,357	—	2,357	—	2,357
Sycamore Commons Outlot II, Matthews, NC	9,000	10/04	2,110	—	2,110	—	2,110
Circuit City - Dothan, Dothan, AL	33,906	4/05	6,596	—	6,596	—	6,596
Clearwater Collection, Clearwater, FL	131,335	4/05	3,688	—	3,688	—	3,688
Birkdale Village Outlot, Charlotte, NC	14,225	5/05	5,280	—	5,280	—	5,280
Heather Island, Silver Springs Shores, FL	70,970	5/05	9,478	—	9,478	—	9,478
Center Pointe Plaza Ph. II, Easley, SC	7,800	6/05	1,136	—	1,136	—	1,136
Columbiana Station II, Columbia, SC	88,956	10/05	17,001	—	17,001	—	17,001
Walgreen’s - Dearborn Heights, Dearborn Heights, MI	13,905	10/05	5,472	—	5,472	—	5,472
Walgreen’s - Livonia, Livonia, MI	13,905	10/05	3,819	2,477	1,342	—	3,819
Walgreen’s - Rockford, Rockford, IL	14,725	10/05	4,947	—	4,947	—	4,947

Total for 2003 through 2005 acquisitions	19,991,277		2,594,815	249,092	2,345,723	38,903	2,633,718

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Development Projects:
Shoppes of Golden Acres, Newport Richey, FL	N/A	10/02	5,806	—	5,806	—	5,806
Douglasville Depot, Douglasville, GA	N/A	04/05	5,253	—	5,253	—	5,253
New Tampa Commons, New Tampa, FL	N/A	03/05	2,462	—	2,462	—	2,462
Eisenhower Annex, Macon, GA	N/A	05/05	1,826	—	1,826	—	1,826
Just for Feet - Augusta, Augusta, GA	N/A	02/02	1,764	—	1,764	—	1,764
Shoppes of Lake Mary, Lake Mary, FL	N/A	08/02	1,342	—	1,342	—	1,342
Clearwater Collection, Clearwater, FL	N/A	04/05	1,166	—	1,166	—	1,166
Cypress Trace, Ft. Meyers, FL	N/A	03/04	999	—	999	—	999
Southlake Pavilion, Morrow, GA	N/A	12/01	397	—	397	—	397

Total for Development Projects at 12/31/05	N/A		21,015	—	21,015	—	21,015

Inland Western Retail Real Estate Trust, Inc.:
Fairgrounds Plaza, Middletown, NY	87,446	01/05	25,942	15,982	9,960	(30)	25,912
Maytag Distribution Center, Iowa City, IA	750,000	01/05	23,159	—	23,159	—	23,159
Hobby Lobby, Concord, NC	60,000	01/05	5,500	—	5,500	—	5,500
Midtown Center, Milwaukee, WI	363,312	01/05	53,000	—	53,000	4,169	57,169
Stanley Works/Mac Tools, Westerville, OH	72,500	01/05	10,000	—	10,000	—	10,000
Academy Sports, San Antonio, TX	70,910	01/05	7,150	—	7,150	—	7,150
American Express, Markham, Ontario, Canada	306,710	01/05	42,000	25,380	16,620	—	42,000
Magnolia Square, Houma, LA	116,049	02/05	19,114	10,265	8,849	45	19,159
Cottage Plaza, Pawtucket, RI	85,463	02/05	23,440	—	23,440	—	23,440
Holliday Towne Center, Duncansville, PA	83,122	02/05	14,829	—	14,829	(426)	14,403
The Village at Quail Springs, Oklahoma City, OK	100,404	02/05	10,429	—	10,429	—	10,429
Trenton Crossing, McAllen, TX	248,237	02/05	33,464	—	33,464	47	33,511
CVS Pharmacy, Jacksonville, FL	13,824	03/05	5,895	—	5,895	2	5,897
CarMax, San Antonio, TX	60,772	03/05	14,600	—	14,600	—	14,600
Southgate Plaza, Heath, OH	85,920	03/05	12,253	—	12,253	—	12,253
Stateline Station, Kansas City, MO	141,401	03/05	32,000	—	32,000	(480)	31,520

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
High Ridge Crossing, High Ridge, MO	76,857	03/05	13,200	—	13,200	(267)	12,933
American Express, Taylorsville, UT	395,787	03/05	48,000	30,149	17,851	—	48,000
CVS Pharmacy, Montevallo, AL	10,055	03/05	3,064	—	3,064	—	3,064
Blockbuster at Five Forks, Greenville, SC	6,000	03/05	1,500	—	1,500	—	1,500
Cinemark Theatre, Woodridge, IL	68,857	03/05	15,650	—	15,650	—	15,650
CVS Pharmacy, Saginaw, TX	13,824	03/05	4,435	—	4,435	—	4,435
Four Peaks Plaza, Fountain Hills, AZ	130,838	03/05	29,414	—	29,414	(13)	29,401
Lake Forest Crossing, McKinney, TX	29,897	03/05	8,300	—	8,300	34	8,334
The Brickyard, Chicago, IL	262,715	04/05	81,554	—	81,554	469	82,023
Walgreens, Northwoods, MO	16,335	04/05	5,850	—	5,850	—	5,850
Greensburg Commons, Greensburg, IN	272,673	04/05	24,200	14,200	10,000	(12)	24,188
Walgreens, West Allis, WI	13,905	04/05	4,415	—	4,415	—	4,415
Bear Creek, Houston, TX	87,912	04/05	19,406	—	19,406	70	19,476
Grapevine crossing, Grapevine, TX	125,381	04/05	23,300	—	23,300	55	23,355
Publix, Mountain Brook, AL	44,271	04/05	7,970	—	7,970	—	7,970
Bison Hollow, Traverse City, MI	134,798	04/05	19,525	—	19,525	(18)	19,507
Vail Ranch, Temecula, CA	101,766	04/05	24,525	—	24,525	(16)	24,509
Boulevard Plaza, Pawtucket, RI	108,879	04/05	17,068	—	17,068	271	17,339
Brown’s Lane, Middletown, RI	74,715	04/05	11,425	—	11,425	93	11,518
The Commons at Temecula, Temecula, CA	292,545	04/05	51,536	—	51,536	—	51,536
Cuyahoga Falls Market Center, Cuyahoga Falls, OH	76,358	04/05	15,062	—	15,062	127	15,189
Edwards Megaplex Theater, Ontario, CA	124,614	04/05	47,242	—	47,242	—	47,242
Massillon Commons, Massillon, OH	245,945	04/05	18,411	—	18,411	203	18,614
Clearlake Shores, Clear Lake, TX	59,002	04/05	10,881	—	10,881	(221)	10,660
Edwards Megaplex Theater, Fresno, CA	94,600	05/05	33,437	—	33,437	—	33,437
Page Field Commons, Fort Meyers, FL	322,516	05/05	46,507	—	46,507	236	46,743
University Square, University Heights OH	287,094	05/05	54,481	—	54,481	(22,208)	32,273
Circuit City Headquarters, Richmond, VA	382,570	05/05	53,000	—	53,000	—	53,000
The Gateway, Salt Lake City, UT	618,295	05/05	177,327	—	177,327	(7,804)	169,523

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Lakepointe Towne Crossing, Lewisville, TX	184,968	05/05	35,188	—	35,188	(52)	35,136
CVS Pharmacy, Moore, OK	13,813	05/05	3,427	—	3,427	—	3,427
Boston Commons, Springfield, MA	103,453	05/05	14,748	9,880	4,868	68	14,816
The Commons at Royal Palm, Royal Palm Beach, FL	158,142	05/05	24,701	14,472	10,229	25	24,726
Crossroads Plaza, North Attelborough, MA	16,000	05/05	5,882	4,978	904	—	5,882
Eckerd Drug Store, Colesville, MD	13,361	05/05	7,438	—	7,438	35	7,473
Hewitt Associates Campus, Lincolnshire, IL	1,161,686	05/05	220,000	129,800	90,200	(3)	219,997
Ashland & Roosevelt, Chicago, IL	110,958	05/05	24,139	1,889	22,250	433	24,572
Cornerstone Plaza, Cocoa Beach, FL	68,577	05/05	14,250	8,400	5,850	(176)	14,074
Gloucester Town Center, Gloucester, NJ	108,420	05/05	22,500	—	22,500	32	22,532
Chantilly Crossing, Chantilly, VA	80,176	05/05	27,800	—	27,800	8	27,808
Maple Tree Place, Williston, VT	489,175	05/05	102,332	—	102,332	2,008	104,340
Orange Plaza (Golfland Plaza), Orange, CT	45,654	05/05	9,604	—	9,604	3	9,607
CVS Pharmacy, Lawton, OK	10,908	05/05	2,847	—	2,847	—	2,847
Eckerd Drug Store, Atlanta, GA	10,908	05/05	2,206	—	2,206	—	2,206
Wickes Furniture Store, Naperville, IL	41,331	05/05	8,488	—	8,488	—	8,488
Galvez Shopping Center, Galveston, TX	28,797	06/05	7,056	—	7,056	—	7,056
Southwest Crossing, Fort Worth, TX	113,528	06/05	24,900	—	24,900	152	25,052
Beachway Plaza, Bradenton, FL	120,990	06/05	17,264	10,235	7,029	(54)	17,210
Shops at 5, Plymouth, MA	421,863	06/05	68,100	—	68,100	186	68,286
Fisher Scientific, Kalamazoo, MI	114,700	06/05	14,000	—	14,000	—	14,000
CVS Pharmacy, Burleston, TX	10,908	06/05	3,986	—	3,986	—	3,986
Century III Plaza, West Mifflin, PA	283,839	06/05	42,903	—	42,903	—	42,903
Home Depot Center, Pittsburgh, PA	136,123	06/05	17,705	—	17,705	—	17,705
Home Depot Center, Orange, CT	135,643	06/05	28,363	—	28,363	—	28,363
West Town Market, Fort Mill, CT	67,940	06/05	10,250	—	10,250	(4)	10,246
Kaiser Permanente Office Buildings, Cupertino, CA	100,352	06/05	59,000	—	59,000	—	59,000
Shoppes of Warner Robins, Warner Robins, GA	70,747	06/05	13,246	—	13,246	(12)	13,234
New Forest Crossing, Houston, TX	147,965	06/05	18,264	—	18,264	(70)	18,194

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Dateof Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
CVS Pharmacy, Oklahoma City, OK	10,908	06/05	4,417	—	4,417	—	4,417
Rite Aid Store (Eckerd), Chattanooga, TN	10,908	06/05	2,934	—	2,934	—	2,934
Mission Crossing, San Antonio, TX	178,198	07/05	24,421	—	24,421	701	25,122
Southpark Meadows, Austin, TX	266,840	07/05	26,916	—	26,916	152	27,068
Wild Oats Marketplace, Hinsdale, IL	48,000	07/05	13,580	—	13,580	—	13,580
PETsMART Distribution Center, Ottawa, IL	1,000,350	07/05	42,762	—	42,762	—	42,762
Diebold Warehouse, Green, OH	158,652	07/05	12,272	—	12,272	2	12,274
Pacheco Pass, Gilroy, CA	99,258	07/05	25,021	—	25,021	(117)	24,904
Gardiner Manor Mall, Bay Shore, NY	220,716	07/05	65,227	38,484	26,743	—	65,227
Bed, Bath & Beyond Plaza, Westbury, NY	61,639	07/05	16,640	9,818	6,822	—	16,640
Crown Theater, Hartford, CT	74,170	07/05	17,033	10,050	6,983	—	17,033
Wilton Square, Saratoga Springs, NY	438,097	07/05	47,161	27,825	19,336	13	47,174
Mid-Hudson Center, Poughkeepsie, NY	235,599	07/05	42,637	25,156	17,481	1	42,638
Computershare Shareholder Services, Canton, MA	185,171	07/05	68,777	—	68,777	—	68,777
The Orchard, New Hartford, NY	165,758	07/05	22,012	—	22,012	(2)	22,010
Raytheon Office and Research and Development Building, State College, PA	105,000	08/05	20,069	—	20,069	2	20,071
Eckerd Drug Store, Punxsutawney, PA	13,824	08/05	5,607	—	5,607	5	5,612
Eckerd Drug Store, Hellertown, PA	13,813	08/05	5,781	—	5,781	6	5,787
Eckerd Drug Store, Leanon, PA	13,813	08/05	5,621	—	5,621	6	5,627
Stonebridge Plaza, McKinney, TX	33,700	08/05	7,251	—	7,251	52	7,303
Rasmussen College Office Center, Brooklyn Park, MN	26,660	08/05	5,175	—	5,175	6	5,181
Hartford Fire Insurance, Maple Grove, MN	97,377	08/05	16,294	—	16,294	6	16,300
Citizens Property Insurance, Jacksonville, FL	59,800	08/05	10,165	—	10,165	6	10,171
Lowe’s/Bed Bath & Beyond, Butler, NJ	158,063	08/05	23,333	—	23,333	(8)	23,325
Sprint Data Center, Santa Clara, CA	185,000	09/05	95,700	52,800	42,900	1	95,701
Quakertown, Quakerton, PA	61,839	09/05	12,665	—	12,665	1	12,666
Lincoln Plaza, Worchester, MA	515,389	09/05	75,006	—	75,006	221	75,227
Great Southwest Crossing, Grand Prairie, TX	92,270	09/05	16,233	9,137	7,096	165	16,398

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Broadway Shopping Center, Bangor, ME	187,135	09/05	15,235	—	15,235	476	15,711
Mervyn’s, McAllen, TX	78,027	09/05	8,585	5,100	3,485	1	8,586
Mervyn’s, El Paso, TX	75,522	09/05	8,309	5,000	3,309	1	8,310
Mervyn’s, Bakersfield, CA	75,140	09/05	8,267	5,000	3,267	1	8,268
Mervyn’s, Elk Grove, CA	77,874	09/05	8,568	5,500	3,068	2	8,570
Mervyn’s, Escondido, CA	75,712	09/05	12,642	6,700	5,942	1	12,643
Mervyn’s, Fontana, CA	78,961	09/05	8,688	5,200	3,488	1	8,689
Mervyn’s, Fresno, CA	77,431	09/05	8,519	5,100	3,419	1	8,520
Mervyn’s, Hanford, CA	78,459	09/05	8,633	4,700	3,933	1	8,634
Mervyn’s, Highland, CA	80,521	09/05	8,859	5,300	3,559	1	8,860
Mervyn’s, Lodi, CA	68,017	09/05	7,484	4,400	3,084	1	7,485
Mervyn’s, Manteca, CA	88,515	09/05	9,739	5,700	4,039	1	9,740
Mervyn’s, Moreno Valley, CA	77,192	09/05	8,493	5,100	3,393	2	8,495
Mervyn’s, Morgan Hill, CA	77,185	09/05	8,492	5,100	3,392	1	8,493
Mervyn’s, Oceanside, CA	75,360	09/05	12,584	6,400	6,184	1	12,585
Mervyn’s, Rancho Cucamonga, CA	74,991	09/05	8,251	5,000	3,251	1	8,252
Mervyn’s, Redland, CA	75,890	09/05	8,350	5,000	3,350	1	8,351
Mervyn’s, Ridgecrest, CA	59,042	09/05	6,496	3,300	3,196	2	6,498
Mervyn’s, Roseville, CA	75,928	09/05	8,354	5,400	2,954	1	8,355
Mervyn’s, Sacramento, CA	72,304	09/05	7,955	4,800	3,155	1	7,956
Mervyn’s, San Diego, CA	78,657	09/05	13,134	7,900	5,234	1	13,135
Mervyn’s, Sun Valley, CA	85,783	09/05	9,438	6,000	3,438	1	9,439
Mervyn’s, Temecula, CA	76,248	09/05	8,389	5,100	3,289	2	8,391
Mervyn’s, Turlock, CA	61,026	09/05	6,714	4,000	2,714	1	6,715
Mervyn’s, Vacaville, CA	77,936	09/05	8,575	5,200	3,375	1	8,576
Mervyn’s, Ventura, CA	75,247	09/05	8,279	5,000	3,279	2	8,281
Village Shoppes of Gainsville, Gainsville, GA	229,750	09/05	43,959	—	43,959	(43)	43,916
Ridge Tool Company Distribution Facility, Cambridge, OH	128,537	09/05	7,718	—	7,718	1	7,719
McDermott Towne Crossing, McAllen, TX	42,700	09/05	9,100	—	9,100	(6)	9,094

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Montecito Crossing, Las Vegas, NV	168,360	10/05	42,728	—	42,728	(23)	42,705
Newburgh Crossing, Newburgh, NY	62,893	10/05	15,300	8,415	6,885	6	15,306
Wickes Furniture Store, Murrieta, CA	37,329	10/05	9,208	—	9,208	5	9,213
Coventry/First Health Corp., San Antonio, TX	79,198	10/05	11,968	—	11,968	(1)	11,967
Mountain View Plaza-Phase I & II, Kalispell, MT	161,962	10/05 & 11/06	25,237	—	25,237	34	25,271
Kohl’s, Georgetown, KY	88,408	10/05	10,313	—	10,313	5	10,318
Rite Aid Store (Eckerd), Yorkshire, NY	12,000	11/05	2,338	—	2,338	—	2,338
Rite Aid Store (Eckerd), - Main St., Buffalo, NY	10,908	11/05	3,705	—	3,705	—	3,705
Rite Aid Store (Eckerd), - Sheridan Dr., Amherst, NY	10,908	11/05	4,949	—	4,949	—	4,949
Rite Aid Store (Eckerd), Cheektowaga, NY	10,908	11/05	3,609	—	3,609	—	3,609
Rite Aid Store (Eckerd), Olean, NY	10,908	11/05	4,180	—	4,180	—	4,180
Rite Aid Store (Eckerd), Grand Island, NY	10,908	11/05	2,838	—	2,838	—	2,838
Rite Aid Store (Eckerd), - West Main St., Batavia, NY	12,738	11/05	4,341	—	4,341	—	4,341
Rite Aid Store (Eckerd), North Chili, NY	10,908	11/05	2,867	—	2,867	—	2,867
Rite Aid Store (Eckerd), Tonawanda, NY	12,738	11/05	4,040	—	4,040	—	4,040
Rite Aid Store (Eckerd) - Union Rd., West Seneca, NY	10,908	11/05	4,082	—	4,082	—	4,082
Rite Aid Store (Eckerd), Lancaster, NY	10,908	11/05	3,044	—	3,044	—	3,044
Rite Aid Store (Eckerd) - Ferry St., Buffalo, NY	10,908	11/05	3,746	—	3,746	—	3,746
Rite Aid Store (Eckerd) - Lake Ave., Rochester, NY	13,198	11/05	5,472	—	5,472	2	5,474
Rite Aid Store (Eckerd) - Culver Rd., Rochester, NY	10,908	11/05	4,050	—	4,050	—	4,050
Rite Aid Store (Eckerd), Greece, NY	10,908	11/05	3,282	—	3,282	—	3,282
Rite Aid Store (Eckerd), Irondequoit, NY	12,738	11/05	4,903	—	4,903	—	4,903
Rite Aid Store (Eckerd), Lockport, NY	13,824	11/05	4,630	—	4,630	—	4,630
Rite Aid Store (Eckerd), Hudson, NY	10,908	11/05	4,106	—	4,106	—	4,106
Rite Aid Store (Eckerd), - Transit Rd., Amherst, NY	13,824	11/05	5,528	—	5,528	2	5,530
Rite Aid Store (Eckerd), Canandaigua, NY	13,813	11/05	4,756	—	4,756	1	4,757
Rite Aid Store (Eckerd), - Harlem Rd., West Seneca, NY	13,813	11/05	4,721	—	4,721	—	4,721
Rite Aid Store (Eckerd), - East Main St., Batavia, NY	13,824	11/05	4,867	—	4,867	—	4,867
Tim Horton’s Donut Shop, Canandaigua, NY	2,790	11/05	513	—	513	—	513

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Golfsmith, Altamonte Springs, FL	14,920	11/05	4,485	2,476	2,009	2	4,487
Target South Center, Austin, TX	61,837	11/05	11,975	—	11,975	5	11,980
Stop & Shop, Beekman, NY	50,015	11/05	13,705	7,349	6,356	6	13,711
Cypress Mill Plaza, Cypress, TX	116,406	11/05	16,690	—	16,690	(48)	16,642
Royal Oaks Village II, Houston, TX	59,811	11/05	15,132	—	15,132	(83)	15,049
Duck Creek Plaza, Bettendorf, IA	138,176	11/05	23,370	—	23,370	51	23,421
King Phillip’s Crossing, Seekonk, MA	105,940	11/05	23,161	—	23,161	(194)	22,967
Humblewood, Humble, TX	88,292	11/05	16,200	—	16,200	(303)	15,897
The Market at Polaris, Columbus, OH	208,544	11/05	62,152	36,196	25,956	(196)	61,956
The Market at Clifty Crossing, Columbus, IN	175,924	11/05	21,334	15,166	6,168	396	21,730
Giant Eagle, Columbus, OH	116,129	11/05	21,323	12,154	9,169	10	21,333
CVS Pharmacy, Cave Creek, AZ	13,813	12/05	6,250	—	6,250	8	6,258
Carrier Towne Crossing, Grand Prairie, TX	88,438	12/05	17,931	—	17,931	170	18,101
HQ Building, San Antonio, TX	91,862	12/05	16,912	—	16,912	10	16,922
Red Bug Village, winter Springs, FL	26,204	12/05	8,252	—	8,252	161	8,413
Town Square Plaza, Pottstown, PA	242,709	12/05	31,715	—	31,715	(193)	31,522
Rave Theater Property, Houston, TX	79,883	12/05	30,114	17,889	12,225	(16)	30,098
Northwood Crossing, Tuscaloosa, AL	160,043	01/06	18,015	—	18,015	367	18,382
Travelers Office Building, Knoxville, TN	50,759	01/06	8,365	—	8,365	60	8,425
Crockett Square, Morristown, TN	107,122	02/06	10,567	—	10,567	42	10,609
The Centre at Laurel, Laurel, MD	159,166	02/06	46,552	27,200	19,352	116	46,668
Greenwich Center, Morristown, TN	106,503	02/06	20,637	—	20,637	107	20,744
Bangor Parkade, Bangor, ME	232,760	03/06	31,457	17,250	14,207	94	31,551
Cost Plus World Market, Stockton, CA	1,035,840	04/06	67,083	16,300	50,783	111	67,194
Riverpark Phase I & IIA, Sugar Land, TX	250,734	04/06 & 09/06	57,950	30,766	27,184	55	58,005
Battle Ridge Pavilion, Powder Ridge, GA	103,517	05/06	17,287	—	17,287	(87)	17,200
Colony Square, Sugar Land, TX	435,268	05/06	43,200	—	43,200	111	43,311
Pavilion at King’s Grant II, Concord, NC	142,471	06/06	17,864	—	17,864	38	17,902
South Towne Crossing, Burleson, TX	53,774	06/06	12,902	—	12,902	130	13,032

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Lake Worth Towne Crossing, Lake Worth, TX	231,651	06/06	42,747	—	42,747	301	43,048
Old Time Pottery, Douglasville, GA	110,174	06/06	5,509	—	5,509	19	5,528
East Stone Commons, Kingsport, TN	266,697	06/06	34,924	—	34,924	91	35,015
Walters Crossing, Tampa, FL	126,248	07/06	34,960	20,626	14,334	21	34,981
Rivery Town Crossing, Georgetown, TX	63,798	10/06	10,615	—	10,615	(19)	10,596
Southlake Corners, Southlake, TX	134,894	10/06	37,500	—	37,500	46	37,546
Central Texas Marketplace, Waco, TX	500,007	12/06	70,251	—	70,251	(82)	70,169
Southpark Meadows II, Austin, TX	461,097	03/07	87,041	—	87,041	(2,103)	84,938
Coppell Town Center, Coppell, TX	91,357	04/07	18,200	—	18,200	37	18,237
Suntree Square, Southlake, TX	96,390	04/07	15,975	—	15,975	21	15,996
Powell Center, Lewis Center, OH	86,072	04/07	14,168	—	14,168	15	14,183
Southlake Town Square IV, Southlake, TX	265,419	05/07	88,771	—	88,771	76	88,847
Gateway Station II, College Station, TX	57,564	05/07	10,890	—	10,890	(3)	10,887
The Shops at Legacy	364,927	06/07	133,237	—	133,237	(27)	133,210
Pacheco Pass II, Gilroy, CA	95,211	06/07	24,687	—	24,687	(32)	24,655
Gerry Centennial Plaza, Oswego, IL	122,922	06/07	23,386	—	23,386	58	23,444
Azalea Square III, Summerville, SC	81,880	10/07	14,650	—	14,650	59	14,709

Total for Inland Western Retail Real Estate Trust, Inc.	27,049,415		4,647,978	791,687	3,856,291	(21,979)	4,625,999

1031 Exchange Programs:
Bisys – Columbus	238,641	05/05	53,475	30,245	23,230	—	53,475
Eckerd’s, Edmond	13,813	03/05	3,765	1,845	1,920	—	3,765
CVS – Wilmington	12,180	04/05	4,830	2,335	2,495	—	4,830
Market Day, Wood Dale	82,114	08/05	7,500	3,712	3,788	—	7,500
HH Gregg – Cincinnati Eastgate	48,820	04/05	6,110	2,900	3,210	—	6,110
Indiana Office	137,702	10/05	39,050	20,850	18,200	—	39,050
Yorkville	21,359	10/05	8,910	0	8,910	—	8,910
Anthem Healthcare	234,287	11/05	45,410	26,580	18,830	—	45,410
Aurora	10,113	11/05	3,550	1,900	1,650	—	3,550

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Craig Crossing	128,394	10/05	30,630	16,600	14,030	—	30,630
Madison	48,478	11/05	2,988	1,600	1,388	—	2,988
Glenview	256,700	05/06	57,025	33,675	23,350	—	57,025
Yuma	496,631	06/06	105,250	62,530	42,720	—	105,250
Olivet Church	165,598	03/06	23,270	12,510	10,760	—	23,270
Charlotte	293,059	03/06	58,750	34,645	24,105	—	58,750
Honey Creek	172,866	10/06	29,270	16,000	13,270	—	29,270
Pewaukee Office Building	176,960	12/06	32,925	17,212	15,713	—	32,925
Sioux Falls	158,000	01/07	31,865	13,755	18,110	—	31,865
Burbank	71,113	01/07	16,630	5,285	11,345	—	16,630
Plano Data Center	40,966	03/07	28,550	12,500	16,050	—	28,550
FMC Technologies Headquarters - Houston	462,717	03/07	71,900	39,000	32,900	—	71,900
Chicago Grace Office Building	93,086	04/07	14,885	7,788	7,097	—	14,885
Borders Books – Carmel	23,196	05/07	11,935	4,.140	7,795	—	11,935
Delavan Crossing Retail Center	60,930	05/07	11,025	5,775	5,250	—	11,025
Apria Healthcare – Schaumburg	40,884	05/07	9,950	—	9,950	—	9,950
Gander Mountain – Eden Prairie	64,388	05/07	20,338	10,764	9,574	—	20,338
Rainbow Foods Store – West St. Paul	61,712	05/07	8,075	3,760	4,315	—	8,075
Rainbow Foods Store – Waukesha	66,550	08/07	20,290	8,800	11,490	—	20,290
Citizens Property Insurance Office Building - Tampa	60,000	09/07	13,866	—	13,866	—	13,866

Total for 1031 Exchange Programs	3,740,915		772,017	396,706	375,311	—	772,017

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)

Inland American Real Estate Trust, Inc. (C):

Multi-Family Properties
Southgate Apartments, Louisville, KY	233,375	03/06	19,449	—	19,449	37	19,486
Fields Apartment Homes, Bloomington, IN	319,869	03/07	33,885	—	33,885	128	34,013
Waterford Place at Shadow Creek, Pearland, TX	329,919	03/07	29,998	—	29,998	55	30,053
The Landings at Clear Lakes, Webster, TX	339,208	04/07	34,323	—	34,323	41	34,363
The Villages at Kitty Hawk, Universal City, TX	245,843	06/07	21,067	—	21,067	225	21,292
University House at UAB, Birmingham, AL	188,020	08/07	31,650	—	31,650	—	31,650
Encino Canyon Apartments, San Antonio, TX	252,573	09/07	19,534	—	19,534	218	19,753
Seven Palms, Webster, TX	334,596	09/07	30,678	—	30,678	294	30,973
Multi-Family Properties Total	2,243,403		220,584	—	220,584	997	221,582

Industrial/Distribution Properties
Bradley Portfolio (21 Properties)	5,926,046	10/06-08/07	375,227	38,421	336,807	(794)	374,433
C&S Portfolio (4 Properties)	1,720,000	12/06	150,551	—	150,551	86	150,636
Prologis Portfolio (20 Properties)	2,302,827	04/07	56,710	—	56,710	393	57,104
Persis Portfolio (2 Properties)	583,900	08/07	37,461	—	37,461	80	37,541
Atlas Cold Storage (11 Properties)	1,896,815	09/07	170,774	—	170,774	206	170,980
McKesson Distribution Center, Conroe, TX	162,613	11/05	9,771	—	9,771	26	9,797
Thermo Process Facility, Sugarland, TX	150,000	01/06	13,899	—	13,899	48	13,947
Schneider Electric, Loves Park, IL	545,000	02/07	20,001	—	20,001	59	20,060
Industrial/Distribution Properties Total	13,287,201		834,394	38,421	795,974	104	834,499

Office Properties
NewQuest Portfolio (2 Properties), Various States	26,659	10/05-11/05	2,387	—	2,387	938	3,325
SunTrust Portfolio (6 Properties), Various States	204,314	10/06-12/07	37,489	26,962	10,527	66	37,554
Bradley Portfolio (6 Properties), Various States	541,710	11/06-01/07	90,478	10,500	79,978	219	90,698
Lakeview Technology Center, Suffolk, VA	110,007	10/05	24,490	—	24,490	66	24,556
Bridgeside Point, Pittsburgh, PA	153,110	11/05	31,595	—	31,595	39	31,634

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
SBC Center, Hoffman Estates, IL	1,690,214	11/05	339,020	200,472	138,548	791	339,811
Dulles Executive Plaza I and II, Herndon, VA	379,580	07/06	124,439	—	124,439	1,132	125,571
IDS, Minneapolis, MN	1,401,384	08/06	275,246	161,000	114,246	13,584	288,830
Washington Mutual, Arlington, TX	239,905	10/06	38,001	—	38,001	37	38,038
AT&T St.Louis, St.Louis, MO	1,461,274	12/06	204,908	112,695	92,213	73	204,981
AT&T Cleveland, Cleveland, OH	449,290	03/07	53,207	—	53,207	196	53,403
Worldgate Plaza, Herndon, VA	322,325	06/07	110,228	—	110,228	502	110,729
Office Properties Total	6,748,799		1,291,613	484,667	819,858	16,637	1,308,250

Retail Properties
NewQuest Portfolio (34 Portfolio), Various States	2,088,398	10/05-06/07	421,924	59,255	362,669	24,599	446,523
Stop & Shop Portfolio (9 Properties), Various States	599,830	01/06-12/06	138,839	76,953	61,886	6,969	145,808
Bradley Portfolio (3 Properties), Various States	114,308	11/06-12/06	21,720	—	21,720	81	21,801
Six Pines Portfolio (21 Properties), Various States	1,477,424	04/08	265,868	—	265,868	15,056	280,924
Citizens Bank Portfolio (12 Properties), Various States	993,926	06/08	292,779	—	292,779	1,404	294,182
SunTrust Portfolio (16 Properties), Various States	1,351,137	12/08	468,811	332,821	135,990	917	469,727
Paradise Shops of Largo, Largo, FL	54,641	10/05	12,912	—	12,912	105	13,018
Triangle Center, Longview, WA	253,064	12/05	35,437	—	35,437	4,888	40,326
Monadnock Marketplace, Keene, NH	200,791	01/06	48,731	—	48,731	477	49,208
Lakewood Shopping Center, Phase 1, Margate, FL	149,077	01/06	26,716	11,715	15,001	(10)	26,706
Canfield Plaza, Canfield, OH	100,958	04/06	13,455	—	13,455	666	14,121
Shakopee Shopping Center, Shakopee, MN	103,442	04/06	15,988	—	15,988	895	16,883
Lincoln Mall, Lincoln, RI	439,132	05/06	60,171	—	60,171	7,862	68,033
Brooks Corner, San Antonio, TX	166,205	06/06	25,881	—	25,881	3,287	29,168
Fabyan Randall, Batavia, IL	91,415	06/06	26,002	13,405	12,597	217	26,219
The Market at Hilliard, Hilliard, OH	115,223	07/06	19,304	—	19,304	1,117	20,421
Spring Town Center III, Spring, TX	30,438	07/06	4,743	—	4,743	(41)	4,702
Buckhorn Plaza, Bloomsburgh, PA	79,359	08/06	13,685	—	13,685	1,578	15,264
Lincoln Village, Chicago, IL	163,168	10/06	39,885	—	39,885	2,267	42,152
Pakrway Center North (Stringtown), Grove City, OH	130,802	10/06	14,889	—	14,889	7,819	22,708
Plaza at Eagles Landing, Stockbridge, GA	33,265	11/06	9,385	5,310	4,075	(222)	9,163
State Street Market, Rockford, IL	193,657	12/06	18,516	—	18,516	2,298	20,814

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
New Forest Crossing II, Houston, TX	26,700	12/06	5,853	—	5,853	43	5,897
Sherman Plaza, Evanston, IL	150,794	12/06	44,571	—	44,571	5,586	50,157
Market at Morse/Hamilton, Gahanna, OH	44,742	01/07	13,431	—	13,431	1,006	14,437
Parkway Centre North Outlot Building B, Grove City, OH	10,245	01/07	2,699	—	2,699	966	3,665
Crossroads at Chesapeake Square, Chesapeake, VA	119,685	03/07	19,445	—	19,445	286	19,731
Chesapeake Commons, Chesapeake, VA	79,476	03/07	14,467	—	14,467	41	14,508
Gravois Dillon Plaza Phase I and II, High Ridge, MO	143,480	04/07	25,061	—	25,061	698	25,760
Pavillions at Hartman Heritage, Independence, MO	223,881	05/07	39,666	—	39,666	2,474	42,140
Shallotte Commons, Shallote, NC	85,897	05/07	10,883	—	10,883	637	11,520
Legacy Crossing, Marion, OH	134,389	05/07	19,244	—	19,244	712	19,956
Lakewood Shopping Center, Phase II, Margate, FL	87,602	06/07	14,466	—	14,466	85	14,551
Northwest Marketplace, Houston, TX	182,872	06/07	36,337	—	36,337	20	36,357
Lord Salisbury Center, Salisbury, MD	113,821	06/07	21,034	—	21,034	963	21,997
Riverstone Shopping Center, Missouri City, TX	305,287	06/07	42,081	—	42,081	72	42,153
Middleburg Crossing, Middleburg, FL	64,232	06/07	10,697	—	10,697	23	10,720
Washington Park Plaza, Homewood, IL	228,324	07/07	44,148	30,600	13,548	1,789	45,937
Wickes - Lake Zurich, Lake Zurich, IL	42,792	08/07	10,461	—	10,461	19	10,481
McKinney TC Outlots, McKinney, TX	17,600	09/07	6,642	—	6,642	17	6,659
Forest Plaza, Fond du Lac, WI	122,829	09/07	18,485	2,264	16,220	865	19,350
Lakeport Commons, Sioux City, IA	282,645	09/07	52,249	—	52,249	996	53,245
Penn Park, Oaklahoma City, OK	241,460	10/07	39,979	31,000	8,979	(1,295)	38,684
Streets of Cranberry, Cranberry Township, PA	107,500	10/07	26,446	24,425	2,021	69	26,515
Retail Properties Total	7,465,953		1,665,636	451,541	1,214,096	51,599	1,717,235

Lodging Properties

Inland American Winston Hotels, Various States	5993	07/07	692,406	209,952	482,454	15,479	707,885
Hilton University of Florida Hotel & Convention Center	248	09/07	50,283	—	50,283	124	50,407
Inland American Orchard Hotels, Various States	3439	10/07	608,686	—	608,686	49	608,735
The Woodlands Waterway Marriott & Convention Center	341	11/07	134,484	75,400	59,084	346	134,830
Hilton Garden Inn, Chelsea, N.Y	169	10/08	55,000			899	55,899

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Residence Inn Roanoke Airport, Roanoke, VA	79	10/08	9,999				9,999
Courtyard by Marriott Richmond Airport, Richmond, VA	142	12/08	19,100			141	19,241
Lodging Properties Total	10,411		1,569,958	285,352	1,200,507	17,038	1,586,996

Total of All Properties	29,755,767		5,582,186	1,259,980	4,251,019	86,376	5,668,561

TABLE Vl - (Continued) ACQUISITION OF PROPERTIES BY PROGRAMS

NOTES TO TABLE VI

(A) “Other Cash Expenditures Capitalized” consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering.  As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) “Total Acquisition Cost” is the sum of columns captioned “Purchase Price Plus Acquisition Fee” and “Other Cash Expenditures Capitalized.

(C) With respect to those properties acquired by Inland American Real Estate Trust, Inc., “Other Cash Expenditures Capitalized” onsists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering.  Several properties have earnout components, meaning portions of these properties that were not rent producing were not paid for at the initial close.  As the earnout fundings are made, they are recorded as an additional purchase price of the properties and included in other cash expenditures capitalized.  Also, as part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 5th day of September, 2008.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

By:	/s/ Brenda G. Gujral
Name:	Brenda G. Gujral
Its:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roberta S. Matlin and Cathleen M. Hrtanek and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Robert D. Parks	Director and chairman of the board	September 5, 2008
Name:	Robert D. Parks

By:	/s/ Brenda G. Gujral	Director and president (principal executive officer)	September 5, 2008
Name:	Brenda G. Gujral

By:	/s/ Lee A. Daniels	Independent Director	September 5, 2008
Name:	Lee A. Daniels

By:	/s/ Donald J. Figura	Independent Director	September 5, 2008
Name:	Donald J. Figura

By:	/s/ Lori J. Foust	Treasurer (principal financial and accounting officer)	September 5, 2008
Name:	Lori J. Foust

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Form of Dealer Manager Agreement

3.1	Form of First Articles of Amendment and Restatement of Inland Diversified Real Estate Trust, Inc.

3.2	Form of Bylaws of Inland Diversified Real Estate Trust, Inc.

4.1	Distribution Reinvestment Plan (included in Appendix B)

4.2	Share Repurchase Program

4.3

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)

5	Form of Opinion of Venable LLP*

8	Form of Opinion of Shefsky & Froelich Ltd.

10.1	Form of Business Management Agreement

10.2	Form of Master Real Estate Management Agreement

10.3	Form of Investment Advisory Agreement for Discretionary Accounts*

10.4	Form of Escrow Agreement

10.5	Form of Indemnification Agreement*

21.1	Subsidiaries of the Registrant

23.1	Consent of KPMG LLP

23.2	Consent of Venable LLP (included in Exhibit 5)*

23.3	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8)

24	Power of Attorney (included on signature page hereto)

99.1	Non-Retaliation Policy

99.2	Responsibilities of the Compliance Officer of the Company

* To be filed by amendment.